AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 20, 2000
                                                             FILE NO. 333-77055
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 POST-EFFECTIVE

                                AMENDMENT NO. 3

                                       TO

                                   FORM S-11

                             REGISTRATION STATEMENT

                                     UNDER

                          THE SECURITIES ACT OF 1933


                              APPLE SUITES, INC.
        (Exact name of registrant as specified in governing instruments)

                              9 North Third Street
                           Richmond, Virginia 23219
                   (Address of principal executive offices)

                                Glade M. Knight
                              9 North Third Street
                           Richmond, Virginia 23219
                    (Name and address of agent for service)

                                    Copy to:

            Martin B. Richards, McGuire, Woods, Battle & Boothe LLP
       One James Center, 901 East Cary Street, Richmond, Virginia 23219

                                --------------

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]


     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                              APPLE SUITES, INC.
                           CROSS REFERENCE SHEET TO
                  PART I (INFORMATION REQUIRED IN PROSPECTUS)




                    ITEM NUMBER AND CAPTION                            LOCATION IN PROSPECTUS
        -----------------------------------------------   ------------------------------------------------
 1.     Forepart of Registration Statement and
        Outside Front Cover Page of Prospectus ........   Forepart of Registration Statement and Outside
                                                          Front Cover Page

 2.     Inside Front and Outside Back Cover
        Pages of Prospectus ...........................   Inside Front and Outside Back Cover Pages

 3.     Summary Information, Risk Factors and
        Ratio of Earnings to Fixed Charges ............   Summary; Risk Factors; Summary of
                                                          Organizational Documents -- Shareholder
                                                          Liability

 4.     Determination of Offering Price ...............   Risk Factors -- The Per-Share Offering Prices
                                                          Have Been Established Arbitrarily

 5.     Dilution ......................................   Risk Factors -- Our Shareholders' Interests May
                                                          Be Diluted; Summary of Organizational
                                                          Documents -- Issuance of Securities

 6.     Selling Security Holders ......................   Not Applicable

 7.     Plan of Distribution ..........................   Plan of Distribution

 8.     Use of Proceeds ...............................   Use of Proceeds

 9.     Selected Financial Data .......................   Supplement No. 5; Supplement No. 7

10.     Management's Discussion and Analysis
        of Financial Condition and Results of
        Operations ....................................   Management's Discussion and Analysis of
                                                          Financial Condition; Supplement No. 5;
                                                          Supplement No. 6

11.     General Information as to Registrant ..........   Summary; Business; Management

12.     Policy with Respect to Certain Activities......   Summary; Investment Objectives and Policies;
                                                          Summary of Organizational Documents; Reports
                                                          to Shareholders

13.     Investment Policies of Registrant .............   Summary; Investment Objectives and Policies

14.     Description of Real Estate ....................   Business; Supplement No. 5; Supplement No. 6;
                                                          Supplement No. 7

15.     Operating Data ................................   Business

16.     Tax Treatment of Registrant and its
        Security Holders ..............................   Summary; Federal Income Tax Considerations

17.     Market Price of and Dividends on the
        Registrant's Common Equity and
        Related Stockholder Matters ...................   Distribution Policy

18.     Description of Registrant's Securities ........   Summary; Description of Capital Stock

19.     Legal Proceedings .............................   Business -- Legal Proceedings

                   ITEM NUMBER AND CAPTION                           LOCATION IN PROSPECTUS
        --------------------------------------------   -------------------------------------------------
20.     Security Ownership of Certain Beneficial
        Owners and Management ......................   Principal and Management Shareholders;
                                                       Supplement No. 5

21.     Directors and Executive Officers ...........   Management

22.     Executive Compensation .....................   Compensation; Management

23.     Certain Relationships and Related
        Transactions ...............................   Summary; Compensation; Conflicts of Interests;
                                                       Management; Apple Suites Advisors, Inc. and
                                                       Affiliates

24.     Selection, Management and Custody of
        Registrant's Investments ...................   Summary; Compensation; Conflicts of Interests;
                                                       Investment Objectives and Policies; Management;
                                                       Apple Suites Advisors, Inc. and Affiliates

25.     Policies with Respect to Certain
        Transactions ...............................   Investment Objectives and Policies; Conflicts of
                                                       Interests

26.     Limitation of Liability ....................   Risk Factors; Summary of Organizational
                                                       Documents

27.     Financial Statements and Information .......   Index to Balance Sheet; Supplement No. 5;
                                                       Supplement No. 6; Supplement No. 7

28.     Interests of Named Experts and Counsel......   Legal Matters

29.     Disclosure of Commission Position on
        Indemnification for Securities Act
        Liabilities ................................   Risk Factors; Summary of Organizational
                                                       Documents

         STICKER SUPPLEMENT TO SUPPLEMENT NO. 5 DATED MARCH 21, 2000,
                    SUPPLEMENT NO. 6 DATED MAY 31, 2000 AND
                      SUPPLEMENT NO. 7 DATED JUNE 20, 2000

    SUPPLEMENT NO. 5 TO BE USED WITH SUPPLEMENT NO. 6, SUPPLEMENT NO. 7 AND
                        PROSPECTUS DATED AUGUST 3, 1999
                      SUMMARY OF SUPPLEMENTS TO PROSPECTUS
               (SEE THE SUPPLEMENTS FOR ADDITIONAL INFORMATION)

Supplement No. 5 dated March 21, 2000 (incorporating and replacing all prior Supplements in use, No. 1 though 4):

     (1) Reports on our purchase, either directly or through a subsidiary, of eleven extended-stay hotels for an aggregate purchase price of $91,426,000

     (2) Reports on the short-term financing of 75% of the aggregate purchase price, or $68,569,500, secured by the properties and having maturity dates of October 1, 2000, December 1, 2000 and January 1, 2001

     (3) Reports on the manner in which the hotels are being leased, operated and managed, including a summary of the material contracts affecting these matters

     (4) Provides certain other information about us and the hotels we have purchased

Supplement No. 6 dated May 31, 2000:

     (1) Reports on our purchase, through a subsidiary, of a long-term leasehold interest in an extended-stay hotel for a purchase price of $15,489,000


     (2) Reports on the short-term financing of 75% of the purchase price, or $11,616,750, secured by the property and having a maturity date of April 28, 2001

     (3) Reports on the manner in which the hotel is being leased, operated and managed, including a summary of the material contracts affecting these matters

     (4)  Provides certain other information about us and the hotel

Supplement No. 7 dated June 20, 2000:

     (1)  Reports on the potential refinancing of our short-term debt

     (2)  Reports on the possible purchase of an additional extended-stay hotel

     (3)  Provides certain updated information about our hotels

     As of August 23, 1999, we had closed on the sale of 1,666,666.67 of our common shares at a price of $9 per share, representing completion of the minimum offering. As of June 19, 2000, we had closed on the sale of 3,278,875 of our common shares at a price of $10 per share. These sales, when combined, represent gross proceeds of $47,788,750 and proceeds net of selling commissions and marketing expenses of $43,009,875. We are continuing the offering at $10 per share in accordance with the prospectus.

     We have paid a total real estate commission of $2,138,300, representing 2% of the aggregate purchase price for all of our hotels, to Apple Suites Realty Group, Inc., which is our real estate broker and is owned by our Chairman and Chief Executive Officer.

PROSPECTUS



                              [APPLE SUITES LOGO]



                          1,666,666.67 COMMON SHARES

     We plan to own extended-stay hotel properties and qualify as a real estate investment trust. We are offering up to 30,166,666.67 of our common shares. Purchasers must purchase a minimum of $5,000 in common shares. If a minimum of 1,666,666.67 common shares are not sold within one year after the date of this prospectus, we will terminate this offering and all money received will be promptly refunded to investors with interest. The common shares are being offered on a best efforts, minimum offering basis through David Lerner Associates, Inc. Until the minimum offering is achieved, all funds received from investors will be deposited into an interest-bearing escrow account.

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 7 OF THIS PROSPECTUS. THIS OFFERING INVOLVES MATERIAL RISKS AND INVESTMENT CONSIDERATIONS INCLUDING:

     o    There is no public trading market for the common shares.

     o We will pay substantial compensation for advisory, acquisition, disposition and other services which will reduce our return.

     o There are conflicts of interest between us and our chairman and president because he is the sole shareholder of companies with which we will enter into contracts for services.

     o    We own no properties at this time.

     o    We may be unable to generate sufficient cash for distributions.

     o Shareholders' interests will be diluted upon conversion of the Class B Convertible shares.

     o Seven partnerships previously organized by Glade M. Knight filed for bankruptcy.

--------------------------------------------------------------------------------

                                                                               PROCEEDS TO
                                       PRICE TO           COMMISSIONS &       APPLE SUITES,
                                        PUBLIC         MARKETING EXPENSES         INC.
Per Share(1) ...................    $       9.00       $       .90            $       8.10
Total Minimum Offering .........    $ 15,000,000       $ 1,500,000            $ 13,500,000
Total Maximum Offering .........    $300,000,000       $30,000,000            $270,000,000

--------------------------------------------------------------------------------

(1) Once the minimum offering of 1,666,666.67 common shares is achieved, the per share offering price will rise to $10, the selling commission and marketing expenses per share will become $1.00, and the proceeds per share to Apple Suites, Inc. will be $9.00.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE  ATTORNEY  GENERAL  OF  THE  STATE  OF  NEW  YORK  HAS NOT PASSED ON OR
ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                               ----------------

                 THE DATE OF THIS PROSPECTUS IS AUGUST 3, 1999.

     EXCEPT FOR THE STATES SPECIFICALLY DESCRIBED BELOW, EACH PURCHASER OF COMMON SHARES MUST CERTIFY THAT HE HAS EITHER (1) A MAXIMUM ANNUAL GROSS INCOME OF $50,000 AND A NET WORTH (EXCLUSIVE OF EQUITY IN A HOME, HOME FURNISHINGS AND PERSONAL AUTOMOBILES) OF AT LEAST $50,000, OR (2) A NET WORTH (SIMILARY DEFINED) OF AT LEAST $100,000.

     EACH NEW HAMPSHIRE PURCHASER MUST CERTIFY THAT HE HAS EITHER (1) A MINIMUM ANNUAL GROSS INCOME OF $50,000 AND A NET WORTH (SIMILARLY DEFINED) OF AT LEAST $125,000, OR (2) A NET WORTH (SIMILARLY DEFINED) OF AT LEAST $250,000.

     EACH  KENTUCKY  OR NORTH CAROLINA PURCHASER MUST CERTIFY THAT HE HAS EITHER
(1) A MINIMUM ANNUAL GROSS INCOME OF $50,000 AND A NET WORTH (SIMILARLY DEFINED) OF AT LEAST $50,000, OR (2) A NET WORTH (SIMILARLY DEFINED) OF AT LEAST $150,000.

     EACH MAINE PURCHASER MUST CERTIFY THAT HE HAS EITHER (1) A MINIMUM ANNUAL GROSS INCOME OF $50,000 AND A NET WORTH (SIMILARLY DEFINED) OF AT LEAST $125,000, OR (2) A NET WORTH (SIMILARLY DEFINED) OF AT LEAST $200,000.

     NO PURCHASER OF COMMON SHARES MAY PURCHASE COMMON SHARES COSTING MORE THAN 10% OF THE PURCHASER'S NET WORTH (SIMILARLY DEFINED).

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE BY THIS PROSPECTUS, AND IF GIVEN OR MADE, ANY OTHER INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON, THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER IN ANY STATE IN WHICH AN OFFER MAY NOT LEGALLY BE MADE. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION CONTAINED IN THIS PROSPECTUS HAS NOT CHANGED AS OF ANY TIME AFTER ITS DATE.

                               TABLE OF CONTENTS


                                                                                        PAGE
                                                                                       -----
SUMMARY ............................................................................     1
  Apple Suites, Inc. ...............................................................     1
  Apple Suites Advisors, Inc. and Affiliates .......................................     1
  Risk Factors .....................................................................     2
  The Offering .....................................................................     2
  Use of Proceeds ..................................................................     3
  Liquidity ........................................................................     3
  Borrowing Policy .................................................................     4
  Investment Policy ................................................................     5
  Distributions Policy .............................................................     5
  Capital Stock ....................................................................     5
  Compensation .....................................................................     5
RISK FACTORS .......................................................................     7
  There is no public market for our common shares, so investors may be unable
   to dispose of their investment ..................................................     7
  The board of directors may decide in its sole discretion to list our common
   shares or dissolve us ...........................................................     7
  The compensation to Apple Suites Advisors and Apple Suites Realty is
   payable before distributions and will reduce investors'return ...................     7
  There were no arms-length negotiations for our agreements with Apple
   Suites Advisors, Apple Suites Realty and Apple Suites Management ................     7
  Commissions, acquisition, advisory and other fees and expenses will limit our
   ability to make distributions to investors ......................................     8
  The Compensation to Apple Suites Realty and Apple Suites Advisors is
   indeterminable and cannot be stated with certainty ..............................     8
  There are conflicts of interest with our president and chairman of the board......     8
  There are conflicts of interest with our advisor and broker ......................     8
  There are conflicts of interest with our lessee ..................................     9
  Our management will spend time on other activities ...............................     9
  We own no properties at this time ................................................     9
  We are not diversified and are dependent on our investment in a single
   industry ........................................................................     9
  We will be dependent upon Apple Suites Management for our revenues ...............     9
  There may be operational limitations associated with franchise agreements
   affecting our properties ........................................................    10
  We have no operating history and we have no assurance of success .................    10
  There is a possible lack of diversification and lower return due to the
   minimum size of our offering ....................................................    10

                                                                                        PAGE
                                                                                       -----
  There may be delays in investment in real property, and this delay may
   decrease the return to shareholders .............................................    11
  The actual amount of proceeds available for investment in properties is
   uncertain .......................................................................    11
  The per-share offering prices have been established arbitrarily by us and may
   not reflect the true value of the common shares .................................    11
  We may be unable to make distributions ...........................................    11
  We will face competition in the hotel industry ...................................    11
  Investors may wait up to one year before receiving their common shares or
   a refund of their money if the minimum offering is not achieved .................    12
  There would be significant adverse consequences of our failure to qualify as
   a REIT ..........................................................................    12
  Our real estate investments will be relatively illiquid ..........................    12
  Our board may in its sole discretion determine the amount of our aggregate
   debt ............................................................................    12
  We have no restriction on changes in our investment and financing policies........    13
  There will be dilution of shareholder's interests upon conversion of the Class
   B Shares ........................................................................    13
  Our shareholders'interests may be diluted in various ways ........................    14
  Seven partnerships previously organized by Glade M. Knight filed for
   bankruptcy ......................................................................    14
  Our articles and bylaws contain antitakeover provisions and ownership limits......    14
  We may become subject to environmental liabilities ...............................    15
  We may incur significant costs complying with the Americans with
   Disabilities Act and similar laws ...............................................    15
  Our computer systems may not be Year 2000 compliant, which would lead to
   operational difficulties and increased costs ....................................    16
  We make forward-looking statements in this prospectus which may prove
   to be inaccurate ................................................................    16
USE OF PROCEEDS ....................................................................    17
COMPENSATION .......................................................................    19
  Acquisition Phase ................................................................    19
  Operational Phase ................................................................    19
  Disposition Phase ................................................................    20
  All Phases .......................................................................    20
CONFLICTS OF INTERESTS .............................................................    21
  General ..........................................................................    21
  Conflicts with respect to fees paid by us to Apple Suites Advisors
   and Apple Suites Realty .........................................................    21
  Conflicts with Respect to Commissions ............................................    22

                                                                      PAGE
                                                                     -----
  Conflicts with Respect to Asset Management Fees ................    22
  Policies to Address Conflicts ..................................    22
  Transactions with Affiliates and Related Parties ...............    22
  Competition Between Us and Mr. Knight ..........................    23
  Competition for Management Services ............................    24
INVESTMENT OBJECTIVES AND POLICIES ...............................    25
  Investments in Real Estate or Interests in Real Estate .........    25
  Borrowing Policies .............................................    25
  Reserves .......................................................    26
  Sale Policies ..................................................    27
  Changes in Objectives and Policies .............................    27
DISTRIBUTIONS POLICY .............................................    29
BUSINESS .........................................................    30
  General ........................................................    30
  Business Strategies ............................................    30
  Homewood Suites(Reg. TM) .......................................    30
  Description of Leases ..........................................    31
   Term ..........................................................    31
   Base Rent; Participating Rent .................................    31
  Other Real Estate Investments ..................................    32
  Legal Proceedings ..............................................    32
  Regulation .....................................................    32
   General .......................................................    32
   Americans With Disabilities Act ...............................    32
  Environmental Matters ..........................................    32
  Insurance ......................................................    34
  Available Information ..........................................    34
MANAGEMENT .......................................................    35
  Classification of the Board ....................................    36
  Committees of the Board ........................................    36
  Director Compensation ..........................................    36
  Indemnification and Insurance ..................................    37
  Officer Compensation ...........................................    37
  Stock Incentive Plans ..........................................    37
  The Incentive Plan .............................................    37
  Directors' Plan ................................................    39

                                                                                PAGE
                                                                               -----
Stock Option Grants ........................................................    40
APPLE SUITES ADVISORS, INC. AND AFFILIATES .................................    41
  General ..................................................................    41
  The Advisory Agreement ...................................................    41
  Apple Suites Realty Group, Inc ...........................................    43
  Prior Performance of Programs Sponsored by Glade M. Knight ...............    44
  Prior REITS - Cornerstone and Apple Residential ..........................    44
  Additional Information on Cornerstone and Apple Residential Acquisitions..    45
  Prior Partnerships .......................................................    45
  Publicly-Offered Partnerships ............................................    45
  Privately-Offered Partnerships ...........................................    46
  Additional Information on Prior Programs .................................    48
PRINCIPAL AND MANAGEMENT SHAREHOLDERS ......................................    49
FEDERAL INCOME TAX CONSIDERATIONS ..........................................    50
  General ..................................................................    50
  REIT Qualification .......................................................    51
   Sources of Gross Income .................................................    51
   75% Gross Income Test ...................................................    52
   95% Gross Income Test ...................................................    53
   Failing the 75% or 95% Tests; Reasonable Cause ..........................    53
   Character of Assets Owned ...............................................    53
   Annual Distributions to Shareholders ....................................    54
  Taxation as a REIT .......................................................    55
  Failure to Qualify as a REIT .............................................    56
  Taxation of Shareholders .................................................    56
  Backup Withholding .......................................................    57
  Taxation of Tax Exempt Entities ..........................................    58
  Taxation of Foreign Investors ............................................    58
  State and Local Taxes ....................................................    59
ERISA CONSIDERATIONS .......................................................    60
CAPITALIZATION .............................................................    61
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS ......................................    62
  Overview .................................................................    62
  Year 2000 Compliance .....................................................    62
PLAN OF DISTRIBUTION .......................................................    64
DESCRIPTION OF CAPITAL STOCK ...............................................    68

                                                                                 PAGE
                                                                                -----
  Common Shares .............................................................    69
   Dividend and Distribution Rights .........................................    69
   Voting Rights ............................................................    69
  Class B Convertible Shares ................................................    70
  Preferred Shares ..........................................................    70
  Restrictions on Transfer ..................................................    71
  Facilities for Transferring Common Shares .................................    72
  Warrants ..................................................................    73
SUMMARY OF ORGANIZATIONAL DOCUMENTS .........................................    74
  Board of Directors ........................................................    74
  Responsibility of Board of Directors, Apple Suites Advisors, Inc., Officers
   and Employees ............................................................    75
  Issuance of Securities ....................................................    76
  Redemption and Restrictions on Transfer ...................................    76
  Amendment .................................................................    76
  Shareholder Liability .....................................................    77
SALES LITERATURE ............................................................    77
REPORTS TO SHAREHOLDERS .....................................................    77
LEGAL MATTERS ...............................................................    78
EXPERTS .....................................................................    78
EXPERIENCE OF PRIOR PROGRAMS ................................................    79
INDEX TO BALANCE SHEET ......................................................    F-1

                                    SUMMARY

     The following information is not complete and should be read together with the information contained in this prospectus.


APPLE SUITES, INC.

     We will focus on purchasing and owning extended-stay hotel properties located in selected metropolitan areas. However, we own no properties at this time. We may but have no obligation to purchase extended-stay hotel properties from Promus Hotels, Inc. if a minimum of 1,666,666.67 common shares are sold within one year after the date of this prospectus. We may purchase additional extended-stay hotel properties from Promus Hotels, Inc. if additional common shares are sold. We are not affiliated with Promus Hotels, Inc.

     We plan to elect to be treated as a real estate investment trust for federal income tax purposes beginning with our taxable year ending December 31, 1999. As a real estate investment trust, we will generally not be subject to federal income tax. We will, however, be subject to a number of organizational and operational requirements and limitations.

     We are located at 306 East Main Street, Richmond, Virginia and our telephone number is (804) 643-1761.


APPLE SUITES ADVISORS, INC. AND AFFILIATES

     Apple Suites Advisors, Inc. will provide us with our day-to-day management. Apple Suites Advisors does not have any significant assets. Apple Suites Realty Group, Inc. will provide us with property acquisition and disposition services. Apple Suites Realty has no significant assets.

     Because we are prohibited under federal tax laws from operating our extended-stay hotel properties, we will enter into leases for each of our hotel properties. We anticipate that substantially all our hotel properties will be leased to Apple Suites Management, Inc. Apple Suites Management has no significant assets.

     All of the common shares of Apple Suites Advisors, Apple Suites Realty and Apple Suites Management are owned by Glade M. Knight, who is our president and chairman of the board.

     The following chart illustrates the relationships among Apple Suites, Inc., Apple Suites Advisors, Apple Suites Realty and Apple Suites Management.

                               [GRAPHIC OMITTED]



-----------
*  Wholly-owned by Glade M. Knight, chairman and president of Apple Suites, Inc.

RISK FACTORS

     We urge you to consider carefully the matters discussed under "Risk Factors" beginning on page 7 before you decide to purchase our common shares. An investment in our securities involves a number of risks including:

     o There will be no public trading market for the common shares for an indefinite period of time, if ever.

     o We will pay substantial compensation established without the benefit of arm's length negotiation for advisory, property acquisition, disposition and other services.

     o There are conflicts of interest between us and our chairman and president because he is the sole shareholder of companies with which we will enter into contracts for services.

     o    We own no properties at this time.

     o    We may be unable to generate sufficient cash for distributions.

     o Shareholders' interests will be diluted upon conversion of the Class B convertible shares.

     o Seven partnerships previously organized by Glade M. Knight, our president and chairman, filed for bankruptcy.

     o    We  will  primarily  acquire   extended-stay   hotel  properties  and,
          therefore, are subject to the risks inherent in investing in a single industry.

     o Due to federal income tax restrictions, we cannot operate our properties directly.

     o We do not have an operating history and, therefore, there is no assurance that we will be successful in our operations.

THE OFFERING

     We are offering common shares at $9 per common share until a minimum of 1,666,666.67 common shares have been sold. Thereafter, the common shares will be offered at $10 per common share until a maximum of 30,166,666.67 common shares have been sold. Purchasers must purchase a minimum of $5,000 in common shares except that certain benefit plans may purchase a minimum of $2,000 in common shares. The common shares are being offered through David Lerner Associates, Inc.

     If at least 1,666,666.67 common shares have not been sold within one year after the date of this prospectus, we will terminate this offering of common shares and all moneys received will be promptly refunded to investors with interest. Our officers and directors and those of apple suites advisors, apple suites realty and apple suites management will not be permitted to purchase common shares in order to reach the minimum offering of 1,666,666.67 common shares.

     This offering of common shares will continue until all the common shares offered under this prospectus have been sold or until one year from the date of this prospectus, unless we extend the offering for up to an additional year in order to achieve the maximum offering of 30,166,666.67 common shares. In some states, extension of the offering may not be allowed or may be allowed only upon the filing of a new application with the appropriate state administrator.

     This is a best efforts offering. Purchasers will be sold common shares at one or more closings. An initial closing will occur after the minimum offering of 1,666,666.67 common shares is achieved. Thereafter, additional closings are expected to occur on a monthly basis as shares are sold during the offering period.

USE OF PROCEEDS

     The proceeds of the offering will be used

     o    to pay expenses and fees of selling the common shares;

     o    to invest in properties;

     o    to pay expenses and fees associated with acquiring properties; and

     o    to establish a working capital reserve.

     On April 20, 1999, we obtained a line of credit in a principal amount of up to $1 million to fund our start-up costs. The lender is First Union National Bank. This line of credit bears interest at LIBOR plus 1.50%. Interest is payable monthly and the principal balance and all accrued interest are due in full on October 20, 1999. Glade M. Knight, our president and chairman of the board, has guaranteed repayment of the loan. We expect to repay this debt with proceeds from the sale of common shares.

LIQUIDITY

     Before this offering there has been no public market for the common shares and initially we do not expect a market to develop. Prospective shareholders should view the common shares as illiquid and must be prepared to hold their investment for an indefinite length of time.

     We do not plan to cause the common shares to be listed on any securities exchange or quoted on any system or in any established market either immediately or at any definite time in the future. We may cause the common shares to be listed or quoted if the board of directors determines this action to be prudent. However, there can be no assurance that this event will ever occur. In order to provide liquidity to our shareholders, we expect that within approximately three years from the initial closing, we intend either:

       (1) to cause the common shares to be listed on a national securities exchange or quoted on the NASDAQ National Market System or

       (2) with shareholder approval, to dispose of all of our properties in a manner which will permit distributions to shareholders of cash.

     However, we are under no obligation to take any of these actions, and these actions, if taken, might be taken after three years from the initial closing.

BORROWING POLICY

     We intend to purchase our properties either on an all-cash basis or using interim borrowings. Any interim borrowings may come from Apple Suites Advisors or its affiliates or from third-party, non-affiliated lenders. We will endeavor to repay any interim borrowing with proceeds from the sale of common shares and to hold our properties on an unleveraged basis. However, for the purpose of flexibility in operations, we may, subject to the approval of the board of directors, borrow.

     After the initial closing of common shares, our bylaws will prohibit us from incurring debt if the debt would result in our total debt exceeding 100% of the value of our assets at cost. The value of our assets at cost means the cost of the asset before deducting depreciation less liabilities. However, our bylaws allow us to incur debt in excess of this limitation when the excess borrowing is approved by a majority of the independent directors and disclosed to the shareholders. The bylaws also will prohibit us from allowing total borrowings to exceed 50% of the fair market value of our assets, before subtracting liabilities, subject to the same exception Described in the previous sentence. The two limitations on debt described in this paragraph are applied separately and independently. For example, it is possible that incurring debt may require approval by a majority of the independent directors under one limitation even though the other limitation on debt does not apply. In addition, the bylaws will provide that our borrowings must be reasonable in relation to our net assets and must be reviewed quarterly by the directors. Subject to these limitations on the permitted maximum amount of debt, there is no limitation on the number of mortgages or deeds of trust which may be placed against any particular property.

     Assuming the independent directors approve, we may initially borrow in excess of the debt limitations described in the previous paragraph in order to acquire a portfolio of extended-stay hotel properties. If attainable, the acquisition of a portfolio of properties early in our existence would, in the opinion of our management, provide us with greater ability to acquire extended-stay hotel properties in the future as proceeds from the sale of common shares are received and provide us with economies of scale from the outset. We would endeavor to use only interim borrowing for these acquisitions in order to maintain our long-term policy of purchasing our properties on an all cash basis. We would repay any interim borrowings with proceeds from the sale of common shares.

INVESTMENT POLICY

     The  investment  return to shareholders from ownership of our common shares
will   likely  be  less  than  could  be  obtained  by  a  shareholder's  direct acquisition and ownership of the same properties because:

       (1) we will pay to David Lerner Associates, Inc. substantial fees to sell the common shares which will reduce the net proceeds available for investment in properties;

       (2) we will pay to Apple Suites Realty substantial fees to acquire properties which will reduce the net proceeds available for investment in properties; and

       (3) we will pay to Apple Suites Advisors substantial advisory and related compensation which will reduce funds available for distribution to shareholders.

DISTRIBUTIONS POLICY

     We intend to make distributions in accordance with federal income tax rules applicable to real estate investment trusts. We intend to pay regular quarterly distributions to our shareholders.

CAPITAL STOCK

     Our authorized capital stock consists of 200,000,000 common shares, no par value, 240,000 Class B convertible shares, no par value, and 15,000,000 preferred shares, no par value. As of the date of this prospectus, there were 10 common shares of our company issued and outstanding.

COMPENSATION

     We do not pay our officers salaries. Mr. Knight is currently our sole executive officer. In addition, he is the sole shareholder of Apple Suites Advisors and Apple Suites Realty which are entitled to receive fees for services rendered by them to us. Mr. Knight will not receive a salary from those entities but will receive dividend income due to his ownership of those entities. The compensation and reimbursements payable to Apple Suites Advisors and Apple Suites Realty are listed below. Except as indicated, we cannot determine the maximum dollar amount of this compensation and reimbursement.

     Apple Suites Advisors is entitled to receive an annual asset management fee of between 0.1% and 0.25% of the amount raised in this offering. The percentage used to calculate the asset management fee is based on the ratio of funds from operations to the amount raised in this offering. This ratio is referred to as the "return ratio." Funds from operations is defined as net income excluding gains or losses from debt restructuring and sales of property, plus depreciation of real property, after adjustments for significant non-recurring items and unconsolidated partnerships and joint ventures, if any.

     The percentage used to determine the asset management fee will be:

     o 0.1% if the return ratio for the preceding calendar quarter is 6% or less,

     o 0.15% if the return ratio for the preceding calendar quarter is more than 6% but not more than 8%, or

     o 0.25% if the return ratio for the preceding calendar quarter is more than 8%.

     Assuming the minimum offering amount of $15,000,000 in common shares is sold, the annual asset management fee would be:

     o    $15,000 if the return ratio is 6% or less,

     o    $22,500 if the return ratio is more than 6% but no more than 8%, or

     o    $37,500 if the return ratio is more than 8%.

     Assuming the maximum offering amount of $300,000,000 in common shares is sold, the annual asset management fee would be:

     o    $300,000 if the return ratio is 6% or less,

     o    $450,000 if the return ratio is more than 6% but no more than 8%, or

     o    $750,000 if the return ratio is more than 8%.

     Apple Suites Realty will serve as the real estate advisor in connection with our purchases and sales of properties, and will receive fees from us of up to 2% of the gross purchase price , up to a maximum of $5,400,000, and up to 2% of the gross sale price of each property.

     If the person from whom we purchase or to whom we sell a property pays any fee to Apple Suites Realty that amount will decrease the amount of our obligation to Apple Suites Realty. Apple Suites Realty will not be entitled to any disposition fee in connection with a sale of a property by us to any affiliate of Apple Suites Realty, but will be reimbursed for its costs in marketing the property.

     We may request that Apple Suites Advisors and Apple Suites Realty provide other services or property to us in exchange for fees. In order to do so, our bylaws require that the transaction be approved by a majority of the directors who are not affiliated with either Apple Suites Advisors or Apple Suites Realty. We currently have no plans to request services or property of the type described in this paragraph and, therefore, do not expect to incur any additional fees.

                                 RISK FACTORS

     An investment in our common shares involves various risks. You should carefully consider the following information before making a decision to purchase our common shares.

THERE IS NO PUBLIC MARKET FOR OUR COMMON SHARES, SO INVESTORS MAY BE UNABLE TO DISPOSE OF THEIR INVESTMENT.

     Prospective shareholders should view the common shares as illiquid and must be prepared to hold their shares for an indefinite length of time. Before this offering, there has been no public market for our common shares, and initially we do not expect a market to develop. We do not plan to cause our common shares to be listed on any securities exchange or quoted on any system or in any established market either immediately or at any definite time in the future. While we, acting through our board of directors, may cause the common shares to be listed or quoted if the board of directors determines this action to be prudent, there can be no assurance that this event will ever occur. Shareholders may be unable to resell their common shares at all, or may be able to resell them only later at a substantial discount from the purchase price. Thus, the common shares should be considered a long-term investment.

THE BOARD OF DIRECTORS MAY DECIDE IN ITS SOLE DISCRETION TO LIST OUR COMMON SHARES OR DISSOLVE US.

     Currently, we expect that within approximately three years from the initial closing of the minimum offering of 1,666,666.67 common shares we intend either:

       (1) to cause our common shares to be listed on a national securities exchange or quoted on the NASDAQ National Market System or

       (2) with shareholder approval, to dispose of all of our properties in a manner which will permit distributions to our shareholders of cash.

Either type of action will be conditioned on the board of directors determining the action to be prudent and in the best interests of our shareholders. However, we are under no obligation to take any of these actions, and any action, if taken, might be taken after the three-year period mentioned above.

THE COMPENSATION TO APPLE SUITES ADVISORS AND APPLE SUITES REALTY IS PAYABLE BEFORE DISTRIBUTIONS AND WILL REDUCE INVESTORS' RETURN.

     The payment of compensation to Apple Suites Advisors and Apple Suites Realty from proceeds of the offering and property revenues will reduce the amount of proceeds available for investment in properties, or the cash available for distribution, and will therefore tend to reduce the return on our shareholders' investments. In addition, this compensation is payable regardless of our profitability, and is payable prior to, and without regard to whether we have sufficient cash for distributions.

THERE WERE NO ARMS-LENGTH NEGOTIATIONS FOR OUR AGREEMENTS WITH APPLE SUITES ADVISORS, APPLE SUITES REALTY AND APPLE SUITES MANAGEMENT.

     Apple Suites Advisors and Apple Suites Realty will receive substantial compensation from us in exchange for various services they have agreed to render to us. This compensation has been established without the benefits of arms-length negotiation. Apple Suites Management will enter into leases for our properties and has agreed to pay us rent. This rent WILL BE established without the benefit of arms-length negotiation.

COMMISSIONS, ACQUISITION, ADVISORY AND OTHER FEES AND EXPENSES WILL LIMIT OUR ABILITY TO MAKE DISTRIBUTIONS TO INVESTORS.

     The investment return to our shareholders likely will be less than could be obtained by a shareholder's direct acquisition and ownership of the same properties. We will pay to David Lerner Associates, Inc. substantial fees to sell our common shares which will reduce the net proceeds available for investment in properties. We will pay to Apple Suites Realty substantial acquisition fees to acquire properties which will reduce the net proceeds available for investment in properties. In addition, we will pay, principally to Apple Suites Advisors, substantial advisory and related compensation, which will reduce cash available for distribution to shareholders. Thus, for example, if only 87% of the gross proceeds of the offering are available for investment in properties, revenues may be reduced by 13% compared to revenues in the absence of these fees.

THE   COMPENSATION   TO  APPLE  SUITES  REALTY  AND  APPLE  SUITES  ADVISORS  IS
INDETERMINABLE AND CANNOT BE STATED WITH CERTAINTY.

     Apple Suites Realty and Apple Suites Advisors will receive compensation for services rendered by them to us that cannot be determined with certainty. Apple Suites Advisors will receive an asset management fee that may range from $15,000 to $750,000 per year. The asset management fee will be based upon the ratio of funds from operations to the amount raised in this offering. Apple Suites Realty will receive a commission for each property purchased based upon the purchase price of the properties we purchase. The total compensation to Apple Suites Realty is therefore dependent upon (1) the number of properties we purchase and (2) the cost of each property purchased. In addition, Apple Suites Advisors and Apple Suites Realty will be reimbursed for their costs incurred on our behalf and are entitled to compensation for other services and property we may request that they provide to us. The dollar amount of the cost and the compensation cannot now be determined.

THERE ARE CONFLICTS OF INTEREST WITH OUR PRESIDENT AND CHAIRMAN OF THE BOARD.

     Generally, conflicts of interest between us and Glade M. Knight arise because he is the sole shareholder of Apple Suites Advisors, Apple Suites Realty and Apple Suites Management. These companies will enter into contracts with us to lease our properties or provide us with asset management and property acquisition and disposition services. In addition, Glade M. Knight is and will be a principal in other real estate investment transactions or programs which may compete with us.

THERE ARE CONFLICTS OF INTEREST WITH OUR ADVISOR AND BROKER.

     We will pay Apple Suites Realty an acquisition fee in connection with each acquisition of a property, and a disposition fee in connection with property dispositions. As a consequence, Apple Suites Realty may have an incentive to recommend the purchase or disposition of a property in order to receive a fee. Apple Suites Advisors will receive a fee which is a percentage of the total consideration we receive from sale of common shares and, therefore, it could have an incentive to close the sales of shares as rapidly as possible.

THERE ARE CONFLICTS OF INTEREST WITH OUR LESSEE.

     We will lease our extended-stay hotel properties to Apple Suites Management. We may be less willing to enforce provisions of the lease contract against Apple Suites Management than against a third-party non-affiliated lessee. Our lessee may not be able to make its lease payments under the lease. Although failure on the part of Apple Suites Management to materially comply with the terms of a lease including failure to pay rent when due will give us the right to terminate the lease, repossess the property and enforce the payment obligations under the lease, we would then be required to find another lessee to lease the property since we cannot operate extended-stay hotel properties directly. In addition, it is possible that we would be unable to enforce the payment obligations under the leases following any termination. There can be no assurance that we would be able to find another lessee or that we would be able to enter into a new lease on terms as favorable to us if another lessee were found.

OUR MANAGEMENT WILL SPEND TIME ON OTHER ACTIVITIES.

     The officers and directors of Apple Suites Advisors, Apple Suites Realty and Apple Suites Management also serve as officers and directors of entities which engage in the brokerage, sale, operation or management of real estate. The officers and directors of Apple Suites Advisors, Apple Suites Realty and Apple Suites Management may disproportionately allocate their time and resources between us and these other entities.

WE OWN NO PROPERTIES AT THIS TIME.

     We have not committed to purchasing any specific properties with the proceeds of this offering as of the date of this prospectus. However, when at any time during the offering period we believe that there is a reasonable probability that any specific property will be acquired, this prospectus will be supplemented to provide a description of the property and the anticipated terms of its purchase, financing and management. A prospective shareholder will only be able to evaluate information as to properties which are disclosed in a prospectus supplement issued before the prospective shareholder makes its investment.

WE  ARE  NOT  DIVERSIFIED  AND  ARE  DEPENDENT  ON  OUR  INVESTMENT  IN A SINGLE
INDUSTRY.

     Our current strategy is to acquire interests primarily in extended-stay hotel properties. As a result, we are subject to the risks inherent in investing in a single industry. A downturn in the extended-stay hotel industry may have more pronounced effects on the amount of cash available to us for distribution or on the value of our assets than if we had diversified our investments. We will also be subject to any downturns in the business, commercial and tourism travel industry as a whole.

WE WILL BE DEPENDENT UPON APPLE SUITES MANAGEMENT FOR OUR REVENUES.

     Due to federal income tax restrictions, we cannot operate our properties directly. Therefore, we intend to lease our extended-stay hotel properties to Apple Suites Management who will manage the properties. Our revenues and our ability to make distributions to our shareholders will depend solely upon the ability of Apple Suites Management to make rent payments under its leases. Apple Suites Management has no significant assets. Any failure by Apple Suites Management to make rent payments would adversely affect our ability to make distributions to our shareholders.

THERE MAY BE OPERATIONAL LIMITATIONS ASSOCIATED WITH FRANCHISE AGREEMENTS AFFECTING OUR PROPERTIES.

     Apple   Suites   Management  will  operate  a  substantial  number  of  our properties pursuant to franchise or license agreements with nationally recognized hotel brands. These franchise agreements may contain specific standards for, and restrictions and limitations on, the operation and maintenance of our properties in order to maintain uniformity within the franchisor system. We do not know whether those limitations may conflict with our ability to create specific business plans tailored to each property and to each market.

     The standards are subject to change over time, in some cases at the direction of the franchisor, and may restrict Apple Suites Management's ability, as franchisee, to make improvements or modifications to a property without the consent of the franchisor. In addition, compliance with the standards could require us or Apple Suites Management, as franchisees, to incur significant expenses or capital expenditures. Action or inaction on our part or by Apple Suites Management could result in a breach of those standards or other terms and conditions of the franchise agreements and could result in the loss or cancellation of a franchise license.

     In connection with terminating or changing the franchise affiliation of a property, we may be required to incur significant expenses or capital expenditures. Moreover, the loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the property covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

WE HAVE NO OPERATING HISTORY AND WE HAVE NO ASSURANCE OF SUCCESS.

     We do not have an operating history. There is no assurance that we will operate successfully or achieve our objectives.

THERE IS A POSSIBLE LACK OF DIVERSIFICATION AND LOWER RETURN DUE TO THE MINIMUM SIZE OF OUR OFFERING.

     We initially will be funded with contributions of not less than $15,000,000. Our profitability could be affected if we do not sell more than the  minimum  offering.  In  the  event  we receive only the minimum offering of
1,666,666.67 common shares, we will invest in fewer properties. The fewer properties purchased, the greater the potential adverse effect of a single unproductive property upon our profitability since a reduced degree of diversification will exist among our properties. In addition, the returns on the common shares sold will be reduced as a result of allocating our expenses among the smaller number of shares.

THERE MAY BE DELAYS IN INVESTMENT IN REAL PROPERTY, AND THIS DELAY MAY DECREASE THE RETURN TO SHAREHOLDERS.

     We may experience delays in finding suitable properties to acquire. Pending investment of the proceeds of this offering in real estate, and to the extent the proceeds are not invested in real estate, the proceeds may be invested in permitted temporary investments such as U.S. government securities, certificates of deposit, or commercial paper. The rate of return on those investments has fluctuated in recent years and may be less than the return obtainable from real property.

THE  ACTUAL  AMOUNT OF  PROCEEDS  AVAILABLE  FOR  INVESTMENT  IN  PROPERTIES  IS
UNCERTAIN.

     Although we estimate in this prospectus the net amount of offering proceeds that will be available for investment in properties, the actual amount available for investment may be less. For example, we might deem it necessary to establish a larger than expected working capital or contingency reserve to cover unexpected environmental liabilities from unexpected lawsuits or governmental regulatory judgments or fines. Any liabilities of this sort, or other unanticipated expenses or debts, would reduce the amount we have available for investment in properties.

THE PER-SHARE OFFERING PRICES HAVE BEEN ESTABLISHED ARBITRARILY BY US AND MAY NOT REFLECT THE TRUE VALUE OF THE COMMON SHARES.

     If we were to list the common shares on a national securities exchange, the common share price might drop below our shareholder's original investment. Neither prospective investors nor shareholders should assume that the per-share prices reflect the intrinsic or realizable value of the common shares or otherwise reflect our value, earnings or other objective measures of worth. The increase in the per-share offering price from $9 to $10 once the minimum offering is achieved is also not based upon or reflective of any meaningful measure of our share value.

WE MAY BE UNABLE TO MAKE DISTRIBUTIONS.

     If our properties do not generate sufficient revenue to meet operating expenses, our cash flow and our ability to make distributions to shareholders may be adversely affected. Our properties are subject to all operating risks common to hotel properties. These risks might adversely affect occupancy or room rates. Increases in operating costs due to inflation and other factors may not necessarily be offset by increased room rates. The local markets may limit the extent to which room rates may be increased to meet increased operating expenses without decreasing occupancy rates. In addition, a percentage of our rents will be based on the gross income of Apple Suites Management from food and beverage, telephone and other revenue of each property. If the gross income from these sources decreases, our rental income will also decrease.

WE WILL FACE COMPETITION IN THE HOTEL INDUSTRY.

     The extended-stay hotel industry is highly competitive. This competition could reduce occupancy levels and rental revenues at our properties, which would adversely affect our operations. We expect to face competition from many sources. We will face competition from other hotels both in the immediate vicinity and the geographic market where our hotels will be located. Over-building in the hotel industry will increase the number of rooms available and may decrease occupancy and room rates. In addition, increases in operating costs due to inflation may not be offset by increased room rates. We will also face competition from nationally recognized hotel brands with which we will not be associated.

     We will also face competition for investment opportunities. these competitors may be other real estate investment trusts, national hotel chains and other entities that may have substantially greater financial resources than we do. We will also face competition for investors from other hotel real estate investment trusts and real estate entities.

INVESTORS MAY WAIT UP TO ONE YEAR BEFORE RECEIVING THEIR COMMON SHARES OR A REFUND OF THEIR MONEY IF THE MINIMUM OFFERING IS NOT ACHIEVED.

     Until the minimum offering of 1,666,666.67 common shares is achieved, investors will not receive their common shares. If at least 1,666,666.67 common shares have not been sold within one year after the date of this prospectus, we will terminate this offering of common shares. If the minimum offering is sold within one year, investors will receive their common shares plus interest on their subscription monies at the time of closing. If the offering is terminated, investor will have their money promptly refunded with interest.

THERE WOULD BE SIGNIFICANT ADVERSE CONSEQUENCES OF OUR FAILURE TO QUALIFY AS A REIT.

     Qualification as a real estate investment trust, or REIT, involves the application of highly technical and complex Internal Revenue Code provisions for which there are limited judicial or administrative interpretations. If we were to fail to qualify as a REIT for any taxable year, we would be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to our shareholders because of the additional tax liability. In addition, distributions to our shareholders would no longer qualify for the dividends paid deduction and we would no longer be required to make distributions. To the extent we would have made distributions in anticipation of qualifying as a REIT, we might be required to borrow funds or liquidate investments in order to pay the applicable tax.

OUR REAL ESTATE INVESTMENTS WILL BE RELATIVELY ILLIQUID.

     Real estate investments are, in general, relatively difficult to sell. Our illiquidity will tend to limit our ability to promptly vary our portfolio in response to changes in economic or other conditions. In addition, provisions of the Internal Revenue Code relating to REITs limit our ability to sell properties held for fewer than four years. This limitation may affect our ability to sell properties without adversely affecting returns to our shareholders.

OUR BOARD MAY IN ITS SOLE DISCRETION DETERMINE THE AMOUNT OF OUR AGGREGATE DEBT.

     Subject to the limitations in our bylaws on the permitted maximum amount of debt, there is no limitation on the number of mortgages or deeds of trust that may be placed against any particular property. Our bylaws will prohibit us from incurring debt if the debt would result in our total debt exceeding 100% of the value of our assets at cost. The bylaws also will prohibit us from allowing total borrowings to exceed 50% of the fair market value of our assets. However, our bylaws allow us to incur debt in excess of these limitations when the excess borrowing is approved by a majority of the independent directors and disclosed to the shareholders. In addition, the bylaws will provide that our borrowings must be reasonable in relation to our net assets and must be reviewed quarterly by the directors.

WE HAVE NO RESTRICTION ON CHANGES IN OUR INVESTMENT AND FINANCING POLICIES.

     Our board of directors approves our investment and financing policies, including our policies with respect to growth, debt, capitalization and payment of distributions. Although the board of directors has no present intention to amend or waive its current policies, it could do so at any time, or from time to time, at its discretion without a vote of our shareholders. For example, our board could determine without shareholder's approval that it is in the best interests of the shareholders to cease all investments in extended-stay hotel properties, to make investments in other types of assets or to dissolve the business.

THERE WILL BE DILUTION OF SHAREHOLDER'S INTERESTS UPON CONVERSION OF THE CLASS B SHARES.

     Glade M. Knight, who is our director, chairman of the board and president, and others will hold Class B convertible shares which are convertible into common shares, as described under "principal and management shareholders." The number of common shares into which the Class B convertible shares are convertible depends on the gross proceeds of the offering. The conversion ratio is one-to-one for gross proceeds of $50 million (5,166,666 common shares). The conversion ratio increases to eight-to-one for gross proceeds of $300 million. The conversion of Class B convertible shares into common shares will result in dilution of the shareholders' interests.

     o Assuming 5,166,666 common shares offered by this prospectus were sold, and all of the Class B convertible shares were converted into common shares, the holders of the Class B convertible shares would own approximately 240,000 common shares or 4.44% of the total number of common shares then outstanding in exchange for an aggregate payment of 24,000.

     o If half of the offering is sold, this would represent the sale of 15,166,666 common shares. Assuming 15,166,666 common shares were sold, and all of the Class B convertible shares were converted into common shares, the holders of the Class B convertible shares would own approximately 840,000 common shares or 5.25% of the total number of common shares then outstanding in exchange for an aggregate payment of $24,000.

     o Assuming all common shares offered by this prospectus were sold, and all of the authorized Class B convertible shares were converted into common shares, the holders of the Class B convertible shares would own approximately 1,920,000 common shares or 5.98% of the total number of common shares outstanding in exchange for an aggregate payment of $24,000.

OUR SHAREHOLDERS' INTERESTS MAY BE DILUTED IN VARIOUS WAYS.

     The board of directors is authorized, without shareholder approval, to cause us to issue additional common shares or to raise capital through the issuance of preferred shares, options, warrants and other rights, on terms and for consideration as the board of directors in its sole discretion may determine. Any such issuance could result in dilution of the equity of the shareholders. The board of directors may, in its sole discretion, authorize us to issue common shares or other equity or debt securities, (1) to persons from whom we purchase property, as part or all of the purchase price of the property, or (2) to Apple Suites Advisors or Apple Suites Realty in lieu of cash payments required under the Advisory Agreement or other contract or obligation. The board of directors, in its sole discretion, may determine the value of any common shares or other equity or debt securities issued in consideration of property or services provided, or to be provided, to us, except that while common shares are offered by us to the public, the public offering price of the shares shall be deemed their value.

     We have agreed to sell to David Lerner Associates, Inc. warrants to purchase 10% of the shares sold, up to 3,000,000 common shares, at an exercise price of $16.50 per share. To the extent that the warrants are exercised, dilution will occur if the warrant exercise price is less than the value of the common shares at the time of exercise.

     We have adopted two stock incentive plans for the benefit of our directors and a limited number of our employees and employees of Apple Suites Advisors and Apple Suites Realty. The effect of the exercise of those options could be to dilute the value of the shareholders' investments to the extent of any difference between the exercise price of an option and the value of the shares purchased at the time of the exercise of the option.

     In addition, we expressly reserve the right to implement a dividend reinvestment plan involving the issuance of additional shares by us, at an issue price determined by the board of directors.

SEVEN   PARTNERSHIPS   PREVIOUSLY   ORGANIZED  BY  GLADE  M.  KNIGHT  FILED  FOR
BANKRUPTCY.

     Several  private  partnerships  previously  organized  by  Glade  M. Knight experienced operating difficulties and adverse business developments. A prospective investor may deem this relevant in evaluating the risk that we will experience operating difficulties and adverse business developments. Seven private partnerships previously organized by Mr. Knight filed for reorganization under Chapter 11 of the United States Bankruptcy Code. These partnerships ceased all cash distributions to their investors. In addition, the properties owned by other partnerships organized by Mr. Knight were lost through foreclosure.

OUR ARTICLES AND BYLAWS CONTAIN ANTITAKEOVER PROVISIONS AND OWNERSHIP LIMITS.

     Ownership Limits. Our bylaws contain restrictions on stock ownership which may discourage third parties from making acquisition proposals. These same antitakeover provisions may also impede our shareholders' ability to change our management.

     In order to maintain our qualification as a REIT, no more than 50% in value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals or entities. As a result, our bylaws prohibit ownership, either directly or indirectly, of more than 9.8% of the common shares by any shareholder. Our board may waive this ownership limitation on a case-by-case basis. As a result, without our board's approval, no person may acquire more than 9.8% of our outstanding common shares, limiting a third-party's ability to acquire control of us.

     Preferred Shares. Our articles of incorporation authorize the board to issue up to 15,000,000 preferred shares and to establish the preference and rights of those shares. Thus, our board could create a new class of preferred shares with voting or other rights senior to any existing class of stock. These rights could delay or prevent a change in control even if a change were in our shareholders' best interest.

WE MAY BECOME SUBJECT TO ENVIRONMENTAL LIABILITIES.

     Although we will subject our properties to an environmental assessment prior to acquisition, we may not be made aware of all the environmental liabilities associated with a property prior to its purchase. There may be hidden environmental hazards that may not be discovered prior to acquisition. The costs of investigation, remediation or removal of hazardous substances may be substantial. In addition, the presence of hazardous substances on one of our properties, or the failure to remediate properly a contaminated property, could adversely affect our ability to sell or rent the property or to borrow using the property as collateral.

     Various    federal,    state    and   local   environmental   laws   impose
responsibilities on an owner or operator of real estate and subject those persons to potential joint and several liabilities. Typical provisions of those laws include:

     -- Responsibility and liability for the costs of removal or remediation of hazardous substances released on or in real property, generally without regard to knowledge of or responsibility for the presence of the contaminants.

     -- Liability for the costs of removal or remediation of hazardous substances at disposal facilities for persons who arrange for the disposal or treatment of those substances.

     -- Potential liability under common law claims by third parties based on damages and costs of environmental contaminants.

WE MAY INCUR SIGNIFICANT COSTS COMPLYING WITH THE AMERICANS WITH DISABILITIES ACT AND SIMILAR LAWS.

     Our properties will be required to meet federal requirements related to access and use by disabled persons as a result of the Americans with Disabilities Act of 1990. In addition, a number of additional federal, state and local laws may require modifications to any properties we purchase, or may restrict further renovations thereof, with respect to access by disabled persons. Noncompliance with these laws or regulations could result in the imposition of fines or an award of damages to private litigants. Additional legislation could impose additional financial obligations or restrictions with respect to access by disabled persons. If required changes involve greater expenditures than we currently anticipate, or if the changes must be made on a more accelerated basis, our ability to make expected distributions could be adversely affected.

OUR COMPUTER SYSTEMS MAY NOT BE YEAR 2000 COMPLIANT, WHICH WOULD LEAD TO OPERATIONAL DIFFICULTIES AND INCREASED COSTS.

     Many of the world's computer systems currently record years in a two-digit format. Those computer systems will be unable to properly interpret dates beyond the year 1999, which could lead to disruptions in our operations commonly referred to as the "Year 2000" issue. We and Apple Suites Advisors, Apple Suites Realty and Apple Suites Management do not have any computer systems and are in the process of developing initiatives to address the Year 2000 issue. We cannot guarantee that our systems and those of Apple Suites
Advisors, Apple Suites Realty or Apple Suites Management will be Year 2000 compliant or that other companies on which we may rely will be timely converted. As a result, our operations could be adversely affected.

WE MAKE FORWARD-LOOKING STATEMENTS IN THIS PROSPECTUS WHICH MAY PROVE TO BE INACCURATE.

     This prospectus contains forward-looking statements within the meaning of the federal securities laws which are intended to be covered by the safe harbors created by those laws. These statements include our plans and objectives for future operations, including plans and objectives relating to future growth and availability of funds. These forward-looking statements are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to accurately predict and many of which are beyond our control. Although we believe the assumptions underlying the forward-looking statements, and the forward looking statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved.

                                USE OF PROCEEDS

     We intend to invest the net proceeds of this offering in equity ownership interests in extended-stay hotel properties located in selected metropolitan areas of the United States. Pending investment in real estate, the proceeds may be invested in temporary investments consistent with our bylaws and the Internal Revenue Code. These temporary investments include U.S. government securities, certificates of deposit, or commercial paper. All proceeds of this offering received by us must be invested in properties or allocated to working capital reserves within the later of two years after commencement of the offering or one year after termination of the offering. Any proceeds not invested in properties or allocated to working capital reserves by the end of this time period will be returned to investors within 30 days after the expiration of the period. We may elect to return the proceeds earlier if required by applicable law, including to the extent necessary to avoid characterization as an "investment company". The proceeds of this offering will be received and held in trust for the benefit of investors in compliance with applicable securities laws, to be used only for the purposes set forth in this prospectus.

     Our bylaws prohibit our total organizational and offering expenses from exceeding 15% of the amount raised in this offering. Organizational and offering expenses are all expenses incurred in organizing us and offering and selling the common shares, including: selling commissions and fees, legal fees and accounting fees, and federal, state and other regulatory filing fees. The bylaws also prohibit the total of all acquisition fees and acquisition expenses paid in connection with an acquisition of a property from exceeding 6% of the contract price for the property unless these excess fees or expenses are approved by the board of directors. Acquisition fees are all fees and commissions paid by any party in connection with our purchase of real property. Acquisition expenses are all expenses related to the selection or acquisition of properties by us. Any organizational and offering expenses or acquisition fees and acquisition expenses incurred by us in excess of the permitted limits will be payable by Apple Suites Advisors to us immediately upon our demand.

     On April 20, 1999, we obtained a line of credit in a principal amount of up to $1 million to fund our start-up costs. The lender is First Union National Bank. This line of credit bears interest at LIBOR plus 1.50%. Interest is payable monthly and the principal balance and all accrued interest are due in full on October 20, 1999. Glade M. Knight, our president and chairman of the board, has guaranteed repayment of the loan. We expect to repay this debt with proceeds from the sale of common shares.

     As indicated below, we expect, that once the minimum offering of 1,666,666.67 common shares is completed, that 84.5% of the gross offering proceeds will be available for investment in properties and 0.5% will be allocated to our working capital reserve. However, the percentage of gross offering proceeds available for investment could be less if the offering expenses are greater than the amounts indicated or if we feel it prudent to establish a larger working capital reserve. For example, we might feel it prudent to establish a larger working capital reserve to cover possible unanticipated costs or liabilities. If we only receive the proceeds from the minimum offering, we will invest in fewer properties than if we were to receive the proceeds from the maximum offering of 30,166,666.67 common shares.

     The following table reflects the intended application of the proceeds from the sale of the common shares.

                                            MINIMUM OFFERING                 MAXIMUM OFFERING
                                      -----------------------------   ------------------------------
                                                           % OF                             % OF
                                                           GROSS                            GROSS
                                          AMOUNT         PROCEEDS          AMOUNT         PROCEEDS
                                      --------------   ------------   ---------------   ------------
Gross Proceeds (1) ................   $15,000,000          100.00%    $300,000,000          100.00%
Less
  Offering Expenses (2) ...........       450,000            3.00%       1,500,000            0.50%
  Selling Commissions (3) .........     1,125,000            7.50%      22,500,000            7.50%
  Marketing Expense Allowance
   (3) ............................       375,000            2.50%       7,500,000            2.50%
                                      -----------          ------     ------------          ------
Net Proceeds after Offering Costs     $13,050,000           87.00%    $268,500,000           89.50%
Less Acquisition Fees and
  Expenses (4) ....................       300,000            2.00%       6,000,000            2.00%
                                      -----------          ------     ------------          ------
Proceeds Available for
  Investment and Working
  Capital .........................   $12,750,000           85.00%    $262,500,000           87.50%
Less Working Capital Reserve
  (5) .............................        75,000            0.50%       1,500,000            0.50%
                                      -----------          ------     ------------          ------
Net Amount Available for
  Investment in
  Properties (6) ..................   $12,675,000           84.50%    $261,000,000           87.00%
                                      -----------          ------     ------------          ------

----------
(1)  The Shares are being offered on a "best-efforts" basis.

(2) These amounts reflect our estimate of offering expenses, exclusive of the selling commissions and the marketing expense allowance payable to David Lerner Associates, Inc. If the offering expenses are greater than the amounts indicated, the amount of proceeds available for investment will decrease, and if these expenses are less, the amount available for investment will increase.

(3)  Payable to David Lerner Associates, Inc.

(4) These amounts include a real estate commission payable to Apple Suites Realty in an amount equal to 2% of the proceeds of the offering used to pay the purchase price of each property acquired not including amounts budgeted for repairs and improvements plus our estimates of other expenses and fees which will be incurred in connection with property acquisitions.

(5) Until used, amounts in our working capital reserve, together with any other proceeds not invested in properties or used for other company purposes, will be invested in permitted temporary investments such as U.S. Government securities or similar liquid instruments.

(6) We expect the investment properties to be extended-stay hotel properties located in selected metropolitan areas of the United States.

                                 COMPENSATION

     The table below describes all the compensation , fees, reimbursement and other benefits which we will pay to Apple Suites Advisors and Apple Suites Realty. Mr. Knight is the sole shareholder of Apple Suites Advisors and Apple Suites Realty. Mr. Knight is also our sole executive officer. He will receive no compensation from us. He will, however, receive dividend income from Apple Suites Advisors and Apple Suites Realty.

     We will pay David Lerner Associates, Inc. selling commissions equal to 7.5% of the purchase price of the common shares and a marketing expense allowance equal to 2.5% of the purchase price of the common shares. If the minimum offering of $15,000,000 is sold, the selling commissions would be $1,125,000 and the marketing expense allowance would be $375,000. If the maximum offering of $300,000,000 is sold, the selling commissions would be $22,500,000 and the marketing expense allowance would be $7,500,000. David Lerner Associates, Inc. is not related to nor an affiliate of either Apple Suites Advisors or Apple Suites Realty.

   PERSON RECEIVING
   COMPENSATION (1)          TYPE OF COMPENSATION          AMOUNT OF COMPENSATION (2)
----------------------   ----------------------------   -------------------------------
                                ACQUISITION PHASE

Apple Suites Realty      Real estate commission         2% of the proceeds of the
 Group, Inc.             for acquiring our              offering used to pay the
                         properties                     purchase prices of the
                                                        properties purchased by us for
                                                        a maximum of $5,400,000. (3)

                                OPERATIONAL PHASE

Apple Suites             Asset management fee for       Annual fee payable quarterly
 Advisors, Inc           managing a day-to-day          based upon our ratio of funds
                         operations                     from operations to the
                                                        amount raised in this offering
                                                        ranging from 0.1% to 0.25%
                                                        of the amount raised in this
                                                        offering -- a maximum of
                                                        $37,500 per year if the
                                                        minimum offering is sold; a
                                                        maximum of $750,000 per
                                                        year if the maximum offering
                                                        is sold. (4)

Apple Suites             Reimbursement for costs        Amount is indeterminate (6)
 Advisors, Inc. and      and expenses incurred on
 Apple Suites Realty     our behalf, as described in
 Group, Inc.             Note (5)

                                   DISPOSITION PHASE
Apple Suites Realty     Real estate commission for     Up to 2% of the gross sales
 Group, Inc.            selling our properties         prices of the properties sold by
                                                       us. (7)

                                       ALL PHASES

Apple Suites            Payment for services and       Amount is indeterminate (9)
 Advisors, Inc. and     property (8)
 Apple Suites Realty
 Group, Inc.

----------

(1) Apple Suites Advisors and Apple Suites Realty will receive different types of compensation for services rendered in connection with the acquisition and disposition of our properties, as well as the management of our day-to-day operations. As discussed under "Conflicts of Interest," the receipt of these fees could result in potential conflicts of interest for persons who participate in decision making on behalf of both our company and these other entities.

(2) Except as otherwise indicated in this table, the specific amounts of compensation or reimbursement payable to Apple Suites Advisors and Apple Suites Realty are not now known and generally will depend upon factors determinable only at the time of payment. Compensation payable to these entities may be shared or reallocated among them or their affiliates in their sole discretion as they may agree. However, compensation and reimbursements which would exceed specified limits or ceilings cannot be recovered by them or their affiliates through reclassification into a different category.

(3) Under a Property Acquisition/Disposition Agreement with us, Apple Suites Realty has agreed to serve as the real estate advisor in connection with both our purchases and sales of properties. In exchange for these services, Apple Suites Realty will be entitled to a fee from us of 2% of the gross purchase price of each property purchased by us not including amounts budgeted for repairs and improvements. If the person from whom we purchase or to whom we sell a property pays any fee to Apple Suites Realty that amount will decrease the amount of our obligation to Apple Suites Realty.

(4) Under an Advisory Agreement with Apple Suites Advisors we are obligated to pay an asset management fee which is a percentage of the gross offering proceeds which have been received from time to time from the sale of the common shares. The percentage used to calculate the asset management fee is based on the "return ratio." The return ratio is the ratio of funds from operations to the amount raised in this offering for the preceding calendar quarter. The per annum asset management fee is equal to the following with respect to each calendar quarter: 0.1% of the amount raised in this offering if the return ratio for the preceding calendar quarter is 6% or less; 0.15% of the amount raised in this offering if the return ratio for the preceding calendar quarter is more than 6% but not more than 8%; and 0.25% of the amount raised in this offering if the return ratio for the preceding calendar quarter is above 8%. Assuming the minimum offering of $15,000,000 is sold, the annual asset management fee would be between $15,000 and $37,500. Assuming the maximum offering of $300,000,000 is sold, the annual asset management fee would be between $300,000 and $750,000.

(5) Apple Suites Advisors and Apple Suites Realty will be reimbursed for all direct costs of acquiring and operating our properties and of goods and materials used for or by us and obtained from entities that are not affiliated with Apple Suites Advisors. These costs and expenses include, but are not limited to, legal fees and expenses, travel and communication expenses, expenses relating to shareholder communications, costs of appraisals, non-refundable option payments on property not acquired, accounting fees and expenses, title insurance, and all other fees, costs and expenses directly attributable to the acquisition and ownership of our properties. Operating expenses reimbursable to Apple Suites Advisors and Apple Suites Realty are subject to the overall limitation on operating expenses discussed under "Apple Suites Advisors and Affiliates -- The
     Advisory Agreement," but the amount of reimbursement is not otherwise limited.

(6) While we cannot determine with any certainty the future reimbursements for costs and expenses that will be incurred on our behalf by Apple Suites Advisors and Apple Suites Realty, we estimate based on the experience of management in the organization and management of two other real estate investment trusts that if that if the maximum offering is achieved the total amount of reimbursements will equal $500,000 over the next three calendar years. This amount is our best estimate of what those future costs and expenses may be. We have no way of knowing at this time whether this estimate will be accurate.

(7) Under the Property Acquisition/Disposition Agreement described in note (3), Apple Suites Realty also will be entitled to a fee from us in connection with our sale of each property equal to 2% of the gross sales price of the property if, and only if, the sales price exceeds the sum of (1) our cost basis in the property

     (consisting of the original purchase price plus any and all capitalized costs and expenditures connected with the property) plus (2) 10% of the cost basis. For purposes of this calculation, our cost basis will not be reduced by depreciation.

     The compensation to Apple Suites Realty for dispositions of properties is subject to multiple factors, including (a) whether any properties are ever sold, (b) the price at which those future sales, if any, occur, (c) whether the purchaser is an affiliate and (d) whether the purchaser paid a fee to Apple Suites Realty. While we cannot determine with an certainty the future compensation to Apple Suites Realty for disposition services, we can estimate the fees on the assumptions that after three years all our properties are sold to non-affiliates, at prices equal to our cost basis plus 10% and the purchaser does not pay a fee to Apple Suites Realty. Based on those assumptions, if (1) the minimum offering were achieved and $12,675,000 were invested in properties, the fee payable to Apple Suites Realty would be $278,850 and (2) if the maximum offering were achieved and $261,000,000 were invested in properties, the fee payable to Apple Suites Realty would be $5,742,000. We currently have no plan or intention to sell any properties we may purchase.

(8) Apple Suites Advisors and Apple Suites Realty may provide other services or property to us, and will be entitled under certain conditions to compensation or payment for those services or property. Those conditions, which are summarized under "Conflicts of Interest -- Transactions with Affiliates and Related Parties," include the requirement that each transaction be approved by the affirmative vote of a majority of the independent directors. Currently, there are no arrangements or proposed arrangements between us, on the one hand, and these two entities, on the other hand, for the provision of other services or property to us or the payment of compensation or reimbursement. If any other arrangements arise in the future, the terms of the arrangements, including the compensation or reimbursement payable, will be subject to the restrictions in our bylaws. The compensation, reimbursement or payment could take the form of cash or property, including common shares.

(9) We currently have no, and do not anticipate entering into any, arrangements or proposed arrangements to pay compensation or reimbursements for other services or properties.

                            CONFLICTS OF INTERESTS

GENERAL

     We may be subject to various conflicts of interest arising from our relationship with Apple Suites Advisors, Apple Suites Realty, Apple Suites Management and Glade M. Knight, our chairman of the board. Mr. Knight is the sole shareholder of Apple Suites Advisors, Apple Suites Realty and Apple Suites Management.

     Apple Suites Advisors, Apple Suites Realty, Apple Suites Management and Mr. Knight are not restricted from engaging for their own account in business activities of the type conducted by us. Occasions may arise when our interests conflict with those of one or more of Mr. Knight, Apple Suites Advisors, Apple Suites Realty and Apple Suites Management. Apple Suites Advisors, Apple Suites Realty, Apple Suites Management and Mr. Knight are accountable to us and our shareholders as fiduciaries, and consequently must exercise good faith and integrity in handling our affairs.

     Apple  Suites  Advisors,  Apple  Suites  Realty and Apple Suites Management
will assist us in acquisition, organization, servicing, management and disposition of investments. At this time, Apple Suites Advisors, Apple Suites Realty and Apple Suites Management will provide services exclusively to us, but THEY may perform similar services for other parties, both affiliated and unaffiliated, in the future.

CONFLICTS WITH RESPECT TO FEES PAID BY US TO APPLE SUITES ADVISORS AND APPLE SUITES REALTY

     The receipt of various fees from us by Apple Suites Advisors and Apple Suites Realty may result in potential conflicts of interest for persons, particularly Mr. Knight who participate in decision making on behalf of both us and these other entities.

     CONFLICTS  WITH  RESPECT TO COMMISSIONS. Apple Suites Realty will receive a
2% commission upon each purchase by us of a property, and a commission of 2% upon each sale by us of a property. Therefore, its compensation will increase in proportion to the number of properties purchased and sold by us and the properties' purchase and sale prices. Apple Suites Realty has an incentive to see that multiple properties are purchased and sold by us.

     CONFLICTS WITH RESPECT TO ASSET MANAGEMENT FEES. Apple Suites Advisors asset management fee is a percentage of total proceeds received from time to time by us from the sales of our common shares. Accordingly, it has an incentive to see that sales of common shares are closed as quickly as possible by us.

     Apple Suites Advisors and Apple Suites Realty do not intend to take any action or make any decision on our behalf which is based, wholly or in part, upon a consideration of the compensation payable to them as a consequence of the action or decision. In addition, the presence on our board of directors of independent directors is intended to ameliorate the potential impact of conflicts of interest for persons such as Mr. Knight who participate in decision making on behalf of both us and Apple Suites Advisors or Apple Suites Realty.

POLICIES TO ADDRESS CONFLICTS

     The board of directors, Apple Suites Advisors, Apple Suites Realty and Apple Suites Management will also be subject to the various conflicts of interest described below. Policies and procedures will be implemented to ameliorate the effect of potential conflicts of interest. By way of illustration, the bylaws place limitations on the terms of contracts between us and Apple Suites Advisors, Apple Suites Realty or Apple Suites Management designed to ensure that these contracts are not less favorable to us than would be available from an unaffiliated party. However, some potential conflicts of interest are not easily susceptible to resolution.

     Prospective shareholders are entitled to rely on the general fiduciary duties of the directors, Apple Suites Advisors, Apple Suites Realty and Apple Suites Management as well as the specific policies and procedures designed to ameliorate potential conflicts of interest. Apple Suites Advisors, Apple Suites Realty and Apple Suites Management believe that general legal principles dealing with fiduciary and similar duties of corporate officers and directors, combined with specific contractual provisions in the agreements between us, on the one hand, and Apple Suites Advisors, Apple Suites Realty and Apple Suites Management on the other hand, will provide substantial protection for the interests of the shareholders. We do not believe that the potential conflicts of interests described above will have a material adverse effect upon our ability to realize our investment objectives.

TRANSACTIONS WITH AFFILIATES AND RELATED PARTIES

     At the time of initial closing, the board of directors will consist of five members, all of whom, other than Mr. Knight, will be independent directors. Our bylaws define an independent director as a director who is not affiliated, directly or indirectly, with apple suites advisors, Apple Suites Realty, and Apple Suites Management or an affiliate of any of these entities. An affiliate of a company generally means a person who controls the company, who owns 10% or more of the voting stock of the company, or who is an officer or director of the company. Generally, our independent directors may perform no other services for us, except as directors. However, any director who performs legal services for us or Apple Suites Advisors, Apple Suites Realty or an affiliate may qualify as an independent director. At all times on and after initial closing, a majority of the board of directors must be independent directors. Under our bylaws, any transaction between us, on the one hand, and Apple Suites Advisors, Apple Suites Realty or Apple Suites Management on the other hand is permitted only if the transaction has been approved by a majority of all of the independent directors. However, the previous sentence does not apply to the entering into, and the initial term under, the Advisory Agreement and the Property Acquisition/Disposition Agreement, each of which is described in this prospectus. In addition, under the bylaws, transactions between us and Apple Suites Advisors, Apple Suites Realty, or Apple Suites Management must be in all respects fair and reasonable to our shareholders. If any proposed transaction involves the purchase of property, the purchase must be on terms not less favorable to us than those prevailing for arm's-length transactions concerning comparable property, and at a price to us no greater than the cost of the asset to the seller unless a majority of the independent directors determines that substantial justification for the excess exists. Examples of substantial justification might include, without limitation, an extended holding period or capital improvements by the seller which would support a higher purchase price.

     Apple Suites Advisors and Apple Suites Realty will receive compensation from us for providing many different services. The fees payable and expenses reimbursable are subject to the general limitation on operation expenses. The board of directors will have oversight responsibility with respect to our relationships with Apple Suites Advisors or Apple Suites Realty and will attempt to ensure that they are structured to be no less favorable to us than our relationships with unrelated persons or entities and are consistent with our objectives and policies.

COMPETITION BETWEEN US AND MR. KNIGHT

     We have obtained a $1 million loan to cover our start-up costs. This loan is guaranteed by Glade M. Knight, our president and chairman of the board. We expect to repay this loan with proceeds of this offering. Because Mr. Knight is personally liable for repayment of this loan, he has an incentive to see that at least the minimum offering is raised. This could present a conflict of interest for Mr. Knight since his personal interests would be adversely affected if the offering is not successful for any reason.

     Mr. Knight or other companies organized by him, may form additional REITs, limited partnerships and other entities to engage in activities similar to ours. Mr. Knight has no present intention of organizing any additional REITs. However, until the time as more than 95% of the proceeds of this offering are invested, Mr. Knight and Apple Suites Advisors, Apple Suites Realty and Apple Suites Management shall present to us any suitable investment opportunity before offering it to any other affiliated entity.

     The competing activities of Apple Suites Advisors, Apple Suites Realty, Apple Suites Management and Mr. Knight may involve conflicts of interest. For example, Mr. Knight is interested in the continuing success of previously formed ventures because he has fiduciary responsibilities to investors in those ventures, he may be personally liable on obligations of those ventures and he has equity and incentive interests in those ventures. Conflicts of interest would also exist if properties acquired by us compete with properties owned or managed by Mr. Knight or affiliates of Apple Suites Advisors, Apple Suites Realty and Apple Suites Management. Conflicts of interest may also arise in the future if we sell, finance or refinance properties at the same time as ventures developed by Mr. Knight or affiliates of Apple Suites Advisors, Apple Suites Realty and Apple Suites Management.

COMPETITION FOR MANAGEMENT SERVICES

     Mr. Knight is and in the future will be an officer or director of one or more entities, which engage in the brokerage, sale, operation, or management of real estate. Accordingly, Mr. Knight may have conflicts of interest in allocating management time and services between us and other entities.

                      INVESTMENT OBJECTIVES AND POLICIES

     The following is a discussion of our current policies with respect to investments, financing and other activities. These policies have been established by our management. These policies may be amended or waived from time to time at the discretion of our board of directors without a vote of our shareholders. No assurance can be given that our investment objectives will be attained.

INVESTMENTS IN REAL ESTATE OR INTERESTS IN REAL ESTATE.

     Our primary business objective is to maximize shareholder value by achieving long-term growth in cash distributions to our shareholders. We intend to pursue this objective by acquiring extended-stay hotel properties for
long-term   ownership.   We  intend  to  acquire  fee  ownership  of  our  hotel
properties. We intend to lease these properties to hotel operating companies for their management. We seek to maximize current and long-term net income and the value of our assets. Our policy is to acquire assets where we believe opportunities exist for acceptable investment returns.

     We expect to pursue our objectives primarily through the direct ownership of extended-stay hotel properties located in selected metropolitan areas. However, future investment activities will not be limited to any geographic area or product type or to a specified percentage of our assets.

     Although we are not currently doing so, we may also participate with other entities in property ownership, through joint ventures or other types of common ownership. Equity investments may be subject to existing mortgage financing and other indebtedness which have priority over our equity interests.

     We reserve the right to dispose of any property if we determine the disposition of a property is in our best interests and the best interests of our shareholders.

BORROWING POLICIES

     To maximize our potential cash flow and minimize our risk, we intend to purchase our properties on an "all-cash" basis. However, we may initially use limited interim borrowings in order to purchase properties. We will endeavor to repay any interim borrowings with proceeds from the sale of common shares and thereafter to hold our properties on an unleveraged basis. However, for the purpose of flexibility in operations, we will have the right, subject to the approval of the board of directors, to borrow.

     One purpose of borrowing could be to permit our acquisition of additional properties through the "leveraging" of shareholders' equity contributions. Alternatively, we might find it necessary to borrow to permit the payment of operating deficits at properties we already own. Furthermore, although not anticipated, properties may be financed or refinanced if the board of directors deems it in the best interests of shareholders because, for example, indebtedness can be incurred on favorable terms and the incurring of indebtedness is expected to improve the shareholders' after-tax cash return on invested capital.

     Loans we obtain may be evidenced by promissory notes secured by mortgages on our properties. As a general policy, we would seek to obtain mortgages securing indebtedness which encumber only the particular property to which the indebtedness relates, but recourse on these loans may include all of our assets. If recourse on any loan incurred by us to acquire or refinance any particular property includes all of our assets, the equity in other properties could be reduced or eliminated through foreclosure on that loan.

     Subject to the approval of the board of directors, we may borrow from Apple Suites Advisors or Apple Suites Realty or establish a line of credit with a bank or other lender. Those entities are under no obligation to make any loans, however. After the initial closing of $15,000,000, any loans made by them must be approved by a majority of the independent directors as being fair, competitive and commercially reasonable and no less favorable to us than loans between unaffiliated lenders and borrowers under the same circumstances.

     After the initial closing of $15,000,000, our bylaws will prohibit us from incurring debt if the debt would result in aggregate debt exceeding 100% of "Net Assets," defined generally to mean assets at cost, before subtracting liabilities, unless the excess borrowing is approved by a majority of the independent directors and disclosed to the shareholders as required by the bylaws. The bylaws also will prohibit us from allowing aggregate borrowings to exceed 50% of our "Adjusted Net Asset Value," defined generally to mean assets at fair market value, before subtracting liabilities, subject to the same exception described in the previous sentence. In addition, the bylaws will provide that the aggregate borrowings must be reasonable in relation to our net assets and must be reviewed quarterly by the directors. Subject to the limitations on the permitted maximum amount of debt, there is no limitation on the number of mortgages or deeds of trust which may be placed against any particular property.

     Assuming the independent directors approve, we may initially borrow in excess of the debt limitations described in the previous paragraph in order to acquire a portfolio of extended-stay hotel properties. If attainable, the acquisition of a portfolio of properties early in our existence would, in the opinion of our management, provide us with greater ability to acquire extended-stay hotel properties in the future as proceeds from the sale of common shares are received and provide us with economies of scale from the outset. We would endeavor to use only interim borrowing for these acquisitions in order to maintain our long-term policy of purchasing our properties on an all cash basis. We would repay any interim borrowings with proceeds from the sale of common shares.

RESERVES

     A portion of the proceeds of this offering will be reserved to meet working capital needs and contingencies associated with our operations. We will initially allocate to our working capital reserve not less than 0.5% of the proceeds of the offering. As long as we own any properties, we will retain as working capital reserves an amount equal to at least 0.5% of the proceeds of the offering, subject to review and re-evaluation by the board of directors. If reserves and any other available income become insufficient to cover our operating expenses and liabilities, it may be necessary to obtain additional funds by borrowing, refinancing properties or liquidating our properties on an all cash basis. We would repay any interim borrowings with investment in one or more properties.

SALE POLICIES

     We are under no obligation to sell our investment properties, and currently anticipate that we will hold our investment properties for an indefinite length of time. However, a sale of one or more properties may occur at any time if Apple Suites Advisors deems it advisable for us based upon current economic considerations, and the board of directors concurs with the decision. In deciding whether to sell a property, Apple Suites Advisors will also take into consideration factors such as: the amount of appreciation in value, if any, to be realized; federal, state and local tax consequences; the possible risks of continued ownership; and the anticipated advantages to be gained for the shareholders from sale of a property versus continuing to hold property.

     Currently, we expect that within approximately three years from the initial closing, we will either:

       (1) cause the common shares to be listed on a national securities exchange or quoted on the NASDAQ National Market System or

       (2) with shareholder approval, dispose of all of our properties in a manner which will permit distributions to our shareholders of cash.

     The taking of either type of action would be conditioned on the board of directors determining the action to be prudent and in the best interests of the shareholders, and would be intended to provide shareholders with liquidity either by initiating the development of a market for the common shares or by disposing of properties and distributing to shareholders cash. Virginia law and our articles of incorporation state that a majority of the common shares then outstanding and entitled to vote is required to approve the sale of all or substantially all our assets. However, we are under no obligation to take any of these actions, and these actions, if taken, might be taken after the three-year period.

CHANGES IN OBJECTIVES AND POLICIES

     Subject to the limitations in the articles of incorporation, the bylaws and the Virginia Stock Corporation Act, the powers of our company will be exercised by or under the authority of, and the business and affairs of our company will be controlled by, the board of directors. The board of directors also has the right and power to establish policies concerning investments and the right, power and obligation to monitor the procedures, investment operations and performance of our company.

     In general, the articles of incorporation and the bylaws can be amended only with the affirmative vote of a majority of the outstanding common shares, except that the bylaws may be amended by the board of directors if necessary to comply with the real estate investment trust provisions of the Internal Revenue Code or with other applicable laws, regulations or requirements of any state securities regulator. The bylaws can also be amended by the board of directors to:

     o correct any ambiguity in the bylaws or resolve inconsistencies between the bylaws and the Articles;

     o make changes that are not materially adverse to the rights of shareholders; or

     o allow us to take any action or fulfill any obligation which we are legally obligated or permitted to take.

     Within the express restrictions and prohibitions of the bylaws, the articles of incorporation and applicable law, however, the board of directors has significant discretion to modify our investment objectives and policies, as stated in this prospectus. We have no present intention to modify any of our investment objectives and policies, and it is anticipated that any modification would occur only if business and economic factors affecting us made our stated investment objectives and policies unworkable or imprudent. By way of illustration only, the board of directors could elect to acquire residential apartment communities, or to acquire one or more commercial properties in addition to extended-stay hotel properties.

     Thus, while this prospectus accurately and fully discloses our current investment objectives and policies, prospective shareholders must be aware that the board of directors, acting consistently with our organizational documents, applicable law and their fiduciary obligations, may elect to modify or expand our objectives and policies from time to time. Any action by the board of directors would be based upon the perceived best interests of our company and the shareholders.

                             DISTRIBUTIONS POLICY

     Distributions will be at the discretion of our board of directors and will depend upon factors including:

     --   the gross revenues we receive from our properties,

     --   our operating expenses,

     --   our interest expense incurred in borrowing,

     --   capital expenditures, and

     --   our need for cash reserves.

     While we intend to make quarterly distributions, there can be no assurance that we will be able to make distributions at any particular rate, or at all.

     In accordance with applicable real estate investment trust requirements, we will make distributions in compliance with the Internal Revenue Code.

     We   anticipate   distributions   will  exceed  net  income  determined  in
accordance with generally accepted accounting principles due to non-cash expenses, primarily depreciation and amortization.

                                   BUSINESS

GENERAL

     We are a Richmond, Virginia-based company. We plan to elect to be treated as a real estate investment trust for federal income tax purposes beginning with our taxable year ending December 31, 1999. We plan to purchase and own extended-stay hotel properties located in selected metropolitan areas. However, we currently own no properties.

BUSINESS STRATEGIES

     Our primary business objective is to maximize shareholder value by maintaining long-term growth in cash distributions to our shareholders. To achieve this objective, we will focus on maximizing the internal growth of our portfolio by selecting properties that have strong cash flow growth potential. We intend to pursue this objective by acquiring extended-stay hotel properties for long-term ownership by purchasing properties in fee simple. Because we are prohibited under the federal tax laws pertaining to qualifying as a real estate investment trust from operating our extended stay hotel properties, we will lease each of our hotel properties to Apple Suites Management or another lessee for their management. We anticipate that substantially all of our hotel properties will be leased to Apple Suites Management, a Virginia corporation, the sole shareholder and chief executive officer of which is Glade M. Knight.

     We will seek associations with distinctive brands in the extended-stay hotel market. We are currently negotiating a license agreement and management agreement with Promus Hotels, Inc. with respect to extended-stay hotel properties we may purchase from Promus Hotels, Inc. These agreements would permit us to have our properties identified as Homewood Suites(Reg. TM) properties.

HOMEWOOD SUITES(Reg. TM)

     Consistent with our strategy to invest in extended-stay hotel properties, we are in the process of negotiating an agreement to purchase a number of Homewood Suites(Reg. TM) properties from Promus Hotels, Inc. No agreement presently exists. If we are successful in negotiating an agreement with Promus Hotels, Inc., any such agreement would have a number of conditions to each party's obligations thereunder, including our achieving the minimum offering of 1,666,666.67 common shares. Accordingly, there can be no assurance we will purchase any Homewood Suites(Reg. TM) properties.

     If we are successful in negotiating an agreement with Promus Hotels, Inc. and are able to sell the minimum offering of 1,666,666.67 common shares, we expect that we would purchase five Homewood Suites(Reg. TM) properties for approximately $50,000,000. Since the net proceeds of the minimum offering would be approximately $12,675,000, our ability to purchase five Homewood Suites(Reg.
TM) properties would depend on our ability to arrange financing for the balance of the purchase price either from Promus Hotels, Inc. or a bank.

     We have no commitments from either Promus Hotels, Inc. or a bank to provide such financing and there can be no assurance that financing on acceptable terms will be available. Furthermore, such financing, if available, would require the approval of a majority of the independent directors if it would exceed the limit on debt allowed in the bylaws in the absence of such approval.

     There are currently more than 70 Homewood Suites(Reg. TM) properties in the United States. Homewood Suites(Reg. TM) offers upscale, all-suites, high-quality, residential-style lodging with a comprehensive package of guest services and amenities, for extended-stay business and leisure travelers. Homewood Suites(Reg. TM) properties are designed to meet the needs of the business and leisure traveler whose stay is typically five nights or more. Homewood Suites(Reg. TM) was designed for people working on field assignments, relocating to a new community, attending seminars and conventions, participating in corporate training programs, taking an extended vacation or attending a family event.

     Homewood Suites(Reg. TM) properties consist of suites built around a central hospitality center or lodge. Homewood Suites(Reg. TM) provides spacious residential-style quarters with separate living and sleeping areas large enough for work, study, entertaining or relaxation. Each suite features a fully equipped kitchen and worksite with two telephones featuring data ports and voice mail. Each lodge or hospitality center features a complete executive center with fax machine and photocopier in addition to an exercise center, swimming pool and other recreational facilities.

     Homewood Suites(Reg. TM) is a service mark owned by Promus Hotels, Inc. Promus Hotels, Inc., its subsidiaries or affiliates also own the following trademarks and service marks: Doubletree(Reg. TM), Doubletree Guests Suites(Reg.
TM), Club Hotel by Doubletree(Reg. TM) Hampton Inn(Reg. TM), Hampton Inn & Suites(Reg. TM), Embassy Vacation Resorts(Reg. TM) and Hampton Vacation Resorts.(SM) Promus Hotels, Inc., its subsidiaries or affiliates serve guests in more than 1,275 hotels and more than 186,000 rooms and suites. We are not affiliated with Promus Hotels, Inc. or any of its affiliates.

DESCRIPTION OF LEASES

     We expect to lease our properties to an operator under long-term leases. We anticipate that substantially all of our properties will be leased to and operated by Apple Suites Management on the following anticipated terms and conditions.

     TERM. We anticipate that each lease will provide for an initial term of five years commencing on the date on which the property is acquired. Each lease will provides the lessee with renewal options, provided that (a) the lessee will not have the right to a renewal if there shall have occurred a change in the tax law that would permit us to operate the hotel properties directly and
(b) the rent for each renewal term will be adjusted to reflect the then fair market rental value of the property. If we are unable to agree upon the then fair market rental value of a property, the lease will terminate upon the expiration of the then current term and Apple Suites Management will have a right of first refusal to lease the property from us on terms as we may have agreed upon with a third-party lessee.

     BASE RENT; PARTICIPATING RENT. Our rents will be based on a base amount and a percentage of gross income. We anticipate that each lease will require the lessee to pay

(1)   fixed   monthly  base  rent,  (2)  on  a  monthly  basis,  the  excess  of
"participating rent" over base rent, with participating rent based on percentages of room revenue, food and beverage revenue and telephone and other revenue at each property, and (3) other amounts, including interest accrued on any late payments or charges. Base rent may increase annually by a percentage equal to the percentage increase in the consumer price index compared to the prior year. Base rent will be payable monthly in advance. Participating rent may be payable in arrears based on a monthly schedule adjusted to reflect the seasonal variations in the property's revenue.

     In addition to rent, the leases may require the lessee to pay many of the following items: liability insurance; real estate and personal property taxes and assessments; casualty insurance, including loss of income insurance; and all costs and expenses and all utility and other charges incurred in the operation of the properties. The leases may also provide for rent reductions and abatements in the event of damage or destruction or a partial condemnation of any property.

OTHER REAL ESTATE INVESTMENTS.

     Although we anticipate that our focus will be on extended-stay hotel properties our bylaws and articles of incorporation do not preclude us from acquiring other residential properties. Although we currently own no properties we may acquire other real estate assets including, but not limited to, multi-family residential properties and other income producing properties in addition to extended-stay hotel properties. The purchase of any property will be based upon our perceived best interests and those of our shareholders. Regardless of the mix of properties we may own, our primary business objective is to maximize shareholder value by acquiring properties that have strong cash flow growth potential.

LEGAL PROCEEDINGS

     We are not presently subject to any material litigation. To our knowledge, there is no material litigation threatened against us. We may become subject in the future to litigation, including routine litigation arising in the ordinary course of business.

REGULATION

     GENERAL. Our properties may be subject to various laws, ordinances and regulations, including regulations relating to recreational facilities such as swimming pools, activity centers and other common areas. We intend to acquire the necessary permits and approvals under present laws, ordinances and regulations to operate our business.

     AMERICANS WITH DISABILITIES ACT. Our properties will need to comply with Title III of the Americans with Disabilities Act of 1990 (the "ADA") to the extent they are "public accommodations" and/or "commercial facilities" under the ADA. Compliance with ADA requirements could require removal of structural barriers to handicapped access in public areas of the properties where removal is readily achievable.

ENVIRONMENTAL MATTERS

     Under federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real estate may be required to investigate and remediate hazardous or toxic substances or petroleum product releases at a property. In addition, the owner or operator may be held liable to a government entity or third party for property damage and investigation and remediation costs incurred by parties in connection with the contamination. These laws typically impose cleanup responsibility and liability without regard to whether the owner or operator knew of, or caused the presence of, the contaminants. The costs of investigation, remediation or removal of substances may be substantial, and the presence of these substances, or the failure to properly remediate these substances, may adversely affect the owner's ability to sell or rent the real estate or to borrow using the real estate as collateral.

     In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs incurred in connection with the contamination. Individuals who arrange for the disposal or treatment of hazardous or toxic substances may be held liable for the costs of investigation, remediation or removal of hazardous or toxic substances at or from the disposal or treatment facility regardless of whether the facility is owned or operated by the person. Finally, the owner of a site may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site.

     Federal, state and local laws, ordinances and regulations also govern the removal, encapsulation or disturbance of asbestos-containing materials ("ACMs") when the materials are in poor condition or in the event of the remodeling, renovation or demolition of a building. These laws may impose liability for the release of ACMs and may provide for third parties to seek recovery from owners or operators of real estate for personal injury associated with ACMs. In connection with the ownership and operation of its properties, we may be potentially liable for costs in connection with ACMs or other hazardous or toxic substances.

     Prior to acquisition, all of our properties will have been the subject of environmental assessments, which are intended to reveal information regarding, and to evaluate the environmental condition of, the surveyed properties and surrounding properties.

     These assessments will generally include:

     --   a historical review,

     --   a public records review,

     --   a  preliminary   site   investigation  of  the  site  and  surrounding
          properties,

     --   examining for the presence of asbestos,

     --   examining for equipment containing polychlorinated biphenyls,

     --   examining for underground storage tanks, and

     --   the preparation of a written report.

     These assessments generally will not include soil sampling or subsurface investigations.

     Nevertheless, it is possible that these assessments will not reveal all environmental liabilities or that there are unknown material environmental liabilities. Moreover, we cannot guarantee that

     -- future laws, ordinances or regulations will not require any material expenditures by or impose any material liabilities in connection with environmental conditions by or on us or our properties,

     -- the environmental condition of a property we purchase will not be adversely affected by residents and occupants of the property, by the condition of properties in the vicinity, such as the presence of underground storage tanks, or by unrelated third parties, or

     -- prior owners of any property we purchase will not have created unknown environmental problems.

     We will endeavor to ensure our properties will be in compliance in all material respects with all Federal, state and local laws, ordinances and regulations regarding hazardous or toxic substances or petroleum products.

INSURANCE

     We will carry comprehensive liability, fire, extended coverage and rental loss insurance with respect to any property we acquire, with policy specifications, insured limits and deductibles customarily carried for similar properties. There are, however, certain types of losses, such as losses arising from earthquakes or wars, that are not generally insured because they are either uninsurable or not economically insurable. Should an uninsured loss or a loss in excess of insured limits occur, we could lose our capital invested in the affected property, as well as the anticipated future revenues from the property and would continue to be obligated on any mortgage indebtedness or other obligations related to the property. We could be adversely affected by any such loss.

AVAILABLE INFORMATION

     We have filed a registration statement, of which this prospectus is a part, on Form S-11 with the Securities and Exchange Commission (the "Commission") relating to this offering of common shares. This prospectus does not contain all of the information in the registration statement and the exhibits and financial statements included with the registration statement. If we describe the contents of any contract or other document in this prospectus, the description may not necessarily be a complete description. You should refer to the copy of the document filed as an exhibit to the registration statement or incorporated by reference for a complete description.

     You can obtain copies of the registration statement and the exhibits for a fee from the Commission at its principal office in Washington, D.C.

     We will also file periodic reports, proxy statements and other information with the Commission. You can review and copy these documents at the offices of the Commission in Washington, D.C. and at the Commission's regional offices in Chicago, Illinois and New York, New York. The Commission also maintains an Internet web site that contains these documents and other information regarding registrants that file electronically. The Internet address of the Commission's web site is: http://www.sec.gov.

     We will furnish our shareholders with annual reports containing financial statements audited by our independent auditors.

                                  MANAGEMENT

     We are managed by our board of directors, elected by our shareholders. The directors are responsible for appointing our executive officers and for determining our strategic direction. The executive officers serve at the discretion of the board and are chosen annually by the board at its first meeting following the annual meeting of shareholders. Currently, Glade M. Knight is our sole director and executive officer. The following table sets forth the names and ages of Mr. Knight and those additional persons who will be elected as directors at the time of initial closing of the minimum 1,666,666.67 common shares. All of the directors set forth in the following table, other than Mr. Knight, will be independent directors.

            NAME                AGE                  POSITION
----------------------------   -----   -----------------------------------
Glade M. Knight ............    55     Chairman, Chief Executive Officer,
                                       President  and Secretary

Lisa B. Kern ...............    38     Director*

Bruce H. Matson ............    41     Director*

Michael S. Waters ..........    44     Director*

Robert M. Wily .............    49     Director*

----------
* To be elected at initial closing.

     GLADE M. KNIGHT. Mr. Knight is our chairman of the board, chief executive officer and President. He is also the chief executive officer and sole shareholder of Apple Suites Advisors, Apple Suites Realty and Apple Suites Management.

     Mr. Knight founded and serves as chairman of the board and president of Apple Residential Income Trust, Inc. and Cornerstone Realty Income Trust, Inc., which are real estate investment trusts. Cornerstone Realty Income Trust, Inc., a publicly traded company, which began operations in 1993, acquires, owns and operates apartment complexes in the mid-Atlantic and southeastern regions of the United States. Apple Residential Income Trust, Inc., which began operations in 1996, acquires, owns and operates apartment complexes in Texas.

     Mr. Knight is chairman of the board of trustees of Southern Virginia College in Buena Vista, Virginia. Mr. Knight is also a member of the advisory board to the Graduate School of Real Estate and Urban Land Development at Virginia Commonwealth University. He has served on a National Advisory Council for Brigham Young University and is a founding member of and active lecturer for the university's Entrepreneurial Department of the Graduate School of Business Management.

     LISA B. KERN. Ms. Kern is a portfolio manager and vice president of Davenport & Co., LLC, an investment banking firm, in Richmond, Virginia. Previously, Ms. Kern was a Vice president with Crestar Bank's Trust and Investment Management Group from 1989 to 1996. Ms. Kern was also a director of Apple Residential Income Trust, Inc.

     BRUCE H. MATSON. Mr. Matson is a vice president and director of the law firm of LeClair Ryan, a Professional Corporation, in Richmond, Virginia. He has been with LeClair Ryan since 1994. Mr. Matson has practiced law since 1983. He was also a director of Apple Residential Income Trust, Inc.

     MICHAEL S. WATERS. Mr. Waters is president and co-founder of Partnership Marketing, Inc. From 1995 through 1998, Mr. Waters served as a vice president and general manager of GT Foods, a division of GoodTimes Home Video. From 1987 to 1995, he served as a vice president and general manager for two U.S. subsidiaries (Instant Products of America and Chocolate Products) of George Weston Ltd. (Canada), a fully-integrated food retailer and manufacturer.

     ROBERT M. WILY. Mr. Wily is the Deputy Chief, Article III Judges Division, of the Administrative Office of the U.S. Courts. He has served as the Clerk of Court for both the United States Bankruptcy Court for the Eastern District of Virginia from 1986 to 1999 and the District of Utah from 1981 to 1986. Prior to those positions, Mr. Wily was in the private practice of law.

CLASSIFICATION OF THE BOARD

     The board is divided into three classes. The terms of the first, second and third classes expire in 2000, 2001, and 2002, respectively. Directors of each class are elected for three year terms upon the expiration of the current class' term. The staggered terms for directors may affect our shareholders' ability to effect a change in control even if a change in control were in our shareholders' best interest. Mr. Knight's term expires in 2002; Mr. Water and Ms Kern's terms will expire in 2001 and Mr. Matson and Mr. Wily's terms will expire in 2000.

COMMITTEES OF THE BOARD

     The   board   has   an  Executive  Committee,  an  Audit  Committee  and  a
Compensation Committee.

     The Executive Committee has all powers of the board except for those which require action by all directors under our Articles or Bylaws or under applicable law. The Executive Committee will consist of Messrs. Knight, Matson and Wily.

     The Audit Committee's function is to make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of our internal accounting controls. The Audit Committee will consist of Ms. Kern and Mr. Waters.

     The Compensation Committee will administer our stock incentive plans. The Compensation Committee will consist of Messrs. Matson and Wily.

DIRECTOR COMPENSATION

     We will pay to each director who is not an affiliate of Apple Suites Advisors an annual fee of $5,000 plus $500 for each meeting of the full board of directors attended by each director in person ($100 if any are attended by telephonic means). There will be no additional compensation for serving on a committee or attending a committee meeting. We will, however, reimburse all directors for their travel and other out-of-pocket expenses incurred in connection with attending any meeting of the board of directors or any committee, and for carrying on the business of our company, including reimbursement for expenses for any on-site review of properties presented for acquisition or of new markets. Directors who are affiliates of Apple Suites Advisors receive no compensation from us for their service as directors. These directors, however, are remunerated indirectly by their relationship to Apple Suites Advisors and its affiliated companies and are reimbursed by us for their expenses in attending meetings of the board of directors or a committee and in carrying on our business.

INDEMNIFICATION AND INSURANCE

     We intend to obtain, and pay the cost of, directors' and officers' liability insurance coverage which insures (1) the directors and officers from any claim arising out of an alleged wrongful act by the directors and officers in their respective capacities as directors and officers of our company, and
(2) us to the extent that we have indemnified the directors and officers for loss.

OFFICER COMPENSATION

     Our officers are not paid salaries by us. Mr. Knight is currently our sole executive officer. In addition, he is the sole shareholder of Apple Suites Advisors and Apple Suites Realty which are entitled to fees for services rendered by them to us. Mr. Knight will not receive any compensation from Apple Suites Advisors and Apple Suites Realty but will receive dividend income due to his ownership of those entities. See "Compensation" for a description of the fees payable to Apple Suites Advisors and Apple Suites Realty.

STOCK INCENTIVE PLANS

     We plan to adopt two stock incentive plans which are described below. For purposes of the description below, the term "Offering" means the Initial Offering plus all additional offerings and sales of common shares which may occur during the five-year period beginning July 1, 1999 and ending June 30, 2004. The term "Initial Offering" means the offering of common shares made pursuant to this prospectus.

     The aggregate number of common shares reserved for issuance under the two stock incentive plans is (1) 80,000 shares, plus (2) 6.425% of the number of shares sold in the Initial Offering in excess of the minimum offering, plus (3) 6.2% of the number of shares sold in the Offering above the Initial Offering.

THE INCENTIVE PLAN

     Under one plan (the "Incentive Plan"), incentive awards may be granted to employees (including officers and directors who are employees) of us, or of Apple Suites Advisors or Apple Suites Realty (the latter two companies being sometimes referred to herein as "Apple Suites Companies"). Of the directors, initially Mr. Knight will be a participant in the Incentive Plan. Incentive awards may be in the form of stock options or restricted stock. Under the Incentive Plan, the number of Shares reserved for issuance is equal to an aggregate of (1) 35,000 common shares, plus (2) 4.625% of the number of Shares sold in the Initial Offering in excess of the minimum offering, plus (3) 4.4% of the number of the shares sold in the Offering above the Initial Offering. If an option is canceled, terminates or lapses unexercised, any unissued common shares allocable to the option may be subjected again to an incentive award. The purpose of the Incentive Plan is to attract and retain the services of experienced and qualified employees who are acting on behalf of us, either directly or through the Apple Suites Companies, in a way that enhances the identification of the employees' interests with those of the shareholders.

     The Incentive Plan will be administered by a Compensation Committee of the board of directors (the "Committee"). Notwithstanding anything to the contrary in this prospectus, the Committee must have a minimum of two members who are not eligible to participate in the Incentive Plan or any similar plan other than the Directors' Plan (described below).

     Subject to the provisions of the Incentive Plan, the Committee has authority to determine (1) when to grant incentive awards, (2) which eligible employees will receive incentive awards, and (3) whether the award will be an option or restricted stock, and the number of common shares to be allocated to each incentive award. The Committee may impose conditions on the exercise of options and upon the transfer of restricted stock received under the Plan, and may impose other restrictions and requirements as it may deem appropriate.

Stock Options

     An option granted under the Incentive Plan will not be transferable by the option holder except by will or under the intestacy laws, and will be exercisable only at the times specified by the Committee. During the lifetime of the option holder the option may be exercised only while the option holder is in our employ or in the employ of one of the Apple Suites Companies, or within 60 days after termination of employment. In the event the termination is due to death or disability, the option will be exercisable for a 180-day period thereafter.

     The exercise price of the options will be not less than 100% of the fair market value of the common shares as of the date of grant of the option. Unless the common shares are listed, the fair market value will be determined by the Committee using any reasonable method in good faith.

     The Committee has discretion to take action as it deems appropriate with respect to outstanding options in the event of a sale of substantially all of our stock or assets, a merger of the Apple Suites Companies in which an option holder is employed, or the occurrence of similar events. Adjustments will be made in the terms of options and the number of common shares which may be issued under the Incentive Plan in the event of a future stock dividend, stock split or similar pro rata change in the number of outstanding shares or the future creation or issuance to shareholders generally of rights, options or warrants for the purchase of common shares.

     Options granted under the Incentive Plan are non-qualified stock options. Non-qualified stock options are options that are not intended to qualify for favorable incentive stock option tax treatment under the Internal Revenue Code.

Restricted Stock

     Restricted stock issued pursuant to the Incentive Plan is subject to the following general restrictions: (1) none of those shares may be sold, transferred, pledged, or otherwise encumbered or disposed of until the restrictions on those shares shall have lapsed or been removed under the provisions of the Incentive Plan, and (2) if a holder of restricted stock ceases to be employed by us or one of the Apple Suites Companies, he will forfeit any shares of restricted stock on which the restrictions have not lapsed or been otherwise removed.

     The Committee will establish as to each share of restricted stock issued under the Incentive Plan the terms and conditions upon which the restrictions on those shares shall lapse. The terms and conditions may include, without limitation, the lapsing of those restrictions at the end of a specified period of time, or as a result of the disability, death or retirement of the participant. In addition, the Committee may, at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or remove any or all restrictions.

Amendment of the Incentive Plan and Incentive Awards

     The board of directors may amend the Incentive Plan as it deems advisable; provided that our shareholders must approve any amendment that would (1) materially increase the benefits accruing to participants under the Incentive Plan, (2) materially increase the number of common shares that may be issued under the Incentive Plan, or (3) materially modify the requirements of eligibility for participation in the Incentive Plan. Incentive awards granted under the Incentive Plan may be amended with the consent of the recipient so long as the amended award is consistent with the terms of the Plan.

DIRECTORS' PLAN

     We also plan to adopt a stock option plan for members of our board of directors who are not our employees or employees of the Apple Suites Companies (the "Directors' Plan"). Under the Directors' Plan, the number of shares reserved for issuance is equal to 45,000 shares plus 1.8% of the number of Shares sold in the Offering in excess of the minimum offering of 1,666,666.67 common shares.

     A director is eligible to receive an option under the Directors' Plan if the director is not otherwise our employee or an employee of any of the Apple Suites Companies or any subsidiary of ours and was not an employee of any of these entities for a period of at least one year before the date of grant of an option under the Plan. Four members of the board (all of the directors except Mr. Knight) are expected initially to qualify to receive options under the Directors' Plan.

     The Directors' Plan will be administered by the board of directors. Grants of stock options to eligible directors under the Plan will be automatic. However, the board of directors has powers vested in it by the terms of the Plan, including, without limitation, the authority to prescribe the form of the agreement embodying awards of stock options under the Plan, to construe the Plan, to determine all questions arising under the Plan, and to adopt and amend rules and regulations for the administration of the Plan as it may deem desirable. Any decision of the board of directors in the administration of the Directors' Plan will be final and conclusive. The board of directors may act only by a majority of its members in office, except members thereof may authorize any one or more of their number, or any officer, to execute and deliver documents on behalf of the board of directors.

     The Directors' Plan provides for the following automatic option awards:

       (1) As of the initial closing of the common shares, each eligible director will receive an option to purchase 5,500 shares plus 0.0125% of the number of shares in excess of the minimum offering sold by the initial closing.

       (2) As of each June 1 during the years 2000 through 2004 (inclusive), each eligible director shall automatically receive an option to purchase 0.02% of the number of common shares issued and outstanding on that date.

       (3) As of the election as a director of any new person who qualifies as an eligible director, the eligible director will automatically receive an option to purchase 5,000 Shares.

     The purpose of the Directors' Plan is to enhance the identification of the participating directors' interests with those of the shareholders.

     The exercise price for each option granted under the Directors' Plan will be 100% of the fair market value on the date of grant; no consideration will be paid to us for the granting of the option. Options granted under the Directors' Plan will have a term of 10 years and will be fully exercisable six months after the date of grant. If an optionee ceases to serve as a director prior to the expiration of the six-month period following the date of grant, the option will terminate on the date of termination of service as a director. If an optionee ceases to serve as a director after the expiration of the six-month period following the date of grant, the option will terminate three years after the date of termination of service, or on expiration of the option, whichever is earlier.

     Options granted under the Directors' Plan are non-transferable other than by will or the laws of descent and distribution upon the death of the optionee and, during the lifetime of the optionee, are exercisable only by him. Payment upon exercise of an option under the Directors' Plan may be made in cash or with our common shares of equivalent value.

     The board of directors may suspend or discontinue the Directors' Plan or revise or amend the Plan in any respect; provided, however, that without approval of the shareholders no revision or amendment may increase the number of common shares subject to the Plan or materially increase the benefits accruing under the Plan. In addition, the Directors' Plan may not be amended more than once every six months other than to comply with changes in the Internal Revenue Code or ERISA.

STOCK OPTION GRANTS

     As of the date of this prospectus, there have been no grants under the Incentive Plan or the Directors' Plan.

                  APPLE SUITES ADVISORS, INC. AND AFFILIATES

GENERAL

     On or before the initial closing of the minimum offering of $15,000,000, we will enter into an advisory agreement with Apple Suites Advisors, who will, among other things, seek to obtain, investigate, evaluate and recommend property investment opportunities for us, serve as property investment advisor and consultant in connection with investment policy decisions made by the board of directors and, subject to its direction, supervise our day-to-day operations. Apple Suites Advisors is a Virginia corporation all of the common shares of which are owned by Glade M. Knight. Glade M. Knight is the sole director of Apple Suites Advisors and also its sole officer.

     The term "affiliate" as used in this document refers generally to a person or entity which is related to another specific person or entity through common control, through significant (10% or more) equity ownership, or by serving as an officer or director with the specified entity. Affiliates of Apple Suites Advisors include Apple Suites Realty and Glade M. Knight.

THE ADVISORY AGREEMENT

     The advisory agreement will have a five-year term and will be renewable for additional two-year terms thereafter by the board of directors. The advisory agreement provides that it may be terminated at any time by a majority of the independent directors or Apple Suites Advisors upon 60 days' written notice. Under the advisory agreement, Apple Suites Advisors undertakes to use its best efforts (1) to supervise and arrange for the day-to-day management of our operations and (2) to assist us in maintaining a continuing and suitable property investment program consistent with our investment policies and objectives. Under the advisory agreement, generally, Apple Suites Advisors is not required to, and will not, advise us on investments in securities, i.e., the temporary investment of offering proceeds pending investment of those proceeds in real property. It is expected that we will generally make our own decisions with respect to temporary investments.

     Pursuant to the advisory agreement, Apple Suites Advisors will be entitled to an annual asset management fee. The asset management fee is payable quarterly in arrears. The amount of the asset management fee is a percentage of the amount raised in this offering. The applicable percentage used to calculate the asset management fee is based on the ratio of funds from operations to the amount raised in this offering for the preceding calendar quarter. This ratio is referred to as the "return ratio." The per annum asset management fee is initially equal to the following with respect to each calendar quarter:

     o 0.1% if the return ratio for the preceding calendar quarter is 6% or less;

     o 0.15% if the return ratio for the preceding calendar quarter is more than 6% but not more than 8%; and

     o    0.25% if the return ratio for the preceding  calendar quarter is above
          8%.

     Funds from operations is defined as net income excluding gains or losses from debt restructuring and sales of property, plus depreciation of real
property,   after   adjustments   for   significant   non-recurring   items  and
unconsolidated partnerships and joint ventures, if any. This definition conforms to the recommendations set forth in a White Paper adopted by the National Association of Real Estate Investment Trusts (NAREIT) in 1995. Although we have adopted the NAREIT definition of funds from operations, we caution that the calculation of funds from operations may vary from entity to entity and as such the presentation of funds from operations by us may not be comparable to other similarly titled measures of other reporting companies.

     We believe that "funds from operations" is an appropriate measure to use in determining the fees to be paid to Apple Suites Advisors because it ties compensation to an important and widely accepted measure of operating performance of REITs which provides a relevant basis for comparison to other REITs. Funds from operations does not represent cash flow from operating, investing or financing activities in accordance with GAAP and is not indicative of cash available to fund all of our cash needs. Funds from operations should not be considered as an alternative to net income or any other GAAP measure as an indicator of performance and should not be considered as an alternative to cash flow as a measure of liquidity or the ability to service debt or to pay dividends.

     The bylaws require our independent directors to monitor Apple Suites Advisors' performance under the advisory agreement and to determine at least annually that the amount of compensation we pay to Apple Suites Advisors is reasonable, based on factors as they deem appropriate, including:

     o the amount of the asset management fee in relation to the size, composition and profitability of our investments;

     o the success of Apple Suites Advisors in selecting opportunities that meet our investment objectives;

     o the rates charged by other investment advisors performing comparable services;

     o the amount of additional revenues realized by it for other services performed for us;

     o    the quality and extent of service and advice furnished by it;

     o    the performance of our investments; and

     o the quality of our investments in relation to any investments generated by it for its own account.

     Our bylaws generally prohibit our operating expenses from exceeding in any year the greater of 2% of our total "Average Invested Assets" or 25% of our "Net Income" for the year. Operating expense means, generally, all operating, general and administrative expenses, but excluding depreciation and similar non-cash items and expenses of raising capital, interest, taxes and costs related to asset acquisition, operation and disposition. Average Invested Assets means, generally, the monthly average of the aggregate book value of assets invested in real estate, before deducting depreciation. Net Income means, generally, the revenues for any period, less expenses other than depreciation or similar non-cash items.

     Unless the independent directors conclude that a higher level of expenses is justified based upon unusual and nonrecurring factors which they deem sufficient, Apple Suites Advisors must reimburse us for the amount of any excess operating expenses. It must make reimbursement within 120 days from the end of our fiscal year. Apple Suites Advisors will be entitled to be repaid reimbursements in succeeding fiscal years to the extent actual operating expenses are less than the permitted levels. In determining that unusual and nonrecurring factors are present, the independent directors will be entitled to consider all relevant factors pertaining to our business and operations, and will be required to explain their conclusion in written disclosure to the shareholders. Apple Suites Advisors generally would expect to pay any required reimbursement out of compensation received from us in the current or prior years. However, there can be no assurance that it would have the financial ability to fulfill its reimbursement obligations.

     Our bylaws further prohibit the total organizational and offering expenses, including selling commissions from exceeding 15% of the amount raised in this offering. Furthermore, the total of all acquisition fees and acquisition expenses paid by us in connection with the purchase of a property by us shall be reasonable and shall in no event exceed an amount equal to 6% of the contract price for the property, unless a majority of the board of directors, including a majority of the independent directors, not otherwise interested in the transaction approves the transaction as being commercially competitive, fair and reasonable to us. For purposes of this limitation, the "contract price for the property" means the amount actually paid or allocated to the purchase, development, construction or improvement of the property, exclusive of acquisition fees and acquisition expenses. Any organizational and offering expenses or acquisition fees and acquisition expenses incurred by us in excess of the permitted limits shall be payable by Apple Suites Advisors immediately upon our demand.

     This discussion is only a summary of the Advisory Agreement. A copy of the form of agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. Please refer to the agreement for a complete statement of its provisions.

APPLE SUITES REALTY GROUP, INC.

     Apple Suites Realty is engaged in the business of management of real property and the solution of financial and marketing problems related to investments in real property. Glade M. Knight is the sole shareholder and director of Apple Suites Realty as well as its sole officer.

     We will enter into a Property Acquisition/Disposition Agreement with Apple Suites Realty under which Apple Suites Realty has agreed to act as a real estate broker in connection with our purchases and sales of properties. Under the agreement, Apple Suites Realty is entitled to a real estate commission equal to 2% of the gross purchase prices of our properties, payable by us in connection with each purchase; provided that during the course of this offering, the total real estate commission payable to Apple Suites Realty cannot exceed $5,400,000. Under the agreement, Apple Suites Realty is also entitled to a real estate commission equal to 2% of the gross sales prices of our properties, payable by us in connection with each property sale if, but only if, any property is sold and the sales price exceeds the sum of (1) our cost basis in the property plus (2) 10% of the cost basis. The cost basis is the original purchase price plus any and all capitalized costs and expenditures connected with the property. For purposes of this calculation, our cost basis will not be reduced by depreciation. If the sales price of a particular property does not equal the required amount, no real estate commission is payable, but Apple Suites Realty is still entitled to payment from us of its "direct costs" incurred in marketing the property. "Direct costs" refers to a reasonable allocation of all costs, including salaries of personnel, overhead and utilities, allocable to services in marketing a property. If the person from whom we purchase or to whom we sell a property pays any fee to Apple Suites Realty that amount will decrease the amount of our obligation to Apple Suites Realty. The agreement will have an initial term of five years and will renew automatically for successive terms of five years unless either party to the agreement elects not to renew by notice sent to the other party within 60 days before the end of any term.

     This discussion is only a summary of the Property Acquisition/Disposition Agreement. A copy of the form of Property Acquisition/Disposition Agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. Please refer to the agreement for a complete description of its provisions.

     Subject to the conditions applicable generally to transactions between us and affiliates of Apple Suites Advisors, Apple Suites Realty or an affiliate may render services to us in connection with our financings or refinancings, and would be entitled to compensation for those services. As of the date of this prospectus, there are no specific agreements for any of these services.

PRIOR PERFORMANCE OF PROGRAMS SPONSORED BY GLADE M. KNIGHT

     The following paragraphs contain information on prior programs sponsored by Glade M. Knight to invest in real estate. This discussion is a narrative summary of Mr. Knight's experience with all other programs sponsored by him, both public and nonpublic, that have invested in real estate regardless of the investment objectives of the program. The information set forth is current as of June 15, 1999. This information should not be considered to be indicative of our capitalization or operations. Purchasers of our common shares will not have any interest in the entities referred to in this section or in any of the properties owned by those entities.

PRIOR REITS - CORNERSTONE AND APPLE RESIDENTIAL

     Mr. Knight was responsible for the organization of Cornerstone Realty Income Trust, Inc. ("Cornerstone"), a real estate investment trust organized to acquire, own and operate apartment complexes in the mid-Atlantic and southeastern regions of the country. Mr. Knight is the chairman, chief executive officer and president of Cornerstone. Between December 1992 and October 1996, Cornerstone sold approximately $300 million in common shares in a continuous best-efforts offering to approximately 12,000 investors. Since that initial offering, Cornerstone has completed additional firm-commitment offerings. Cornerstone currently has approximately 20,000 investors and its common shares are traded on the New York Stock Exchange under the symbol "TCR." The net proceeds of the Cornerstone best-efforts public offering and subsequent offerings were used to acquire apartment communities in Virginia, North and South Carolina, and Georgia. Cornerstone currently owns 58 apartment communities. We will, upon request of any investor or prospective investor, provide at no cost a copy of the most recent Report on Form 10-K filed by Cornerstone with the Securities and Exchange Commission. For a reasonable charge, We will also provide copies of the exhibits to the Report on Form 10-K.

     In addition, Mr. Knight was responsible for the organization of Apple Residential Income Trust, Inc. ("Apple Residential"), a real estate investment trust organized to acquire, own and operate apartment complexes in the southwestern region of the country. Mr. Knight is the chairman, chief executive officer and president of Apple Residential. Between January 1997 and February 1999, Apple Residential sold approximately $300 million in common shares in a continuous best-effort offering to approximately 11,000 investors. The net proceeds of the Apple Residential public offering were used to acquire 28 apartment communities in Texas. We will, upon request of any investor or prospective investor, provide at no cost a copy of the most recent Report on
Form   10-K  filed  by  Apple  Residential  with  the  Securities  and  Exchange
Commission. For a reasonable charge, We will also provide copies of the exhibits to the Report on Form 10-K.

     Merger of Cornerstone and Apple Residential. On March 30, 1999, Cornerstone and Apple Residential announced that they had entered into a definitive merger agreement. Under this agreement, Apple Residential would merge into a subsidiary of Cornerstone. Cornerstone would survive as a corporation and Apple Residential would cease to exist. The merger was closed on July 23, 1999.

ADDITIONAL INFORMATION ON CORNERSTONE AND APPLE RESIDENTIAL ACQUISITIONS

     Part II of our registration statement (which is not a part of this prospectus) contains a more detailed summary of the 58 property acquisitions by Cornerstone and 25 property acquisitions by Apple Residential which occurred on or before December 31, 1998. Neither Cornerstone nor Apple Residential has sold any properties. We will provide a copy of the summary without charge upon request of any investor or prospective investor.

PRIOR PARTNERSHIPS

     Mr. Knight, between 1981 and 1987, organized 40 partnerships for the purpose of investing in real estate. Interests in 38 of these partnerships, in which Mr. Knight served as a general partner and all but one of which were limited partnerships, were sold to investors in privately-offered transactions. Two of the partnerships were publicly-offered.

PUBLICLY-OFFERED PARTNERSHIPS

     Two partnerships sponsored by Mr. Knight were issuers in public offerings of assignee units of limited partnership interest. One publicly-offered partnership, Southeastern Income Properties Limited Partnership ("Southeastern I"), was organized in 1987 and raised $25,000,000 from 2,714 investors. Southeastern I acquired four apartment complexes comprising 833 apartment units. The other publicly-offered partnership, Southeastern Income Properties II Limited Partnership ("Southeastern II"), was also organized in 1987 and raised $17,883,780 from 1,710 investors. Southeastern II acquired four apartment complexes comprising 794 apartment units. The aggregate cost of the eight properties purchased by Southeastern I and Southeastern II, including capital improvements thereto, was approximately $41,178,606. The affiliates of Mr. Knight which originally served as the general partners for these two partnerships transferred management control over these partnerships to a third party in February 1992 by converting to limited partner status. Thus, affiliates of Mr. Knight ceased to serve as the general partners.

PRIVATELY-OFFERED PARTNERSHIPS

     The 38 privately-offered partnerships were all organized in the 1980's, and a majority of them were organized before 1985. The privately-offered partnerships collectively owned and operated 40 apartment complexes with a total of 5,972 apartment units and one motel with 144 rooms. A total of 733 investors in these partnerships contributed an aggregate of approximately $47,788,965 to the capital of the partnerships. The aggregate cost of the 41 properties purchased by these 38 privately-offered partnerships was approximately $129,088,000. All of the privately-offered partnerships were formed before and had investment objectives dissimilar to those of Apple Suites, Inc. The dissimilar nature of the investment objectives is described below in this section.

     The privately-offered partnerships used borrowing which varied from substantial to 100% of required funds in the acquisition of their properties. In addition, a significant objective of the privately-offered partnerships was the realization of tax losses which could be used to offset some or all of investors' other sources of income. The investment objectives of these partnerships were dissimilar to our investment objectives in that we do not seek to generate tax losses based in part on high levels of borrowing. Rather, we seek to realize increasing cash distribution to shareholders with no or low levels of debt.

     Certain Bankruptcy Reorganizations. Seven of these partnerships with investment objectives dissimilar to ours filed for reorganization under Chapter 11 of the United States Bankruptcy Code. Five of these seven partnerships subsequently reached agreements with their lenders to allow foreclosure on their properties on terms which were more favorable to the partnerships than were available before the filing of the petition for reorganization. The other two of the seven partnerships emerged from their chapter 11 reorganizations with restructured debt. In addition, two other partnerships in which Mr. Knight formerly served as a general partner filed for reorganization under Chapter 11 of the United States Bankruptcy Code within two years after Mr. Knight ceased to serve as general partner.

     Certain Foreclosures. Six of the dissimilar partnerships acquiesced to negotiated foreclosures on their properties upon terms which were more favorable to the partners than would have been available in the absence of negotiation.

     Causes and Effects of Bankruptcies and Foreclosures. Each of the partnerships described in the preceding two paragraphs owned a single property, and the adverse business development affecting the partnership therefore resulted in the partnership ceasing all cash distributions to investors. Mr. Knight believes the bankruptcy filings and foreclosures described above were attributable to a combination of high borrowing, a downturn in economic conditions generally and the real estate industry in particular, a fundamental change in tax laws, which decreased the perceived value of real estate to potential buyers and lenders, and the unavailability of favorable financing. As a result of these factors, each of the partnership was unable to meet debt obligations or dispose of its property on terms that would allow repayment of its debt obligations.

     Mr. Knight does not expect that the combination of factors applicable to the privately-offered partnerships will be applicable to our operations. The privately-offered partnerships that experienced adverse business developments were "tax-shelter" investments, a principal objective of which was to generate tax losses for investors. A large portion of the tax losses resulted from interest deductions on mortgage debt on the properties. Since more mortgage debt resulted in higher tax losses to investors, there was an incentive to place a large amount of debt on the properties. We do not have as an objective to, and as a real estate investment trust we cannot, generate tax losses for shareholders. Our policy is to own properties on an all-cash basis, or use limited interim borrowing to be repaid with proceeds from this offering.

     The properties owned by the privately-offered partnerships were purchased by those partnerships when federal income tax laws permitted partnership investors to use partnership losses to offset their income from other sources. When this law was changed in 1986 to, in effect, prohibit the use of such losses, the value of such real estate decreased, making sale or refinancing of the properties at an amount sufficient to pay off the high mortgage debt difficult or impossible. Again, since our objectives do not include the generation of tax losses to shareholders, we do not expect this to be a risk for us.

     In the private partnerships, the generation of tax losses was in general a much more important investment objective than the making of cash distributions to partners, either from operations or property dispositions. Our principal business objective is to maximize shareholder value by achieving long-term growth in cash distributions to our shareholders, and we do not plan to generate tax losses for investors. The fact that our investment objectives are radically different from those of the privately-offered partnerships means that we expect key operating policies (such as the amount of debt) to be substantially different and that the basic causes of the operating difficulties of the privately-offered partnerships should not be present in our operations.

     Finally, the privately-offered partnerships, which incurred much debt, had little equity investment (some had no equity investment while the equity investment in others was less than $1 million). The privately-offered partnerships had no property diversification and small, if any, reserves to fund operational difficulties. Even if only our minimum offering is raised, we expect to have some property diversification and a reasonable reserve fund. To the extent more than our minimum offering is raised, property diversification and reserve amounts will increase.

     As of June 15, 1999, Mr. Knight had ceased to hold an interest in all but one of the 40 partnerships sponsored by him. That one partnership is Liberty West Apartments Limited Partnership, which owns a single residential apartment complex. Mr. Knight has entered into a contract for the sale of his interest in that partnership.

ADDITIONAL INFORMATION ON PRIOR PROGRAMS

     Prospective investors should also refer to the tabular information on prior programs sponsored by Mr. Knight appearing under the heading "Experience of Prior Programs" in this prospectus.

                     PRINCIPAL AND MANAGEMENT SHAREHOLDERS

     Beneficial ownership of our common shares, and options to purchase our common shares, held by our directors and officers as of the date of this prospectus, are indicated in the table below. Each person named in the table has sole voting and investment powers as to the shares or shares those powers with his spouse and minor children, if any.

                                  NUMBER OF SHARES        PERCENT OF AGGREGATE
             NAME                BENEFICIALLY OWNED     OUTSTANDING SHARES OWNED
-----------------------------   --------------------   -------------------------
Apple Suites Advisors, Inc.             10                       100%

     Mr. Knight is the sole shareholder of Apple Suites Advisors In addition to the foregoing, Glade M. Knight, who is our director, chairman of the board and president, will own 202,500 Class B convertible shares. In addition, Mr. Stanley J. Olander, Jr. and Ms. Debra A. Jones, business associates of Mr. Knight, will each own 18,750 Class B convertible shares. The Class B convertible shares are convertible into common shares pursuant to the formula and on the terms and conditions set forth below. We plan to issue the Class B convertible shares to Mr. Knight and others on or before the initial closing of the minimum offering of $15,000,000, in exchange for the payment by them of $0.10 per Class B convertible share, or an aggregate of $24,000.

     There are no dividends payable on the Class B convertible shares. Upon our liquidation, the holder of the Class B convertible shares is entitled to a liquidation payment of $0.10 per Class B convertible share before any distribution of liquidation proceeds to the holders of the common shares. Holders of more than two-thirds of the Class B convertible shares must approve any proposed amendment to the Articles of incorporation that would adversely affect the Class B convertible shares. The Class B convertible shares are convertible into common shares upon and for 180 days following the occurrence of either of the following events: (1) substantially all of our assets, stock or business is sold or otherwise transferred, whether through sale, exchange, merger, consolidation, lease, share exchange or otherwise, or (2) the Advisory Agreement with Apple Suites Advisors is terminated or not renewed. Upon the occurrence of either triggering event, each Class B convertible share is convertible into a number of common shares based upon the gross proceeds raised through the date of conversion in the offering made by this prospectus according to the following formula:

    GROSS PROCEEDS RAISED FROM      NUMBER OF COMMON SHARES
  SALES OF COMMON SHARES THROUGH   THROUGH CONVERSION OF ONE
        DATE OF CONVERSION         CLASS B CONVERTIBLE SHARE
--------------------------------- --------------------------
  $50 million ...................              1.0
  $100 million ..................              2.0
  $150 million ..................              3.5
  $200 million ..................              5.3
  $250 million. .................              6.7
  $300 million ..................              8.0


No  additional  consideration  is  due  upon  the  conversion  of  the  Class  B
convertible   shares.   The  conversion  into  common  shares  of  the  Class  B
convertible shares will result in dilution of the shareholders' interests.

                       FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     The following summary of material federal income tax considerations that may be relevant to a holder of common shares is based on current law and is not intended as tax advice. The statements of law and legal conclusions set forth in this summary represents the opinion of McGuire, Woods, Battle & Boothe LLP, special tax counsel to Apple Suites, Inc. The following discussion, which is not exhaustive of all possible tax considerations, does not include a detailed discussion of any state, local or foreign tax considerations. Nor does it discuss all of the aspects of federal income taxation that may be relevant to a prospective shareholder in light of his or her particular circumstances or to certain types of shareholders (including insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) who are subject to special treatment under the federal income tax laws.

     The statements in this discussion are based on current provisions of the Internal Revenue Code, existing, temporary and currently proposed Treasury Regulations under the Code, the legislative history of the Code, existing administrative rulings and practices of the IRS and judicial decisions. No assurance can be given that legislative, judicial or administrative changes will not affect the accuracy of any statements in this prospectus with respect to transactions entered into or contemplated prior to the effective date of the changes.

     THIS DISCUSSION IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING. EACH PROSPECTIVE PURCHASER OF COMMON SHARES IS ADVISED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF COMMON SHARES IN AN ENTITY ELECTING TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, DISPOSITION AND ELECTION, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

     We will elect to be treated as a REIT for federal income tax purposes commencing with our taxable year ended December 31, 1999. Based on assumptions and representations summarized below, McGuire, Woods, Battle & Boothe LLP, our legal counsel, is of the opinion that beginning with our taxable year ended December 31, 1999:

     -- we are organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and

     -- our proposed method of operations described in this prospectus will enable us to satisfy the requirements for qualification as a REIT.

     The rules governing REITs are highly technical and require ongoing compliance with a variety of tests that depend, among other things, on future operating results. McGuire, Woods, Battle & Boothe LLP will not monitor our compliance with these requirements. While we expect to satisfy these tests, and will use our best efforts to do so, we cannot ensure we will qualify as a REIT for any particular year, or that the applicable law will not change and adversely affect us and our shareholders. The following is a summary of the material federal income tax considerations affecting us as a REIT and our shareholders:

REIT QUALIFICATION

     In order to maintain our REIT qualification, we must meet the following criteria:

     -- We must be organized as an entity that would, if we did not maintain our REIT status, be taxable as a regular corporation;

     --   We must be managed by one or more directors;

     --   Our taxable year must be the calendar year;

     --   Our beneficial ownership must be evidenced by transferable shares;

     -- Our capital stock must be held by at least 100 persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months; and

     -- Not more than 50% of the value of our shares of capital stock may be held, directly or indirectly, applying constructive ownership rules, by five or fewer individuals at any time during the last half of each our taxable years.

     To protect against violations of these requirements, our bylaws provide restrictions on transfers of our common shares, as well as provisions that automatically convert shares of stock into nonvoting, non-dividend paying excess stock to the extent that the ownership otherwise might jeopardize our REIT status.

     To monitor our compliance with the share ownership requirements, we are required to and will maintain records disclosing the actual ownership of common shares. To do so, we will demand written statements each year from the record holders of certain percentages of shares in which the record holders are to disclose the actual owners of the shares. A list of those persons failing or refusing to comply with this demand will be maintained as part of our records. Shareholders who fail or refuse to comply with the demand must submit a statement with their tax returns disclosing the actual ownership of the shares and other information.

     We expect to satisfy each of the requirements discussed above. We also expect to satisfy the requirements that are separately described below concerning the nature and amounts of our income and assets and the levels of required annual distributions.

     SOURCES OF GROSS INCOME. In order to qualify as a REIT for a particular year, we also must meet two tests governing the sources of our income. These tests are designed to ensure that a REIT derives its income principally from passive real estate investments. In evaluating a REIT's income, the REIT will be treated as receiving its proportionate share of the income produced by any partnership in which the REIT holds an interest as a partner, and that income will retain the character that it has in the hands of the partnership. The Code allows us to own and operate a number of our properties through wholly-owned subsidiaries which are "qualified REIT subsidiaries." The Code provides that a qualified REIT subsidiary is not treated as a separate corporation, and all of its assets, liabilities and items of income, deduction and credit are treated as assets, liabilities and items of the REIT.

     75% GROSS INCOME TEST. At least 75% of a REIT's gross income for each taxable year must be derived from specified classes of income that principally are real estate related. The permitted categories of principal importance to us are:

     --   rents from real property;

     --   interest on loans secured by real property;

     -- gain from the sale of real property or loans secured by real property (excluding gain from the sale of property held primarily for sale to customers in the ordinary course of a company's trade or business, referred to below as "dealer property");

     -- income from the operation and gain from the sale of property acquired in connection with the foreclosure of a mortgage securing that property ("foreclosure property");

     -- distributions on, or gain from the sale of, shares of other qualifying REITs;

     --   abatements and refunds of real property taxes; and

     --   "qualified temporary investment income" (described below).

     In evaluating our compliance with the 75% gross income test, as well as the 95% gross income test described below, gross income does not include gross income from "prohibited transactions." In general, a prohibited transaction is one involving a sale of dealer property, not including foreclosure property and dealer property held by us for at least four years.

     We expect that substantially all of our operating gross income will be considered rent from real property. Rent from real property is qualifying income for purposes of the gross income tests only if certain conditions are satisfied. Rent from real property includes charges for services customarily rendered to tenants, and rent attributable to personal property leased together with the real property so long as the personal property rent is less than 15% of the total rent. We do not expect to earn material amounts in these categories. Rent from real property generally does not include rent based on the income or profits derived from the property. We do not intend to lease property and receive rentals based on the tenant's net income or profit. However, rent based on a percentage of gross income is permitted as rent from real property and we will have leases where rent is based on a percentage of gross income.

     Also excluded from "rents from real property" is rent received from a person or corporation in which we (or any of its 10% or greater owners) directly or indirectly through the constructive ownership rules contained in section 318 of the Code, owns a 10% or greater interest. A third exclusion covers amounts received with respect to real property if we furnish services to the tenants or manage or operate the property, other than through an "independent contractor" from whom we do not derive any income. The obligation to operate through an independent contractor generally does not apply, however, if the services provided by us are usually or customarily rendered in connection with the rental of space for occupancy only and are not considered rendered primarily for the convenience of the tenant. Further, if the value of the non-customary service income with respect to a property (valued at no less than 150% of our direct cost of performing the services) is 1% or less of the total income derived from the property, then all rental income from that property except the non-customary service income will qualify as rents from real property.

     Upon the ultimate sale of any of our properties, any gains realized also are expected to constitute qualifying income, as gain from the sale of real property (not involving a prohibited transaction).

     95% GROSS INCOME TEST. In addition to earning 75% of its gross income from the sources listed above, at least an additional 20% of our gross income for each taxable year must come either from those sources, or from dividends, interest or gains from the sale or other disposition of stock or other securities that do not constitute dealer property. This test permits a REIT to earn a significant portion of its income from traditional "passive" investment sources that are not necessarily real estate related. The term "interest" (under both the 75% and 95% tests) does not include amounts that are based on the income or profits of any person, unless the computation is based only on a fixed percentage of receipts or sales.

     FAILING THE 75% OR 95% TESTS; REASONABLE CAUSE. As a result of the 75% and 95% tests, REITs generally are not permitted to earn more than 5% of their gross income from active sources such as brokerage commissions or other fees for services rendered. We may receive this type income. This type of income will not qualify for the 75% test or 95% test but is not expected to be significant and this income, together with other non-qualifying income, is expected to be at all times less than 5% of our annual gross income. While we do not anticipate we will earn substantial amounts of non-qualifying income, if non-qualifying income exceeds 5% of our gross income, we could lose our status as a REIT. We may in the future establish subsidiaries in which we will hold less than 10% of the voting stock. The gross income generated by these subsidiaries would not be included in our gross income. However, dividends from subsidiaries to us would be included in our gross income and qualify for the 95% income test.

     If we fail to meet either the 75% or 95% income tests during a taxable year, we may still qualify as a REIT for that year if

     -- we report the source and nature of each item of our gross income in our federal income tax return for that year;

     -- the inclusion of any incorrect information in our return is not due to fraud with intent to evade tax; and

     -- the failure to meet the tests is due to reasonable cause and not to willful neglect.

     However, in that case we would be subject to a 100% tax based on the greater of the amount by which we fail either the 75% or 95% income tests for the year, multiplied by a fraction intended to reflect our profitability.

     CHARACTER OF ASSETS OWNED. On the last day of each calendar quarter, we also must meet two tests concerning the nature of our investments. First, at least 75% of the value of our total assets generally must consist of real estate assets, cash, cash items and government securities. For this purpose, real estate assets include interests in real property, interests in loans secured by mortgages on real property or by interests in real property, shares in other REITs and certain options, but excluding mineral, oil or gas royalty interests. The temporary investment of new capital in debt instruments also qualifies under this 75% asset test, but only for the one-year period beginning on the date we receive the new capital.

     Second, although the balance of our assets generally may be invested without restriction, we will not be permitted to own (1) securities of any one non-governmental issuer that represent more than 5% of the value of our total assets or (2) more than 10% of the outstanding voting securities of any single issuer. A REIT, however, may own 100% of the stock of a qualified REIT subsidiary, in which case the assets, liabilities and items of income, deduction and credit of the subsidiary are treated as those of the REIT. In evaluating a REIT's assets, if the REIT invests in a partnership, it is deemed to own its proportionate share of the assets of the partnership. We expect to satisfy these asset tests.

     ANNUAL DISTRIBUTIONS TO SHAREHOLDERS To maintain REIT status, we generally must distribute to our shareholders in each taxable year at least 95% of our net ordinary income. More precisely, we must distribute an amount equal to (1) 95% of the sum of (a) our REIT taxable income before deduction of dividends paid and excluding any net capital gain and (b) any net income from foreclosure property less the tax on the income, minus (2) limited categories of excess noncash income (including, cancellation of indebtedness and original issue discount income).

     REIT taxable income is defined to be the taxable income of the REIT, computed as if it were an ordinary corporation, with modifications. For example, the deduction for dividends paid is allowed, but neither net income from foreclosure property, nor net income from prohibited transactions, is included. In addition, the REIT may carry over, but not carry back, a net operating loss for 20 years following the year in which it was incurred.

     A REIT may satisfy the 95% distribution test with dividends paid during the taxable year and with dividends paid after the end of the taxable year if the dividends fall within one of the following categories:

     -- Dividends paid in January that were declared during the last calendar quarter of the prior year and were payable to shareholders of record on a date during the last calendar quarter of that prior year are treated as paid in the prior year for ourselves and our shareholders.

     -- Dividends declared before the due date of our tax return for the taxable year (including extensions) also will be treated as paid in the prior year for ourselves if they are paid (1) within 12 months of the end of the taxable year and (2) no later than our next regular distribution payment.

     Dividends that are paid after the close of a taxable year that do not qualify under the rule governing payments made in January (described above) will be taxable to the shareholders in the year paid, even though we may take them into account for a prior year. A nondeductible excise tax equal to 4% will be imposed on a company for each calendar year to the extent that dividends declared and distributed or deemed distributed before December 31 are less than the sum of (a) 85% of a company's "ordinary income" plus (b) 95% of a company's capital gain net income plus (c) any undistributed income from prior periods.

     Dividends that are paid after the close of a taxable year that do not qualify under the rule governing payments made in January described above will be taxable to our shareholders in the year paid, even though we may be able to take them into account for a prior year. We will incur a nondeductible excise tax equal to 4% will for each calendar year to the extent that dividends declared and distributed or deemed distributed before December 31 are less than the sum of (a) 85% of our "ordinary income" plus (b) 95% of our capital gain net income plus (c) any undistributed income from prior periods.

     We will be taxed at regular corporate rates to the extent we retain any portion of our taxable income. It is possible that we may not have sufficient cash or other liquid assets to meet the distribution requirement. This could arise because of competing demands for our funds, or because of timing differences between tax reporting and cash receipts and disbursements. Although we do not anticipate any difficulty in meeting this requirement, no assurance can be given that necessary funds will be available. In the event this occurs, we may arrange for short-term, or possibly long-term, borrowings to permit the payment of required dividends and meet the 95% distribution requirement.

     If we fail to meet the 95% distribution requirement because of an adjustment to our taxable income by the IRS, we may be able to retroactively cure the failure by paying a deficiency dividend, as well as applicable interest and penalties, within a specified period.

TAXATION AS A REIT

     As a REIT, we generally will not be subject to corporate income tax to the extent we currently distribute our REIT taxable income to our shareholders. This treatment effectively eliminates the double taxation imposed on investments in most corporations. We generally will be taxed only on the portion of our taxable income which we retain, including any undistributed net capital gain, because we will be entitled to a deduction for dividends paid to shareholders during the taxable year. A dividends paid deduction is not available for dividends that are considered preferential within any given class of shares or as between classes except to the extent a class is entitled to a preference. We do not anticipate we will pay any preferential dividends.

     Even as a REIT, we will be subject to tax in the following circumstances:

     -- any income or gain from foreclosure property will be taxed at the highest corporate rate;

     -- a tax of 100% applies to any net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business;

     -- if we fail to meet either the 75% or 95% source of income tests, a 100% tax would be imposed equal to the amount obtained by multiplying
          (1) the greater of the amount, if any, by which we failed either the 75% income test or the 95% income test, times (2) the ratio of our REIT taxable income to our gross income (excluding capital gain and other items);

     -- items of tax preference, excluding items specifically allocable to our shareholders, will be subject to the alternative minimum tax;

     -- if we fail to distribute with respect to each calendar year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income from prior years, we would be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed; and

     -- under regulations that are to be promulgated, we also may be taxed at the highest regular corporate tax rate on any built-in gain attributable to assets we acquire in tax-free corporate transactions, to the extent the gain is recognized during the first ten years after we acquire the assets.

FAILURE TO QUALIFY AS A REIT

     If we fail to qualify as a REIT and are not successful in seeking relief, we will be taxed at regular corporate rates on all of our taxable income. Distributions to our shareholders would not be deductible in computing that taxable income, and we would no longer be required to make distributions. Any corporate level taxes generally would reduce the amount of cash available for distribution to our shareholders and, because our shareholders would continue to be taxed on any distributions they receive, the net after tax yield to our shareholders likely would be substantially reduced.

     As a result, our failure to qualify as a REIT during any taxable year could have a material adverse effect upon us and our shareholders. If we lose our REIT status, unless we are able to obtain relief, we will not be eligible to elect REIT status again until the fifth taxable year which begins after the taxable year during which our election was terminated.

TAXATION OF SHAREHOLDERS

     In general, distributions will be taxable to shareholders as ordinary income to the extent of our earnings and profits. Specifically, dividends and distributions will be treated as follows:

     -- Dividends declared during the last quarter of a calendar year and actually paid during January of the immediately following calendar year are generally treated as if received by the shareholders on December 31 of the calendar year during which they were declared.

     -- Distributions paid to shareholders will not constitute passive activity income, and as a result generally cannot be offset by losses from passive activities of a shareholder who is subject to the passive activity rules.

     -- Distributions we designate as capital gains dividends generally will be taxed as long term capital gains to shareholders to the extent that the distributions do not exceed our actual net capital gain for the taxable year. Corporate shareholders may be required to treat up to 20% of any capital gains dividends as ordinary income.

     -- If we elect to retain and pay income tax on any net long-term capital gain, our shareholders would include in their income as long-term capital gain their proportionate share of net long-term capital gain. Our shareholders would receive a credit for the shareholder's proportionate share of the tax paid by us on retained capital gains and an increase in basis in their shares in an amount equal to the difference between the undistributed long-term capital gains and the amount of tax we paid.

     -- Any distributions we make, whether characterized as ordinary income or as capital gains, are not eligible for the dividends received deduction for corporations.

     --   Shareholders   are  not   permitted  to  deduct  our  losses  or  loss
          carry-forwards.

     We may generate cash in excess of our net earnings. If we distribute cash to our shareholders in excess of our current and accumulated earnings and profits, other than as a capital gain dividend, the excess cash will be deemed to be a return of capital to each shareholder to the extent of the adjusted tax basis of the shareholder's shares. Distributions in excess of the adjusted tax basis will be treated as gain from the sale or exchange of the shares. A shareholder who has received a distribution in excess of our current and accumulated earnings and profits may, upon the sale of the shares, realize a higher taxable gain or a smaller loss because the basis of the shares as reduced will be used for purposes of computing the amount of the gain or loss.

     Generally, gain or loss realized by a shareholder upon the sale of common shares will be reportable as capital gain or loss. If a shareholder receives a long-term capital gain dividend and has held the shares for six months or less, any loss incurred on the sale or exchange of the shares is treated as a long-term capital loss to the extent of the corresponding long-term capital gain dividend received.

     In any year in which we fail to qualify as a REIT, our shareholders generally will continue to be treated in the same fashion described above, except that none of our dividends will be eligible for treatment as capital gains dividends, corporate shareholders will qualify for the dividends received deduction and the shareholders will not be required to report any share of our tax preference items.

BACKUP WITHHOLDING

     We will report to our shareholders and the IRS the amount of dividends paid during each calendar year and the amount of tax withheld, if any. If a shareholder is subject to backup withholding, we will be required to deduct and withhold from any dividends payable to that shareholder a tax of 31%. These rules may apply in the following circumstances:

     -- when a shareholder fails to supply a correct taxpayer identification number,

     -- when the IRS notifies us that the shareholder is subject to the rules or has furnished an incorrect taxpayer identification number, or

     -- in the case of corporations or others within exempt categories, when they fail to demonstrate that fact when required.

     A shareholder that does not provide a correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount withheld as backup withholding may be credited against the shareholder's federal income tax liability. We also may be required to withhold a portion of capital gain distributions made to shareholders who fail to certify their non-foreign status.

     The United States Treasury has recently issued final regulations regarding the withholding and information reporting rules discussed above. In general, the final regulations do not alter the substantive withholding and information reporting requirements but unify current certification procedures and clarify reliance standards. The final regulations are generally effective for payments made on or after January 1, 2001, subject to transition rules. Prospective investors should consult their own tax advisors concerning the adoption of the final regulations and the potential effect on their ownership of common shares.

TAXATION OF TAX EXEMPT ENTITIES

     In general, a tax exempt entity that is a shareholder will not be subject to tax on distributions with respect to our shares or gain realized on the sale of our shares. In Revenue Ruling 66-106, the IRS confirmed that a REIT's distributions to a tax exempt employees' pension trust did not constitute unrelated business taxable income ("UBTI"). A tax exempt entity may be subject to UBTI, however, to the extent that it has financed the acquisition of its shares with acquisition indebtedness within the meaning of the Code. The Revenue Reconciliation Act of 1993 has modified the rules for tax exempt employees' pension and profit sharing trusts which qualify under section 401(a) of the Code and are exempt from tax under section 501(a) of the Code for tax years beginning after December 31, 1993. In determining the number of shareholders a REIT has for purposes of the "50% test" described above, any stock held by a qualified trust will be treated as held directly by its beneficiaries in proportion to their actuarial interests in the trust and will not be treated as held by the trust.

     A qualified trust owning more than 10% of a REIT may be required to treat a percentage of dividends from the REIT as UBTI. The percentage is determined by dividing the REIT's gross income, less direct expenses related thereto, derived from an unrelated trade or business for the year (determined as if the REIT were a qualified trust) by the gross income of the REIT for the year in which the dividends are paid. However, if this percentage is less than 5%, dividends are not treated as UBTI. These UBTI rules apply only if the REIT qualifies as a REIT because of the change in the 50% test discussed above and if the trust is predominantly held by qualified trusts. A REIT is predominantly held by qualified trusts if at least one pension trust owns more than 25% of the value of the REIT or a group of pension trusts each owning more than 10% of the value of the REIT collectively own more than 50% of the value of the REIT.

     For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and
(c)(20) of the Code, respectively, income from an investment our securities will constitute UBTI unless the organization is able to deduct an amount properly set aside or placed in reserve for certain purposes so as to offset the unrelated business taxable income generated by the investment our securities. These prospective investors should consult their own tax advisors concerning the set aside and reserve requirements.

TAXATION OF FOREIGN INVESTORS

     The   rules   governing   federal  income  taxation  of  nonresident  alien
individuals, foreign corporations, foreign partnerships and other foreign shareholders are complex. Prospective

Non-U.S. Shareholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws with regard to an investment in common shares, including any reporting requirements, as well as the tax treatment of an investment under the laws of their home country.

STATE AND LOCAL TAXES

     We may be subject to state or local taxation in various state or local jurisdictions, including those in which we transact business. In addition, our shareholders may also be subject to state or local taxation. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our securities.

                             ERISA CONSIDERATIONS

     A fiduciary of a pension, profit-sharing, retirement employee benefit plan, individual retirement account ("IRA"), or Keogh Plan (each, a "Plan") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the fiduciary standards under ERISA in the context of the Plan's particular circumstances before authorizing an investment of a portion of a Plan's assets in common shares. In particular, the fiduciary should consider:

     --   whether the investment  satisfies the diversification  requirements of
          Section 404(a)(1)(c) of ERISA,

     -- whether the investment is in accordance with the documents and instruments governing the Plan as required by Section 404(a)(1)(D) of ERISA,

     -- whether the investment is for the exclusive purpose of providing benefits to participants in the Plan and their beneficiaries, or defraying reasonable administrative expenses of the Plan, and

     --   whether the investment is prudent under ERISA.

     In addition to the general fiduciary standards of investment prudence and diversification, specific provisions of ERISA and the Internal Revenue Code of 1986 (the "Code") prohibit a wide range of transactions involving the assets of a Plan and transactions with persons who have specified relationships to the
Plan. These persons are referred to as "parties in interest" in ERISA and as "disqualified persons" in the Code. Thus, a fiduciary of a Plan considering an investment in common shares should also consider whether acquiring or continuing to hold common shares, either directly or indirectly, might constitute a prohibited transaction.

     The Department of Labor (the "DOL") has issued final regulations (the "Regulations") as to what constitutes assets of an employee benefit plan under ERISA. Under these Regulations, if a Plan acquires an equity interest that is neither a "publicly offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, as amended, then for purposes of fiduciary and prohibited transaction provisions under ERISA and the Code, the assets of the Plan would include both the equity interest and an undivided interest in each of the entity's underlying assets, unless an exemption applies.

     The Regulations define a publicly-offered security as a security that is:

     --   "widely held"

     --   "freely transferable," and

     -- either part of a class of securities registered under the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act, provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred.

     The Regulations provide that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. However, a security will not fail to be "widely held" if the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. The Regulations further provide that whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The Regulations also provide that when a security is part of an offering in which the minimum investment is $10,000 or less, the existence of certain restrictions ordinarily will not, alone or in combination, affect the finding that the securities are freely transferable.

     We believe that the restrictions imposed under our bylaws on the transfer common shares are limited to the restrictions on transfer generally permitted under the Regulations, and are not likely to result in the failure of the common shares to be "freely transferable." We also believe that the restrictions that apply to the common shares held by us, or which may be derived from contractual arrangements requested by David Lerner Associates in connection with common shares are unlikely to result in the failure of the common shares to be "freely transferable." Nonetheless, no assurance can be given that the DOL and/or the U.S. Treasury Department could not reach a contrary conclusion. Finally, the common shares offered are securities that will be registered under the Securities Act and are or will be registered under the Exchange Act.

     Assuming that the common shares satisfy the definition of publicly-offered securities, described above, the underlying assets will not be deemed to be "plan assets" of any Plan that invests in the securities offered in this prospectus.

     Notwithstanding the above, the Regulations provide that even if a security offered hereunder were not a publicly-traded security, investment by a Plan would not include the underlying assets if equity participation by benefit plan investors will not be significant. Under the Regulations, equity participation is significant if 25 percent or more in the security is held by benefit plan investors. The term "benefit plan investors" generally includes the plans described above.

                                CAPITALIZATION

     Our capitalization as of March 31, 1999, and as adjusted to reflect the issuance and sale of the common shares offered assuming the minimum offering and maximum offering and after deducting anticipated offering expenses, selling commissions and the marketing expense allowance is as follows:

                                                    AS ADJUSTED
                                    -------------------------------------------
                                                   MINIMUM          MAXIMUM
                                     ACTUAL       OFFERING          OFFERING
                                    --------   --------------   ---------------
Common Shares; no par value; 10
 shares issued, 1,666,666.67 and
 30,166,666.67 shares issued as
 adjusted, respectively .........     $100     $13,050,100      $268,500,100

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     We were organized on March 5, 1999 and have no significant operations to date. In addition, we currently own no properties. We intend to qualify as a REIT under the Internal Revenue Code.

     The proceeds of this offering and the cash flow generated from properties we will acquire and any short term investments will be our principal source of liquidity. In addition, we may borrow funds, subject to the approval of our board of directors.

     On April 20, 1999, we obtained a line of credit in a principal amount of up to $1 million to fund our start-up costs. The lender is First Union National Bank. This line of credit bears interest at LIBOR plus 1.50%. Interest is payable monthly and the principal balance and all accrued interest are due in full on October 20, 1999. Glade M. Knight, our president and Chairman of the Board, has guaranteed repayment of the loan. We expect to repay this debt with proceeds from the sale of common shares.

     We anticipate that our cash flow will be adequate to cover our operating expenses and to permit us to meet our anticipated liquidity requirements, including distribution requirements. Inflation may increase our operating costs, including our costs on bank borrowings, if any.

     We intend to establish a working capital reserve of at least 0.5% of the proceeds from this offering. This reserve, in combination with income from our properties and short term investments, is anticipated to satisfy our liquidity requirements.

YEAR 2000 COMPLIANCE

     The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. We will evaluate systems we may employ to determine if any of the computer programs or hardware that may be purchased have date-sensitive software or embedded chips that recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

     We will undertake several initiatives to address the Year 2000 issue after we commence operations. As part of our hotel acquisition due diligence process, we will perform assessments of the information technology ("IT") and non-IT systems of potential acquisitions for Year 2000 compliance. We will perform similar assessments for any IT and non-IT systems that will be acquired for internal use. In situations where these assessments indicate non-compliance with Year 2000 issues a program of remediation, testing and implementation will be developed and performed. We will request assurances from Apple Suites Advisors, Apple Suites Realty and Apple Suites Management that, as they implement IT and non-IT systems. They also implement appropriate steps to ensure that they address the Year 2000 issue.

     We will also assess the Year 2000 compliance of vendors and other external relationships to determine the extent to which we may be vulnerable to these parties' failure to resolve their own Year 2000 issues. We cannot ensure timely compliance of third parties and; therefore, could be adversely affected by failure of a significant third party to become Year 2000 compliant. We cannot estimate the effect, if any, on us from the failure of third parties to be Year 2000 compliant.

     These initiatives may not detect all Year 2000 issues. We will along with Apple Suites Advisors, Apples Suites Realty and Apple Suites Management, Inc. develop contingency plans intended to mitigate the possible disruption in business operations that may result from the Year 2000 issue. We believe a worst case scenario may be a lack of readiness by electrical and water utilities, financial institutions, governmental agencies or other providers of general infrastructure which could pose significant impediments to our ability to carry on our normal operations. We have not incurred any cost to date implementing the Year 2000 initiatives and do not believe the cost of implementation will be material.

                             PLAN OF DISTRIBUTION

     We are offering to sell the common shares using the service of David Lerner Associates, Inc. as the managing dealer, and other broker-dealers selected by the managing dealer. The common shares are being offered on a "best efforts" basis, meaning that the managing dealer and other broker-dealers are not obligated to purchase any common shares. No common shares will be sold unless at least a minimum of 1,666,666.67 shares has been sold no later than one year after the date of this prospectus. Our officers and directors and those of Apple Suites Advisors, Apple Suites Realty and Apple Suites Management will not be permitted to purchase common shares in order to reach the minimum offering of 1,666,666.67 common shares. If the minimum offering of shares is not sold by that date, the offering will terminate and all funds deposited by investors into the interest-bearing escrow account will be promptly refunded in full, with interest. First Union National Bank will act as escrow agent for the escrow account until the minimum offering of shares is sold.

     The common shares are offered at $9 per share until the minimum offering of $15,000,000 in shares is achieved and the minimum 1,666,666.67 common shares have been sold. Thereafter, the common shares will be offered at $10 per share.

     The offering of common shares is expected to terminate when all shares offered by this prospectus have been sold or one year from the date hereof, unless extended by us for up to an additional year in order to achieve the maximum offering of 30,166,666.67 common shares. In some states, extension of the offering may not be allowed, or may be allowed only upon the filing of a new application with the appropriate state administrator.

     Purchasers will be sold common shares at one or more closings. Following the sale of the minimum offering, additional closings will be held monthly during the offering period as orders are received. The final closing will be held shortly after the termination of the offering period or, if earlier, upon the sale of all the common shares. It is expected that after the INITIAL closing of the sale of the minimum offering, purchasers will be sold common shares no later than the last day of the calendar month following the month in which their orders are received. Funds received during the offering but after the initial disbursement of funds will be held in escrow for the benefit of purchasers until the next closing, and then disbursed to us.

     In no event are we required to accept the subscription of any prospective investor, and no subscription shall become binding on us until a properly completed subscription agreement prepared and executed by the prospective investor has been accepted by our duly authorized representative. We will either accept or reject each subscription within four business days from the receipt of the subscription by David Lerner Associates, Inc. OR other broker-dealer.

     We intend to hold investors' funds in escrow in an interest-bearing account with First Union National Bank until the minimum offering of 1,666,666.67 common shares is achieved and the initial closing has occurred. The account will pay interest to investors from the date the investor's funds are received until the date of the initial closing. First Union National Bank will remit the aggregate interest on escrowed funds to David Lerner Associates, Inc., and David Lerner Associates, Inc. will pay the individual investors their interest. After the initial closing, investors' funds will be held in an interest-bearing account with David Lerner Associates, Inc. or other broker-dealers pending each applicable closing. That account will provide the investor with interest based on a then current money market fund rate. We and David Lerner Associates, Inc. reserve the right to formulate and adopt reasonable simplifying conventions in determining each investor's share of interest earned pending each closing. For example, we and David Lerner
Associates, Inc. may average interest rates on escrowed funds over a given period of time or treat all investors subscribing during a given period of time (such as during a particular month or other period) as having subscribed on the same day during such period. These simplifying conventions would be designed to avoid costs necessary to compute interest amounts precisely where the costs are not commensurate with the amount of interest involved. Investors' subscriptions will be revocable by written notice delivered to the escrow agent at least five days before the initial closing. An investor's subscription funds may remain in escrow for an indefinite period of time.

     Each investor who desires to purchase common shares will be required to complete and sign a Subscription Agreement in the form attached to this prospectus as Exhibit A. In addition to requesting basic identifying information concerning the investor, such as his or her name and address, the number of common shares subscribed for, and the manner in which ownership will be held, the Subscription Agreement requires the investor to make a series of representations to us set forth in paragraphs designated "(a)" through "(h)."

     We ask for these representations to help us determine whether you have received the disclosure materials pertaining to the investment, meet certain suitability requirements we have established, and understand what you are investing in. Should a dispute later arise between you and us concerning matters that are the subject of any representation, we would expect to rely upon your making of that representation in the Subscription Agreement if you later claim that that representation is not correct.

     Set forth below is a brief summary of the nature of each representation in the lettered paragraphs of the Subscription Agreement. You should, however, carefully review the Subscription Agreement in its entirety.

     (a) You acknowledge that you have received a copy of the prospectus and that you understand that your investment will be governed by the terms of that prospectus.

     (b) You represent that you are of majority age and, therefore, can enter into a binding contract to purchase the common shares.

     (c) You represent that you have adequate financial resources, understand the financial risks of an investment in common shares, and understand that there is no ready ability to sell or otherwise dispose of your investment in common shares.

     (d) You specifically represent that you either have a net worth (excluding home, furnishings and automobiles) of at least $50,000 (higher in certain states) and gross income of $50,000, or a net worth (with the same exclusions) of at least $100,000 (higher in certain states).

     You further represent that your investment in common shares is 10% or less of your net worth (with the indicated exclusions). This representation helps us determine that your proposed investment is suitable for you based on your financial condition.

     (e) If you are acting on behalf on an entity, you represent that you have authority to bind the entity.

     (f) You represent that the taxpayer identification number (social security number in the case of an individual) provided is correct and that you are not subject to backup withholding. This representation allows us to make distributions to you without any requirement to withhold for income tax purposes.

     (g) You understand that we have the right, in our sole discretion, to accept or reject your subscription for common shares.

     (h)  You  agree  to  settle  by arbitration any controversy between you and
your   broker   concerning   the   Subscription  Agreement  and  the  investment
represented by the Subscription Agreement.

     It is expected that shareholders will be able to elect to reinvest any distributions from us in additional common shares available in this offering, for as long as this offering continues. This option is referred to as the "Additional Share Option." Any purchase by reinvestment of distributions would be at the same price per share and on the same terms applicable generally to subscriptions in this offering effective at the time of reinvestment. We reserve the right to establish rules governing reinvestment, as well as the right to modify or terminate the Additional Share Option at any time. We estimate that approximately 500,000 common shares offered through this prospectus will be purchased through shareholders' reinvestment of distributions in common shares pursuant to the Additional Share Option, but the number of shares which will be purchased cannot be determined at this time.

     Subject  to  the  Additional  Share  Option  being  available  through  the broker-dealer which initially sells a shareholder its common shares, a shareholder will be able to elect the option by directing, on its subscription agreement, that cash distributions be reinvested in additional shares. Distributions attributable to any calendar quarter will then be used to purchase common shares in this offering. As described under "Federal Income Tax Consequences -- Federal Income Taxation of the Shareholders," a shareholder who elects the Additional Share Option will be taxed as if it had received its distributions which are used to purchase additional shares. A shareholder may elect to terminate its participation in the Additional Share Option at any time by written notice sent by it to the broker-dealer through which the shareholder initially purchased shares. The notice will be effective with respect to distributions attributable to any calendar quarter if it is sent at least 10 days before the end of that calendar quarter.

     Funds not invested in real properties may only be invested by us in United States government securities, certificates of deposit of banks located in the United States having a net worth of at least $50,000,000, bank repurchase agreements covering the securities of the United States Government or United States governmental agencies issued by banks located in the United States having a new worth of at least $50,000,000, bankers' acceptances, prime commercial paper or similar highly liquid investments, such as money market funds selected by us, or evidences of indebtedness.

     We will pay to David Lerner Associates, Inc. selling commissions on all sales made in an amount equal to 7.5% of the purchase price of the common shares or $0.675 per share purchased at $9 per share and $0.75 per share purchased at $10 per share. We will also pay to David Lerner Associates, Inc. a marketing expense allowance equal to 2.5% of the purchase price of the shares, as a non-accountable reimbursement for expenses incurred by it in connection with the offer and sale of the common shares. The marketing expense allowance will equal $0.225 per share purchased at $9 per share and $0.25 per share purchased at $10 per share. The maximum selling commission payable to David Lerner Associates, Inc. is $22,500,000. The maximum marketing expense allowance payable to David Lerner Associates, Inc. is $7,500,000. The selling commissions and marketing expense allowance are payable to David Lerner Associates, Inc. at the times of the issuance of common shares to purchasers.

     The following table reflects the compensation payable to David Lerner Associates, Inc.

                                                             MARKETING EXPENSE
                       PRICE TO PUBLIC      COMMISSIONS          ALLOWANCE
                      -----------------   ---------------   ------------------
Per Share Minimum
 Offering .........    $       9.00        $     0.675          $    0.225
Per Share Maximum
 Offering .........    $      10.00        $     0.75           $    0.25
Total Minimum
 Offering .........    $ 15,000,000        $ 1,125,000          $  375,000
Total Maximum
 Offering .........    $300,000,000        $22,500,000          $7,500,000

     Prospective investors are advised that David Lerner Associates, Inc., reserves the right to purchase common shares, on the same terms applicable generally to sales pursuant to this prospectus, for its own account, at any time and in any amounts, to the extent not prohibited by relevant law. However, it is not expected that the managing dealer or other broker-dealers will purchase common shares.

     The Agency Agreement between us and David Lerner Associates, Inc. permits David Lerner Associates, Inc. to use the services of other broker-dealers in offering and selling the common shares, subject to our approval. David Lerner Associates, Inc. will pay the compensation owing to the broker-dealers out of the selling commissions or marketing expense allowance payable to it. Sales by the broker-dealers will be carried on in accordance with customary securities distribution procedures. David Lerner Associates, Inc. may be deemed to be an "underwriter" for purposes of the Securities Act of 1933 in connection with this offering. Until the minimum offering is achieved, investors must provide their subscription payment either by authorizing the liquidation of funds in their money market account with the managing dealer or by providing a check made payable to "First Union National Bank, Escrow Agent." Following the initial closing, investors will provide their subscription payment as directed by the managing dealer.

     Purchasers are required to purchase a minimum of $5,000 in common shares or $2,000 in common shares for plans. After the minimum offering is achieved, Apple Suites Advisors and Apple Suites Realty may purchase in this offering up to 2.5% of the total number of shares sold in the offering, on the same terms and conditions as the public. If Apple Suites Advisors and Apple Suites Realty purchase any common shares, they will be permitted to vote on any matters submitted to a vote of holders of the common shares. Any purchase of shares in this offering by Apple Suites Advisors and Apple Suites Realty must be for investment, and not for resale or distribution. The shares described in this paragraph are exclusive of the shares which may be issued under our stock incentive plans.

     There has been no previous market for any of our common shares. The initial offering price for the common shares is arbitrary and was determined on the basis of our proposed capitalization, market conditions and other relevant factors.

     We have agreed to indemnify David Lerner Associates, Inc. and other broker-dealers against a limited number of liabilities under the Securities Act. These liabilities include liabilities arising out of untrue statements of a material fact contained in this registration statement or arising out of the omission of a material fact required to be stated in this registration statement. We will also indemnify David Lerner Associates, Inc. for losses from a breach of any warranties made by us in the agency agreement.

     As part of the compensation negotiated between us and the managing dealer we have agreed to sell to David Lerner Associates, Inc. for an aggregate of $100, warrants to purchase 10% of the shares sold up to 3,000,000 common shares at an exercise price of $16.50 per common share or 165% of the public offering price per common share. The warrants may not be sold, transferred, assigned or hypothecated for one year from the date of their issuance, except to the officers of David Lerner Associates, Inc. and are exercisable at any time and from time to time, in whole or in part, during the five-year period commencing on the date of the final closing after the termination of this offering (the "Warrant Exercise Term"). During the Warrant Exercise Term, the holders of the warrants are given, at nominal cost, the opportunity to profit from a rise in the market price of the common shares. To the extent that the warrants are exercised, dilution to the interests of the shareholders will occur if the warrant exercise price is less than the value of the common shares at the time of exercise. Further, the terms upon which we may be able to obtain additional equity capital may be adversely affected since the holders of the warrants can be expected to exercise them at a time when we would, in all likelihood, be able to obtain any needed capital on terms more favorable to us than those provided in the warrants. Any profit realized by David Lerner Associates on the sale of the warrants may be deemed additional underwriting compensation. We have agreed, at the request of the holders of a majority of the warrants, at our expense, to register the warrants under the Securities Act of 1933 on one occasion during the Warrant Exercise Term and to include the warrants in any appropriate registration statement which is filed by us during the seven years following the date of this prospectus.

                         DESCRIPTION OF CAPITAL STOCK

     The information set forth below is only a summary of our terms of our common shares. You should refer to our articles of incorporation, and bylaws for a complete description of the common shares.

     Our authorized capital stock consists of 200,000,000 common shares, no par value, 240,000 Class B convertible shares, no par value and 15,000,000 preferred shares. Each common share will be fully paid and nonassessable upon issuance and payment therefor. As of the date of this prospectus, there were 10 common shares issued and outstanding. All 240,000 authorized Class B convertible shares will initially be held by Glade M. Knight, Stanley J. Olander, Jr., and Debra A. Jones.

COMMON SHARES

     DIVIDEND AND DISTRIBUTION RIGHTS

     Our common shares have equal rights in connection with:

     --   dividends

     --   distributions, and

     --   liquidations.

     If our board of directors determines, in its sole discretion, to declare a dividend, the right to a dividend is subject to the following restrictions:

     -- the dividend rights of the common shares may be subordinate to any other of our shares ranking senior to the common shares, and

     --   the amount of the dividend may be limited by law.

     If we liquidate our assets or dissolve entirely, the holders of the common shares will share, on a pro rata basis, in the assets we are legally allowed to distribute. We must pay all of our known debts and liabilities or have made adequate provision for payment of these debts and liabilities before holders of common shares can share in our assets.

     Holders of common shares do not have the right to convert or redeem their shares. In addition, they do not have rights to a sinking fund or to subscribe for any of our securities.

     VOTING RIGHTS

     Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders. The holders of common shares have exclusive voting power with respect to the election of directors, except as otherwise required by law or except as provided with respect to any other class or series of stock. There is no cumulative voting in the election of directors. Therefore the holders of a majority of the outstanding common shares can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

     Our articles state that a majority of common shares outstanding and entitled to vote on a matter may approve our company to take any of the following actions:

     --   dissolve,

     --   amend our charter or articles of incorporation,

     --   merge,

     --   sell all or substantially all of our assets, or

     --   engage in a share exchange or similar transactions;

     except for amendments to our articles of incorporation relating to the classification of the board of directors. This matter requires the approval of at least two-thirds of the shares entitled to vote.

     The transfer agent and registrar for the common shares is First Union National Bank.

CLASS B CONVERTIBLE SHARES

     Our authorized capital stock includes 240,000 Class B convertible shares. There are no dividends payable on the Class B convertible shares. Upon our liquidation,  the  holder  of  the  Class  B convertible shares is entitled to a liquidation payment of $0.10 per Class B convertible share before any distribution of liquidation proceeds to the holders of the common shares. Holders of more than two-thirds of the Class B convertible shares must approve any proposed amendment to the Articles of incorporation that would adversely affect the Class B convertible shares.

     The Class B convertible shares are convertible into common shares upon and for 180 days following the occurrence of either of the following events:

       (1)  substantially  all  of  our  assets,  stock  or  business is sold or
   otherwise    transferred,    whether    through   sale,   exchange,   merger,
   consolidation, lease, share exchange or otherwise, or

       (2) the Advisory Agreement with Apple Suites Advisors is terminated or not renewed.

     Upon the occurrence of either triggering event, each Class B convertible share is convertible into a number of common shares based upon the gross proceeds raised through the date of conversion in the offering made by this prospectus according to the following formula:

 GROSS PROCEEDS RAISED FROM SALES      NUMBER OF COMMON SHARES
 OF COMMON SHARES THROUGH DATE OF     THROUGH CONVERSION OF ONE
            CONVERSION                CLASS B CONVERTIBLE SHARE
----------------------------------   --------------------------
   $50 million....................                1.0
   $100 million...................                2.0
   $150 million...................                3.5
   $200 million...................                5.3
   $250 million...................                6.7
   $300 million...................                8.0


No  additional  consideration  is  due  upon  the  conversion  of  the  Class  B
convertible   shares.   The  conversion  into  common  shares  of  the  Class  B
convertible shares will result in dilution of the shareholders' interests.

PREFERRED SHARES

     Our articles of incorporation authorize our issuance of up to 15 million preferred shares. No preferred shares have been issued.

     We believe that the authorization to issue preferred shares benefit us and our shareholders by permitting flexibility in financing additional growth, giving us additional financing options in our corporate planning and in responding to developments in our business, including financing of additional acquisitions and other general corporate purposes. Having authorized preferred shares available for issuance in the future gives us the ability to respond to future developments and allow preferred shares to be issued without the expense and delay of a special shareholders' meeting.

     At present, we have no specific financing or acquisition plans involving the issuance of preferred shares and we do not propose to fix the characteristics of any series of preferred shares in anticipation of issuing preferred shares. We cannot now predict whether or to what extent, if any, preferred shares will be used or if so used what the characteristics of a particular series may be.

     The voting rights and rights to distributions of the holders of common shares will be subject to the prior rights of the holders of any subsequently-issued preferred shares. Unless otherwise required by applicable law or regulation, the preferred shares would be issuable without further authorization by holders of the common shares and on such terms and for such consideration  as  may  be  determined  by the board of directors. The preferred shares could be issued in one or more series having varying voting rights, redemption and conversion features, distribution (including liquidating distribution) rights and preferences, and other rights, including rights of approval of specified transactions. A series of preferred shares could be given rights that are superior to rights of holders of common shares and a series having preferential distribution rights could limit common share distributions and reduce the amount holders of common shares would otherwise receive on dissolution.

RESTRICTIONS ON TRANSFER

     To qualify as a REIT under the Code, our common shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. Further, not more than 50% of the value of our issued and outstanding common shares may be owned, directly or indirectly, by five or fewer individuals or, in limited circumstances, entities such as qualified private pension plans, during the last half of a taxable year or during a proportionate part of a shorter taxable year.

     Since our board of directors believes it is essential that we maintain our REIT status, our bylaws provide that no person may own or be deemed to own more than 9.8% of the issued and outstanding shares of any class or series. The board may exempt a proposed transferee from this ownership limit. The board may require opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our status as a REIT.

     Any acquisition or transfer of common shares that would: (1) result in the common shares and any other stock being owned by fewer than 100 persons or (2) result in our being "closely-held" within the meaning of section 856(h) of the Code, will be null and void, and the intended transferee will acquire no rights to the common shares. These restrictions on transferability and ownership will not apply if the board determines it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT and our articles are amended accordingly.

     Any purported transfer of common shares or any other stock that would result in a person owning shares of capital stock in excess of the ownership limit will result in the transfer being declared null and void. The shares subject to the purported transfer will be considered to be "excess shares." Under our bylaws, excess shares will be deemed to have been acquired and to be held on our behalf. The excess shares will not be considered to be outstanding for quorum and voting purposes. The excess shares will not be entitled to receive dividends or any other distributions. Any dividends or distributions paid to a purported transferee of excess shares prior to our discovery that the shares have been transferred in violation of our bylaws must be repaid to us upon demand.

     Our bylaws provide that we may redeem any excess shares. The redemption price for any excess share will be equal to:

     --   the price paid for the excess shares by the intended transferee, or

     -- if no consideration was paid, the fair market value of the shares measured on the last business day prior to date on which we elect to redeem the excess shares.

     Fair market value means the average daily closing price of a share if listed on a national securities exchange. If the shares are quoted on the NASD National Market System, fair market value will be the average of closing bid prices and closing asked prices. If there have been no sales or published bid and asked quotations with respect to the shares, the fair market value will be as determined in good faith by our board.

     In addition, each shareholder shall, upon demand, be required to disclose in writing all information regarding the direct and indirect beneficial ownership of shares of capital stock as our board deems reasonably necessary to comply with the provisions of the Internal Revenue Code applicable to a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any compliance with those provisions or requirements.

     These ownership limitations could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of shares of capital stock might receive a premium for their shares over the then-prevailing market price or which these holders might believe to be otherwise in their best interest.

FACILITIES FOR TRANSFERRING COMMON SHARES

     David Lerner Associates may, but is not obligated to, assist shareholders who desire to transfer their common shares. In the event David Lerner Associates provides assistance, it will be entitled to receive compensation as specified by it. Any assistance offered by David Lerner Associates may be terminated or modified at any time without notice, and any fee charged for transfer assistance may be modified or terminated at any time and without notice. David Lerner Associates currently has no plans for rendering the type of assistance referred to in this paragraph. This assistance, if offered, would likely consist of informally matching isolated potential buyers and sellers, and would not represent the creation of any "market" for the common shares.

     No public market for the common shares currently exists. We do not plan to cause the common shares to be listed on any securities exchange or quoted on any system or in any established market either immediately or at any definite time in the future. While we may cause the common shares to be listed or quoted if our board of directors determines that action to be prudent, there can be no assurance that this event will ever occur. Prospective shareholders should view the common shares as illiquid and must be prepared to hold their investment for an indefinite length of time.

WARRANTS

     We have agreed to sell to David Lerner Associates, Inc. for an aggregate of $100, warrants to purchase 10% of the shares sold in this offering, up to 3,000,000 common shares at an exercise price of $16.50 per common share or 165% of the public offering price per common share. The warrants may not be sold, transferred, assigned or hypothecated for one year from the date of this prospectus, except to the officers of David Lerner Associates, Inc. and are exercisable at any time and from time to time, in whole or in part, during the Warrant Exercise Term. During the Warrant Exercise Term, the holders of the warrants are given, at nominal cost, the opportunity to profit from a rise in the market price of the common shares. To the extent that the warrants are exercised, dilution to the interests of the shareholders will occur if the warrant exercise price is less than the value of the common shares at the time of exercise. We have agreed, at the request of the holders of a majority of the Warrants, at our expense, to register the Warrants under the Securities Act of 1933 on one occasion during the Warrant Exercise Term and to include the Warrants in any appropriate registration statement which is filed by us during the seven years following the date of this prospectus.

                      SUMMARY OF ORGANIZATIONAL DOCUMENTS

     The following is a summary of the principal provisions of our articles of incorporation and bylaws, some of which may be described or referred to elsewhere in this prospectus. Neither this summary nor the descriptions appearing elsewhere in this prospectus purport to be, or should be considered, a complete statement of the terms and conditions of the articles of incorporation or bylaws or any specific provision thereof, and this summary and all the descriptions are qualified in their entirety by reference to, and the provisions of, the articles of incorporation and bylaws, which have been filed as exhibits to the registration statement of which this prospectus is a part. Our articles of incorporation have been reviewed and approved unanimously by the board of directors.

BOARD OF DIRECTORS

     The board of directors, subject to specific limitations in the articles of incorporation and those imposed by law, has full, exclusive, and absolute power, control and authority over our property and business. The board of directors, without approval of the shareholders, may alter our investment policies in view of changes in economic circumstances and other relevant factors, subject to the investment restrictions set forth in the bylaws.

     A director may be removed if the director is declared of unsound mind by an order of court or if the director has pled guilty to or been convicted of a felony involving moral turpitude. In addition, a director may be removed (1) for cause by the vote or written consent of all directors other than the director whose removal is being considered, or (2) with or without cause at a special meeting of the shareholders by vote of a majority of the outstanding common shares. "For cause" is defined as willful violations of the articles of incorporation or bylaws, or gross negligence in the performance of a director's duties. Any vacancies in the office of director may be filled by a majority of the directors continuing in office or at a special meeting of shareholders by vote of a majority of the common shares present at a meeting at which there is a quorum. Any director so elected shall hold office for the remainder of his predecessor's term. The number of directors shall not be less than three nor more than 15. At the time of initial closing, there will be five directors, a majority of whom are independent directors. The holders of the common shares are entitled to vote on the election or removal of the board of directors, with each common share entitled to one vote.

     The board of directors is empowered to fix the compensation of all officers and the board of directors. Under the bylaws, directors may receive reasonable compensation for their services as directors and officers and reimbursement of their expenses, and we may pay a director such compensation for special services, including legal and accounting services, as the board of directors deems reasonable. The board of directors may delegate some of its powers to one or more committees, each comprised of at least three directors, the majority of whom are independent directors. At all times a majority of the directors and a majority of the members of any board committee shall be independent directors, except that upon the death, removal, or resignation of an independent director this requirement shall not be applicable for 60 days.

RESPONSIBILITY OF BOARD OF DIRECTORS, APPLE SUITES ADVISORS, INC., OFFICERS AND EMPLOYEES

     Our articles of incorporation provide that the directors and officers shall have no liability to us or our shareholders in actions by or in the right of the company unless the officer or director has engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities laws. The advisory agreement provides that Apple Suites Advisors shall have no liability to us or our shareholders unless it has engaged in gross negligence or willful misconduct. Generally, claimants must look solely to our property for satisfaction of claims arising in connection with our affairs. The articles of incorporation and the advisory agreement, respectively, provide that we shall indemnify any present or former director, officer, employee or agent and Apple Suites Advisors against any expense or liability in an action brought against the person if the directors, excluding the indemnified party, determine in good faith that the director, officer, employee or agent or Apple Suites Advisors was acting in good faith within what he or it reasonably believed to be the scope of his or its employment or authority and for a purpose which he or it reasonably believed to be in our best interests or of our shareholders, and that the liability was not the result of willful misconduct, bad faith, reckless disregard of duties or violation of the criminal law. Indemnification is not allowed for any liability imposed by judgment, and costs associated therewith, including attorneys' fees, arising from or out of a violation of federal or state securities laws associated with the public offering of the common shares unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnity, or (2) the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnity, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnity. To the extent that the indemnification provisions purport to include indemnification for liabilities arising under the Securities Act of 1933, in the opinion of the Securities and Exchange Commission, the indemnification is contrary to public policy and therefore unenforceable.

     The exculpation and indemnification provisions in the articles of incorporation and the advisory agreement have been adopted to help induce the beneficiaries of these provisions to agree to serve on our behalf or the behalf of Apple Suites Advisors by providing a degree of protection from liability for alleged mistakes in making decisions and taking actions. The exculpation and indemnification provisions have been adopted, in part, in response to a perceived increase generally in shareholders' litigation alleging director and officer misconduct. The exculpation and indemnification provisions in the articles of incorporation and the advisory agreement may result in a shareholder or our company having a more limited right of action against a director, Apple Suites Advisors or its affiliates than he or it would otherwise have had in the absence of the provisions. Conversely, the presence of these provisions may have the effect of conferring greater discretion upon the directors, Apple Suites Advisors and its affiliates in making decisions and taking actions with respect to us. Subject to the exculpation and indemnification provisions in the articles of incorporation, the advisory agreement, and as otherwise provided by law, Apple Suites Advisors and the directors and officers are accountable to us and our shareholders as fiduciaries and must exercise good faith and integrity in handling our affairs. As noted above, however, the exculpation and indemnification provisions in the articles of incorporation and the advisory agreement represent a material change from the accountability which would be imposed upon the directors, officers, Apple Suites Advisors and its affiliates in the absence of the contractual provisions. Thus, the fiduciary duties will be materially different from the fiduciary duties as they would exist in the absence of the provisions of the articles of incorporation and the advisory agreement.

ISSUANCE OF SECURITIES

     The board of directors may in its discretion issue additional common shares or other equity or debt securities, including options, warrants, and other rights, on such terms and for such consideration as it may deem advisable. The board of directors may, in its sole discretion, issue shares of stock or other equity or debt securities, (1) to persons from whom we purchases property, as part or all of the purchase price of the property, or (2) to Apple Suites Advisors and Apple Suites Realty in lieu of cash payments required under the advisory agreement or other contract or obligation. The board of directors, in its sole discretion, may determine the value of any shares or other equity or debt securities issued in consideration of property or services provided, or to be provided, to us, except that while shares are offered by us to the public, the public offering price of the common shares shall be deemed their value.

     We have adopted two stock incentive plans for the benefit of our directors and employees and for the benefit of employees of Apple Suites Advisors and Apple Suites Realty.

REDEMPTION AND RESTRICTIONS ON TRANSFER

     For us to qualify as a REIT under the Internal Revenue Code, not more than 50% of our outstanding shares may be owned directly or indirectly by five or fewer individuals during the last half of any year other than the first year, and after the first year all shares must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. As a means of attempting to ensure compliance with these requirements, the bylaws provide that we may prohibit any person from directly or indirectly acquiring ownership, beneficial or otherwise, of more than 9.8% of the issued and outstanding shares of any class or series.

AMENDMENT

     The articles of incorporation and the bylaws may be amended or altered or we may be dissolved by the affirmative vote of the holders of a majority of the outstanding common shares, with each shareholder entitled to cast one vote per common share held. Our articles and bylaws may not be amended unless approved by the vote of the holders of a majority of the common shares except that the directors may amend the bylaws if they determine the amendment to be necessary to comply with the REIT provisions of the Internal Revenue Code or other applicable laws and regulations or the requirements of any state securities regulator or similar official. The bylaws can also be amended by the board of directors to: correct any ambiguity in the bylaws or resolve inconsistencies between the bylaws and the Articles; make changes that are not materially adverse to the rights of shareholders; or allow us to take any action or fulfill any obligation which we are legally obligated or permitted to take. No amendment that would change any rights with respect to any outstanding common shares, or diminish or eliminate any voting rights pertaining thereto, may be made unless approved by the vote of the holders of two-thirds of the outstanding common shares so affected.

SHAREHOLDER LIABILITY

     The holders of our shares shall not be liable personally on account of any of our obligations.

                               SALES LITERATURE

     We may use sales or marketing literature in connection with the offering of the common shares. Sales or marketing materials which may be used include sales brochures highlighting our company, our properties or other aspects of our business. The literature may also include a brochure describing Apple Suites Advisors, Apple Suites Realty or affiliates and a "tombstone" advertisement, mailer and introductory letter. We may, from time to time, also utilize brochures describing completed or proposed property acquisitions, summaries of our company or of the offering of the common shares, and discussions of REIT investments generally.

     The offering is, however, made only by means of this prospectus. Except as described, we have not authorized the use of other supplemental literature in connection with the offering other than marketing bulletins to be used internally by broker-dealers. Although the information contained in the literature does not conflict with any of the information contained in this prospectus, the material does not purport to be complete, and should not be considered as a part of this prospectus or the registration statement of which this prospectus is a part, as incorporated in this prospectus or the registration statement by reference, or as forming the basis of the offering of the common shares.

                            REPORTS TO SHAREHOLDERS

     Financial information contained in all reports to shareholders will be prepared in accordance with generally accepted accounting principles. The annual report, which will contain financial statements audited by a nationally recognized accounting firm, will be furnished within 120 days following the close of each fiscal year. The annual report will contain a complete statement of compensation and fees paid or accrued by us to Apple Suites Advisors and Apple Suites Realty together with a description of any new agreements. Under the bylaws, we are also obligated to send to our shareholders quarterly reports after the end of the first three calendar quarters of each year. Quarterly reports will include unaudited financial statements prepared in accordance with generally accepted accounting principles, a statement of fees paid during the quarter to Apple Suites Advisors and Apple Suites Realty and a reasonable summary of our activities during the quarter. The shareholders also have the right under applicable law to obtain other information about us.

     We will file a report meeting the requirements of Form 8-K under the Securities Exchange Act of 1934 if, after the termination of the offering, a commitment is made involving the use of 10 percent or more of the net proceeds of the offering and will provide the information contained in the report to the shareholders at least once each quarter after the termination of this offering.

                                 LEGAL MATTERS

     Certain legal matters in connection with the common shares will be passed upon for us by McGuire, Woods, Battle & Boothe LLP, Richmond, Virginia.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited our balance sheet at March 26, 1999, as set forth in their report. We've included our balance sheet in the prospectus and in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                         EXPERIENCE OF PRIOR PROGRAMS

     The tables following this introduction set forth information with respect to prior real estate programs sponsored by Glade M. Knight, who is sometimes referred to as the "prior program sponsor." These tables provide information for use in evaluating the programs, the results of the operations of the programs, and compensation paid by the programs. Information in the tables is current as of December 30, 1998. The tables are furnished solely to provide prospective investors with information concerning the past performance of entities formed by Glade M. Knight. Regulatory filings and annual reports of Cornerstone Realty Income Trust, Inc. ("Cornerstone") and Apple Residential Income Trust, Inc. ("Apple Residential") will be provided upon request for no cost (except for exhibits, for which there is a minimal charge). In addition,
Part II of our Registration Statement contains detailed information on the property acquisitions of Cornerstone and Apple Residential and is available without charge upon request of any investor or prospective investor. Please send all requests to Cornerstone Realty Income Trust, Inc., 306 East Main Street, Richmond, VA 23219; telephone: 804-643-1761.

     In the five years ending December 30, 1998, Glade M. Knight sponsored only Cornerstone and Apple Residential, which have investment objectives similar to ours. Cornerstone and Apple Residential were formed to invest in existing residential properties on a substantially debt-free basis for the purpose of providing regular quarterly distributions to shareholders and the possibility of long-term appreciation in the value of properties and shares.

     The information in the following tables should not be considered as indicative of our capitalization or operations. Purchasers of shares offered by our offering will not have any interest in the entities referred to in the following tables or in any of the properties owned by those entities as a result of the acquisition of shares in us.

     See "Apple Suites Advisors, Inc., and Affiliates -- Prior Performance of Programs Sponsored by Glade M. Knight" in the prospectus for additional information on certain prior real estate programs sponsored by Mr. Knight, including a description of the investment objectives which are deemed by Mr. Knight to be similar and dissimilar to those of the Company.

     The following tables use certain financial terms. The following paragraphs briefly describe the meanings of these terms.

     o "Acquisition Costs" means fees related to the purchase of property, cash down payments, acquisition fees, and legal and other costs related to property acquisitions.

     o "Cash Generated From Operations" means the excess (or the deficiency in the case of a negative number) of operating cash receipts, including interest on investments, over operating cash expenditures, including debt service payments.

     o    "GAAP" refers to "Generally Accepted Accounting Principles."

     o "Recapture" means the portion of taxable income from property sales or other dispositions that is taxed as ordinary income.

     o "Reserves" refers to offering proceeds designated for repairs and renovations to properties and offering proceeds not committed for expenditure and held for potential unforeseen cash requirements.

     o "Return of Capital" refers to distributions to investors in excess of net income.

TABLE I: EXPERIENCE IN RAISING AND INVESTING FUNDS

Table I presents a summary of the funds raised and the use of those funds by Cornerstone and Apple Residential, whose investment objectives are similar to those of Apple Suites and whose offerings closed within three years ending December 31, 1998.

                                                    CORNERSTONE            APPLE
                                                 -----------------   -----------------
Dollar Amount Offered ........................   $409,409,897        $300,000,000
Dollar Amount Raised .........................   $409,409,897        $281,228,183
LESS OFFERING EXPENSES:
  Selling Commissions and Discounts ..........          6.79%              10.00%
  Organizational Expenses ....................          2.82%               1.00%
  Other ......................................          0.00%               0.00%
Reserves .....................................          3.00%               0.50%
Percent Available from Investment ............         87.39%              88.50%
ACQUISITION COSTS:
  Prepaid items and fees to purchase
   property ..................................         86.27%              86.50%
  Cash down payment ..........................          0.00%               0.00%
  Acquisition fees ...........................          1.12%               2.00%
  Other ......................................          0.00%               0.00%
Total Acquisition Costs ......................         87.39%              88.50%
Date offering began ..........................       May 1993        January 1997
Length of offering (in months) ...............            54                  24
Months to invest amount available for
  investment .................................            54                  24

TABLE II: COMPENSATION TO SPONSOR AND ITS AFFILIATES

Table II summarizes the compensation paid to the prior program sponsor and its affiliates (i) by programs organized by it and closed within three years ended December 31, 1998, and (ii) by all other programs during the three years ended December 31, 1998.

                                                                                      OTHER
                                                CORNERSTONE          APPLE           PROGRAMS
                                             ----------------   ---------------   -------------
Date offering commenced ..................      May 1993        January 1997        Various
Dollar amount raised .....................   $ 409,409,897      $281,228,183      $9,868,220
AMOUNTS PAID TO PRIOR PROGRAM SPONSOR
 FROM PROCEEDS OF OFFERING:
  Acquisition fees
   Real estate commission ................   $   4,075,337      $  4,320,548      $       --
   Advisory fees .........................   $     515,689      $    718,248      $       --
   Other .................................   $          --      $         --      $       --
Cash generated from operations before
  deducting payments to prior program
  sponsor ................................   $ 111,550,382      $ 21,265,581      $5,293,228
AGGREGATE COMPENSATION TO PRIOR
  PROGRAM SPONSOR
  Management and accounting fees .........   $   3,088,348      $  2,388,954      $2,828,330
  Reimbursements .........................   $   2,717,655      $         --      $       --
  Leasing fees ...........................   $          --      $         --      $       --
  Other fees .............................   $          --      $         --      $       --


There have been no fees from property sales or refinancings

TABLE III: OPERATING RESULTS OF PRIOR PROGRAMS

Table III presents a summary of the annual operating results for Cornerstone and Apple Residential, the offerings closed in the five years ending December
31, 1998. Table III is shown on both an income tax basis as well as in accordance with generally accepted accounting principles, the only significant difference being the methods of calculating depreciation.




                                                 1998                             1997
                                             CORNERSTONE         APPLE        CORNERSTONE
                                          ----------------- --------------- ---------------
Capital contributions by year ...........   $  38,905,636   $142,800,094     $ 63,485,868
Gross revenue ...........................   $  93,637,948   $ 30,764,904     $ 71,970,624
Operating expenses ......................   $  33,797,439   $ 14,958,699     $ 27,339,955
Interest income (expense) ...............   $ (12,175,940)  $    900,669     $ (7,230,205)
Depreciation ............................   $  20,741,130   $  5,788,476     $ 15,163,593
Net income (loss) GAAP basis ............   $  23,210,642   $ 10,079,908     $ 19,225,553
Taxable income ..........................   $          --   $         --     $         --
Cash generated from operations ..........   $  45,027,655   $ 17,122,276     $ 34,973,533
Less cash distributions to investors.....   $  38,317,602   $ 13,040,936     $ 31,324,870
Cash generated after cash distribution...   $   6,710,053   $  4,081,340     $  3,648,663
Special items ...........................
 Capital contributions, net .............   $  38,905,636   $142,800,094     $ 63,485,868
 Fixed asset additions ..................   $  97,863,162   $125,017,627     $157,859,343
 Line of credit .........................   $  50,323,852   $         --     $ 96,166,147
Cash generated ..........................   $  (1,923,622)  $ 15,910,626     $  1,331,335
End of period cash ......................   $   2,590,364   $ 40,073,198     $  4,513,986
Tax and distribution data per $1,000
 invested




                                                                 1996             1995           1994
                                               APPLE         CORNERSTONE      CORNERSTONE     CORNERSTONE
                                          --------------- ----------------- --------------- --------------
Capital contributions by year ...........  $109,090,359     $ 144,798,035     $71,771,027   $23,496,784
Gross revenue ...........................  $ 12,005,968     $  40,261,674     $16,266,610   $ 8,177,576
Operating expenses ......................  $  5,993,492     $  17,198,882     $ 7,457,574   $ 3,894,657
Interest income (expense) ...............  $   (235,708)    $  (1,140,667)    $   (68,061)  $   110,486
Depreciation ............................  $  1,898,003     $   8,068,063     $ 2,788,818   $ 1,210,818
Net income (loss) GAAP basis ............  $  3,499,194     $  (4,169,849)    $ 5,229,715   $ 2,386,303
Taxable income ..........................  $         --     $          --     $        --   $        --
Cash generated from operations ..........  $  7,075,025     $  20,162,776     $ 9,618,956   $ 3,718,086
Less cash distributions to investors.....  $  3,249,098     $  15,934,901     $ 6,316,185   $ 2,977,136
Cash generated after cash distribution...  $  3,825,927     $   4,227,875     $ 3,302,771   $   740,950
Special items ...........................
 Capital contributions, net .............  $109,090,359     $ 144,798,035     $71,771,027   $23,496,784
 Fixed asset additions ..................  $ 88,753,814     $ 194,519,406     $75,589,089   $28,557,568
 Line of credit .........................  $         --     $  41,603,000     $ 3,300,000   $ 5,000,000
Cash generated ..........................  $ 24,162,472     $  (3,890,496)    $ 2,784,709   $   680,166
End of period cash ......................  $ 24,162,572     $   3,182,651     $ 7,073,147   $ 4,288,438
Tax and distribution data per $1,000
 invested


                                       1998                  1997                  1996          1995         1994
                                   CORNERSTONE   APPLE   CORNERSTONE   APPLE   CORNERSTONE   CORNERSTONE   CORNERSTONE
                                  ------------- ------- ------------- ------- ------------- ------------- ------------
Federal income tax results
 Cornerstone and Apple are REITs
  and thus are not taxed at the
  corporate level
Cash distributions to investors
 Source (on GAAP basis)
  Investment income .............      $ 82       $--        $ 77       $--        $85           $80           $70
  Return of capital .............      $ 21       $82        $ 23       $60        $14           $16           $19
 Source (on Cash basis) .........
  Sales .........................      $ --       $--        $ --       $--        $--           $--           $--
  Refinancings ..................                 $--        $ --       $--        $--           $--           $--
  Operations ....................      $103       $82        $100       $60        $99           $96           $89
  Other .........................      $ --       $--        $ --       $--        $--           $--           $--


TABLE IV: RESULTS OF COMPLETED PROGRAMS

Table IV shows the results of programs sponsored by Mr. Knight which completed operations in the five years ending December 31, 1998. All of these programs had investment objectives dissimilar to those of Apple Suites.

                                         MOUNTAIN                                    TEAL
             PROGRAM NAME                  VIEW       WESTFIELD      SUNSTONE       POINT
------------------------------------- ------------- ------------- ------------- -------------
Dollar amount raised ................ $2,605,800    $1,825,600    $1,890,000    $3,310,620
Number of properties ................          1             1             1             1
Date of closing of offering .........   OCT 1984      NOV 1984     JULY 1984      DEC 1989
Date of sale of property ............   AUG 1995      APR 1996      NOV 1995      DEC 1997
Tax and Distribution data per $1,000
 investment through-
 Federal income tax results:
  Ordinary income
   From operations .................. $       68    $       80    $      122     $      (4)
   From recapture ................... $    1,200    $    1,302    $      526     $      --
  Capital gain ...................... $       --    $       --    $       --     $   2,126
  Deferred gain .....................
   Capital .......................... $       --    $       --    $       --     $      --
   Ordinary ......................... $       --    $       --    $       --     $      --
Cash distributions to investors
  Source(On GAAP basis)
   Investment income ................ $       68    $       80    $      122     $      (4)
   Return of capital ................ $       38    $      233    $       --     $      --
  Source (On cash basis)
   Sales ............................ $       38    $      233    $      122     $   2,126
   Refinancing ...................... $       --    $       --    $       --     $      --
   Operations ....................... $       68    $       80    $       --     $      (4)
   Other ............................ $       --    $       --    $       --     $      --
Receivable on net purchase money
  financing ......................... $       --    $       --    $       --     $      --

TABLE V: SALES OR DISPOSALS OF PROPERTIES

Table V is not applicable. Cornerstone and Apple Residential (the sole prior programs with investment objectives similar to our investment objectives) have not sold or disposed of any properties as required for inclusion in the Table (sale or disposals of properties by programs with similar investment objectives within the most recent three years).

                              APPLE SUITES, INC.
                            INDEX TO BALANCE SHEET
                                MARCH 26, 1999

                                              PAGE
                                             -----
Report of Independent Auditors ...........    F-2
Balance Sheet at March 26, 1999 ..........    F-3
Notes to Balance Sheet ...................    F-4

                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholder of
Apple Suites, Inc.

     We have audited the accompanying balance sheet of Apple Suites, Inc. as of March 26, 1999. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Apple Suites, Inc. at March 26, 1999, in conformity with generally accepted accounting principles.

                                        /s/ Ernst & Young LLP

Richmond, Virginia
April 21, 1999

                              APPLE SUITES, INC.
                                 BALANCE SHEET
                                MARCH 26, 1999

     ASSETS
       Cash .........................................................    $100
                                                                         ====
     STOCKHOLDER'S EQUITY
       Preferred stock, authorized 15,000,000 shares; none issued and
         outstanding ................................................      --
       Class B convertible stock, no par value, authorized 240,000
         shares; none issued and outstanding ........................      --
       Common stock, no par value authorized 200,000,000 shares;
         issued and outstanding 10 shares ...........................    $100
                                                                         ----
                                                                         $100
                                                                         ====


See accompanying notes to balance sheet.

                               APPLE SUITES, INC.

                             NOTES TO BALANCE SHEET

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

     Apple Suites, Inc. (the "Company") is a Virginia corporation that intends to qualify as a real estate investment trust ("REIT") for federal income tax purposes. The Company, which has no operating history, was formed to invest primarily in extended stay hotels in the southeastern and southwestern United States. Initial capitalization occurred on March 5, 1999, when 10 shares of common stock were purchased by Apple Suites Advisors, Inc. (see Note 3).

SIGNIFICANT ACCOUNTING POLICIES

Income Taxes

     The Company intends to make an election to be treated, and expects to qualify, as a REIT under the Internal Revenue Code of 1986, as amended. As a REIT, the Company will be allowed a deduction for the amount of dividends paid to its shareholders, thereby subjecting the distributed net income of the
Company to taxation only at the shareholder level. The Company's continued qualification as a REIT will depend on its compliance with numerous requirements, including requirements as to the nature of its income and distribution of dividends.

Use of Estimates

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Start Up Costs

     Start up costs incurred other than offering costs will be expensed upon the successful completion of the minimum offering (see Note 3).

2.   OFFERING OF SHARES

     The Company intends to raise capital through a "best-efforts" offering of shares by David Lerner Associates, Inc. (the "Managing Dealer"), which will receive selling commissions and a marketing expense allowance based on proceeds of the shares sold.

     A minimum offering of 1,666,666 shares ($15,000,000) must be sold within one year from the beginning of this offering or the offering will terminate and investors' subscription payments, with interest, will be refunded to investors. Pending sale of such minimum offering amount, investors' subscription payments will be placed in an escrow account.

                              APPLE SUITES, INC.

3.   RELATED PARTIES

     The Company has negotiated, but not signed, a Property Acquisition and Disposition Agreement with Apple Suites Realty Group, Inc. ("ASRG"), to acquire and dispose of real estate assets for the Company. A fee of 2% of the purchase price or sale price in addition to certain reimbursable expenses will be payable for these services.

     The Company has negotiated, but not signed, an Advisory Agreement with Apple Suites Advisors, Inc. ("ASA") to provide management of the Company and its assets. An annual fee ranging from .1% to .25% of total contributions received by the Company in addition to certain reimbursable expenses will be payable for these services.

     ASRG and ASA are 100% owned by Glade M. Knight, Chairman and President of the Company. ASRG and ASA may purchase in the "best efforts" offering up to 2.5% of the total number of shares sold in the offering.

     Affiliates of the Company have incurred certain organization and offering costs on behalf of the Company. Upon successful completion of the minimum offering (see Note 2), the Company will reimburse the affiliates for these organizational and offering costs. The Company is not responsible for these costs in the event that the offering is not successfully completed.

     On April 20, 1999, the Company obtained a line of credit in a principal amount of up to $1 million to fund certain offering costs. The loan bears interest at LIBOR plus 1.50%. Interest is payable monthly and the principal balance and all accrued interest are due in full on October 20, 1999. Glade M. Knight has guaranteed repayment of the loan.

4.   STOCK INCENTIVE PLANS

     The Company intends to adopt two stock incentive plans (the "Incentive Plan" and "Directors' Plan") to provide incentives to attract and retain directors, officers and key employees. The plans provide for the grant of options to purchase a specified number of shares of common stock ("Options") or grants of restricted shares of common stock ("Restricted Stock") to selected employees and directors of the Company and certain affiliates. Following consummation of the offering, a Compensation Committee ("Committee") will be established to implement and administer the plans. The Committee will be responsible for granting Options and shares of Restricted Stock and for establishing the exercise price of Options and the terms and conditions of Restricted Stock.

5.   CLASS B CONVERTIBLE STOCK

     The Company has authorized 240,000 shares of Class B Convertible Stock. The Company will issue 202,500 Class B Convertible Shares to Glade M. Knight, Chairman and President of the Company, and a combined 37,500 Class B Convertible Shares to two other individuals. The Class B Convertible Shares will be issued by the Company

                              APPLE SUITES, INC.

5.   CLASS B CONVERTIBLE STOCK - (CONTINUED)

on or before the initial closing of the minimum offering of $15,000,000, in exchange for payment of $.10 per Class B Convertible Share, or an aggregate of $24,000. There will be no dividends payable on the Class B Convertible Shares. On liquidation of the Company, the holders of the Class B Convertible Shares will be entitled to a liquidation payment of $.10 per share before any distribution of liquidation proceeds to holders of the Common Shares. Holders of more than two-thirds of the Class B Convertible Shares must approve any proposed amendment to the Articles of Incorporation that would adversely affect the Class B Convertible Shares or create a new class of stock senior to, or on a parity with, the Class B Convertible Shares. The Class B Convertible Shares may not be redeemed by the Company.

     Each holder of outstanding Class B Convertible Shares shall have the right to convert any of such shares into Common Shares of the Company upon and for 180 days following the occurrence of either of the following conversion events:

     (1)  the sale or transfer of  substantially  all of the  Company's  assets,
          stock  or  business,   whether   through   sale,   exchange,   merger,
          consolidation, lease, share exchange or otherwise, or

     (2) the termination or expiration without renewal of the Advisory Agreement with ASA, and if the Company ceases to use ASRG to provide substantially all of its property acquisition and disposition services.

     Upon the occurrence of either conversion event, each Class B Convertible Share may be converted into a number of Common Shares based upon the gross proceeds raised through the date of conversion in the public offering or offerings of the Company's Common Shares made by the Company's prospectus according to the following formula:

                                      NUMBER OF COMMON SHARES
   GROSS PROCEEDS RAISED FROM        THROUGH CONVERSION OF ONE
 SALES OF COMMON SHARES THROUGH      CLASS B CONVERTIBLE SHARE
       DATE OF CONVERSION         (THE INITIAL "CONVERSION RATIO")
-------------------------------- ---------------------------------
 $ 50 million...................                 1.0
 $100 million...................                 2.0
 $150 million...................                 3.5
 $200 million...................                 5.3
 $250 million...................                 6.7
 $300 million...................                 8.0


     No additional consideration is due upon the conversion of the Class B Convertible Shares. Upon the probable occurrence of a conversion event, the Company will record expense for the difference between the market value of the Company's Common Stock and issue price of the Class B Convertible Shares.

                              APPLE SUITES, INC.

6.   WARRANTS

     The Company has agreed to sell to the Managing Dealer for an aggregate of $100, warrants (the "Warrants") to purchase 10% of the shares sold in this offering, up to 3,000,000 common shares at an exercise price of $16.50 per common share (165% of the public offering price per common share). The Warrants may not be sold, transferred, assigned or hypothecated for one year from the date of the "best-efforts" offering prospectus, except to the officers and employees of the Managing Dealer and are exercisable at any time and from time to time, in whole or in part, during the five-year period commencing on the date of the final closing after the termination of the offering (the "Warrant Exercise Term"). At the Company's expense, the Company intends to register the Warrants under the Securities Act on one occasion during the Warrant Exercise Term and to include the Warrants in any appropriate registration statement which is filed by the Company during the seven years following the date of the "best efforts" offering prospectus.

                                                                       EXHIBIT A

                            SUBSCRIPTION AGREEMENT

To:  Apple Suites, Inc.
     306 East Main Street
     Richmond, VA 23219

Gentlemen:

     By executing or having executed on my (our) behalf this Subscription Agreement and submitting payment, I (we) hereby subscribe for the number of shares of stock set forth on the reverse hereof in Apple Suites, Inc. ("REIT") at a purchase price of and 00/100 Dollars ($ ) per Share. By executing or having executed on my (our) behalf this Subscription Agreement and submitting payment, I (we) further:

     (a) acknowledge receipt of a copy of the Prospectus of Apple Suites, Inc., of which this Subscription Agreement is a part, and understand that the shares being acquired will be governed by the terms of such Prospectus and any amendments and supplements thereto;

     (b) represent that I am (we are) of majority age;

     (c) represent that I (we) have adequate means of providing for my (our) current needs and personal contingencies; have no need for liquidity from this investment; and through employment experience, educational level attained, access to advice from qualified advisors, prior experience with similar investments, or a combination thereof, understand the financial risks and lack of liquidity of an investment in the REIT;

     (d) represent that I (we) have either: (i) a net worth (excluding home, home furnishings and automobiles) of at least $50,000 ($125,000 in the case of Maine and New Hampshire purchasers) and estimate that (without regard to investment in the REIT) I (we) will have gross income during the current year of $50,000, or (ii) a net worth (excluding home, home furnishings and automobiles) of at least $100,000 ($150,000 in the case of Kentucky and North Carolina purchasers, $200,000 in the case of Maine purchasers, and $250,000 in the case of New Hampshire purchasers); and, in either event, further represent that the purchase amount is 10% or less of my (our) net worth as defined above;

     (e) represent (if purchasing in a fiduciary or other representative capacity) that I (we) have due authority to execute the Subscription Agreement and to thereby legally bind the trust or other entity of which I am (we are) trustee(s), legal representative(s) or authorized agent(s); and agree to fully indemnify and hold the REIT, its officers and directors, its affiliates and employees, harmless from any and all claims, actions and causes of action whatsoever which may result by a breach or an alleged breach of the representations contained in this paragraph;

     (f) certify, under penalties of perjury, (i) that the taxpayer identification number shown on the signature page of this Subscription Agreement is true, correct and complete (or I am (we are) waiting for a number to be issued to me (us)), and (ii) that I am (we are) not subject to backup withholding either because (a) I am (we are) exempt from backup withholding, or
(b) I (we) have not been notified by the Internal Revenue Service that I am (we are) subject to backup withholding as a result of a failure to report all interest or distributions, or (c) the Internal Revenue Service has notified me
(us) that I am (we are) no longer subject to backup withholding; and

     (g) it is understood that the REIT shall have the right to accept or reject this subscription in whole or in part in its sole and absolute discretion. The REIT will either accept or reject this subscription within four business days from the receipt of the subscription by the Managing Dealer or Selected Dealer.

     To the extent permitted by applicable law, the REIT intends to assert the foregoing representations as a defense to any claim based on factual assertions contrary to those set forth above.

     (H) PRE-DISPUTE ARBITRATION CLAUSE. REGULATORY AUTHORITIES REQUIRE THAT ANY BROKERAGE AGREEMENT CONTAINING A PRE-DISPUTE ARBITRATION AGREEMENT DISCLOSE THE FOLLOWING:

     1.   ARBITRATION IS FINAL AND BINDING BETWEEN THE PARTIES.

     2. THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL.

     3. PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDINGS.

     4. THE ARBITRATOR'S AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY'S RIGHT TO APPEAL OR SEEK MODIFICATION OR RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED.

     5. THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

     6. NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PRE-DISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION, OR WHO IS A MEMBER OF A PUTATIVE CLASS ACTION WHO HAS OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL: (1) THE CLASS CERTIFICATION IS DENIED; OR (II) THE CLASS IS DECERTIFIED; OR (III) THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT. SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

     THE CUSTOMER AGREES TO SETTLE BY ARBITRATION ANY CONTROVERSY BETWEEN HIM/HER AND THE BROKER CONCERNING THIS AGREEMENT, HIS/HER ACCOUNTS(S), OR ACCOUNT TRANSACTIONS, OR IN ANY WAY ARISING FROM HIS/HER RELATIONSHIP WITH BROKER WHETHER ENTERED INTO PRIOR, ON OR SUBSEQUENT TO THIS DATE. SUCH ARBITRATION WILL BE CONDUCTED BEFORE AND ACCORDING TO THE ARBITRATION RULES OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. (NASD) OR ANY OTHER SELF-REGULATORY ORGANIZATION OF WHICH BROKER IS A MEMBER. EITHER THE BROKER OR THE CUSTOMER MAY INITIATE ARBITRATION BY MAILING A WRITTEN NOTICE. IF THE CUSTOMER DOES NOT DESIGNATE THE ARBITRATION FORUM IN HIS/HER NOTICE, OR RESPOND IN WRITING WITHIN 5 DAYS AFTER RECEIPT OF BROKER'S NOTICE, CUSTOMER AUTHORIZES BROKER TO DESIGNATE THE ARBITRATION FORUM ON CUSTOMER'S BEHALF. JUDGMENT ON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION, AND CUSTOMER SUBMITS HIMSELF/HERSELF AND PERSONAL REPRESENTATIVES TO THE JURISDICTION OF SUCH COURT.

                              APPLE SUITES, INC.
                 SIGNATURE PAGE OF THE SUBSCRIPTION AGREEMENT

1.   Social Security Number(s)
                              --------------------------------------------------

     Tax ID Number(s)
                     -----------------------------------------------------------

     Account # (If applicable)

2.   Name(s) in which shares are to be registered:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

3.   Manner in which title is to be held (Please check one).

[ ] Individual          [ ] Joint Tenants WROS   [ ] Corporation   [ ] Community Property
[ ] Tenants in Common   [ ] Partnership          [ ] Trust

     [ ] As Custodian for
                         -------------------------------------------------------

     [ ] For Estate of
                      ----------------------------------------------------------

     [ ] Other
              ------------------------------------------------------------------

4.   Address for correspondence
                               -------------------------------------------------

--------------------------------------------------------------------------------

5. Are you a non-resident alien individual (other than a non-resident alien who has elected to be taxed as a resident), a foreign corporation, a foreign partnership, a foreign trust, a foreign estate, or otherwise not qualified as a United States person? If so, transaction will not be executed without a completed W-8 Form. [ ] Yes [ ] No

6. Amount of Investment $__________ for ____________ Shares (Investment must be for a minimum of $5,000 in Shares or $2,000 in Shares for qualified plans). Make check payable to: First Union National Bank, Escrow Agent (or as otherwise instructed).
     [ ] Liquidate funds from money market [ ] Check enclosed

7.   Instructions  for  cash  distributions
     [ ] Deposit to money market [ ] Reinvest in additional Shares

8. I (WE) UNDERSTAND THAT THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE AT PARAGRAPH (H).

9. Signature(s) of Investor(s) (Please sign in same manner in which Shares are to be registered. Read Subscription Agreement, an important legal document, before signing.)

BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE INVESTOR IS NOT WAIVING ANY RIGHTS UNDER THE FEDERAL SECURITIES LAWS.

X
  -----------------------------------------------------------------------------
     Signature                                                    Date

X
  -----------------------------------------------------------------------------
     Signature                                                    Date

10.  Broker/Dealer Information:

X
  --------------------------------    -----------------------------------------
  Registered Representative's Name    Second Registered Representative's Name

X
  --------------------------------    -----------------------------------------
  Broker/Dealer Firm                  Registered Representative's Office Address

X
  --------------------------------    -----------------------------------------
  City/State/Zip                      Telephone Number

11. To substantiate compliance with Appendix F to Article III, Section 34 of the NASD's Rules of Fair Practice, the undersigned Registered Representative hereby certifies: I have reasonable grounds to believe, based on information obtained from the investor(s) concerning investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the REIT is suitable for such investor(s) in light of financial position, net worth and other suitability characteristics.

--------------------------------------------------------------------------------
  Registered Representative                                          Date

--------------------------------------------------------------------------------
  General Securities Principal                                       Date

--------------------------------------------------------------------------------
  Apple Use Only

This Subscription Agreement and Signature page will not be an effective agreement until it is signed by a duly authorized agent of Apple Suites, Inc.

Agreed and accepted by:
Apple Suites, Inc.
By
   ---------------------------------------------------------------------

Date
    --------------------------------------------------------------------

                            SUBSCRIPTION AGREEMENT

To:  Apple Suites, Inc.
     306 East Main Street
     Richmond, VA 23219

Gentlemen:

     By executing or having executed on my (our) behalf this Subscription Agreement and submitting payment, I (we) hereby subscribe for the number of shares of stock set forth on the reverse hereof in Apple Suites, Inc. ("REIT") at a purchase price of ___________ and 00/100 Dollars ($_______) per Share. By executing or having executed on my (our) behalf this Subscription Agreement and submitting payment, I (we) further:

     (a) acknowledge receipt of a copy of the Prospectus of Apple Suites, Inc., of which this Subscription Agreement is a part, and understand that the shares being acquired will be governed by the terms of such Prospectus and any amendments and supplements thereto;

     (b) represent that I am (we are) of majority age;

     (c) represent that I (we) have adequate means of providing for my (our) current needs and personal contingencies; have no need for liquidity from this investment; and through employment experience, educational level attained, access to advice from qualified advisors, prior experience with similar investments, or a combination thereof, understand the financial risks and lack of liquidity of an investment in the REIT;

     (d) represent that I (we) have either: (i) a net worth (excluding home, home furnishings and automobiles) of at least $50,000 ($125,000 in the case of Maine and New Hampshire purchasers) and estimate that (without regard to investment in the REIT) I (we) will have gross income during the current year of $50,000, or (ii) a net worth (excluding home, home furnishings and automobiles) of at least $100,000 ($150,000 in the case of Kentucky and North Carolina purchasers, $200,000 in the case of Maine purchasers, and $250,000 in the case of New Hampshire purchasers); and, in either event, further represent that the purchase amount is 10% or less of my (our) net worth as defined above;

     (e) represent (if purchasing in a fiduciary or other representative capacity) that I (we) have due authority to execute the Subscription Agreement and to thereby legally bind the trust or other entity of which I am (we are) trustee(s), legal representative(s) or authorized agent(s); and agree to fully indemnify and hold the REIT, its officers and directors, its affiliates and employees, harmless from any and all claims, actions and causes of action whatsoever which may result by a breach or an alleged breach of the representations contained in this paragraph;

     (f) certify, under penalties of perjury, (i) that the taxpayer identification number shown on the signature page of this Subscription Agreement is true, correct and complete (or I am (we are) waiting for a number to be issued to me (us)), and (ii) that I am (we are) not subject to backup withholding either because (a) I am (we are) exempt from backup withholding, or
(b) I (we) have not been notified by the Internal Revenue Service that I am (we are) subject to backup withholding as a result of a failure to report all interest or distributions, or (c) the Internal Revenue Service has notified me
(us) that I am (we are) no longer subject to backup withholding; and

     (g) it is understood that the REIT shall have the right to accept or reject this subscription in whole or in part in its sole and absolute discretion. The REIT will either accept or reject this subscription within four business days from the receipt of the subscription by the Managing Dealer or Selected Dealer.

     To the extent permitted by applicable law, the REIT intends to assert the foregoing representations as a defense to any claim based on factual assertions contrary to those set forth above.

     (H) PRE-DISPUTE ARBITRATION CLAUSE. REGULATORY AUTHORITIES REQUIRE THAT ANY BROKERAGE AGREEMENT CONTAINING A PRE-DISPUTE ARBITRATION AGREEMENT DISCLOSE THE FOLLOWING:

     1.   ARBITRATION IS FINAL AND BINDING BETWEEN THE PARTIES.

     2. THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL.

     3. PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDINGS.

     4. THE ARBITRATOR'S AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY'S RIGHT TO APPEAL OR SEEK MODIFICATION OR RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED.

     5. THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

     6. NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PRE-DISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION, OR WHO IS A MEMBER OF A PUTATIVE CLASS ACTION WHO HAS OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL: (1) THE CLASS CERTIFICATION IS DENIED; OR (II) THE CLASS IS DECERTIFIED; OR (III) THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT. SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

     THE CUSTOMER AGREES TO SETTLE BY ARBITRATION ANY CONTROVERSY BETWEEN HIM/HER AND THE BROKER CONCERNING THIS AGREEMENT, HIS/HER ACCOUNTS(S), OR ACCOUNT TRANSACTIONS, OR IN ANY WAY ARISING FROM HIS/HER RELATIONSHIP WITH BROKER WHETHER ENTERED INTO PRIOR, ON OR SUBSEQUENT TO THIS DATE. SUCH ARBITRATION WILL BE CONDUCTED BEFORE AND ACCORDING TO THE ARBITRATION RULES OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. (NASD) OR ANY OTHER SELF-REGULATORY ORGANIZATION OF WHICH BROKER IS A MEMBER. EITHER THE BROKER OR THE CUSTOMER MAY INITIATE ARBITRATION BY MAILING A WRITTEN NOTICE. IF THE CUSTOMER DOES NOT DESIGNATE THE ARBITRATION FORUM IN HIS/HER NOTICE, OR RESPOND IN WRITING WITHIN 5 DAYS AFTER RECEIPT OF BROKER'S NOTICE, CUSTOMER AUTHORIZES BROKER TO DESIGNATE THE ARBITRATION FORUM ON CUSTOMER'S BEHALF. JUDGMENT ON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION, AND CUSTOMER SUBMITS HIMSELF/HERSELF AND PERSONAL REPRESENTATIVES TO THE JURISDICTION OF SUCH COURT.

                              APPLE SUITES, INC.
                 SIGNATURE PAGE OF THE SUBSCRIPTION AGREEMENT

1.   Social Security Number(s)
                              --------------------------------------------------

     Tax ID Number(s)
                     -----------------------------------------------------------

     Account # (If applicable)

2.   Name(s) in which shares are to be registered:

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

3.   Manner in which title is to be held (Please check one).

[ ] Individual          [ ] Joint Tenants WROS   [ ] Corporation   [ ] Community Property
[ ] Tenants in Common   [ ] Partnership          [ ] Trust

     [ ] As Custodian for
                         -------------------------------------------------------

     [ ] For Estate of
                      ----------------------------------------------------------

     [ ] Other
              ------------------------------------------------------------------

4.   Address for correspondence
                               -------------------------------------------------

--------------------------------------------------------------------------------

5. Are you a non-resident alien individual (other than a non-resident alien who has elected to be taxed as a resident), a foreign corporation, a foreign partnership, a foreign trust, a foreign estate, or otherwise not qualified as a United States person? If so, transaction will not be executed without a completed W-8 Form. [ ] Yes [ ] No

6.   Amount  of  Investment   $_______________  for  ___________________  Shares
     (Investment must be for a minimum of $5,000 in Shares or $2,000 in Shares for qualified plans). Make check payable to: First Union National Bank, Escrow Agent (or as otherwise instructed).
     [ ] Liquidate funds from money market [ ] Check enclosed

7.   Instructions for cash distributions
     [ ] Deposit to money market [ ] Reinvest in additional Shares

8. I (WE) UNDERSTAND THAT THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE AT PARAGRAPH (H).

9. Signature(s) of Investor(s) (Please sign in same manner in which Shares are to be registered. Read Subscription Agreement, an important legal document, before signing.)

BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE INVESTOR IS NOT WAIVING ANY RIGHTS UNDER THE FEDERAL SECURITIES LAWS.

X
  ------------------------------------------------------------------------------
     Signature                                                    Date

X
  ------------------------------------------------------------------------------
     Signature                                                    Date

10.  Broker/Dealer Information:

X
  ------------------------------------------------------------------------------
  Registered Representative's Name    Second Registered Representative's Name

X
  ------------------------------------------------------------------------------
  Broker/Dealer Firm                  Registered Representative's Office Address

X
  ------------------------------------------------------------------------------
  City/State/Zip                      Telephone Number

11. To substantiate compliance with Appendix F to Article III, Section 34 of the NASD's Rules of Fair Practice, the undersigned Registered Representative hereby certifies: I have reasonable grounds to believe, based on information obtained from the investor(s) concerning investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the REIT is suitable for such investor(s) in light of financial position, net worth and other suitability characteristics.

--------------------------------------------------------------------------------
  Registered Representative                                          Date

--------------------------------------------------------------------------------
  General Securities Principal                                       Date

--------------------------------------------------------------------------------
     Apple Use Only

This Subscription Agreement and Signature page will not be an effective agreement until it is signed by a duly authorized agent of Apple Suites, Inc.

Agreed and accepted by:
Apple Suites, Inc.
By
   --------------------------------------------------------------------------

Date
     ------------------------------------------------------------------------

                     SUPPLEMENT NO. 5 DATED MARCH 21, 2000
                      TO PROSPECTUS DATED AUGUST 3, 1999

                              APPLE SUITES, INC.

     The following information supplements the prospectus of Apple Suites, Inc. dated August 3, 1999 and is part of the prospectus. THIS SUPPLEMENT NO. 5 INCORPORATES AND THEREFORE REPLACES ALL SUPPLEMENTS PREVIOUSLY IN USE (SUPPLEMENTS 1, 2, 3 AND 4). PROSPECTIVE INVESTORS SHOULD CAREFULLY REVIEW THE PROSPECTUS AND THIS SUPPLEMENT.

                    TABLE OF CONTENTS FOR SUPPLEMENT NO. 5

Status of the Offering ................................................   S-2
Recent Developments ...................................................   S-2
Company Management ....................................................   S-2
Our Properties ........................................................   S-4
Property Acquisitions .................................................   S-5
 Overview .............................................................   S-5
 Ownership and Leasing of Hotels ......................................   S-5
 Hotel Supplies and Franchise Fees ....................................   S-6
 Description of Financing .............................................   S-7
 Licensing And Management .............................................   S-8
 Potential Economic Risk and Benefit Involving Apple Suites Management    S-8
Summary of Material Contracts .........................................   S-10
Description of Properties .............................................   S-17
Management's Discussion and Analysis ..................................   S-41
Selected Financial Data ...............................................   S-46
Update Concerning Prior Programs ......................................   S-47
Experts ...............................................................   S-52
Index to Financial Statements .........................................   F-1

     The prospectus and this supplement contain forward-looking statements within the meaning of the federal securities laws which are intended to be covered by the safe harbors created by those laws. These statements include our plans and objectives for future operations, including plans and objectives relating to future growth and availability of funds. These forward-looking statements are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, the continuation of our offering of common shares, future economic, competitive and market conditions and future business decisions. All of these matters are difficult or impossible to predict accurately and many of them are beyond our control. Although we believe the assumptions underlying the forward-looking statements, and the forward-looking statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved.

                            STATUS OF THE OFFERING

     We completed the minimum offering of common shares at $9 per share on August 23, 1999. We are continuing the offering at $10 per share in accordance with the prospectus.

     As of March 17, 2000, we had closed on the following sales of our common shares:

                                                           PROCEEDS NET OF SELLING
   PRICE PER           NUMBER OF             GROSS        COMMISSIONS AND MARKETING
 COMMON SHARE     COMMON SHARES SOLD       PROCEEDS           EXPENSE ALLOWANCE
--------------   --------------------   --------------   --------------------------
$       9             1,666,666.67       $15,000,000             $13,500,000
$      10             2,256,256.00        22,562,560              20,306,304
                      ------------       -----------             -----------
       Total          3,922,922.67       $37,562,560             $33,806,304
                      ============       ===========             ===========

     We have purchased, either directly or through our subsidiaries, a total of 11 extended-stay hotels with the net proceeds of our offering. All of our hotels are licensed with Homewood Suites(Reg. TM) by Hilton, which is a registered service mark of Hilton Hotels Corporation. A summary of our hotels appears below.

                              RECENT DEVELOPMENTS

     As discussed in detail below, we have a total of $68.6 million in notes payable in connection with the purchase of our hotels. Final principal payments are due as follows: (a) $34 million on October 1, 2000, (b) $30.2 million on November 1, 2000, and (c) $4.4 million on January 1, 2001. We plan to pay these notes with the proceeds from our continuous "best efforts" offering of common shares. However, based on the current rate at which equity is being raised by the offering, we may need to seek other measures to repay these loans. We currently are holding discussions with several lenders to obtain financing for the hotels and are exploring both unsecured and secured financing arrangements.


     Although no firm financing commitments have been received, we believe, based on discussions with lenders and other market indicators, that we can obtain sufficient financing prior to maturity of the notes. Obtaining refinancing is dependent upon a number of factors, including: (a) continued operation of the hotels at or near current occupancy and room rate levels, as the hotel leases are based on a percentage of hotel suite income, (b) the general level of interest rates, including credit spreads for real estate based lending, and (c) general economic conditions.

     There is no assurance that we will be able to obtain financing to repay our current outstanding debt. If we are unable to obtain such financing and if our offering proceeds are insufficient, we would be subject to a number of default remedies, including possible loss of the hotels through foreclosure. Depending on the terms of any financing we obtain, we may need to modify our borrowing policy, as described in the prospectus, of holding our properties on an all-cash basis over the long-term.

                              COMPANY MANAGEMENT

     On August 16, 1999, we added four individuals to our board of directors. Those four individuals are Lisa B. Kern, Bruce H. Matson, Michael S. Waters and Robert M. Wily (all of whom are described in the prospectus).

     On  the  same  date,  Glade M. Knight, who is our Chairman, Chief Executive
Officer and President, was authorized by the board of directors to close the purchase of hotels on our behalf as he deems in our best interests. He also was authorized to cause us to borrow, on either a secured or an unsecured basis, up to 75% of the purchase price for such hotels. We expect to repay any such borrowing from the proceeds of our ongoing offering and sale of common shares. There can be no assurance, however, that we will actually receive proceeds sufficient for that purpose.

     From August 1999 through March 2000, C. Douglas Schepker served as our Senior Vice President and Chief Operating Officer. His duties were assumed by Glade M. Knight in March 2000.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                OUR PROPERTIES


            (Map of United States shows general location of hotels)


[GRAPHIC OMITTED]


     DATE OF                   NAME                TOTAL       DATE OF                  NAME              TOTAL
    PURCHASE                 OF HOTEL             SUITES      PURCHASE                OF HOTEL            SUITES
---------------- ------------------------------- -------- ---------------- ----------------------------- -------
September 1999   Dallas - Addison                   120   September 1999   Dallas - Irving/Las Colinas     136
September 1999   North Dallas - Plano                99   September 1999   Richmond - West End             123
October 1999     Atlanta - Galleria/Cumberland      124   November 1999    Atlanta - Peachtree              92
November 1999    Baltimore - BWI Airport            147   November 1999    Clearwater                      112
November 1999    Detroit - Warren                    76   November 1999    Salt Lake City - Midvale         98
                                                          December 1999    Jackson - Ridgeland              91

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                             PROPERTY ACQUISITIONS
OVERVIEW

     We used the proceeds from our offering of common shares to pay 25% of the purchase price for each hotel to Promus Hotels, Inc., or an affiliate, as the seller. Promus Hotels, Inc. is a wholly-owned subsidiary of Hilton Hotels Corporation. The balance, or 75% of the purchase price for each hotel, is being financed by Promus Hotels, Inc. as short-term or "bridge financing" (described in further detail below). We paid a 2% real estate commission on the total purchase price for each hotel to Apple Suites Realty Group, Inc., as our real estate broker. This corporation is owned by Glade M. Knight, who is our president and chief executive officer. The following table summarizes the purchase information for our hotels:

                 HOTEL                       PURCHASE          AMOUNT         REAL ESTATE
                  NAME                        PRICE        FINANCED (75%)     COMMISSION
---------------------------------------   -------------   ----------------   ------------
Dallas - Addison ......................   $ 9,500,000        $ 7,125,000     $  190,000
Dallas - Irving/Las Colinas ...........    11,200,000          8,400,000        224,000
North Dallas - Plano ..................     5,400,000          4,050,000        108,000
Richmond - West End ...................     9,400,000          7,050,000        188,000
Atlanta - Galleria/Cumberland .........     9,800,000          7,350,000        196,000
Atlanta - Peachtree ...................     4,033,000          3,024,750         80,660
Baltimore - BWI Airport ...............    16,348,000         12,261,000        326,960
Clearwater ............................    10,416,000          7,812,000        208,320
Detroit - Warren ......................     4,330,000          3,247,500         86,600
Salt Lake City - Midvale ..............     5,153,000          3,864,750        103,060
Jackson - Ridgeland ...................     5,846,000          4,384,500        116,920
                                          -----------        -----------     ----------
Total .................................   $91,426,000        $68,569,500     $1,828,520
                                          ===========        ===========     ==========

OWNERSHIP AND LEASING OF HOTELS

     We directly purchased the hotels located in states other than Texas. The hotels that we own directly have been leased to Apple Suites Management, Inc. under a master hotel lease agreement dated as of September 20, 1999. This agreement is among the material contracts described below.

     We purchased the hotels in Texas through one of our subsidiaries, Apple Suites REIT Limited Partnership, a Virginia limited partnership, based on business and tax planning considerations. We have two wholly-owned subsidiaries that serve as the sole general partner and sole limited partner of this limited partnership. The sole general partner is Apple Suites General, Inc., a Virginia corporation. It holds a one percent partnership interest. The sole limited partner is Apple Suites LP, Inc., a Virginia corporation. It holds a ninety-nine percent partnership interest. Glade M. Knight is the sole director of these two corporate partners.

     Under a master hotel lease agreement dated as of September 20, 1999, the three hotels in Texas have been leased to Apple Suites Services Limited Partnership, a Virginia limited partnership. This limited partnership is a subsidiary of Apple Suites Management, Inc. Two direct wholly-owned subsidiaries of Apple Suites Management, Inc. serve as the sole general partner and sole limited partner of the limited partnership. The sole general partner is Apple Suites Services General, Inc., a Virginia corporation. It holds a one percent partnership interest. The sole limited partner is Apple Suites Services Limited, Inc., a Virginia corporation. It holds a ninety-nine percent partnership interest. Glade M. Knight is the sole director of these two corporate partners.

     The following chart shows the ownership and leasing structure for our hotels in Texas:


          (All entities shown below are organized under Virginia law)


[GRAPHIC OMITTED]


     For simplicity, the general term "Apple Suites Management" will be used where appropriate as a combined reference to the entities that lease our hotels (Apple Suites Management, Inc. and its subsidiary, Apple Suites Services Limited Partnership).

HOTEL SUPPLIES AND FRANCHISE FEES

     We have provided Apple Suites Management with funds for the purchase of certain hotel supplies (such as sheets, towels and so forth), and with funds for the payment of hotel franchise fees to Promus Hotels, Inc. Apple Suites Management is obligated to repay us under the promissory notes described below:

    MONTH OF                      PRINCIPAL AMOUNT   PRINCIPAL AMOUNT
PROMISSORY NOTE                       (SUPPLIES)      (FRANCHISE FEES)
--------------------------------- ------------------ -----------------
  September 1999 ................      $ 47,800           $215,550
  October 1999 ..................        12,400             55,800
  November 1999 .................        52,500            251,550
  December 1999 .................         9,100             45,000
                                       --------           --------
  Total .........................      $121,800           $567,900
                                       ========           ========

     Each promissory note provides for an annual interest rate of nine percent (9%), which would increase to twelve percent (12%) if a default occurs. After the initial payment of interest only, amortized payments of principal and interest are due in monthly installments. The promissory notes with respect to hotel supplies are payable to us in sixty-one (61) monthly installments. The promissory notes with respect to franchise fees are payable to us in one hundred twenty-one (121) monthly installments.


DESCRIPTION OF FINANCING

     As indicated above, Promus Hotels, Inc. is financing 75% of the purchase price of our hotels. The amounts we owe to Promus Hotels, Inc. are evidenced by the following promissory notes:

                              ORIGINAL          REMAINING
        MONTH OF              PRINCIPAL      PRINCIPAL AS OF     ANNUAL RATE         DATE OF
     PROMISSORY NOTE           AMOUNT         MARCH 1, 2000      OF INTEREST         MATURITY
------------------------   --------------   -----------------   -------------   -----------------
September 1999 .........    $26,625,000        $26,625,000          8.5%        October 1, 2000
October 1999 ...........    $ 7,350,000        $ 7,350,000          8.5%        October 1, 2000
November 1999 ..........    $30,210,000        $30,210,000          8.5%        December 1, 2000
December 1999 ..........    $ 4,384,500        $ 4,384,500          8.5%         January 1, 2001
                            -----------        -----------
   Total ...............    $68,569,500        $68,569,500
                            ===========        ===========


     We   consider  the  financing  from  Promus  Hotels,  Inc.  to  be  "bridge financing" because of its short-term nature (that is, each promissory note reaches maturity within approximately one year of its date of execution). Despite the temporary use of bridge financing, over the long-term we will seek to hold our properties on an all-cash basis, as indicated in the prospectus.

     The promissory notes have several provisions in common, which include the following:

     o monthly interest payments, based on the actual number of days per month

     o our delivery of monthly notices to specify the net equity proceeds from our offering

     o our right to prepay the notes, in whole or in part, without premium or penalty

     o a late payment premium of four percent (4%) for any payment not made within ten (10) days of its due date

     Revenue from the operation of the hotels will be used to pay interest under the promissory notes we have made to Promus Hotels, Inc. The "net equity proceeds" from our offering of common shares will be the source of our principal payments. The phrase "net equity proceeds" means the total proceeds from our offering of common shares, as reduced by selling commissions, a marketing expense allowance, closing costs, various fees and charges (legal, accounting, and so forth), a working capital reserve and a reserve for renovations, repairs and replacements of capital improvements.

     Under an October 1999 letter agreement, we were permitted to use such net equity proceeds to pay 25% of the purchase price for additional hotels, including the hotels we purchased in November and December of 1999. Furthermore, Hilton Hotels Corporation, the parent company of Promus Hotels, Inc. has agreed to defer principal payments until the earlier of April 28, 2000 or our purchase of two additional extended-stay hotels licensed with Homewood Suites(Reg. TM) by Hilton. Otherwise, to the extent that we have such net equity proceeds, we are obligated to make monthly principal payments under the promissory notes dated as of September 20, 1999 and October 5, 1999. Once those promissory notes are paid in full, we will have a similar obligation to make monthly principal payments under the other promissory notes. Assuming the September and October promissory notes are paid in full by their common maturity date of October 1, 2000, principal under the November promissory note will be due in two monthly installments ending on December 1, 2000, and principal under the remaining promissory note will be due in a single installment on its maturity date of January 1, 2001.

     To date, we have made all scheduled interest payments under the promissory notes. The aggregate amount of our interest payments through March 2000 is $2,508,767.

     There can be no assurance that the net equity proceeds from our offering of common shares will be sufficient to pay principal under the promissory notes on or before the required due dates. The following amounts would be due on the maturity dates of the promissory notes, assuming that interest payments continue to be made on schedule and that no payments of principal are made before those maturity dates:

     MONTH OF             DATE OF          IF PRINCIPAL DUE        THEN TOTAL DUE
 PROMISSORY NOTE         MATURITY         AT MATURITY EQUALS     AT MATURITY EQUALS
-----------------   ------------------   --------------------   -------------------
September 1999       October 1, 2000          $26,625,000           $26,811,010
October 1999         October 1, 2000          $ 7,350,000           $ 7,401,349
November 1999       December 1, 2000          $30,210,000           $30,421,056
December 1999        January 1, 2001          $ 4,384,500           $ 4,415,131
                                              -----------           -----------
                               Total          $68,569,500           $69,048,546
                                              ===========           ===========

     In the event of a default under the promissory notes, various remedies are available to Promus Hotels, Inc. under certain deeds of trust, which are described below in the Summary of Material Contracts.

LICENSING AND MANAGEMENT

     We expect that our hotels will continue to be licensed with Homewood Suites(Reg. TM) by Hilton. To help achieve that result, Apple Suites Management has executed separate license agreements with Promus Hotels, Inc. for each of our hotels. Promus Hotels, Inc. is managing each of the hotels under separate management agreements with Apple Suites Management. These license and management agreements are among the material contracts described below.

POTENTIAL ECONOMIC RISK AND BENEFIT INVOLVING APPLE SUITES MANAGEMENT

     Because federal tax laws prohibit us from directly operating our hotels, we have leased them to Apple Suites Management, Inc. or its subsidiary (Apple Suites Services Limited Partnership). Our president and chief executive officer, Glade M. Knight, is the sole shareholder of Apple Suites Management, Inc.

     The master hotel lease agreements have been structured to minimize, to the extent possible, the economic benefit to Apple Suites Management, Inc. and to maximize the rental income we receive from the hotels. However, revenues from operating the hotels may exceed payment obligations under the master hotel lease agreements, the license agreements and the management agreements. To the extent that operating income remains after those payment obligations are met, Apple Suites Management, Inc. will realize an economic benefit. The extent of this potential economic benefit cannot be determined at this time because it depends, in part, on future hotel revenues.

     Apple Suites Management, Inc. has agreed that it will retain its net income, if any, rather than distribute such income to Glade M. Knight. This agreement will remain in effect for the duration of the master hotel lease agreements, to help ensure that Apple Suites Management, Inc. will be able to make its rent payments.

     If the cash flow from the operations of the hotels and the retained earnings of Apple Suites Management, Inc. are insufficient to make the rental payments due under the master lease agreements, Apple Suites Management, Inc. can receive additional funding under two funding commitments. The funding commitments are dated as of September 17, 1999, and have been made by Glade M. Knight and Apple Suites Realty Group, Inc., which is wholly-owned by Mr. Knight. These funding commitments are payable on demand by Apple Suites Management, Inc. Under each funding commitment, Apple Suites Management, Inc. can make one or more demands for funding, subject to two qualifications. First, the aggregate payments under the funding commitments shall not exceed $2 million. Second, the demands for payment shall be limited, in amount and frequency, to those demands that are reasonably necessary to satisfy any capitalization or net worth requirements of Apple Suites Management, Inc., or payment obligations under the master hotel lease agreements for our hotels. Apple Suites Management, Inc. is not required to repay the funds it receives under the funding commitments.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                         SUMMARY OF MATERIAL CONTRACTS

DEEDS OF TRUST AND RELATED DOCUMENTS

     Each of our hotels is subject to a mortgage on its real property, a security interest in its personal property, and an assignment of hotel rents and revenues, all in favor of Promus Hotels, Inc. (As described above, Promus Hotels, Inc. provided financing for our hotel purchases). These encumbrances are created by substantially similar documents. For simplicity, we will refer to each of these documents as a "deed of trust."

     Each deed of trust corresponds to one of the promissory notes we made to Promus Hotels, Inc., and secures the payment of principal and interest under that promissory note. The encumbrance created by a deed of trust will terminate when its corresponding promissory note is paid in full.

     We are subject to various requirements under the deeds of trust. For instance, we must maintain adequate insurance on the hotels and we must not grant any further assignments of rents or leases with respect to the hotels.

     Each deed of trust contains a substantially similar definition of events of default. In each case, the events of default include (without limitation) any default that occurs under any of the promissory notes or under another deed of trust, and any sale of the secured property without the prior consent of Promus Hotels, Inc. Upon any event of default, various remedies are available to Promus Hotels, Inc. Those remedies include, for example (a) declaring the entire principal balance under the promissory notes, and all accrued and unpaid interest, to be due and payable immediately; (b) taking possession of the secured property, including the hotels; and (c) collecting hotel rents and revenues, or foreclosing on the hotels, to satisfy unpaid amounts under the promissory notes. Each deed of trust requires us to pay any costs that may be incurred in exercising such remedies.

     At each closing on our purchase of a hotel or group of hotels, we further encumbered the hotels we already owned with additional deeds of trust or with negative pledges. The negative pledges apply to three of our hotels (Richmond-West End, Clearwater and Baltimore-BWI Airport). The negative pledges prohibit any transfer or further encumbrance of the hotels, in whole or in part, without the prior written consent of Promus Hotels, Inc. Each negative pledge was executed concurrently with a particular promissory note, and will terminate when its corresponding promissory note is paid in full.

ENVIRONMENTAL INDEMNITIES

     A separate environmental indemnity applies to each of our hotels. The indemnities are substantially similar and protect Promus Hotels, Inc. in the event that we undertake any corrective work to remove or eliminate hazardous materials from the hotels. Hazardous materials are defined in the indemnities to include, for example, asbestos and other toxic materials. We are not aware of any hazardous materials at the hotels, but there can be no assurance that such materials are not present.

     Under the indemnities, we have agreed to indemnify and protect Promus Hotels, Inc. from any losses that it may incur because of (a) the nonperformance, or delayed performance and completion, of corrective work; or
(b) the enforcement of the
indemnities. The indemnity for a particular hotel corresponds to the promissory note that was executed at closing on the purchase of that hotel. In general, each indemnity will terminate when its corresponding promissory note is paid in full. However, the indemnities will continue with respect to those litigation or administrative claims, if any, that involve indemnified losses and that are pending at the date of full payment. In addition, for a period of four years after the date of such full payment, we will be obligated to pay any enforcement costs for subsequent litigation or administrative claims.

MASTER HOTEL LEASE AGREEMENTS

     All of our hotels, except the hotels in Texas, have been leased to Apple Suites Management, Inc. These leases were created by a master hotel lease agreement dated September 20, 1999, which has been supplemented to include the hotels we purchased after that date. The hotels in Texas have been leased to Apple Suites Services Limited Partnership under a separate and substantially similar master hotel lease agreement dated September 20, 1999.

     Each master hotel lease agreement has an initial term of ten years. Apple Suites Management has the option to extend the lease term for two additional five-year periods, provided that Apple Suites Management is not in default at the end of the prior term or at the time the option is exercised. If the first option is exercised, rental payments would continue to be adjusted as provided in the master lease agreement. If the second option is exercised, we must negotiate in good faith with Apple Suites Management to adjust the rental payments to a market rate for similar hotels. If no agreement can be reached, rental terms would be determined by an independent panel of experts in evaluating hotel REIT leases.

     We may terminate a master hotel lease agreement if we sell the hotels to a third party, if there is a change of control of Apple Suites Management, or based on any amendments to the Internal Revenue Code that would permit our direct operation of the hotels or would make the lease structure unnecessary. Upon any termination, we must compensate Apple Suites Management by paying the fair market value of the lease as of such termination, or by offering to lease one or more substitute hotels.

     The master hotel lease agreements provide for an annual base rent, a quarterly percentage rent and a quarterly sundry rent. Base rent is payable in advance in equal monthly installments. Beginning in 2001, the base rent will be adjusted annually in proportion to the Consumer Price Index. The following table shows the initial base rents for each hotel:



                                                        BASE RENT
NAME OF HOTEL                                        (1999 AND 2000)
-------------------------------------------------   ----------------
  Dallas-Addison ................................       $638,220
  Dallas-Irving/Las Colinas .....................        824,340
  North Dallas-Plano ............................        501,930
  Richmond-West End .............................        674,190
  Atlanta-Galleria/Cumberland ...................        661,320
  Atlanta-Peachtree .............................        414,150
  Baltimore-BWI Airport .........................        895,750
  Clearwater ....................................        664,150
  Detroit-Warren ................................        408,450
  Salt Lake City-Midvale ........................        438,150
  Jackson-Ridgeland .............................        462,750

     Percentage rent is payable quarterly. The percentage rent for a particular hotel depends on a formula that compares fixed "suite revenue breakpoints" with a portion of "suite revenue," which is equal to gross revenue from suite rentals (less sales and room taxes). Specifically, the percentage rent is equal to the sum of (a) 17% of all year-to-date suite revenue, up to the applicable suite revenue breakpoint; plus (b) 55% of the year-to-date suite revenue in excess of the applicable suite revenue breakpoint, as reduced by base rent and percentage rent paid year-to-date. Beginning in 2001, the suite revenue breakpoints will be adjusted in proportion to the Consumer Price Index. Suite revenue breakpoints have been determined for the first quarter of each year during the initial term of the master hotel lease agreements. The suite revenue breakpoints for subsequent quarters are determined by multiplying the first quarter values by two, three or four, respectively. The following table shows the initial suite revenue breakpoints for each hotel, before any adjustment due to the Consumer Price Index:


                           SUITE REVENUE BREAKPOINTS
                 FOR THE FIRST QUARTER OF THE INDICATED YEARS

NAME OF HOTEL                                2000          2001          2002          2003
--------------------------------------   -----------   -----------   -----------   -----------
Dallas-Addison .......................    $256,255      $261,090      $265,925      $270,760
Dallas-Irving/Las Colinas ............     330,985       337,230       343,475       349,720
North Dallas-Plano ...................     201,533       205,335       209,138       212,940
Richmond-West End ....................     270,698       275,805       280,913       286,020
Atlanta-Galleria/Cumberland ..........     265,530       270,540       275,550       280,560
Atlanta-Peachtree ....................     134,599       138,740       144,953       149,094
Baltimore-BWI Airport ................     291,119       300,076       313,513       322,470
Clearwater ...........................     215,849       222,490       232,453       239,094
Detroit-Warren .......................     132,746       136,831       142,958       147,042
Salt Lake City-Midvale ...............     142,399       146,780       153,353       157,734
Jackson-Ridgeland ....................     150,394       155,021       161,963       166,590

NAME OF HOTEL                              2004          2005          2006          2007          2008
------------------------------------   -----------   -----------   -----------   -----------   -----------
Dallas-Addison .....................    $275,595      $280,430      $285,265      $290,100      $294,935
Dallas-Irving/Las Colinas ..........     355,965       362,210       368,455       374,700       380,945
North Dallas-Plano .................     216,742       220,545       224,348       228,150       231,953
Richmond-West End ..................     291,128       296,235       301,343       306,450       311,558
Atlanta-Galleria/Cumberland.........     285,570       290,580       295,590       300,600       305,610
Atlanta-Peachtree ..................     153,236       157,377       161,519       165,660       169,802
Baltimore-BWI Airport ..............     331,428       340,385       349,343       358,300       367,258
Clearwater .........................     245,736       252,377       259,019       265,660       272,302
Detroit-Warren .....................     151,127       155,211       159,296       163,380       167,465
Salt Lake City-Midvale .............     162,116       166,497       170,879       175,260       179,642
Jackson-Ridgeland ..................     171,218       175,845       180,473       185,100       189,728

     The sundry rent is payable quarterly and equals 99% of all sundry revenue, which consists of revenue other than suite revenue less the amount of sundry rent paid year-to-date.

     Under the master hotel lease agreements, Apple Suites Management must pay all taxes, other than real estate and personal property taxes, imposed on the hotels. In addition, Apple Suites Management must provide and pay for hotel utilities, such as electricity, gas, oil, water and sewer service. Apple Suites Management also must maintain and pay for insurance with respect to the hotels, including building insurance (with earthquake and flood insurance), equipment insurance
(against loss or damage to steam boilers and similar apparatus) and loss of income insurance.

     The master hotel lease agreements require Apple Suites Management to maintain the hotels in good order and repair, except for ordinary wear and tear. This requirement applies to any underground utilities and the structural elements of the hotels, including the exterior walls and roofs. We are obligated to maintain a reserve fund for periodic repair, replacement or refurbishing of furniture, fixtures and equipment. Our payments to this reserve fund may equal up to 5% of suite revenue.

HOTEL LICENSE AGREEMENTS

     Each of our hotels is licensed with Homewood Suites(Reg. TM) by Hilton under separate and substantially similar license agreements with Promus Hotels, Inc. Under the license agreements, Apple Suites Management has the right to operate the hotels using the "System" established for all properties licensed with Homewood Suites(Reg. TM) by Hilton. The "System" includes access to a reservation system, to advertising methods, to a "Standards Manual," and to other training, information, programs and policies.

     In exchange, Apple Suites Management has agreed to numerous requirements and restrictions applicable to its operation of the hotel. Apple Suites Management is also required to pay royalties and other fees, as described below.

     Apple Suites Management will be subject to various operational requirements pursuant to the license agreements and the Standards Manual. The Standards Manual is subject to change at any time. (As described below, Promus Hotels, Inc. will act as the manager of the hotels under separate management agreements.) As a practical matter, many of the requirements in the license agreements and Standards Manual will be the responsibility of Promus Hotels, Inc. However, certain requirements will remain the practical responsibility of Apple Suites Management. Furthermore, the failure of Promus Hotels, Inc. to comply with the management agreements will not, by itself, relieve Apple Suites Management from its obligations under the license agreements. In such event, the remedies available to Apple Suites Management may be limited to monetary damages for breach of the hotel management agreements.

     The hotels must be operated in accordance with the requirements established by Promus Hotels, Inc. These requirements cover matters such as the types of services and products that may be offered at the hotel, the style and type of signage, the appearance and condition of the hotel, the use of the reservations system for guests, adherence to a 100% Satisfaction Guarantee rule of operation, required insurance coverage and other requirements.

     Under the license agreements, Apple Suites Management may use the System only during the 20-year term of the license agreements. The license agreements are subject to early termination for various reasons, including default by Apple Suites Managemen or its efforts to obtain bankruptcy protection. If a license agreement is terminated for any reason, the hotel must immediately cease to identify itself as having a license with Homewood Suites(Reg. TM) by Hilton.

     Apple Suites Management must pay the following monthly amounts to Promus Hotels, Inc. in accordance with the license agreements: (a) A royalty fee equal to 4% of the gross suites revenues (less sales and room taxes) received from rental of suites at the hotels; (b) a marketing contribution equal to 4% of gross suites revenues; (c) any amounts due Promus Hotels, Inc. for goods or services provided by Promus Hotels, Inc. to Apple Suites Management; and (d) the amount of sales, gross receipts or similar taxes imposed on Promus Hotels, Inc. as a result of each payment described above. The 4% marketing contribution is subject to change by Promus Hotels, Inc. from time to time. Furthermore, there is no assurance that the marketing contribution from a hotel will be used to fund advertising or marketing with respect to the hotel actually making the contribution.

     Under the license agreements, Promus Hotels, Inc. may require Apple Suites Management to upgrade hotel facilities from time to time to meet current standards, as then specified in the Standards Manual. We expect to pay the costs of any required upgrades from the proceeds of our ongoing offering of common shares, although there can be no assurance that such proceeds will be sufficient for this purpose.

HOTEL MANAGEMENT AGREEMENTS

     Each of our hotels is being managed by Promus Hotels, Inc. or an affiliate. To simplify the following discussion, the manager will be referred to as "Promus Hotels." The management of our hotels is governed by separate and substantially similar management agreements with Apple Suites Management.

     The management agreements require Promus Hotels to operate the hotels in conformity with the hotel license agreements described above. Promus Hotels will be responsible for directing the day-to-day activities of the hotels and establishing policies and procedures relating to the management and operation of the hotels.

     As part of its responsibilities for directing the day-to-day activities of the hotels, Promus Hotels will hire, supervise and determine the compensation and terms of employment of all hotel personnel. Promus Hotels also will determine the terms for admittance, room rates and all use of hotel rooms. Promus Hotels will select and purchase all operating equipment and supplies for the hotels. Promus Hotels will be responsible for (a) advertising and promoting the hotels in coordination with the requirements of the license agreements described above; and (b) obtaining and maintaining any permits and licenses required to operate the hotels.

     Each year, Promus Hotels will submit a proposed operating budget for each hotel to Apple Suites Management for its approval. Each budget will include a business plan describing the business objectives and strategies for each hotel for the period covered by the budget. In addition, Promus Hotels will submit a recommended capital budget to Apple Suites Management for its approval. The capital budget will apply to furnishings, equipment and ordinary hotel capital replacements needed to operate the hotels in accordance with the hotel license agreements. At a minimum, each year's budget for capital improvements will provide for capital expenditures that are required to meet the minimum standards of the hotel license agreement, subject to the following limits: (a) 3% of adjusted gross revenues for the first full year after the commencement of the management agreement; (b) 4% of adjusted gross revenues for the second full year after the commencement of the management agreement; and (c) 5% of adjusted gross revenues for each year thereafter.

     In exchange for performing the services described above, Promus Hotels will receive a management fee, payable monthly. The management fee will equal 4% of adjusted gross revenues. Adjusted gross revenues are defined generally as all revenues derived from the hotels, as reduced by (a) refunds; (b) sales and other similar taxes; (c) proceeds from the sale or other disposition of the hotels, furnishings and other capital assets; (d) fire and extended coverage insurance proceeds; (e) credits or refunds made to customers; (f) condemnation awards; (g) proceeds of financing or refinancing of the hotels; (h) interest on bank accounts; and (i) gratuities or service charges added to a customer's bill.

     Prior to the second anniversary of the management agreement, a portion of the management fee, equal to 1% of adjusted gross revenues, will be subordinated to payment of a basic return to Apple Suites Management. The basic return is generally equal to 11% of the purchase price for each hotel (and related acquisition costs).

     Each management agreement has a 15-year term. However, Apple Suites Management may terminate any management agreement after its tenth anniversary. If it does so, Promus Hotels will be entitled to a termination fee. The termination fee generally is equal to (a) the aggregate management fees earned during the preceding 24 months, if the termination occurs after the tenth anniversary but on or before the 14th anniversary of the effective date of the management agreement; or (b) the average monthly management fee earned during the preceding 24 months times the number of full calendar months remaining in the term, if the termination occurs after the 14th anniversary of the effective date of the management agreement.

     In addition, if the hotel license agreement for a particular hotel is terminated, Promus Hotels may terminate the corresponding management agreement. If Promus Hotels terminates the management agreement it will be entitled to a termination fee equal to (a) an amount that ranges from $426,690 to $899,000 (depending on the hotel involved) if the termination occurs within two years of the effective date of the management agreement; (b) 150% of the aggregate monthly management fees earned during the preceding 24 months, if the termination occurs after the second anniversary but on or before the tenth anniversary of the effective date of the management agreement; (c) 75% of the aggregate monthly management fees earned during the preceding 24 months, if the termination occurs after the tenth anniversary but on or before the 14th anniversary of the effective date of the management agreement; or (d) the average monthly management fee earned during the preceding 24 months times the number of full calendar months remaining in the term, if the termination occurs after the 14th anniversary of the effective date of the management agreement.

     Beginning in the first full calendar year of operations, Apple Suites Management may terminate a management agreement if Promus Hotels fails to achieve, in any two consecutive calendar years, a gross operating profit which is at least equal to 85% of the annual budgeted gross operating profit. Promus Hotels can avoid termination by making a cash payment to Apple Suites Management that equals the difference between the gross operating profits achieved and 85% of the budgeted gross operating profits for the second such year. Generally, gross operating profit is defined as the amount by which adjusted gross revenues exceed operating costs.

COMFORT LETTERS

     Our decision to lease our hotels to Apple Suites Management is based upon certain technical tax considerations that apply to us as a REIT for federal income tax purposes. To address operational complexities and other potential problems that may arise from using Apple Suites Management as the lessee of our hotels and the party to the license agreements and management agreements, we have entered into separate and substantially similar "Comfort Letters" with Promus Hotels, Inc. with respect to each hotel. The comfort letters grant us certain rights if problems arise under such agreements, or if the lease structure is no longer necessary for tax purposes. The chief provisions of the comfort letters are described below.

     First, as long as we are the owner of the hotel and its corresponding license agreement is in effect, Promus Hotels, Inc. has agreed to notify us of any breach of any license agreement or management agreement by the lessee. We will have 10 days to cure any monetary default and 30 days to cure any non-monetary default. There is no opportunity to cure defaults not capable of being cured (such as bankruptcy of the lessee or a transfer in violation of the license agreement), but in such situation, a default would occur under the lease and we would be able to terminate the lease.

     Second, if there is a default under the lease and we elect to terminate the lease, we have the right, which may be exercised within 90 days after giving notice of termination to Promus Hotels, Inc., to enter into a new lease agreement with a successor lessee. In general, any such successor lessee must be majority owned and controlled by us or our affiliates (which includes our directors and executive officers), must be a person or entity that has adequate financial resources to perform under the lease and must have a favorable reputation for integrity. The successor lessee cannot be the franchisor or operator of a competing chain of hotels. If we enter into a new lease, the successor lessee will have a right to enter into a new license agreement and new management agreement with Promus Hotels, Inc. for the balance of the original terms of those agreements. However, if we are unable to provide a qualified successor lessee within such 90-day period, the license agreement may be terminated at the option of Promus Hotels, Inc. and we will be obligated to pay liquidated damages to Promus Hotels, Inc. In general, liquidated damages are an amount equal to the total fees payable under the license agreement for the three years prior to termination. If the hotel has been open for less than three years, the amount is equal to the greater of: (a) 36 times the monthly average of fees payable for the period during which the hotel has been open; or
(b) 36 times the amount payable for the last full month of operation prior to termination. If the hotel is open but has not been in operation for a full month, liquidated damages equal $3,000 per suite in the hotel.

     Third, the comfort letters provide that if the income tax rules that apply to REITs are amended to permit us to operate the hotel directly, we may give notice of such tax change to Promus Hotels, Inc. and of our election to terminate the lease. We then have the right to enter into a new license agreement and a new management agreement for a term equal to the balance of the original terms of such agreements.

                           DESCRIPTION OF PROPERTIES

     Each of our hotels is an extended-stay hotel, and is licensed with Homewood Suites(Reg. TM) by Hilton. We believe that the majority of the guests at the hotels during the past 12 months have been business travelers. We expect that this pattern will continue.

     Each suite consists of a bedroom and a living room, with an adjacent kitchen area. The basic suite is known as a "Homewood Suite," which generally has one double or king-size bed. Larger suites, known as "Master Suites" or "Extended Double Suites" are also available. These suites have larger rooms, with either one king-size bed or two smaller beds. The largest suites contain two separate bedrooms. Wheelchair-accessible suites are available at each hotel.

     The suites have many features and amenities in common. Most suites have ceiling fans and two color televisions (one in the bedroom and one in the living room). Some suites have fireplaces. Typical living room furniture includes a sofa (often a fold-out sleeper sofa), coffee table and work/dining table with chairs. Some living rooms contain a recliner and a videocassette player. The kitchens vary, but generally have a microwave, refrigerator, dishwasher, coffee maker and stove, together with basic cookware and utensils.

     The hotel are marketed, in part, through the website for Homewood Suites(Reg. TM) by Hilton (http://www.homewood-suites.com), which is generally available 24 hours a day, seven days a week, around the world. Reservations may be made directly through the web site. The reservation system and the web site are linked to, and cross-marketed with, the reservation systems and web sites for other hotel franchises that are owned and operated by Hilton Hotel
Corporation. Such cross-marketing may affect occupancy at our hotels by directing travelers or potential guests toward, or away from, our hotels.

     The hotels were actively conducting business on the date of purchase. We believe that the purchases were conducted without materially disrupting any daily hotel operations. During the past 12 months, the hotels have been covered with property and liability insurance, and we have arranged to continue such coverage. We believe the hotels are adequately covered by insurance.

                               DALLAS - ADDISON

     The Homewood Suites(Reg. TM) Dallas - Addison is located on a 3.3 acre site at 4451 Beltline Road, Addison, Texas 75244. The hotel is approximately 15 miles from downtown Dallas and 25 miles from the Dallas/Fort Worth International Airport. The hotel opened in July 1990. It has wood frame construction, with an exterior of brick veneer and stucco. The hotel consists of four buildings, each with two or three stories. The hotel contains 120 suites, which have a combined rentable area of 61,440 square feet. The following types of suites are available:

TYPE OF SUITE                          NUMBER AVAILABLE   SQUARE FEET/PER SUITE
------------------------------------- ------------------ ----------------------
  Master Suite ......................         24                  590
  Homewood Suite ....................         88                  460
  Two-Bedroom Suite .................          8                  850

     The hotel offers a 40-seat breakfast/lounge area, a meeting room that accommodates 25 to 30 people, and a business center that offers guests the use of a personal computer, a photocopier and an electric typewriter. Recreational facilities include an outdoor pool, a whirlpool and an exercise room. The hotel also contains a guest convenience store and laundry. The hotel has its own parking lot with 136 spaces. The hotel provides complimentary shuttle service within a 3 mile radius.

     We believe that the hotel has been generally well maintained and is generally in very good condition. Over the next 12 months, we plan to spend approximately $400,000 on renovations or improvements. We expect that the principal renovations and improvements will include: upgrading bathrooms and kitchens, providing additional signage and replacing exterior doors. We expect to pay for the costs of these renovations and improvements with proceeds from our ongoing offering of common shares.

     During 1999, the average stay at the hotel was approximately 6.2 nights, and approximately 64.3% of the guests have stayed for five nights or more. In general, occupancy at the hotel is not seasonal. The following table shows average daily occupancy rates, expressed as a percentage, for the last five years:


                 AVERAGE DAILY OCCUPANCY RATE (CALENDAR YEAR)

   1995        1996         1997        1998         1999
---------   ----------   ----------   --------   ------------
  83.9%         78.4%        78.1%    76.9 %           73.8%


     During 1999, the average daily rate per suite was $89.87, and the average daily revenue per available suite was $66.30. As explained above, revenue from the hotel's operations will be used to pay interest due under the promissory note we executed in connection with our purchase of the hotel. There can be no assurance, however, the proceeds of the offering will be sufficient to permit such payments of principal. Assuming that no principal payments are made until the maturity of the promissory note, and that the hotel continues to have the level of revenue specified above, approximately 20.9% of the hotel's revenue would be needed to cover its portion of the interest payments.

     The hotel's current rate structure is based on length of stay and type of suite, as summarized below:

LENGTH OF STAY                           MASTER    MASTER
(NUMBER OF NIGHTS)            HOMEWOOD   (KING)   (DOUBLE)   TWO BEDROOM
---------------------------- ---------- -------- ---------- ------------
   1 to  4 .................    $139      $139      $139        $179
   5 to 11 .................     109       109       109         149
  12 to 29 .................      89        89        89         129
  30 or more ...............      79        79        79         119


     The hotel offers a weekend discount, which varies by type of suite and may equal up to 33% off the basic rate. The discount is not available to guests who stay for five nights or more. The hotel also offers discounts to guests who stay under certain corporate accounts. These discounts are often negotiated with the corporate customer and vary from account to account. During 1999, we estimate that approximately 36.7% of the hotel's guests received a corporate discount.

     The chief corporate accounts (as designated in the hotel's records) include: MBNA, CSC, Santa Fe International, Lucent Technologies, Lawson Software, People Soft, Business Jet, Stonebridge Technology and Acclivus. During 1999, the 10 largest corporate accounts were responsible for approximately 6.8% of the hotel's occupancy. There can be no assurance, however, that the hotel will continue to receive significant occupancy, or any occupancy, from the corporate accounts identified above.

     The table below shows the average effective annual rental per square foot for the last five years:

     1995           1996          1997          1998           1999
-------------   -----------   -----------   -----------   -------------
$   56.35         $ 55.18       $ 54.05       $ 54.25       $   47.26


     The depreciable real property component of the hotel has a currently estimated Federal tax basis of $7,312,316 and will be depreciated over a life of 39 years (or less, as permitted by the Internal Revenue Code) using the straight-line method. The basis of the personal property component of the hotel will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code.

     The following table summarizes the hotel's real estate tax information for 1999:

 TAX                                   ASSESSED     TAX RATE        AMOUNT
JURISDICTION                            VALUE      (PER $100)       OF TAX
----------------------------------- ------------- ------------ ----------------
  County of Dallas ................ $8,100,000    0.447699       $  36,263.62
  City of Dallas .................. $8,100,000    1.460530       $ 118,302.93
  Town of Addison ................. $8,100,000    0.384600       $  31,152.60
                                                                 ------------
                                                       TOTAL     $ 185,719.15
                                                                 ============


     We estimate that the annual property tax on the expected improvements will be approximately $4,500 or less.

     At least five competing hotels are located within two miles of the hotel. (The names of the competing franchises, as listed below, may be registered as service marks or trade names.) Three of the competing hotels are newer than the hotel. The newer competing hotels have franchises with Country Inn Suites,
Hilton Inn and Quality Inns. The other competing hotels have franchises with Courtyard by Marriott and Residence Inn. We believe that the rates charged by the hotel are generally competitive with the rates charged by these other hotels. We are aware of ongoing or proposed construction for three extended-stay hotels within approximately three miles of the hotel. We expect these new hotels to be franchised with Marriott (in two instances) and Budget Suites.

                          DALLAS - IRVING/LAS COLINAS

     The  Homewood  Suites(Reg.  TM) Dallas - Irving/Las Colinas is located on a
3.4 acre site at 4300 Wingren Drive, Irving, Texas 75039. The hotel is approximately 11 miles from downtown Dallas and 10 miles from the Dallas/Fort Worth International Airport.

     The hotel opened in January 1990. It has wood frame construction, with an exterior of brick veneer, stucco, and wood siding. The hotel consists of five buildings, each with two or three stories. The hotel contains 136 suites, which have a combined rentable area of 80,144 square feet. The following types of suites are available:

TYPE OF SUITE                         NUMBER AVAILABLE   SQUARE FEET/PER SUITE
------------------------------------ ------------------ -----------------------
  Master Suite .....................          20                 620
  Homewood Suite ...................         108                 560
  Two-Bedroom Suite ................           8                 908


     The hotel offers a meeting room that accommodates 25 to 30 people, and a business center that offers guests the use of a personal computer, a photocopier and an electric typewriter. Recreational facilities include an outdoor pool, a whirlpool, a basketball court and an exercise room. The hotel also contains a guest convenience store and laundry. The hotel has its own parking lot with 181 spaces. The hotel provides complimentary shuttle service within a 3 mile radius.

     We believe that the hotel has been generally well maintained and is generally in very good condition. Over the next 12 months, we plan to spend approximately $450,000 on renovations or improvements. We expect that the principal renovations and improvements will include upgrading bathrooms, repairing the parking lot and improving the meeting room. We expect to pay for the costs of these renovations and improvements with proceeds from our ongoing offering of common shares.

     During 1999, the average stay at the hotel was approximately 4.5 nights, and approximately 69.3% of the guests have stayed for five nights or more. In general, occupancy at the hotel is not seasonal. The following table shows average daily occupancy rates, expressed as a percentage, for the last five years:

                 AVERAGE DAILY OCCUPANCY RATE (CALENDAR YEAR)

   1995        1996         1997         1998          1999
---------   ----------   ----------   ----------   ------------
  75.2%         75.2%        77.8%        75.8%          76.4%


     During 1999, the average daily rate per suite was $94.71, and the average daily revenue per available suite was $72.35. As explained above, revenue from the hotel's operations will be used to pay interest due under the promissory note we executed in connection with our purchase of the hotel. There can be no assurance, however, the proceeds of the offering will be sufficient to permit such payments of principal. Assuming that no principal payments are made until the maturity of the promissory note, and that the hotel continues to have the level of revenue specified above, approximately 19.9% of the hotel's revenue would be needed to cover its portion of the interest payments.

     The hotel's current rate structure is based on length of stay and type of suite, as summarized below:

LENGTH OF STAY
(NUMBER OF NIGHTS)              HOMEWOOD   MASTER   TWO BEDROOM
------------------------------ ---------- -------- ------------
   1 to  4 ...................    $134      $134       $174
   5 to 12 ...................     119       119        159
  13 to 29 ...................     109       109        149
  30 or more .................      89        89        129


     The hotel offers a weekend discount, which varies by type of suite and may equal up to 33% off the basic rate. The discount is not available to guests who stay for five nights or more. The hotel also offers discounts to guests who stay under certain corporate accounts. These discounts are often negotiated with the corporate customer and vary from account to account. During 1999, we estimate that approximately 65.4% of the hotel's guests received a corporate discount.

     The chief corporate accounts (as designated in the hotel's records) include: GTE, SAP America, Amdocs, Ernst & Young, Sprint, Oracle Corp., The Associates, Caltex, Associates Corp. of North America and Olympus America Inc. During 1999, the 10 largest corporate accounts were responsible for approximately 25% of the hotel's occupancy. There can be no assurance, however, that the hotel will continue to receive significant occupancy, or any occupancy, from the corporate accounts identified above.

     The table below shows the average effective annual rental per square foot for the last five years:

     1995           1996          1997          1998           1999
-------------   -----------   -----------   -----------   -------------
$ 42.17         $ 44.42       $ 46.85       $ 47.48       $ 44.81


     The depreciable real property component of the hotel has a currently estimated Federal tax basis of $8,292,872 and will be depreciated over a life of 39 years (or less, as permitted by the Internal Revenue Code) using the straight-line method. The basis of the personal property component of the hotel will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code.

     The following table summarizes the hotel's real estate tax information for 1999:

 TAX                                                 ASSESSED     TAX RATE        AMOUNT
JURISDICTION                                          VALUE      (PER $100)       OF TAX
------------------------------------------------- ------------- ------------ ----------------
         County of Dallas ....................... $9,519,990    0.447699       $  42,620.90
         City of Irving ......................... $9,519,990    0.488000       $  46,457.55
         Irving School District ................. $9,519,990    1.668400       $ 158,831.51
         Dallas County Utility District ......... $9,519,990    1.189800       $ 113,268.84
                                                                               ------------
                                                                   TOTAL       $ 361,178.80
                                                                               ============


     We estimate that the annual real estate tax on the expected improvements will be approximately $8,500 or less.

     At least five competing hotels are located within three miles of the hotel. (The names of the competing franchises, as listed below, may be registered as service marks or trade names.) Three of the competing hotels are newer than the hotel. The newer competing hotels have franchises with AmeriSuites, StudioPlus and Summerfield Suites. The other competing hotels have franchises with Harvey Hotel Suites and Residence Inn. We believe that the rates charged by the hotel are generally competitive with the rates charged by these other hotels. We are aware of ongoing or proposed construction for two extended-stay hotels within approximately five miles of the hotel. We have no definite franchising information for these hotels.

                             NORTH DALLAS - PLANO

     The Homewood Suites(Reg. TM) Dallas - Plano is located on a 2.67 acre site in the Preston Park Business Center. Its address is 4705 Old Sheppard Place, Plano, Texas 75093. The hotel is approximately 23 miles from downtown Dallas and 20 miles from the Dallas/Fort Worth International Airport.

     The hotel opened in April 1997. It has wood frame construction, with an exterior of brick veneer and stucco. The hotel consists of a single four-story building. The hotel contains 99 suites, which have a combined rentable area of 50,120 square feet. The following types of suites are available:

TYPE OF SUITE                       NUMBER AVAILABLE     SQUARE FEET/PER SUITE
--------------------------------   ------------------   ----------------------
Extended Double Suite ..........           37                    510
Homewood Suite .................           55                    460
Two-Bedroom Suite ..............            7                    850

     The hotel offers a meeting room that accommodates 20-25 people, and a business center that offers guests the use of a personal computer, a photocopier and an electric typewriter. Recreational facilities include an outdoor pool and whirlpool, an exercise room, and a sports court. The hotel also contains a guest convenience store and laundry. The hotel has its own parking lot with 123 spaces. The hotel provides complimentary shuttle service within a 5 mile radius.

     We believe that the hotel has been generally well maintained and is generally in very good condition. Over the next 12 months, we plan to spend approximately $28,000 on renovations or improvements. We expect that the principal renovations and improvements will include interior upgrades and landscaping. We expect to pay for the costs of these renovations and improvements with proceeds from our ongoing offering of common shares.

     During 1999, the average stay at the hotel was approximately 7.5 nights, and approximately 63.7% of the guests have stayed for five nights or more. In general, occupancy at the hotel is not seasonal. The following table shows average daily occupancy rates, expressed as a percentage, since the opening of the hotel:

                 AVERAGE DAILY OCCUPANCY RATE (CALENDAR YEAR)

   1997        1998          1999
---------   ----------   ------------
  64.4%         70.9%          71.9%


     During 1999, the average daily rate per suite was $79.86, and the average daily revenue per available suite was $57.43. As explained above, revenue from the hotel's operations will be used to pay interest due under the promissory note we executed in connection with our purchase of the hotel. There can be no assurance, however, the proceeds of the offering will be sufficient to permit such payments of principal. Assuming that no principal payments are made until the maturity of the promissory note, and that the hotel continues to have the level of revenue specified above, approximately 16.6% of the hotel's revenue would be needed to cover its portion of the interest payments.

     The hotel's current rate structure is based on length of stay and type of suite, as summarized below:

LENGTH OF STAY                        EXTENDED
(NUMBER OF NIGHTS)         HOMEWOOD    DOUBLE   TWO BEDROOM
------------------------- ---------- --------- ------------
      1 to  6 ...........    $109       $109       $149
      7 to 29 ...........      69         69        109
     30 or more .........      59         59         99


     The hotel offers a weekend discount, which varies by type of suite and may equal up to 33% off the basic rate. The discount is not available to guests who stay for five nights or more. The hotel also offers discounts to guests who stay under certain corporate accounts. These discounts are often negotiated with the corporate customer and vary from account to account. During 1999, we estimate that approximately 49.5% of the hotel's guests received a corporate discount.

     The chief corporate accounts (as designated in the hotel's records) include J.C. Penney, Dr. Pepper/7-Up, Alcatel, Arco, Raytheon, State Farm Insurance, Rug Doctor, Sterling Software, Oracle Corp and Frito Lay . During 1999, the 10 largest corporate accounts were responsible for approximately 34% of the hotel's occupancy. There can be no assurance, however, that the hotel will continue to receive significant occupancy, or any occupancy, from the corporate accounts identified above.

     The table below shows the average effective annual rental per square foot since the opening of the hotel:

     1997           1998           1999
-------------   -----------   -------------
$ 38.87         $ 43.99      $ 41.41

     The depreciable real property component of the hotel has a currently estimated Federal tax basis of $4,713,290 and will be depreciated over a life of 39 years (or less, as permitted by the Internal Revenue Code) using the straight-line method. The basis of the personal property component of the hotel will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code.

     The following table summarizes the hotel's real estate tax information for 1999:

TAX                                    ASSESSED     TAX RATE        AMOUNT
JURISDICTION                            VALUE      (PER $100)       OF TAX
----------------------------------- ------------- ------------ ----------------
  County of Collin ................  $7,124,145       2.35655    $167,884.04

     We estimate that the annual property tax on the expected improvements will be approximately $500 or less.

     At least nine competing hotels are located within five miles of the hotel. (The names of the competing franchises, as listed below, may be registered as service marks or trade names.) Five of the competing hotels are newer than the hotel. The newer competing hotels have franchises with AmeriSuites, Candlewood Suites, Homegate Suites, Hawthorne Suites and Residence Inn. The other competing hotels have franchises with Courtyard by Marriott (in two cases), Hampton Inn Suites and Mainstay Suites. We believe that the rates charged by the hotel are generally competitive with the rates charged by these other hotels. We are aware of ongoing or proposed construction for three extended-stay hotels within approximately five miles of the hotel. Although we do not have complete franchising information for these hotels, we expect three of them to be franchised with Doubletree Suites, Marriott Townplace and Weston Suites.

                              RICHMOND - WEST END

     The Homewood Suites(Reg. TM) Richmond - West End is located on a 3.8 acre site in the Innsbrook Corporate Center. Its address is 4100 Innslake Drive, Glen Allen, Virginia 23060. The hotel is approximately 14 miles from downtown Richmond and 20 miles from the Richmond International Airport.

     The hotel opened in May 1998. It has metal stud frame construction, with an exterior of brick veneer and stucco. The hotel consists of a single four-story building. The hotel contains 123 suites, which have a combined rentable area of 63,600 square feet. The following types of suites are available:

TYPE OF SUITE                             NUMBER AVAILABLE   SQUARE FEET/PER SUITE
---------------------------------------- ------------------ ----------------------
        Homewood King Suite ............         98                  500
        Homewood Double Suite ..........         18                  500
        Two-Bedroom Suite ..............          7                  800

     The hotel offers a meeting room that accommodates up to 80 people, and a business center that offers guests the use of a personal computer, a photocopier and an electric typewriter. Recreational facilities include an outdoor pool, a whirlpool and an exercise room. The hotel also contains a guest convenience store and laundry. The hotel has its own parking lot with 136 spaces. The hotel provides complimentary shuttle service within a 5 mile radius.

     We believe that the hotel has been generally well maintained and is generally in very good condition. Over the next 12 months, we plan to spend approximately $100,000 on renovations or improvements. We expect that the principal renovations and improvements will include installing new telephone system and purchasing new furniture. We expect to pay for the costs of these renovations and improvements with proceeds from our ongoing offering of common shares.

     During 1999, the average stay at the hotel was approximately 3.1 nights, and approximately 52.1% of the guests have stayed for five nights or more. In general, occupancy at the hotel is not seasonal. The following table shows average daily occupancy rates, expressed as a percentage, since the opening of the hotel:

                 AVERAGE DAILY OCCUPANCY RATE (CALENDAR YEAR)

1998            1999
---------   ------------
  61.7%          75.2%

     During 1999, the average daily rate per suite was $82.95, and the average daily revenue per available suite was $62.41. As explained above, revenue from the hotel's operations will be used to pay interest due under the promissory note we executed in connection with our purchase of the hotel. There can be no assurance, however, the proceeds of the offering will be sufficient to permit such payments of principal. Assuming that no principal payments are made until the maturity of the promissory note, and that the hotel continues to have the level of revenue specified above, approximately 21.4% of the hotel's revenue would be needed to cover its portion of the interest payments.

     The hotel's current rate structure is based on length of stay and type of suite, as summarized below:

LENGTH OF STAY                 HOMEWOOD      HOMEWOOD
(NUMBER OF NIGHTS)            (KING BED)   (DOUBLE BED)   TWO BEDROOM
---------------------------- ------------ -------------- ------------
   1 to  4 .................     $114          $114          $154
   5 to 29 .................       84            84           124
  30 to 89 .................       74            74           114
  90 or more ...............       74            74           114

     The hotel offers a weekend discount, which varies by type of suite and may equal up to 33% off the basic rate. The discount is not available to guests who stay for five nights or more. The hotel also offers discounts to guests who stay under certain corporate accounts. These discounts are often negotiated with the corporate customer and vary from account to account. During 1999, we estimate that approximately 79% of the hotel's guests received a corporate discount.

     The chief corporate accounts (as designated in the hotel's records) include Target, Capital One, Circuit City, First Union National Bank, Virginia Power, Owens Minor, Saxon Mortgage Corp., Promus Hotels, Inc., Deloitte & Touche and Old Dominion Electric Cooperative. During 1999, the 10 largest corporate accounts were responsible for approximately 55% of the hotel's occupancy. There can be no assurance, however, that the hotel will continue to receive significant occupancy, or any occupancy, from the corporate accounts identified above.

     The table below shows the average effective annual rental per square foot since the opening of the hotel:

     1998            1999
-------------   -------------
$   37.80         $   44.06

     The depreciable real property component of the hotel has a currently estimated Federal tax basis of $8,461,493 and will be depreciated over a life of 39 years (or less, as permitted by the Internal Revenue Code) using the straight-line method. The basis of the personal property component of the hotel will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code.

     The following table summarizes the hotel's real estate tax information for 1999:

TAX                                      ASSESSED     TAX RATE        AMOUNT
JURISDICTION                              VALUE      (PER $100)       OF TAX
------------------------------------- ------------- ------------ ---------------
  County of Henrico .................  $5,806,300       0.9400     $54,579.22

     We estimate that the annual property tax on the expected improvements will be approximately $500 or less.

     At least seven competing hotels are located within one mile of the hotel. (The names of the competing franchises, as listed below, may be registered as service marks or trade names.) Three of the competing hotels are newer than the hotel. The newer competing hotels have franchises with Candlewood Suites, Comfort Suites and Courtyard by Marriott. The other competing hotels have franchises with AmeriSuites, Hampton Inn, Homestead Village and Residence Inn. We believe that the rates charged by the hotel are generally competitive with the rates charged by these other hotels. We are aware of ongoing or proposed construction for three extended-stay hotels within approximately three miles of the hotel. We expect these new hotels to be franchised with Holiday Inn Express, Hilton Garden Inn and Marriott.

                         ATLANTA - GALLERIA/CUMBERLAND

     The  Homewood Suites(Reg. TM) Atlanta - Galleria/Cumberland is located on a
3.7 acre site at 3200 Cobb Parkway, Atlanta, Georgia 30339. The hotel is approximately 17 miles from downtown Atlanta and 35 miles from the Hartsfield Atlanta International Airport.

     The hotel opened in July 1990. It has wood frame construction, with an exterior of brick veneer and wood siding. The hotel consists of four buildings, each with two or three stories. The hotel contains 124 suites, which have a combined rentable area of 85,600 square feet. The following types of suites are available:

TYPE OF SUITE                          NUMBER AVAILABLE   SQUARE FEET PER SUITE
------------------------------------- ------------------ ----------------------
  Master Suite ......................         96                    700
  Homewood Suite ....................         24                    600
  Two-Bedroom Suite .................          4                  1,000

     The hotel offers a 40-seat breakfast/lounge area, a meeting room that accommodates 15 to 20 people, and a business center that offers guests the use of a personal computer, a photocopier and an electric typewriter. Recreational facilities include an outdoor pool, a whirlpool and an exercise room. The hotel also contains a guest convenience store and laundry. The hotel has its own parking lot with 150 spaces. The hotel provides complimentary shuttle service within a five mile radius.

     We believe that the hotel has been generally well maintained and is generally in very good condition. Over the next 12 months, we plan to spend approximately $285,000 on renovations or improvements. We expect that the principal renovations and improvements will include carpet replacement and furniture acquisitions (sofas, recliners and televisions). We expect to pay for the costs of these renovations and improvements with proceeds obtained from our ongoing offering of common shares.

     During 1999, the average stay at the hotel was approximately 4.7 nights, and approximately 72% of the guests have stayed for five nights or more. In general, occupancy at the hotel is not seasonal. The following table shows average daily occupancy rates, expressed as a percentage, for the last five years:

                 AVERAGE DAILY OCCUPANCY RATE (CALENDAR YEAR)

   1995        1996         1997         1998          1999
---------   ----------   ----------   ----------   ------------
  76.7%     71.7%        77.2%        77.4%          79.2%

     During 1999, the average daily rate per suite was $86.62, and the average daily revenue per available suite was $68.64. As explained above, revenue from the hotel's operations will be used to pay interest due under the promissory note we executed in connection with our purchase of the hotel. There can be no assurance, however, the proceeds of the offering will be sufficient to permit such payments of principal. Assuming that no principal payments are made until the maturity of the promissory note, and that the hotel continues to have the level of revenue specified above, approximately 20.1% of the hotel's revenue would be needed to cover its portion of the interest payments.

     The hotel's current rate structure is based on length of stay and type of suite, as summarized below:

LENGTH OF STAY
(NUMBER OF NIGHTS)              HOMEWOOD   MASTER   TWO BEDROOM
------------------------------ ---------- -------- ------------
   1 to  4 ...................    $119      $119       $159
   5 to 11 ...................     109       109        149
  12 to 29 ...................      92        92        132
  30 or more .................      79        79        119

     The hotel offers a weekend discount, which varies by type of suite and may equal up to 33% off the basic rate. The discount is not available to guests who stay for five nights or more. The hotel also offers discounts to guests who stay under certain corporate accounts. These discounts are often negotiated with the corporate customer and vary from account to account. During 1999, we estimate that approximately 39% of the hotel's guests received a corporate discount.

     The chief corporate accounts (as designated in the hotel's records) include Boeing, J.D. Edwards & Company, SITA, Worldspan, Sprint, IBM, Lockheed Martin Corporation, Southcorp, Atlantic Envelope Corp. and Concert. During 1999, the 10 largest corporate accounts were responsible for approximately
12.8% of the hotel's occupancy. There can be no assurance, however, that the hotel will continue to receive significant occupancy, or any occupancy, from the corporate accounts identified above.

     The table below shows the average effective annual rental per square foot for the last five years:

     1995           1996          1997          1998           1999
-------------   -----------   -----------   -----------   -------------
$   34.44         $ 34.16       $ 36.45       $ 36.57       $   36.29

     The depreciable real property component of the hotel has a currently estimated Federal tax basis of $7,445,773 and will be depreciated over a life of 39 years (or less, as permitted by the Internal Revenue Code) using the straight-line method. The basis of the personal property component of the hotel will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code.

     The following table summarizes the hotel's real estate tax information for 1999:

 TAX                          ASSESSED       TAXABLE          TAX          AMOUNT
JURISDICTION                   VALUE      PORTION (40%)      RATE          OF TAX
-------------------------- ------------- --------------- ------------ ---------------
     Cobb County .........  $5,217,693      $2,087,077       0.03427    $ 71,524.14

     We estimate that the annual property tax on the expected improvements will be approximately $3,900 or less.

     At least seven competing hotels are located within three miles of the hotel. (The names of the competing franchises, as listed below, may be registered as service marks or trade names.) Three of the competing hotels are newer than the hotel. The newer competing hotels have franchises with Homestead Village, Sheraton Suites and Summer Suites. The other competing hotels have franchises with Courtyard by Marriott, Embassy Suites, Hawthorne Suites and Residence Inn. We believe that the rates charged by the hotel are generally competitive with the rates charged by these other hotels. We are aware of one proposed construction project to build an extended-stay hotel within approximately one mile of the hotel. We expect this hotel to be franchised with Hampton Inn Suites.

                              ATLANTA - PEACHTREE

     The Homewood Suites(Reg. TM) Atlanta - Peachtree is located on a 3.45 acre site at 450 Technology Parkway, Norcross, Georgia 30092. The hotel is approximately 25 miles from downtown Atlanta and 35 miles from the Hartsfield Atlanta International Airport.

     The hotel opened in February 1990. It has wood frame construction, with an exterior of brick veneer and wood siding. The hotel consists of four buildings, each with one, two or three stories. The hotel contains 92 suites, which have a combined rentable area of 53,920 square feet. The following types of suites are available:

            TYPE OF SUITE              NUMBER AVAILABLE   SQUARE FEET PER SUITE
------------------------------------- ------------------ ----------------------
  Master Suite ......................         12                    650
  Homewood Suite ....................         76                    550
  Two-Bedroom Suite .................          4                  1,080

     The hotel offers a 40-seat breakfast/lounge area, a meeting room that accommodates 25 to 30 people, and a business center that offers guests the use of a personal computer, a photocopier and an electric typewriter. Recreational facilities include an outdoor pool, a whirlpool and an exercise room. The hotel also contains a guest convenience store and laundry. The hotel has its own parking lot with 117 spaces. The hotel provides complimentary shuttle service within a five mile radius.

     We believe that the hotel has been generally well maintained and is generally in very good condition. Over the next 12 months, we plan to spend approximately $500,000 on renovations or improvements. We expect that the principal renovations and improvements will include carpet replacement, furniture replacement, bathroom upgrades and parking lot resurfacing and restriping. We expect to pay for the costs of these renovations and improvements with proceeds obtained from our ongoing offering of common shares.

     During 1999, the average stay at the hotel was approximately 5 nights, and approximately 56% of the guests have stayed for five nights or more. In general, occupancy at the hotel is not seasonal. The following table shows average daily occupancy rates, expressed as a percentage, for the last five years:

                 AVERAGE DAILY OCCUPANCY RATE (CALENDAR YEAR)

   1995        1996         1997         1998          1999
---------   ----------   ----------   ----------   ------------
  79.5%         77.4%        74.8%        72.9%          70.1%


     During 1999, the average daily rate per suite was $81.17, and the average daily revenue per available suite was $56.86. As explained above, revenue from the hotel's operations will be used to pay interest due under the promissory note we executed in connection with our purchase of the hotel. There can be no assurance, however, the proceeds of the offering will be sufficient to permit such payments of principal. Assuming that no principal payments are made until the maturity of the promissory note, and that the hotel continues to have the level of revenue specified above, approximately 13.5% of the hotel's revenue would be needed to cover its portion of the interest payments.

     The hotel's current rate structure is based on length of stay and type of suite, as summarized below:

   LENGTH OF STAY
 (NUMBER OF NIGHTS)     HOMEWOOD     MASTER     TWO BEDROOM
--------------------   ----------   --------   ------------
  1 to 4                   $99         $99         $139
  5 to 11                   85          85          125
  12 to 29                  75          75          115
  30 or more                59          59           99

     The hotel offers a weekend discount, which varies by type of suite and may equal up to 33% off the basic rate. The discount is not available to guests who stay for five nights or more. The hotel also offers discounts to guests who stay under certain corporate accounts. These discounts are often negotiated with the corporate customer and vary from account to account. During 1999, we estimate that approximately 42% of the hotel's guests received a corporate discount.

     The chief corporate accounts (as designated in the hotel's records) include Hitachi, Perkin Elmer Corporation, CIBA Vision, Ultimate Software, Valmet, Federated Systems, IBM, Sunds Defibrator, Unisys and Mizuno. During 1999, the 10 largest corporate accounts were responsible for approximately
13.2% of the hotel's occupancy. There can be no assurance, however, that the hotel will continue to receive significant occupancy, or any occupancy, from the corporate accounts identified above.

     The table below shows the average effective annual rental per square foot for the last five years:

     1995           1996          1997          1998           1999
-------------   -----------   -----------   -----------   -------------
$ 42.53         $ 47.16       $ 45.42       $ 41.95       $ 35.41

     The depreciable real property component of the hotel has a currently estimated Federal tax basis of $2,911,697 and will be depreciated over a life of 39 years (or less, as permitted by the Internal Revenue Code) using the straight-line method. The basis of the personal property component of the hotel will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code.

     The following table summarizes the hotel's real estate tax information for 1999:

                         ASSESSED         TAXABLE            TAX         AMOUNT
TAX JURISDICTION          VALUE        PORTION (40%)        RATE         OF TAX
-------------------   -------------   ---------------   ------------   ----------
  Gwinnett County      $5,688,440        $2,275,380         0.03225     $73,381

     We estimate that the annual property tax on the expected improvements will be approximately $3,300 or less.

     At least six competing hotels are located within three miles of the hotel. (The names of the competing franchises, as listed below, may be registered as service marks or trade names.) Three of the competing hotels are newer than the hotel. The newer competing hotels have franchises with AmeriSuites, Hilton
Garden Inn and Residence Inn. The other competing hotels have franchises with Courtyard by Marriott, Marriott and Holiday Inn. We believe that the rates charged by the hotel are generally competitive with the rates charged by these other hotels. To our knowledge, no extended-stay hotels are being constructed within five miles of the hotel.

                            BALTIMORE - BWI AIRPORT

     The Homewood Suites(Reg. TM) Baltimore - BWI Airport is located on a 4.69 acre site at 1181 Winterson Road, Linthicum, Maryland 21090. The hotel is approximately 8 miles from downtown Baltimore and 2 miles from the Baltimore-Washington International Airport.

     The hotel opened in March 1998. It has concrete masonry construction, with a stucco exterior. The hotel consists of one building with four stories. The hotel contains 147 suites, which have a combined rentable area of 75,600 square feet. The following types of suites are available:

         TYPE OF SUITE            NUMBER AVAILABLE     SQUARE FEET PER SUITE
------------------------------   ------------------   ----------------------
  Master Suite ...............            20                   500
  Homewood Suite .............           120                   500
  Two-Bedroom Suite ..........             7                   800


     The hotel offers a 40-seat breakfast/lounge area, and three meeting rooms that accommodate up to 125 people, and a business center that offers guests the use of a personal computer, a photocopier and an electric typewriter. Recreational facilities include an outdoor pool, a whirlpool and an exercise room. The hotel also contains a guest convenience store and laundry. The hotel has its own parking lot with 157 spaces. The hotel provides complimentary shuttle service within a five mile radius.

     We believe that the hotel has been generally well maintained and is generally in very good condition. Over the next 12 months, we plan to spend approximately $60,000 on renovations or improvements. We expect that the principal renovations and improvements will include carpet replacement, furniture replacement, bathroom upgrades and parking lot resurfacing and restriping. We expect to pay for the costs of these renovations and improvements with proceeds obtained from our ongoing offering of common shares.

     During 1999, the average stay at the hotel was approximately 7.5 nights, and approximately 67.9% of the guests have stayed for five nights or more. In general, occupancy at the hotel is not seasonal. The following table shows average daily occupancy rates, expressed as a percentage, since the opening of the hotel:

                 AVERAGE DAILY OCCUPANCY RATE (CALENDAR YEAR)

   1998         1999
---------   ------------
  67.0%           83.2%

     During 1999, the average daily rate per suite was $94.17, and the average daily revenue per available suite was $78.39. As explained above, revenue from the hotel's operations will be used to pay interest due under the promissory note we executed in connection with our purchase of the hotel. There can be no assurance, however, the proceeds of the offering will be sufficient to permit such payments of principal. Assuming that no principal payments are made until the maturity of the promissory note, and that the hotel continues to have the level of revenue specified above, approximately 24.8% of the hotel's revenue would be needed to cover its portion of the interest payments.

     The hotel's current rate structure is based on length of stay and type of suite, as summarized below:

   LENGTH OF STAY
(NUMBER OF NIGHTS)      HOMEWOOD     MASTER     TWO BEDROOM
--------------------   ----------   --------   ------------
  1 to 4                  $129        $129         $169
  5 to 11                  119         229          159
  12 to 29                 109         109          149
  30 or more                89          89          129

     The hotel offers a weekend discount, which varies by type of suite and may equal up to 33% off the basic rate. The discount is not available to guests who stay for five nights or more. The hotel also offers discounts to guests who stay under certain corporate accounts. These discounts are often negotiated with the corporate customer and vary from account to account. During 1999, we estimate that approximately 93% of the hotel's guests received a corporate discount.

     The chief corporate accounts (as designated in the hotel's records) include Defense Security Services, Gap, Ciera, Northcorp Grumman, National Security Agency, Boeing, International Paper, Lockheed Martin Corporation, Dept. of Defense and Carmax. During 1999, the 10 largest corporate accounts were responsible for approximately 13% of the hotel's occupancy. There can be no assurance, however, that the hotel will continue to receive significant occupancy, or any occupancy, from the corporate accounts identified above.

     The table below shows the average effective annual rental per square foot since the opening of the hotel:

     1998            1999
-------------   -------------
$   33.46         $   55.64

     The depreciable real property component of the hotel has a currently estimated Federal tax basis of $14,719,686 and will be depreciated over a life of 39 years (or less, as permitted by the Internal Revenue Code) using the straight-line method. The basis of the personal property component of the hotel will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code.

     The following table summarizes the hotel's real estate tax information for 1999 (and is based on a formula that uses the assessed values for the current and prior years to determine a separate taxable amount):

                                             ASSESSED         ASSESSED       TAXABLE      TAX RATE        AMOUNT
TAX JURISDICTION                           VALUE (1999)     VALUE (1998)      AMOUNT     (PER $100)       OF TAX
---------------------------------------   --------------   -------------- ------------- ------------ ----------------
State of Maryland/Anne Arundel County      $11,085,900      $10,316,100    $4,229,080        2.57      $108,687.36

     We estimate that the annual property tax on the expected improvements will be approximately $800 or less.

     At least five competing hotels are located within two miles of the hotel. (The names of the competing franchises, as listed below, may be registered as service marks or trade names.) One of the competing hotels is newer than the hotel. The newer competing hotel has a franchise with Candlewood Suites. The other competing hotels have franchises with AmeriSuites, Comfort Suites, DoubleTree Suites and Residence Inn. We believe that the rates charged by the hotel are generally competitive with the rates charged by these other hotels. We are aware of ongoing or proposed construction for two extended-stay hotels within approximately seven miles of the hotel. We expect these new hotels to be franchised with Hilton Garden Inn and Town Place Suites.

                                  CLEARWATER

     The Homewood Suites(Reg. TM) Clearwater is located on a 5.91 acre site at 2233 Ulmerton Road, Clearwater, Florida 33762. The hotel is approximately 12 miles from downtown Tampa/St. Petersburg and 15 miles from the Tampa International Airport.

     The hotel opened in February 1998. It has concrete masonry construction, with a stucco exterior. The hotel consists of one buildings with two stories. The hotel contains 112 suites, which have a combined area of 58,400 square feet. The following types of suites are available:

            TYPE OF SUITE             NUMBER AVAILABLE   SQUARE FEET PER SUITE
------------------------------------ ------------------ ----------------------
    Homewood King Suite ............         88                  500
    Homewood Double Suite ..........         16                  500
    Two-Bedroom Suite ..............          8                  800


     The hotel offers a 40-seat breakfast/lounge area, a meeting room that accommodates up to 75 people, and a business center that offers guests the use of a personal computer, a photocopier and an electric typewriter. Recreational facilities include an outdoor pool, a whirlpool and an exercise room. The hotel also contains a guest convenience store and laundry. The hotel has its own parking lot with 118 spaces. The hotel provides complimentary shuttle service within a five mile radius.

     We believe that the hotel has been generally well maintained and is generally in very good condition. Over the next 12 months, we plan to spend approximately $15,000 on renovations or improvements. We expect that the principal renovations and improvements will include carpet replacement, common area upgrades and bathroom upgrades. We expect to pay for the costs of these renovations and improvements with proceeds obtained from our ongoing offering of common shares.

     During 1999, the average stay at the hotel was approximately 2.9 nights, and approximately 45% of the guests have stayed for five nights or more. In general, occupancy at the hotel is not seasonal. The following table shows average daily occupancy rates, expressed as a percentage, since the opening of the hotel:

                 AVERAGE DAILY OCCUPANCY RATE (CALENDAR YEAR)

   1998         1999
---------   ------------
  63.4%           75.8%

     During 1999, the average daily rate per suite was $89.68, and the average daily revenue per available suite was $67.93. As explained above, revenue from the hotel's operations will be used to pay interest due under the promissory note we executed in connection with our purchase of the hotel. There can be no assurance, however, the proceeds of the offering will be sufficient to permit such payments of principal. Assuming that no principal payments are made until the maturity of the promissory note, and that the hotel continues to have the level of revenue specified above, approximately 24% of the hotel's revenue would be needed to cover its portion of the interest payments.

     The hotel's current rate structure is based on length of stay and type of suite, as summarized below:

   LENGTH OF STAY       HOMEWOOD     HOMEWOOD       TWO
 (NUMBER OF NIGHTS)       KING        DOUBLE      BEDROOM
--------------------   ----------   ----------   --------
  1 to 4                  $109         $109        $149
  5 to 11                   99           99         139
  12 to 29                  99           89         129
  30+                       69           69         109

     The hotel offers a weekend discount, which varies by type of suite and may equal up to 33% off the basic rate. The discount is not available to guests who stay for five nights or more. The hotel also offers discounts to guests who stay under certain corporate accounts. These discounts are often negotiated with the corporate customer and vary from account to account. During 1999, we estimate that approximately 78.7% of the hotel's guests received a corporate discount.

     The chief corporate accounts (as designated in the hotel's records) include Raymond James, Home Shopping Network, Lucent Technologies, Tech Data, Honeywell, Unisys, Franklin Templeton Group, PSCU, Raytheon and Digital Lightwave. During 1999, the 10 largest corporate accounts were responsible for approximately 31% of the hotel's occupancy. There can be no assurance, however, that the hotel will continue to receive significant occupancy, or any occupancy, from the corporate accounts identified above.

     The table below shows the average effective annual rental per square foot since the opening of the hotel:

     1998            1999
-------------   -------------
$   35.31         $   47.55

     The depreciable real property component of the hotel has a currently estimated Federal tax basis of $7,561,172 and will be depreciated over a life of 39 years (or less, as permitted by the Internal Revenue Code) using the straight-line method. The basis of the personal property component of the hotel will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code.

     The following table summarizes the hotel's real estate tax information for 1999:

                         ASSESSED        TAX RATE          AMOUNT
TAX JURISDICTION          VALUE        (PER $1000)         OF TAX
-------------------   -------------   -------------   ---------------
  Pinellas County      $4,312,200         22.9033       $98,763.61

     We estimate that the annual property tax on the expected improvements will be approximately $180 or less.

     At least seven competing hotels are located within three miles of the hotel. (The names of the competing franchises, as listed below, may be registered as service marks or trade names.) Three of the competing hotels are newer than the hotel. The newer competing hotels have franchises with Candlewood Suites, Fairfield Inn and Town Place Suites. The other competing hotels have franchises with Courtyard by Marriott, Holiday Inn Select, La
Quinta Inns and Residence Inn. We believe that the rates charged by the hotel are generally competitive with the rates charged by these other hotels. We are aware of ongoing or proposed construction for four extended-stay hotels within approximately three miles of the hotel. We expect these new hotels to be franchised with Hawthorn Suites, Radisson Suites, Spring Hill Suites and Woodbridge Suites.

                               DETROIT - WARREN

     The Homewood Suites(Reg. TM) Detroit - Warren is located on a 2.84 acre site at 30180 N. Civic Center Drive, Warren, Michigan 48093. The hotel is approximately 17 miles from downtown Detroit and 31 miles from the Detroit Metropolitan Wayne County Airport.

     The hotel opened in March 1990. It has wood frame construction, with a plaster and wood trim exterior. The hotel consists of three buildings, each with one, two or three stories. The hotel contains 76 suites, which have a combined rentable area of 31,520 square feet. The following types of suites are available:

          TYPE OF SUITE           NUMBER AVAILABLE   SQUARE FEET PER SUITE
-------------------------------- ------------------ ----------------------
    Master Suite ...............          8                  540
    Homewood Suite .............         60                  360
    Two-Bedroom Suite ..........          8                  700

     The hotel offers a 40-seat breakfast/lounge area, a meeting room that accommodates 25 to 30 people, and a business center that offers guests the use of a personal computer, a photocopier and an electric typewriter. Recreational facilities include an outdoor pool, a whirlpool and an exercise room. The hotel also contains a guest convenience store and laundry. The hotel has its own parking lot with 77 spaces. The hotel provides complimentary shuttle service within a five mile radius.

     We believe that the hotel has been generally well maintained and is generally in very good condition. Over the next 12 months, we plan to spend approximately $330,000 on renovations or improvements. We expect that the principal renovations and improvements will include carpet repairs, sidewalk and parking area repairs, common area upgrades and exercise equipment upgrades. We expect to pay for the costs of these renovations and improvements with proceeds obtained from our ongoing offering of common shares.

     During 1999, the average stay at the hotel was approximately 6.2 nights, and approximately 55.9% of the guests have stayed for five nights or more. In general, occupancy at the hotel is not seasonal. The following table shows average daily occupancy rates, expressed as a percentage, for the last five years:

                 AVERAGE DAILY OCCUPANCY RATE (CALENDAR YEAR)

   1995        1996         1997         1998          1999
---------   ----------   ----------   ----------   ------------
  71.5%         71.6%        80.3%        76.2%          74.3%


     During 1999, the average daily rate per suite was $88.11, and the average daily revenue per available suite was $65.46. As explained above, revenue from the hotel's operations will be used to pay interest due under the promissory note we executed in connection with our purchase of the hotel. There can be no assurance, however, the proceeds of the offering will be sufficient to permit such payments of principal. Assuming that no principal payments are made until the maturity of the promissory note, and that the hotel continues to have the level of revenue specified above, approximately 15.2% of the hotel's revenue would be needed to cover its portion of the interest payments.

     The hotel's current rate structure is based on length of stay and type of suite, as summarized below:

   LENGTH OF STAY
 (NUMBER OF NIGHTS)     HOMEWOOD     MASTER     TWO BEDROOM
--------------------   ----------   --------   ------------
  1 to 6                  $104        $104         $144
  7 to 29                   95          95          135
  30 to 89                  89          89          129
  90 or more                79          79          119

     The hotel offers a weekend discount, which varies by type of suite and may equal up to 33% off the basic rate. The discount is not available to guests who stay for five nights or more. The hotel also offers discounts to guests who stay under certain corporate accounts. These discounts are often negotiated with the corporate customer and vary from account to account. During 1999, we estimate that approximately 59% of the hotel's guests received a corporate discount.

     The chief corporate accounts (as designated in the hotel's records) include General Motors, Raytheon, Chrysler, Ernst &Young, Optima Package, Electronic Systems, Boeing, Chrysler First, IBM, PBS and J. Liebherr Machine Tool. During 1999, the 10 largest corporate accounts were responsible for approximately 19.6% of the hotel's occupancy. There can be no assurance, however, that the hotel will continue to receive significant occupancy, or any occupancy, from the corporate accounts identified above.

     The table below shows the average effective annual rental per square foot since for the last five years:

     1995           1996          1997          1998           1999
-------------   -----------   -----------   -----------   -------------
$   45.37         $ 49.68       $ 57.14       $ 58.75       $   57.61


     The depreciable real property component of the hotel has a currently estimated Federal tax basis of $3,755,879 and will be depreciated over a life of 39 years (or less, as permitted by the Internal Revenue Code) using the straight-line method. The basis of the personal property component of the hotel will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code.

     The following table summarizes the hotel's real estate tax information for 1999:

                          ASSESSED        TAX RATE
TAX JURISDICTION           VALUE         (PER $100)      AMOUNT OF TAX
--------------------   -------------   --------------   --------------
  County of Macomb     $1,131,410           5.0171       $  5,676.40
  City of Warren       $1,131,410          16.0468       $ 18,155.51
  School District      $1,131,410          28.6050       $ 32,363.98
                                                         -----------
                                           TOTAL         $ 56,195.89
                                                         ===========


     We estimate that the annual property tax on the expected improvements will be approximately $8,200 or less.

     At least five competing hotels are located within three miles of the hotel. (The names of the competing franchises, as listed below, may be registered as service marks or trade names.) Three of the competing hotels are newer than the hotel. The newer competing hotels have franchises with Extended Stay America, Residence Inn and Studio Plus. The other competing hotels have franchises with Best Western and Courtyard by Marriott. We believe that the rates charged by the hotel are generally competitive with the rates charged by these other hotels. We are aware of ongoing or proposed construction for two extended-stay hotels within approximately five miles of the hotel. We expect these new hotels to be franchised with Red Roof Inn and Sleep Inn.

                           SALT LAKE CITY - MIDVALE

     The Homewood Suites(Reg. TM) Salt Lake City - Midvale is located on a 3.44 acre site at 844 E. North Union Avenue, Midvale, Utah 84047. The hotel is approximately 11 miles from downtown Salt Lake City and 15 miles from the Salt Lake City International Airport.

     The hotel opened in November 1996. It has concrete masonry construction, with an aluminum siding exterior. The hotel consists of one buildings with three stories. The hotel contains 98 suites, which have a combined rentable area of 60,070 square feet. The following types of suites are available:

            TYPE OF SUITE                NUMBER AVAILABLE     SQUARE FEET PER SUITE
-------------------------------------   ------------------   -----------------------
  Master Suite ......................           21                    590
  Homewood Suite ....................           71                    590
  Two-Bedroom Suite .................            6                    965

     The hotel offers a 40-seat breakfast/lounge area, a meeting room that accommodates 25 to 30 people, and a business center that offers guests the use of a personal computer, a photocopier and an electric typewriter. Recreational facilities include an outdoor pool, a whirlpool and an exercise room. The hotel also contains a guest convenience store and laundry. The hotel has its own parking lot with 110 spaces. The hotel provides complimentary shuttle service within a five mile radius.

     We believe that the hotel has been generally well maintained and is generally in very good condition. Over the next 12 months, we plan to spend approximately $72,000 on renovations or improvements. We expect that the principal renovations and improvements will include carpet replacement, landscaping, parking lot restriping and common area upgrades. We expect to pay for the costs of these renovations and improvements with proceeds obtained from our ongoing offering of common shares.

     During 1999, the average stay at the hotel was approximately 3.5 nights, and approximately 47.7% of the guests have stayed for five nights or more. In general, occupancy at the hotel is not seasonal. The following table shows average daily occupancy rates, expressed as a percentage, since the opening of the hotel:

                 AVERAGE DAILY OCCUPANCY RATE (CALENDAR YEAR)

   1997        1998          1999
---------   ----------   ------------
  51.1%         63.8%          63.5%

     During 1999, the average daily rate per suite was $89.03, and the average daily revenue per available suite was $56.55. As explained above, revenue from the hotel's operations will be used to pay interest due under the promissory note we executed in connection with our purchase of the hotel. There can be no assurance, however, the proceeds of the offering will be sufficient to permit such payments of principal. Assuming that no principal payments are made until the maturity of the promissory note, and that the hotel continues to have the level of revenue specified above, approximately 16.2% of the hotel's revenue would be needed to cover its portion of the interest payments.

     The hotel's current rate structure is based on length of stay and type of suite, as summarized below:

   LENGTH OF STAY       HOMEWOOD     HOMEWOOD
(NUMBER OF NIGHTS)       (KING)      (DOUBLE)     MASTER     TWO BEDROOM
--------------------   ----------   ----------   --------   ------------
  1 to 4                   $99          $99         $99         $139
  5 to 12                   89           89          89          129
  13 to 29                  79           79          99          119
  30 or more                69           69          69          109

     The hotel offers a weekend discount, which varies by type of suite and may equal up to 33% off the basic rate. The discount is not available to guests who stay for five nights or more. The hotel also offers discounts to guests who stay under certain corporate accounts. These discounts are often negotiated with the corporate customer and vary from account to account. During 1999, we estimate that approximately 49% of the hotel's guests received a corporate discount.

     The chief corporate accounts (as designated in the hotel's records) include American Express, The Associates, Meridian Diagnostics, Regency Blue Cross, Cimetrix, Baxter Healthcare, Fed-Ex, Onyx Acceptance, 3M and United Healthcare. During 1999, the 10 largest corporate accounts were responsible for approximately 10% of the hotel's occupancy. There can be no assurance, however, that the hotel will continue to receive significant occupancy, or any occupancy, from the corporate accounts identified above.

     The table below shows the average effective annual rental per square foot since the opening of the hotel:

     1997           1998           1999
-------------   -----------   -------------
$   27.30         $ 35.09       $   33.67


     The depreciable real property component of the hotel has a currently estimated Federal tax basis of $4,657,834 and will be depreciated over a life of 39 years (or less, as permitted by the Internal Revenue Code) using the straight-line method. The basis of the personal property component of the hotel will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code.

     The following table summarizes the hotel's real estate tax information for 1999:

                             ASSESSED        TAX RATE          AMOUNT
TAX JURISDICTION              VALUE        (PER $1000)         OF TAX
-----------------------   -------------   -------------   ---------------
  County of Salt Lake      $5,632,000         0.013595      $ 76,567.04


     We estimate that the annual property tax on the expected improvements will be approximately $500 or less.

     At least five competing hotels are located within five miles of the hotel. (The names of the competing franchises, as listed below, may be registered as service marks or trade names.) None of the competing hotels are newer than the hotel. The other competing hotels have franchises with Candlewood Suites, Courtyard by Marriott, Crystal Inn and Residence Inn (in two cases). We believe that the rates charged by the hotel are generally competitive with the rates charged by these other hotels. We are aware of proposed construction to build one extended-stay hotel within approximately three miles of the hotel. We expect this hotel to be franchised with Microtel.

                              JACKSON - RIDGELAND

     The Homewood Suites(Reg. TM) Jackson - Ridgeland is located on a 3.9 acre site at 853 Centre Street, Ridgeland, Mississippi 39157. The hotel is approximately 10 miles from downtown Jackson and 15 miles from the Jackson Municipal Airport.

     The hotel opened in February 1997. It has wood frame construction and consists of a single building with three stories. The hotel contains 91 suites, which have a combined rentable area of 41,729 square feet. The following types of suites are available:

          TYPE OF SUITE           NUMBER AVAILABLE   SQUARE FEET PER SUITE
-------------------------------- ------------------ ----------------------
    Master Suite ...............         56               406 to 510
    Homewood Suite .............         29               458 to 557
    Two-Bedroom Suite ..........          6                  690


     The hotel offers a 40-seat breakfast/lounge area, a meeting room that accommodates 45 to 50 people, and a business center that offers guests the use of a personal computer, a photocopier and an electric typewriter. Recreational facilities include an outdoor pool, a whirlpool and an exercise room. The hotel also contains a guest convenience store and laundry. The hotel has its own parking lot with 108 spaces. The hotel provides complimentary shuttle service within a five mile radius (and to the airport).

     We believe that the hotel has been generally well maintained and is generally in very good condition. Over the next 12 months, we plan to spend approximately $58,000 on renovations or improvements. We expect that the principal renovations and improvements will include carpet replacement, furniture replacement, bathroom upgrades and parking lot resurfacing and restriping. We expect to pay for the costs of these renovations and improvements with proceeds obtained from our ongoing offering of common shares.


     During 1999, the average stay at the hotel was approximately 3.2 nights, and approximately 47.4% of the guests have stayed for five nights or more. In general, occupancy at the hotel is not seasonal. The following table shows average daily occupancy rates, expressed as a percentage, since the opening of the hotel:

                 AVERAGE DAILY OCCUPANCY RATE (CALENDAR YEAR)

   1997        1998          1999
---------   ----------   ------------
  63.8%         80.6%          77.6%

     During 1999, the average daily rate per suite was $81.96, and the average daily revenue per available suite was $63.63. As explained above, revenue from the hotel's operations will be used to pay interest due under the promissory note we executed in connection with our purchase of the hotel. There can be no assurance, however, the proceeds of the offering will be sufficient to permit such payments of principal. Assuming that no principal payments are made until the maturity of the promissory note, and that the hotel continues to have the level of revenue specified above, approximately 17.6% of the hotel's revenue would be needed to cover its portion of the interest payments.

     The hotel's current rate structure is based on length of stay and type of suite, as summarized below:

   LENGTH OF STAY
 (NUMBER OF NIGHTS)     HOMEWOOD     MASTER     TWO BEDROOM
--------------------   ----------   --------   ------------
  1 to 4                   $92         $92         $132
  5 to 11                   82          82          122
  12 to 28                  74          74          114
  29 or more                69          69          109

     The hotel offers a weekend discount, which varies by type of suite and may equal up to 33% off the basic rate. The discount is not available to guests who stay for five nights or more. The hotel also offers discounts to guests who stay under certain corporate accounts. These discounts are often negotiated with the corporate customer and vary from account to account. During 1999, we estimate that approximately 65% of the hotel's guests received a corporate discount.

     The chief corporate accounts (as designated in the hotel's records) include Fire Victims, Entergy, Baptist Healthcare, Mississippi Diversified, Copac, Athena Computer Learning, Ergon, International Paper, Illinois Central and Nissan. During 1999, the 10 largest corporate accounts were responsible for approximately 16% of the hotel's occupancy. There can be no assurance, however, that the hotel will continue to receive significant occupancy, or any occupancy, from the corporate accounts identified above.

     The table below shows the average effective annual rental per square foot since the opening of the hotel:

     1997           1998           1999
-------------   -----------   -------------
$   33.32         $ 50.70       $   50.65

     The depreciable real property component of the hotel has a currently estimated Federal tax basis of $5,287,765 and will be depreciated over a life of 39 years (or less, as permitted by the Internal Revenue Code) using the straight-line method. The basis of the personal property component of the hotel will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code.

     The following table summarizes the hotel's real estate tax information for 1999:

                      ESTIMATED VALUE        TAXABLE PORTION           TAX            AMOUNT
TAX JURISDICTION       (TAX PURPOSES)     (OF ESTIMATED VALUE)        RATE            OF TAX
------------------   -----------------   ----------------------   ------------   ---------------
  Madison County         $4,044,310             $606,650              0.09917      $ 60,161.48

     We estimate that the annual property tax on the expected improvements will be approximately $500 or less.

     At least six competing hotels are located within seven miles of the hotel. (The names of the competing franchises, as listed below, may be registered as service marks or trade names.) One of the competing hotels is newer than the hotel. The newer competing hotel has a franchise with Townplace Suites. The other competing hotels have franchises with Residence Inn, Cabot Lodge, Courtyard by Marriott, Harvey Hotel and Hilton. We believe that the rates charged by the hotel are generally competitive with the rates charged by these other hotels. We are aware of ongoing or proposed construction for up to six new extended-stay hotels within 12 miles of the hotel. We expect these new hotels to be franchised with Comfort Inn, Hawthorne Suites, Jameson Inn, King Edward Hotel, Hilton Gardens and Springhill Suites.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS

GENERAL

     Apple Suites, Inc. (the "company") owns extended-stay hotels. During 1999, the company acquired 11 hotels with 1,218 suites from Promus Hotels, Inc. or an affiliate. Promus Hotels, Inc. was subsequently acquired by Hilton Hotels Corporation ("Hilton") and is now a wholly-owned subsidiary of Hilton. The hotels were acquired for an aggregate purchase price of $91,426,000. Since current federal income tax laws prohibit a real estate investment trust from actively operating hotels, all of the company's hotels are leased to Apple Suites Management, Inc. or its subsidiary (the "lessee") pursuant to master hotel lease agreements ("Percentage Leases"). Each Percentage Lease obligates the lessee to pay rent equal to the sum of a base rent and a percentage rent based on suite revenues and sundry other revenues of each hotel. The lessee's ability to make payments to the company pursuant to the Percentage Leases is dependent primarily upon the operations of the hotels. See Note 9 to the consolidated financial statements for further lease information.

     The lessee holds the franchise and market reservation agreement for each of the hotels, which are operated as Homewood Suites(Reg. TM) by Hilton. The lessee engages a third-party manager, Promus Hotels, Inc. ("Promus"), to operate the hotels. The company is externally advised and has contracted with Apple Suites Advisors, Inc. (the "Advisor") to manage its day-to-day operations and make investment decisions. The company has contracted with Apple Suites Realty Group, Inc. ("ASRG") to provide brokerage and acquisition services in connection with its hotel acquisitions. The lessee, the Advisor and ASRG are all owned by Mr. Glade Knight, the company's Chairman and Chief Executive
Officer. See Note 6 to the consolidated financial statements for further information on related party transactions.

RESULTS OF OPERATIONS

Apple Suites, Inc. (The Company)

     Revenues: As operations of the company commenced effective September 1, 1999 with the purchase of four hotels, a comparison to 1998 is not possible. During the period ended December 31, 1999, the company had revenues of $2,518,031. All of the company's lease revenue is derived from the Percentage Leases covering the hotels in operations with the lessee.

     The company's other income consists of $158,171 of interest income earned from the investments of its cash and cash reserves and $10,915 of interest earned from the promissory notes with the lessee for franchise and hotel supplies.

     Expenses: The expenses of the company consist of property taxes, insurance, general and administrative expenses, interest on notes payable, and depreciation on the hotels. Total expenses, exclusive of interest and depreciation, for the period ended December 31, 1999 were $580,399 or 22% of total revenue.

     Interest expense was $1,245,044 for the period ended December 31, 1999 and represented interest on short-term notes payable to Hilton at an interest rate of 8.5%.

     Depreciation expense was $496,209 for the period ended December 31, 1999.

     Taxes, insurance, and other was $426,592 for the period ended December 31, 1999 or 16% of total revenue.

     General and administrative expense totaled 6% of total revenues. These expenses represent the administrative expenses of the company. This percentage is expected to decrease as the company's asset base grows.

Apple Suites Management, Inc. (The Lessee)

     The lessee incurred an operating loss for the period ending December 31, 1999 of $141,104 primarily due to the timing of the hotel acquisitions and the seasonality of the hotel industry. Historically, the hotel industry has seasonal variations in occupancy that can be expected to cause quarterly fluctuations in the company's lease revenues, particularly in the fourth quarter.

     Revenues: As operations commenced effective September 1, 1999, a comparison to 1998 is not possible. Total revenues were $5,671,075 consisting primarily of suite revenue, which was $5,335,925 for the period ended December 31, 1999.

     For the period ended December 31, 1999 the average occupancy rate was 71%, average daily rate ("ADR") was $83, and revenue per available room ("REVPAR") was $59.

     Expenses: Total expenses for the period ended December 31, 1999 were $5,812,179. Rent expense represents $2,518,031 or 44% of total revenue. The lessee contracts with Promus to manage the day-to-day operations of the hotels. The lessee pays Promus fees of 4% of suite revenue for these functions. The lessee also pays Promus a fee of 4% of suite revenue for franchise licenses to operate as a Homewood Suites(Reg. TM) by Hilton and to participate in its reservation system. Total expense for these services was $653,010 during the period.

LIQUIDITY AND CAPITAL RESOURCES

     Equity: The company commenced operations effective September 1, 1999 with the acquisition of four hotels using a combination of proceeds from the company's ongoing "best efforts" offering and notes. During 1999, the company sold 3,429,414 shares (1,666,667 shares at $9 per share and 1,762,747 shares at $10 per share) of its common stock to its investors. Included in the 1,762,747 shares sold is 9,294 common shares sold through the company's additional share option. The total gross proceeds from the shares sold were $32,627,476, which netted $28,591,260 to the company after the payment of selling commissions and other offering costs.

     During 1999, the company acquired 11 hotels with a total purchase price of $91,426,000. In conjunction with these acquisitions, the company executed notes in the aggregate of $68,569,500.

     The lessee's obligations under the Percentage Leases are unsecured. The lessee has limited capital resources, and, accordingly its ability to make lease payments under the Percentage Leases is substantially dependent on the ability of the lessee to generate sufficient cash flow from operations of the hotels. The company has certain abilities to cancel the lease with the lessee if the lessee does not perform under the terms of the lease.

     To support the lessee's obligations, the lessee has two funding commitments of $1 million each from Mr. Knight and ASRG, respectively (together "Payor"). The funding commitments are contractual obligations of the Payor to pay funds to the lessee. Funds paid to the lessee under the commitments are to be used to satisfy any capitalization or net worth requirements applicable to the lessee or the lessee's payment obligations under the lease agreements, do not represent indebtedness, and are not subject to interest. The funding commitments terminate upon the expiration of the Master Hotel Lease agreements, written agreement between the Payor and the lessee, or payment of all commitment amounts by the Payor to the lessee. As of December 31, 1999, no contributions have been made by the Payor to the lessee under the funding commitments.

     Notes Payable: On April 20, 1999, the company obtained a line of credit in a principal amount of $1 million with a commercial bank guaranteed by Mr.
Knight. The line required interest at LIBOR plus 1.50%. Interest was payable monthly and the principal balance and all accrued interest were paid in full by September 30, 1999.

     In conjunction with purchase of the 11 hotels, notes were executed by the company made payable to the order of Hilton in the amount of $68,569,500. The notes bear an effective interest rate of 8.5% per annum. Interest payments are due monthly. Principal payments are to be made from net proceeds from the offering of common shares. Hilton, which controls Promus, agreed to defer principal payments until the earlier of April 29, 1999 or such time as two additional hotels have been purchased by the company. At December 31, 1999, the company's borrowings were $68,569,500.

     The company has $68.6 million in notes payable with Hilton have principal payments of $34 million due on October 1, 2000, $30.2 million due on November 1, 2000 and $4.4 million due on January 1, 2001. The company plans to pay these notes with the proceeds from its continuous "best efforts" offering of common shares. However, based on the current rate at which equity is being raised by the offering, the company may have to seek other measures to repay these loans.

The company is currently holding discussions with several lenders to obtain financing for its hotels and is exploring both unsecured and secured financing arrangements. Although no firm financing commitments have been received, the company believes that based on discussions with lenders and other market indicators it can obtain sufficient financing prior to maturity of the notes. Obtaining refinancing is dependent upon a number of factors, including: (1) continued operation of the hotels at or near current occupancy and room rate levels as the company's leases are based on a percentage of hotel suite income,
(2) general level of interest rates including credit spreads for real estate based lending, and (3) general economic conditions. For each of the notes payable, all of the Company's 11 hotels serve as collateral.

     Cash and Cash Equivalents: Cash and cash equivalents totaled $581,344 at December 31, 1999.

     Capital Requirements: The company has an ongoing capital commitment to fund its capital improvements. The company is required under the Percentage Leases to make available to the lessee for the repair, replacement, or refurbishing of furniture, fixtures, and equipment an amount equal to 5% of suite revenue monthly on a cumulative basis, provided that such amount may be used for capital expenditures made by the company with respect to the hotels. The company expects that this amount will be adequate to fund the required repair, replacement, and refurbishments and to maintain its hotels in a competitive condition. The company capitalized improvements of $290,741 in 1999. At December 31, 1999, $753,926 was held by Hilton, restricted for funding of these improvements.

     The company expects to acquire additional hotels during 2000. The company plans to have monthly equity closings in 2000, until the offering is fully funded, or until such time as the company may opt to discontinue the offering. During January and February 2000, the company closed the sale to investors of 335,487 shares at $10 per share representing net proceeds to the company of $3,019,377. It is anticipated that the equity funds will be invested in additional hotels and principal payments on the notes incurred in conjunction with the existing acquisitions.

     Capital resources are expected to grow with the future sale of its shares. Approximately 10% of the 1999 common stock dividend distribution, or $83,646, was reinvested in additional common shares. In general, the company's liquidity and capital resources are believed to be more than adequate to meet its cash requirements during 2000, given current and anticipated financing arrangements.

     The company is operated as, and will annually elect to be taxed as, a real estate investment trust under the Internal Revenue Code. As a result, the company has no provision for taxes, and thus there is no effect on the company's liquidity from taxes.

     Inflation: All of the company's Percentage Leases provide, on an annual basis, for adjustments in the rent payable thereunder, and thus may enable the company to obtain increased base rents, which generally serves to minimize the risk to the company of adverse effects of inflation. Operators of hotels, in general, possess the ability to adjust room rates daily to reflect the effects of inflation. Competitive pressures may, however, limit the operator's ability to raise room rates.

     Seasonality: The hotel industry historically has been seasonal in nature, reflecting higher occupancy rates primarily during the first three quarters of the year. Seasonal variations in occupancy at the company's hotels may cause quarterly fluctuations in the company's lease revenues, particularly during the fourth quarter, to the extent that it receives percentage rent. To the extent the cash flow from operations is insufficient during any quarter, due to temporary or seasonal fluctuations in lease revenue, the company expects to utilize cash on hand or funds from equity raised through its "best efforts" offering to make distributions.

     Impact  of  Year  2000:  The  company  and  lessee  completed the year 2000 project as planned. The company and lessee have not experienced any year 2000 problems company-wide or from external sources and do not anticipate any. The company's total costs incurred to meet year 2000 compliance were not significant.

     Market Risk Disclosures: In connection with the acquisition of the 11 hotels, the company incurred $68,569,500 of short-term borrowings at a fixed interest rate of 8.5%. The company has repricing risk associated with any refinancing of these debt obligations which have various maturity dates through January 2001.

     REIT Modernization Act: In December 1999, the REIT Modernization Act ("RMA") was signed into law. The most important feature of this legislation to the company is the ability under certain conditions to operate our hotels through a taxable REIT subsidiary without using a third party lessee. This provision of the RMA is not effective until after December 31, 2000. Our current lease agreements provide for termination of the lease agreements for changes in tax law such as the RMA. Currently, we are evaluating the impact of the RMA on our operating structure.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                            SELECTED FINANCIAL DATA

                    March 26, 1999 to December 31, 1999 (b)

REVENUES:
Lease revenue .......................................     $   2,518,031
Interest income and other revenue ...................           169,086
                                                          -------------
Total revenue .......................................         2,687,117
Expenses:
Taxes, insurance, and other .........................           426,592
General and administrative ..........................           153,807
Depreciation ........................................           496,209
Interest ............................................         1,245,044
                                                          -------------
Total expenses ......................................         2,321,652
Net income ..........................................     $     365,465
                                                          =============
PER SHARE
Earnings per share -- basic and diluted .............     $        0.14
Distributions to common shareholders ................     $        0.33
Weighted-average common shares outstanding ..........         2,648,196
Balance Sheet Data at December 31, 1999:
 Cash and cash equivalents ..........................     $     581,344
 Investment in hotels, net ..........................     $  93,719,632
 Total assets .......................................     $  99,489,008
 Notes payable -- secured ...........................     $  68,569,500
 Shareholders Equity ................................     $  28,098,000
                                                          =============
OTHER DATA
Cash flow from: .....................................
 Operating activities ...............................     $     548,015
 Investing activities ...............................     $ (28,411,941)
 Financing activities ...............................     $  28,445,170
Number of hotels owned at December 31, 1999 .........                11
FUNDS FROM OPERATIONS CALCULATION
Net income ..........................................     $     365,465
 Depreciation of real estate owned ..................           496,209
 Start-up costs .....................................            22,002
                                                          -------------
Funds from Operations (a) ...........................     $     883,676
                                                          =============

     (a) "Funds from operations" is defined as income before gains (losses) on investments and extraordinary items (computed in accordance with generally accepted accounting principles) plus real estate depreciation and after adjustment for significant nonrecurring items, if any. This definition conforms to the recommendations set forth in a White Paper adopted by the National Association of Real Estate Investment Trusts (NAREIT). The company considers funds from operations in evaluating property acquisitions and its operating performance, and believes that funds from operations should be considered along with, but not as an alternative to, net income and cash flows as a measure of the company's operating performance and liquidity. Funds from operations, which may not be comparable to other similarly titled measures of other

REITs,   does   not  represent  cash  generated  from  operating  activities  in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs.

     (b) The company was initially capitalized on March 26, 1999; however, operations did not commence until September 1, 1999.

                       UPDATE CONCERNING PRIOR PROGRAMS

     The  prospectus  contains  information on prior programs sponsored by Glade
M. Knight to invest in real estate. The information in the prospectus on the prior programs is generally current as of June 15, 1999 except where a different date is specified. The following information describes recent developments affecting these prior programs and is generally current through December 31, 1999 except where a different date is specified.

     As indicated in the prospectus, the information on prior programs should not be considered to be indicative of our operations, and purchasers of our common shares will not have any interest in these other programs or in any of the properties owned by them.

     On July 23, 1999, Apple Residential Income Trust, Inc. was merged into a subsidiary of Cornerstone Realty Income Trust, Inc. Thus, as a result of that merger, Apple Residential Income Trust, Inc. ceased to exist and its properties became properties of Cornerstone Realty Income Trust, Inc.

     As of February 29, 2000, Cornerstone had approximately 18,000 holders of its common shares and approximately 10,000 holders of its preferred shares. Its common shares are listed and traded on the New York Stock Exchange under the symbol "TCR," but its preferred shares are not listed. At December 31, 1999, Cornerstone owned a total of 87 apartment communities in Georgia, North Carolina, South Carolina and Virginia. On March 10, 2000, Cornerstone sold 16 apartment communities and now owns 71 apartment communities as of the date of this supplement.

     As indicated in the prospectus, on June 15, 1999, Mr. Knight had ceased to hold an interest in all but one of the 40 privately-offered partnerships sponsored by him. Mr. Knight disposed of his interest in that one remaining partnership during 1999.

     For more information, prospective investors should refer to the updated tabular information on prior programs sponsored by Mr. Knight that appears immediately after this paragraph. In addition, Part II of our Registration Statement (which is not included in the prospectus or this supplement) contains a more detailed summary of the property acquisitions by Cornerstone Realty Income Trust, Inc. and Apple Residential Income Trust, Inc. that occurred on or before December 31, 1999. Also included is information on the acquisition by Cornerstone Realty Income Trust, Inc. of the properties owned by Apple
Residential Income Trust, Inc. as a result of the merger described above. We will provide a copy of the summary of property acquisitions without charge upon request of any investor or prospective investor.

TABLE I: EXPERIENCE IN RAISING AND INVESTING FUNDS

     Table I presents a summary of the funds raised and the use of those funds by Cornerstone and Apple, whose investment objectives are similar to those of the Company and whose offering closed within the three years ending December 31, 1999.

                                                                 CORNERSTONE             APPLE
                                                              -----------------   -------------------
Dollar amount offered .....................................   $409,409,897          $ 300,000,000
Dollar amount raised ......................................   $409,409,897          $ 302,867,348*
LESS OFFERING EXPENSES:
 Selling commissions and discounts ........................          6.79%                  10.00%
 Organizational expenses ..................................          2.82%                   1.00%
 Other ....................................................          0.00%                   0.00%
Reserves ..................................................          3.00%                   0.50%
Percent available from investment .........................         87.39%                  88.50%
ACQUISITION COSTS:
 Prepaid items and fees to purchase property ..............         86.27%                  86.50%
 Cash down payment ........................................          0.00%                   0.00%
 Acquisition fees .........................................          1.12%                   2.00%
 Other ....................................................          0.00%                   0.00%
Total Acquisition Costs ...................................         87.39%                  88.50%
Percentage leverage (excluding unsecured debt) ............         11.43%                  10.84%
Date offering began .......................................       May 1993             January 1997
Length of offering (in months) ............................            66                      31
Months to invest amount available for investment ..........            66                      31

* Amount includes shares purchased by Cornerstone Realty Income Trust, Inc. exclusive of the offering.

TABLE II: COMPENSATION TO SPONSOR AND ITS AFFILIATES

     Table II summarizes the compensation paid to the Prior Program Sponsor and its Affiliates (i) by programs organized by it and closed within the three years ended December 31, 1999, and (ii) by all other programs during the three years ended December 31, 1999

                                                        CORNERSTONE          APPLE         OTHER PROGRAMS
                                                      ---------------   ---------------   ---------------
Date offering commenced ...........................       May 1993      January 1997          Various
Dollar Amount raised ..............................   $409,409,897      $302,867,348         $9,868,220
AMOUNTS PAID TO PRIOR PROGRAM SPONSOR FROM PROCEEDS
 OF OFFERING:
 Acquisition fees
   Real estate commission .........................   $  4,075,337      $  4,882,032         $       --
   Advisory fees ..................................   $    515,689      $  1,140,874         $       --
   Other ..........................................   $         --      $         --         $       --
Cash generated from operations before deducting
payments to Prior Program Sponsor .................   $111,550,382      $ 21,265,581         $5,293,228
AGGREGATE COMPENSATION TO PRIOR PROGRAM SPONSOR:
 Management and accounting fees ...................   $  3,088,348      $  3,859,448         $2,828,330
 Reimbursements ...................................   $  2,717,655      $         --         $       --
 Leasing fees .....................................   $         --      $         --         $       --
 Other fees .......................................   $         --      $         --         $       --

There have been no fees from property sales or refinancings

TABLE III: OPERATING RESULTS OF PRIOR PROGRAMS

     Table   III  presents  a  summary  of  the  annual  operating  results  for
Cornerstone and Apple, the offerings closed in the five years ending December 31, 1999. Table III is shown on both an income tax basis as well as in accordance with generally accepted accounting principles, the only significant difference being the methods of calculating depreciation.

                                           1999             1999             1998
                                        CORNERSTONE         APPLE         CORNERSTONE
                                     ---------------- ---------------- ----------------
Capital contributions by year ......  $    9,168,728   $   32,497,218   $   38,905,636
Gross revenue ......................     125,041,524       26,243,431       93,637,948
Operating expenses .................      46,940,388       15,307,051       33,797,439
Interest income (expense) ..........     (14,953,613)        (302,919)     (12,175,940)
Depreciation .......................      29,310,325        5,893,349       20,741,130
Net income (loss) GAAP basis .......      30,037,102      (16,328,050)      23,210,642
Taxable income .....................              --               --               --
Cash generated from operations .....      62,310,895       10,680,641       45,027,655
Less cash distributions to .........      42,050,415       19,346,455       38,317,602
Cash generated after cash ..........      20,260,480       (8,665,814)       6,710,053
Special items
 Capital contributions, net ........       9,168,728       32,497,218       38,905,636
 Fixed asset additions .............     332,558,553       44,755,816       97,863,162
 Line of credit ....................     (44,392,999)              --       50,323,852
Cash generated .....................      13,677,972      (21,366,155)      (1,923,622)
End of period cash .................  $   16,268,336   $   18,707,044   $    2,590,364
Tax and distribution data
Cash distributions to investors
 Investment income .................              95               46               82
 Return of capital .................              12               21               21
Source (on Cash basis)
Sales ..............................              --               --               --
Refinancings .......................              --               --               --
Operations .........................             107               67              103
Other ..............................              --               --               --

                                           1998            1997            1997            1996           1995
                                          APPLE        CORNERSTONE        APPLE        CORNERSTONE     CORNERSTONE
                                     --------------- --------------- --------------- --------------- --------------
Capital contributions by year ......  $142,800,094    $ 63,485,868    $109,090,359    $144,798,035    $71,771,027
Gross revenue ......................    30,764,904      71,970,624      12,005,968      40,261,674     16,266,610
Operating expenses .................    14,958,699      27,339,955       5,993,492      17,198,882      7,457,574
Interest income (expense) ..........       900,669      (7,230,205)       (235,708)     (1,140,667)       (68,061)
Depreciation .......................     5,788,476      15,163,593       1,898,003       8,068,063      2,788,818
Net income (loss) GAAP basis .......    10,079,908      19,225,553       3,499,194      (4,169,849)     5,229,715
Taxable income .....................            --              --              --              --             --
Cash generated from operations .....    17,122,276      34,973,533       7,075,025      20,162,776      9,618,956
Less cash distributions to .........    13,040,936      31,324,870       3,249,098      15,934,901      6,316,185
Cash generated after cash ..........     4,081,340       3,648,663       3,825,927       4,227,875      3,302,771
Special items
 Capital contributions, net ........   142,800,094      63,485,868     109,090,359     144,798,035     71,771,027
 Fixed asset additions .............   125,017,627     157,859,343      88,753,814     194,519,406     75,589,089
 Line of credit ....................            --      96,166,147              --      41,603,000      3,300,000
Cash generated .....................    15,910,626       1,331,335      24,162,472      (3,890,496)     2,784,709
End of period cash .................  $ 40,073,198    $  4,513,986    $ 24,162,572    $  3,182,651    $ 7,073,147
Tax and distribution data
Cash distributions to investors
 Investment income .................            --              77              --              85             80
 Return of capital .................            82              23              60              14             16
Source (on Cash basis)
Sales ..............................            --              --              --              --             --
Refinancings .......................            --              --              --              --             --
Operations .........................            82             100              60              99             96
Other ..............................            --              --              --              --             --

TABLE IV: RESULTS OF COMPLETED PROGRAMS

     Table IV shows the results of programs sponsored by affiliates of ASA which completed operations in the five years ending December 31, 1999. All of these programs had investment objectives dissimilar to those of the Company.

                                              MOUNTAIN                                          TEAL
              PROGRAM NAME                      VIEW         WESTFIELD        SUNSTONE         POINT            APPLE
----------------------------------------   -------------   -------------   -------------   -------------   ---------------
Dollar amount raised ...................   $2,605,800      $1,825,600      $1,890,000      $3,310,620      $302,867,348
Number of properties ...................            1               1               1               1                29
Date of closing of offering ............     Oct 1984        Nov 1984       July 1984        Dec 1989          Jan 1997
Date of first sale of property .........     Aug 1995        Apr 1996        Nov 1995        Dec 1997         July 1999
Date of final sale of property .........     Aug 1995        Apr 1996        Nov 1995        Dec 1997         July 1999
Tax and Distribution data per $1,000
 investment through-- ..................
 Federal income tax results:
 Ordinary income
   From Operations .....................   $       68      $       80      $      122      $      (4)      $         46
   From recapture ......................   $    1,200      $    1,302      $      526      $      --       $         21
 Capital gain ..........................   $       --      $       --      $       --      $   2,126       $         --
 Deferred gain
   Capital .............................   $       --      $       --      $       --      $      --       $         --
   Ordinary ............................   $       --      $       --      $       --      $      --       $         --
Cash distributions to investors
 Source(On GAAP basis)
   Investment income ...................   $       68      $       80      $      122      $      (4)      $         46
   Return of capital ...................   $       38      $      233      $       --      $      --       $         21
 Source (On cash basis)
   Sales ...............................   $       38      $      233      $      122      $   2,126       $         --
   Refinancing .........................   $       --      $       --      $       --      $      --       $         --
   Operations ..........................   $       68      $       80      $       --      $      (4)      $         67
   Other ...............................   $       --      $       --      $       --      $      --       $         --
Receivable on net purchase money
 financing .............................   $       --      $       --      $       --      $      --       $         --

                   TABLE V: SALES OR DISPOSALS OF PROPERTIES

     On July 23, 1999, Apple Residential Income Trust, Inc. merged with a wholly-owned subsidiary of Cornerstone Realty Income Trust, Inc. Prior to the merger, Apple owned 29 apartment communities containing 7,503 apartment homes. The aggregate acquisition price in the merger was $311 million. In addition, Apple's debt of approximately $32 million was assumed by Cornerstone.

                                    EXPERTS

     The following financial statements for our hotels are set forth below: (a) combined financial statements pertaining to the Atlanta - Galleria/Cumberland; Dallas - Addison; Dallas - Irving/Las Colinas; North Dallas - Plano; and Richmond - West End hotels; (b) combined financial statements pertaining to the Atlanta - Peachtree, Baltimore - BWI Airport, Clearwater, Detroit - Warren, and Salt Lake City - Midvale hotels; and (c) the financial statements for the Jackson - Ridgeland hotel. These financial statements have been included herein in reliance on the report of L. P. Martin & Company, P.C., independent certified public accountants, which is also included herein, and upon the authority of that firm as an expert in accounting and auditing.

     Ernst & Young LLP, independent auditors, have audited Apple Suites, Inc.'s consolidated financial statements and schedule at December 31, 1999 and March 26, 1999, and for the period March 26, 1999 through December 31, 1999, as set forth in their report. We've included our financial statements and schedule in the prospectus supplement and elsewhere in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

     Ernst & Young LLP, independent auditors, have audited Apple Suites Management, Inc.'s consolidated financial statements at December 31, 1999 and for the period March 11, 1999 through December 31, 1999, as set forth in their report. We've included those financial statements in the prospectus supplement and elsewhere in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                              APPLE SUITES, INC.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                            PAGE
                                                                                           -----
PROPERTY FINANCIAL STATEMENTS
Atlanta -- Galleria/Cumberland; Dallas -- Addison; Dallas -- Irving/Las Colinas; North
Dallas -- Plano; Richmond -- West End
   Independent Auditors' Report ........................................................    F-3
   Combined Balance Sheets -- December 31, 1998 and December 31, 1997 ..................    F-4
   Combined Statements of Shareholders' Equity -- Years ended
    December 31, 1997 and December 31, 1998 ............................................    F-5
   Combined Income Statements -- Years ended
    December 31, 1998 and December 31, 1997 ............................................    F-6
   Combined Statements of Cash Flows -- Years ended
    December 31, 1998 and December 31, 1997 ............................................    F-7
   Notes to the Combined Financial Statements -- December 31, 1998 and December 31,
    1997 ...............................................................................    F-8
   Combined Balance Sheet -- June 30, 1999 (unaudited) .................................   F-11
   Combined Statement of Shareholders' Equity -- For the Period
    January 1, 1999 through June 30, 1999 (unaudited) ..................................   F-12
   Combined Income Statement -- For the Period
    January 1, 1999 through June 30, 1999 (unaudited) ..................................   F-13
   Combined Statement of Cash Flows -- For the Period
    January 1, 1999 through June 30, 1999 (unaudited) ..................................   F-14
   Notes to the Combined Financial Statements -- For the Period
    January 1, 1999 through June 30, 1999 (unaudited) ..................................   F-15
Atlanta -- Peachtree, Baltimore -- BWI Airport, Clearwater, Detroit -- Warren, and Salt
Lake City -- Midvale
   Independent Auditors' Report ........................................................   F-18
   Combined Balance Sheets -- December 31, 1998 and December 31, 1997 ..................   F-19
   Combined Statements of Shareholders' Equity -- Years ended
    December 31, 1997 and December 31, 1998 ............................................   F-20
   Combined Income Statements -- Years ended
    December 31, 1998 and December 31, 1997 ............................................   F-21
   Combined Statements of Cash Flows -- Years ended
    December 31, 1998 and December 31, 1997 ............................................   F-22
   Notes to the Combined Financial Statements -- December 31, 1998 and December 31,
    1997 ...............................................................................   F-23
   Combined Balance Sheet -- August 31, 1999 (unaudited) ...............................   F-26
   Combined Statement of Shareholders' Equity -- For the Period January 1, 1999 through
    August 31, 1999 (unaudited) ........................................................   F-27
   Combined Income Statement -- For the Period January 1, 1999 through August 31, 1999
    (unaudited) ........................................................................   F-28
   Combined Statement of Cash Flows -- For the Period January 1, 1999 through August 31,
    1999 (unaudited) ...................................................................   F-29
   Notes to the Combined Financial Statements -- For the Period
    January 1, 1999 through August 31, 1999 (unaudited) ................................   F-30
Jackson -- Ridgeland
   Independent Aud itors' Report .......................................................   F-33
   Balance Sheets -- December 31, 1998 and December 31, 1997 ...........................   F-34

Statements of Shareholders' Equity -- Years ended
December 31, 1997 and December 31, 1998 .................................................   F-35
   Income Statements -- Years ended December 31, 1998 and December 31, 1997 .............   F-35
   Statements of Cash Flows -- Years ended December 31, 1998 and December 31, 1997.......   F-36
   Notes to the Financial Statements -- December 31, 1998 and December 31, 1997 .........   F-37
   Balance Sheet -- August 31, 1999 (unaudited) .........................................   F-40
   Statement of Shareholders' Equity -- For the Period January 1, 1999 through August 31,
    1999 (unaudited) ....................................................................   F-41
   Income Statement -- For the Period January 1, 1999 through August 31, 1999
    (unaudited) .........................................................................   F-41
   Statement of Cash Flows -- For the Period January 1, 1999 through August 31, 1999
    (unaudited) .........................................................................   F-42
   Notes to the Financial Statements -- For the Period January 1, 1999 through August 31,
    1999 (unaudited) ....................................................................   F-43
APPLE SUITES, INC.
   Report of Independent Auditors .......................................................   F-45
   Consolidated Balance Sheets as of December 31, 1999 and March 26, 1999 ...............   F-46
   Consolidated Statement of Operations for the Period March 26, 1999 through
    December 31, 1999 ...................................................................   F-47
   Consolidated Statement of Shareholders Equity for the Period March 26, 1999 through
    December 31, 1999 ...................................................................   F-48
   Consolidated Statement of Cash Flows for the Period March 26, 1999 through
    December 31, 1999 ...................................................................   F-49
   Notes to the Consolidated Financial Statements .......................................   F-50
Schedule III -- Real Estate and Accumulated Depreciation (as of December 31, 1999) ......   F-60
APPLE SUITES MANAGEMENT, INC.
   Report of Independent Auditors .......................................................   F-61
   Consolidated Balance Sheet as of December 31, 1999 ...................................   F-62
   Consolidated Statement of Operations and Retained Deficit for the Period March 11,
    1999 through December 31, 1999 ......................................................   F-63
   Consolidated Statement of Cash Flows for the Period March 11, 1999 through
    December 31, 1999 ...................................................................   F-64
   Notes to Consolidated Financial Statements ...........................................   F-65
PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)
   Apple Suites, Inc. Pro Forma Condensed Consolidated Statement of Operations for the
    Years Ended December 31, 1999 .......................................................   F-69
   Apple Suites Management, Inc. Pro Forma Condensed Consolidated Statement of
    Operations for the Years Ended December 31, 1999 ....................................   F-71

                       [L.P. MARTIN & COMPANY LETTERHEAD]

                         INDEPENDENT AUDITORS' REPORT

Apple Suites, Inc.
Richmond, Virginia

     We have audited the accompanying combined balance sheets of the Homewood Suites Acquisition Hotels (described in Note 1) as of December 31, 1998 and 1997, and the related combined statements of income, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the management of the hotels. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion. The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 to the financial statements and are not intended to be a complete presentation of the Homewood Suites Acquisition Hotels.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Homewood Suites Acquisition Hotels as of December 31, 1998 and 1997, and the combined results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                        /s/ L.P. Martin & Co., P.C.

August 23, 1999

                      HOMEWOOD SUITES ACQUISITION HOTELS

                            COMBINED BALANCE SHEETS

                                                                     DECEMBER 31,
                                                          ----------------------------------
                                                                1998               1997
                                                          ----------------   ---------------
ASSETS
CURRENT ASSETS
 Cash .................................................    $     374,092      $    393,079
 Accounts Receivable, Net .............................          714,718           330,540
 Prepaids and Other ...................................            8,355            15,904
                                                           -------------      ------------
   Total Current Assets ...............................        1,097,165           739,523
                                                           -------------      ------------
INVESTMENT IN HOTEL PROPERTIES
 Land and Improvements ................................        8,031,122         7,454,360
 Buildings and Improvements ...........................       29,091,731        22,188,107
 Furniture, Fixtures and Equipment ....................       10,822,281         8,417,814
                                                           -------------      ------------
   Total ..............................................       47,945,134        38,060,281
                                                           =============      ============
   Less: Accumulated Depreciation .....................      (11,098,460)       (8,704,166)
                                                           -------------      ------------
 Net Investment in Hotel Properties ...................       36,846,674        29,356,115
                                                           -------------      ------------
OTHER ASSETS
 Construction in Progress .............................               --         5,994,799
                                                           -------------      ------------
   Total Assets .......................................    $  37,943,839      $ 36,090,437
                                                           =============      ============
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
 Accounts Payable .....................................    $     440,076      $    845,173
 Accrued Taxes ........................................          997,897           787,680
 Accrued Expenses -- Other ............................          252,761           158,670
                                                           -------------      ------------
   Total Current Liabilities ..........................        1,690,734         1,791,523
                                                           -------------      ------------
SHAREHOLDERS' EQUITY
 Contributed Capital ..................................       11,000,030        12,499,235
 Retained Earnings ....................................       25,253,075        21,799,679
                                                           -------------      ------------
   Total Shareholders' Equity .........................       36,253,105        34,298,914
                                                           -------------      ------------
   Total Liabilities and Shareholders' Equity .........    $  37,943,839      $ 36,090,437
                                                           =============      ============

The accompanying notes are an integral part of these financial statements.

                      HOMEWOOD SUITES ACQUISITION HOTELS

                  COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                                                 TOTAL
                                          CONTRIBUTED        RETAINED        SHAREHOLDERS'
                                            CAPITAL          EARNINGS           EQUITY
                                        ---------------   --------------   ----------------
Balances, January 1, 1997 ...........    $  5,966,169      $17,961,115       $ 23,927,284
Net Income ..........................              --        3,838,564          3,838,564
Capital Contributions, Net ..........       6,533,066               --          6,533,066
                                         ------------      -----------       ------------
Balances, December 31, 1997 .........      12,499,235       21,799,679         34,298,914
Net Income ..........................              --        3,453,396          3,453,396
Capital Distributions, Net ..........      (1,499,205)              --         (1,499,205)
                                         ------------      -----------       ------------
Balances, December 31, 1998 .........    $ 11,000,030      $25,253,075       $ 36,253,105
                                         ============      ===========       ============

The accompanying notes are an integral part of these financial statements.

                      HOMEWOOD SUITES ACQUISITION HOTELS

                          COMBINED INCOME STATEMENTS

                                                                       YEARS ENDED DECEMBER 31,
                                                                    -------------------------------
                                                                         1998             1997
                                                                    --------------   --------------
GROSS OPERATING REVENUE
 Suite Revenue ..................................................    $14,075,852      $10,683,420
 Other Customer Revenue .........................................        811,817          555,232
                                                                     -----------      -----------
   Total Revenue ................................................     14,887,669       11,238,652
                                                                     -----------      -----------
EXPENSES
 Property and Operating .........................................      5,586,712        3,843,073
 General and Administrative .....................................        348,088          208,174
 Advertising and Promotion ......................................        648,273          476,762
 Utilities ......................................................        626,269          473,887
 Real Estate and Personal Property Taxes, and Property Insurance.      1,040,638          789,462
 Depreciation Expense ...........................................      2,394,294        1,487,077
 Franchise Fees .................................................        563,035               --
 Pre-Opening Expenses ...........................................        226,964          121,653
                                                                     -----------      -----------
   Total Expenses ...............................................     11,434,273        7,400,088
                                                                     -----------      -----------
   Net Income ...................................................    $ 3,453,396      $ 3,838,564
                                                                     ===========      ===========

The accompanying notes are an integral part of these financial statements.

                      HOMEWOOD SUITES ACQUISITION HOTELS

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                           YEARS ENDED DECEMBER 31,
                                                                        -------------------------------
                                                                             1998             1997
                                                                        --------------   --------------
CASH FLOWS FROM (TO) OPERATING ACTIVITIES
 Net Income .........................................................    $  3,453,396     $  3,838,564
                                                                         ------------     ------------
Adjustments to Reconcile Net Income to Net Cash Provided by .........
Operating Activities:
 Depreciation .......................................................       2,394,294        1,487,077
Change In:
 Accounts Receivable ................................................        (384,178)        (138,055)
 Prepaids and Other Current Assets ..................................           7,549           (7,691)
 Accounts Payable ...................................................        (405,097)          38,368
 Accrued Taxes ......................................................         210,217          195,246
 Accrued Expenses -- Other ..........................................          94,091           (1,058)
                                                                         ------------     ------------
 Net Adjustments .. .................................................       1,916,876        1,573,887
                                                                         ------------     ------------
 Net Cash Flows from Operating Activities . .........................       5,370,272        5,412,451
CASH FLOWS TO FINANCING ACTIVITIES
 Capital Distributions, Net .........................................      (5,389,259)      (5,266,712)
                                                                         ------------     ------------
   Net Increase (Decrease) in Cash . ................................         (18,987)         145,739
   Cash, Beginning of Year ..........................................         393,079          247,340
                                                                         ------------     ------------
   Cash, End of Year ................................................    $    374,092     $    393,079
                                                                         ============     ============
SUPPLEMENTAL DISCLOSURES:
 NONCASH FINANCING AND INVESTING ACTIVITIES

     December   31,  1997  construction  in  progress  totaling  $5,994,799  was reclassified to investment in hotel properties during 1998.

     Investment in hotel properties totaling $3,890,054 in 1998 and $11,799,781 in 1997 was financed with capital contributions.

     During 1997, the hotels disposed of fully depreciated furniture, fixtures and equipment in the amount of $503,106.

The accompanying notes are an integral part of these financial statements.

                      HOMEWOOD SUITES ACQUISITION HOTELS

                  NOTES TO THE COMBINED FINANCIAL STATEMENTS
                          DECEMBER 31, 1998 AND 1997

NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION

     The Homewood Suites Acquisition Hotels (the Hotels) consist of the following:

                                                    HOTEL                DATE         # OF
                PROPERTY                          LOCATION              OPENED       SUITES
----------------------------------------   ----------------------   -------------   -------
Atlanta - Galleria/ Cumberland .........   Atlanta, Georgia             1990          124
Dallas - Addison .......................   Addison, Texas               1990          120
Dallas - Los Colinas ...................   Irving, Texas                1990          136
North Dallas - Plano ...................   Plano, Texas             April, 1997        99
Richmond - West End ....................   Glen Allen, Virginia      May, 1998        123

     The Owner purchased the North Dallas-Plano hotel October 1, 1997. The financial statements include the results of the operations from this date forward.

     The Hotels specialize in providing extended stay lodging to business or leisure travelers. While customers may rent rooms for a night, terms of up to a month or longer are available. Services offered, which are particularly attractive to the extended stay traveler, include laundry services, 24 hour on site convenience stores and grocery shopping services.

     The Hotels have been owned and managed by various affiliates of Promus Hotels, Inc. (the Owner) throughout the financial statement periods. The accompanying combined financial statements of the Hotels have been presented on a combined basis because the Owner has a contract pending to sell the five hotels to Apple Suites, Inc., a real estate investment trust established to acquire equity interests in hotel properties. The statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission for inclusion in a filing by Apple Suites, Inc.

     The corporate owner pays income taxes on taxable income of the company as a whole and does not allocate income taxes to individual properties. Accordingly, the combined financial statements have been presented on a pretax basis.

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES

     Property -- The Hotel properties are recorded at cost. Depreciation has been recorded straight-line using the following lives:

                                                          LIFE
                                                      ------------
       Land Improvements ..........................   12-15 Years
       Buildings and Improvements .................   30-35 Years
       Furniture, Fixtures and Equipment ..........    3-10 Years


     Major renewals, betterments and improvements are capitalized while ongoing maintenance and repairs are expensed as incurred. Building costs include interest capitalized during the construction period. Construction in progress represents Hotel

                      HOMEWOOD SUITES ACQUISITION HOTELS

                  NOTES TO THE COMBINED FINANCIAL STATEMENTS
                   DECEMBER 31, 1998 AND 1997 -- (CONTINUED)

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

properties under construction. At the point construction is completed and the Hotels are ready to be placed in service, the costs are reclassified to investment in Hotel properties for financial statement presentation.

     Estimates -- The preparation of financial statements in accordance with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosures related thereto. Actual results could differ from those estimates.

     Annually, management of the hotels reviews the carrying value and remaining depreciable lives of the Hotel properties and related assets. Management does not believe there are any current indications of impairment. However, it is possible that estimates of the remaining useful lives will change in the near term.

     Accounts receivable are recorded net of an allowance for doubtful accounts based on management's historical experience in estimating credit losses. Actual uncollectible balances written off may be more or less than the allowance recorded.

     Cash -- Cash includes all highly liquid investments with a maturity date of three months or less when purchased.

     Advertising -- Advertising costs are expensed in the period incurred.

     Pre-Opening Costs -- Pre-opening costs represent operating expenses incurred prior to initial opening of the hotels. In 1998, pre-opening expenses of $226,964 for the Richmond-West End hotel were expensed as incurred. In 1997, pre-opening expenses of $66,045 for the North Dallas -- Plano hotel and pre-opening expenses of $55,608 for the Richmond -- West End hotel were expensed as incurred.

     Inventories -- The Hotels maintain supplies of room linens and food and beverages. However, due to the ongoing routine replacement of these items and the difficulty in establishing market values, management has chosen to expense these items at point of purchase.

NOTE 3 -- RELATED PARTY TRANSACTIONS

     The Owner allocates a monthly accounting fee of $1,000 to each hotel. These fees totaled $56,000 in 1998 and $39,000 in 1997. The Owner also charges each Hotel a fee for corporate advertising, training and reservations equal to four percent of net suite revenue. These fees totaled $566,569 in 1998 and $427,337 in 1997. In 1998, the Owner charged a franchise fee of $563,035 to these hotels, also computed at four percent of suite revenue. No franchise fee was charged in 1997. Effective in 1999, the Owner will be charging a "base management fee" of three percent of suite revenue to each hotel.

     The acquisition costs of the properties and related furnishings and equipment was financed by the owner. For all properties, excluding North Dallas
- Plano which was a purchased project, the owner allocated interest to each property on monies advanced to

                      HOMEWOOD SUITES ACQUISITION HOTELS

                  NOTES TO THE COMBINED FINANCIAL STATEMENTS
                   DECEMBER 31, 1998 AND 1997 -- (CONTINUED)

NOTE 3 -- RELATED PARTY TRANSACTIONS -- (CONTINUED)

fund the construction costs. The interest costs have been capitalized and depreciated in accordance with the Hotels' normal depreciation policy. During 1998, interest capitalized and included in the cost basis of the Richmond-West End hotel totaled $445,782.

     Each Hotel maintains a depository bank account into which customer revenues have been deposited. The bulk of each Hotel's operating expenditures are paid through the Owner's corporate accounts. Funds are transferred from the Hotel's depository bank accounts to the owner periodically. The transfers to the owner and expenditures made on behalf of the Hotels by the Owner are accounted for through various intercompany accounts. No interest has been charged on these intercompany advances from ongoing operations. There is no intention to repay any advances to or from the owner. Accordingly, the net amounts have been included in shareholders' equity with 1998 and 1997 intercompany/intracompany transfers being reflected as net capital contributions or distributions.

NOTE 4 -- CONCENTRATIONS AND CONTINGENCIES

     Approximately sixty percent of the Richmond-West End hotel's revenues are from Capital One Financial Corporation, a non affiliated entity.

     The Hotels' depository bank accounts are maintained with two financial institutions; Bank of America and First Union. A concentration of credit risk exists to the extent that cash deposits exceed amounts insured by FDIC; $100,000 per financial institution. At December 31, 1998, cash deposits exceeded FDIC insurable amounts by $150,132 and $170,079, respectively.

     The general contractor who constructed the Richmond-West End hotel has filed a $3,800,000 lien against the property. Management believes that the general contractor's case is grossly exaggerated and that the matter will be satisfactorily resolved in a prompt manner. Management also believes that in the event they are unable to prevail entirely, any aspect of the claim should not have a material adverse affect on the Hotels' financial position or results of operations.

                      HOMEWOOD SUITES ACQUISITION HOTELS

                            COMBINED BALANCE SHEET
                           JUNE 30, 1999 (UNAUDITED)

ASSETS
CURRENT ASSETS
 Cash ...................................................    $     326,301
 Accounts Receivable, Net ...............................          727,247
 Prepaids and Other .....................................            6,050
                                                             -------------
   Total Current Assets .................................        1,059,598
                                                             -------------
INVESTMENT IN HOTEL PROPERTIES
 Land and Improvements ..................................        8,044,305
 Buildings and Improvements .............................       29,188,026
 Furniture, Fixtures and Equipment ......................       11,401,756
                                                             -------------
   Total ................................................       48,634,087
   Less: Accumulated Depreciation .......................      (12,435,726)
                                                             -------------
 Net Investment in Hotel Properties .....................       36,198,361
                                                             -------------
   Total Assets .........................................    $  37,257,959
                                                             =============
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
 Accounts Payable .......................................    $     283,849
 Accrued Taxes ..........................................          673,966
 Accrued Expenses -- Other ..............................          298,719
                                                             -------------
   Total Current Liabilities ............................        1,256,534
                                                             -------------
SHAREHOLDERS' EQUITY
 Contributed Capital ....................................        9,074,634
 Retained Earnings ......................................       26,926,791
                                                             -------------
   Total Shareholders' Equity ...........................       36,001,425
                                                             -------------
   Total Liabilities and Shareholders' Equity 3 .........    $  37,257,959
                                                             =============

The accompanying notes are an integral part of these financial statements.

                      HOMEWOOD SUITES ACQUISITION HOTELS

                  COMBINED STATEMENT OF SHAREHOLDERS' EQUITY
       FOR THE PERIOD JANUARY 1, 1999 THROUGH JUNE 30, 1999 (UNAUDITED)

                                                                                TOTAL
                                         CONTRIBUTED        RETAINED        SHAREHOLDERS'
                                           CAPITAL          EARNINGS           EQUITY
                                       ---------------   --------------   ----------------
Balances, January 1, 1999 ..........    $ 11,000,030      $25,253,075       $ 36,253,105
Net Income .........................              --        1,673,716          1,673,716
Capital Distributions, Net .........      (1,925,396)              --         (1,925,396)
                                        ------------      -----------       ------------
Balances, June 30, 1999 ............    $  9,074,634      $26,926,791       $ 36,001,425
                                        ============      ===========       ============

The accompanying notes are an integral part of these financial statements.

                      HOMEWOOD SUITES ACQUISITION HOTELS

                           COMBINED INCOME STATEMENT
       FOR THE PERIOD JANUARY 1, 1999 THROUGH JUNE 30, 1999 (UNAUDITED)

GROSS OPERATING REVENUE
 Suit Revenue ............................................................    $ 7,364,098
 Other Customer Revenue ..................................................        420,072
                                                                              -----------
   Total Revenue .........................................................      7,784,170
                                                                              -----------
EXPENSES
 Property and Operating ..................................................      2,845,653
 General and Administrative ..............................................        187,738
 Advertising and Promotion ...............................................        329,239
 Utilities ...............................................................        265,585
 Real Estate and Personal Property Taxes, and Property Insurance .........        616,949
 Depreciation Expense ....................................................      1,337,266
 Franchise and Management Fees ...........................................        528,024
                                                                              -----------
   Total Expenses ........................................................      6,110,454
                                                                              -----------
   Net Income ............................................................    $ 1,673,716
                                                                              ===========

The accompanying notes are an integral part of these financial statements.

                      HOMEWOOD SUITES ACQUISITION HOTELS

                       COMBINED STATEMENT OF CASH FLOWS
       FOR THE PERIOD JANUARY 1, 1999 THROUGH JUNE 30, 1999 (UNAUDITED)

CASH FLOWS FROM (TO) OPERATING ACTIVITIES
 Net Income ..........................................................    $  1,673,716
                                                                          ------------
 Adjustments to Reconcile Net Income to Net Cash Provided by Operating
   Activities:
   Depreciation ......................................................       1,337,266
 Change in:
   Accounts Receivable ...............................................         (12,529)
   Prepaids and Other Current Assets .................................           2,305
   Accounts Payable ..................................................        (156,227)
   Accrued Taxes .....................................................        (323,931)
   Accrued Expenses -- Other .........................................          45,958
                                                                          ------------
 Net Adjustments .....................................................         892,842
                                                                          ------------
   Net Cash Flows from Operating Activities ..........................       2,566,558
CASH FLOWS FROM (TO) FINANCING ACTIVITIES
 Net Equity Distributions ............................................      (2,614,349)
                                                                          ------------
   Net Decrease in Cash ..............................................         (47,791)
   Cash, January 1, 1999 .............................................         374,092
                                                                          ------------
   Cash, June 30, 1999 ...............................................    $    326,301
                                                                          ============
SUPPLEMENTAL DISCLOSURES:
 Noncash Financing and Investing Activities

     During  the  period  January  1,  1999  through June 30, 1999, additions to
Investment in Hotel Properties totaling $688,953 ere financed with capital contributions.

     The  accompanying notes are an integral part of these financial statements.

                      HOMEWOOD SUITES ACQUISITION HOTELS

            NOTES TO THE COMBINED FINANCIAL STATEMENTS (UNAUDITED)
             FOR THE PERIOD JANUARY 1, 1999 THROUGH JUNE 30, 1999

NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION

     The Homewood Suites Acquisition Hotels (the Hotels) consist of the following:

                                  HOTEL                DATE         # OF
       PROPERTY                 LOCATION              OPENED       SUITES
----------------------   ----------------------   -------------   -------
Atlanta - Galleria/
 Cumberland              Atlanta, Georgia             1990          124
Dallas - Addison         Addison, Texas               1990          120
Dallas - Los Colinas     Irving, Texas                1990          136
North Dallas - Plano     Plano, Texas             April, 1997        99
Richmond - West End      Glen Allen, Virginia      May, 1998        123

     The Hotels specialize in providing extended stay lodging to business or leisure travelers. While customers may rent rooms for a night, terms of up to a month or longer are available. Services offered, which are particularly attractive to the extended stay traveler, include laundry services, 24 hour on site convenience stores and grocery shopping services.

     The Hotels have been owned and managed by various affiliates of Promus Hotels, Inc. (the Owner) throughout the financial statement period. The accompanying combined financial statements of the Hotels have been presented on a combined basis because the Owner has a contract pending to sell the five hotels to Apple Suites, Inc., a real estate investment trust established to acquire equity interests in hotel properties. The statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission for inclusion in a filing by Apple Suites, Inc.

     The corporate owner pays income taxes on taxable income of the company as a whole and does not allocate income taxes to individual properties. Accordingly, the combined financial statements have been presented on a pretax basis.

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES

     Property -- The Hotel properties are recorded at cost. Depreciation has been recorded straight-line using the following lives:

                                                          LIFE
                                                      ------------
       Land Improvements ..........................   12-15 Years
       Buildings and Improvements .................   30-35 Years
       Furniture, Fixtures and Equipment ..........    3-10 Years

     Major renewals, betterments and improvements are capitalized while ongoing maintenance and repairs are expensed as incurred. Building costs include interest capitalized during the construction period.

     Estimates -- The preparation of financial statements in accordance with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosures related thereto. Actual results could differ from those estimates.

                      HOMEWOOD SUITES ACQUISITION HOTELS

            NOTES TO THE COMBINED FINANCIAL STATEMENTS (UNAUDITED)
      FOR THE PERIOD JANUARY 1, 1999 THROUGH JUNE 30, 1999 -- (CONTINUED)

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

     Annually, management of the hotels reviews the carrying value and remaining depreciable lives of the Hotel properties and related assets. Management does not believe there are any current indications of impairment. However, it is possible that estimates of the remaining useful lives will change in the near term.

     Accounts receivable are recorded net of an allowance for doubtful accounts based on management's historical experience in estimating credit losses. Actual uncollectible balances written off may be more or less than the allowance recorded.

     Cash -- Cash includes all highly liquid investments with a maturity date of three months or less when purchased.

     Advertising -- Advertising costs are expensed in the period incurred.

     Inventories -- The Hotels maintain supplies of room linens and food and beverages. However, due to the ongoing routine replacement of these items and the difficulty in establishing market values, management has chosen to expense these items at point of purchase.

NOTE 3 -- RELATED PARTY TRANSACTIONS

     During the period January 1, 1999 through June 30, 1999, the following fees were expensed to the owner.

                                                    BASIS FOR               TOTAL
                FEE TYPE                          DETERMINATION            EXPENSE
---------------------------------------   ----------------------------   -----------
       Accounting Fees                    $1,000 per hotel per month      $ 30,000
       Corporate Advertising, Training
        and Reservations                  4% of net suite revenue          294,568
       Franchise Fees                     4% of net suite revenue          294,568
       Management Fees                    3% of net suite revenue          233,456

     The acquisition costs of the properties and related furnishings and equipment was financed by the owner. For all properties, excluding North Dallas -- Plano which was a purchased project, the owner allocated interest to each property on monies advanced to fund the construction costs. The interest costs have been capitalized and depreciated in accordance with the Hotels' normal depreciation policy.

     Each Hotel maintains a depository bank account into which customer revenues have been deposited. The bulk of each Hotel's operating expenditures are paid through the Owner's corporate accounts. Funds are transferred from the Hotel's depository bank accounts to the owner periodically. The transfers to the owner and expenditures made on behalf of the Hotels by the Owner are accounted for through various intercompany accounts. No interest has been charged on these intercompany advances from ongoing operations. There is no intention to repay any advances to or from the owner. Accordingly, the net amounts have been included in shareholders' equity with current period intercompany/intracompany transfers being reflected as net contributions or distributions.

                      HOMEWOOD SUITES ACQUISITION HOTELS

            NOTES TO THE COMBINED FINANCIAL STATEMENTS (UNAUDITED)
      FOR THE PERIOD JANUARY 1, 1999 THROUGH JUNE 30, 1999 -- (CONTINUED )

NOTE 4 -- CONCENTRATIONS AND CONTINGENCIES

     Approximately sixty percent of the Richmond-West End hotel's revenues are from Capital One Financial Corporation, a non affiliated entity.

     The Hotels' depository bank accounts are maintained with two financial institutions; Bank of America and First Union. A concentration of credit risk exists to the extent that cash deposits exceed amounts insured by FDIC; $100,000 per financial institution. At June 30, 1999, cash deposits exceeded FDIC insurable amounts by $108,909.

     The general contractor who constructed the Richmond-West End hotel has filed a $3,800,000 lien against the property. Management believes that the general contractor's case is grossly exaggerated and that the matter will be satisfactorily resolved in a prompt manner. Management also believes that in the event they are unable to prevail entirely, any aspect of the claim should not have a material adverse affect on the Hotels' financial position or results of operations.

                       [L.P. MARTIN & COMPANY LETTERHEAD]


                         INDEPENDENT AUDITORS' REPORT

Apple Suites, Inc.
Richmond, Virginia

     We have audited the accompanying combined balance sheets of the Homewood Suites Acquisition Hotels (described in Note 1) as of December 31, 1998 and 1997, and the related combined statements of income, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the management of the hotels. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion. The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 to the financial statements and are not intended to be a complete presentation of the Homewood Suites Acquisition Hotels.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Homewood Suites Acquisition Hotels as of December 31, 1998 and 1997, and the combined results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                        /s/ L.P. Martin & Co, P.C.


November 7, 1999

                      HOMEWOOD SUITES ACQUISITION HOTELS

                            COMBINED BALANCE SHEETS

                                                                    DECEMBER 31,
                                                          ---------------------------------
                                                                1998              1997
                                                          ---------------   ---------------
ASSETS
CURRENT ASSETS
 Cash .................................................    $    298,981      $    218,853
 Accounts Receivable, Net .............................         388,352           316,723
 Prepaids and Other ...................................          66,670                --
                                                           ------------      ------------
   Total Current Assets ...............................         754,003           535,576
                                                           ------------      ------------
INVESTMENT IN HOTEL PROPERTIES
 Land and Improvements ................................       5,363,981         3,035,089
 Buildings and Improvements ...........................      29,417,804        13,842,622
 Furniture, Fixtures and Equipment ....................       7,882,778         4,243,800
                                                           ------------      ------------
   Total ..............................................      42,664,563        21,121,511
   Less: Accumulated Depreciation .....................      (6,272,356)       (4,057,854)
                                                           ------------      ------------
   Net Investment in Hotel Properties .................      36,392,207        17,063,657
                                                           ------------      ------------
OTHER ASSETS
 Construction in Progress .............................              --         8,080,834
                                                           ------------      ------------
   Total Assets .......................................    $ 37,146,210      $ 25,680,067
                                                           ============      ============
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
 Accounts Payable .....................................    $    368,287      $    695,044
 Accrued Taxes ........................................         107,272            96,401
 Accrued Expenses -- Other ............................         247,767           117,154
                                                           ------------      ------------
   Total Current Liabilities ..........................         723,326           908,599
                                                           ------------      ------------
SHAREHOLDERS' EQUITY
 Contributed Capital ..................................      30,113,336        20,467,543
 Retained Earnings ....................................       6,309,548         4,303,925
                                                           ------------      ------------
   Total Shareholders' Equity .........................      36,422,884        24,771,468
                                                           ------------      ------------
   Total Liabilities and Shareholders' Equity .........    $ 37,146,210      $ 25,680,067
                                                           ============      ============


The accompanying notes are an integral part of these financial statements.

                      HOMEWOOD SUITES ACQUISITION HOTELS

                  COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                                             TOTAL
                                         CONTRIBUTED       RETAINED      SHAREHOLDERS'
                                           CAPITAL         EARNINGS         EQUITY
                                        -------------   -------------   --------------
Balances, January 1, 1997 ...........   $ 9,295,112      $3,139,210      $12,434,322
Net Income ..........................            --       1,164,715        1,164,715
Capital Contributions, Net ..........    11,172,431              --       11,172,431
                                        -----------      ----------      -----------
Balances, December 31, 1997 .........    20,467,543       4,303,925       24,771,468
Net Income ..........................            --       2,005,623        2,005,623
Capital Contributions, Net ..........     9,645,793              --        9,645,793
                                        -----------      ----------      -----------
Balances, December 31, 1998 .........   $30,113,336      $6,309,548      $36,422,884
                                        ===========      ==========      ===========

The accompanying notes are an integral part of these financial statements.

                      HOMEWOOD SUITES ACQUISITION HOTELS

                          COMBINED INCOME STATEMENTS

                                                            YEARS ENDED DECEMBER 31,
                                                         ------------------------------
                                                              1998             1997
                                                         --------------   -------------
GROSS OPERATING REVENUE
 Suite Revenue .......................................    $10,812,372      $4,659,633
 Other Customer Revenue ..............................        733,318         275,311
                                                          -----------      ----------
   Total Revenue .....................................     11,545,690       4,934,944
                                                          -----------      ----------
EXPENSES
 Property and Operating ..............................      4,748,240       1,910,407
 General and Administrative ..........................        315,165         165,060
 Advertising and Promotion ...........................        502,899         209,918
 Utilities ...........................................        543,828         267,938
 Real Estate and Personal Property Taxes, and Property
   Insurance .........................................        432,979         200,113
 Depreciation Expense ................................      2,214,501         803,385
 Franchise Fees ......................................        432,494              --
 Pre-Opening Expenses ................................        349,961         213,408
                                                          -----------      ----------
   Total Expenses ....................................      9,540,067       3,770,229
                                                          -----------      ----------
   Net Income ........................................    $ 2,005,623      $1,164,715
                                                          ===========      ==========

The accompanying notes are an integral part of these financial statements.

                      HOMEWOOD SUITES ACQUISITION HOTELS

                       COMBINED STATEMENTS OF CASH FLOWS

                                                            YEARS ENDED DECEMBER 31,
                                                         -------------------------------
                                                              1998             1997
                                                         --------------   --------------
CASH FLOWS FROM (TO) OPERATING ACTIVITIES
 Net Income ..........................................    $  2,005,623     $  1,164,715
                                                          ------------     ------------
 Adjustments to Reconcile Net Income to Net Cash
   Provided by Operating Activities:
   Depreciation ......................................       2,214,501          803,385
 Change In:
   Accounts Receivable ...............................         (71,629)        (274,291)
   Prepaids and Other Current Assets .................         (66,670)              --
   Accounts Payable ..................................        (326,757)         222,328
   Accrued Taxes .....................................          10,871           (3,724)
   Accrued Expenses -- Other .........................         130,613           89,823
                                                          ------------     ------------
   Net Adjustments ...................................       1,890,929          837,521
                                                          ------------     ------------
    Net Cash Flows From Operating Activities .........       3,896,552        2,002,236
CASH FLOWS TO FINANCING ACTIVITIES
 Capital Distributions, Net ..........................      (3,816,424)      (2,077,731)
                                                          ------------     ------------
    Net Increase (Decrease) in Cash ..................          80,128          (75,495)
    Cash, Beginning of Year ..........................         218,853          294,348
                                                          ------------     ------------
    Cash, End of Year ................................    $    298,981     $    218,853
                                                          ============     ============
SUPPLEMENTAL DISCLOSURES:
 NONCASH FINANCING AND INVESTING ACTIVITIES

YEAR ENDED DECEMBER 31, 1998

     Investments in hotel properties in the amount of $13,462,218 were financed with capital contributions.

     Construction in progress in the amount of $8,080,834 was reclassified to investment in hotel properties.

YEAR ENDED DECEMBER 31, 1997

     Investments in hotel properties and construction in progress in the amounts of $8,048,540 and $5,201,622, respectively, were financed with capital contributions.

     Fully depreciated investments in hotel properties at a cost of $654,112 were disposed of during the year.

The accompanying notes are an integral part of these financial statements.

                       HOMEWOOD SUITES ACQUISITION HOTELS

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997

NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION

     The Homewood Suites Acquisition Hotels (the Hotels) consist of the following:

          PROPERTY                HOTEL LOCATION         DATE OPENED      # OF SUITES
---------------------------   ---------------------   ----------------   ------------
Detroit/Warren                Warren, Michigan          March, 1990            76
Atlanta/Peachtree Corners     Norcross, Georgia       February, 1990           92
Clearwater                    Clearwater, Florida     February, 1998          112
Salt Lake                     Midvale, Utah           November, 1996           98
Baltimore/BWI                 Linthicum, Maryland       March, 1998           147

     The Owner purchased the Salt Lake Hotel October 1, 1997. The financial statements include the results of the Salt Lake hotel operations from this date forward.

     Economic conditions in the localities in which the individual Hotels are located impact revenues and the ability to collect accounts receivable.

     The Hotels specialize in providing extended stay lodging to business or leisure travelers. While customers may rent rooms for a night, terms of up to a month or longer are available. Services offered, which are particularly attractive to the extended stay traveler, include laundry services, 24 hour on-site convenience stores and grocery shopping services.

     The Hotels have been owned and managed by various affiliates of Promus Hotels, Inc. (the Owner) throughout the financial statement periods. The accompanying combined financial statements of the Hotels have been presented on a combined basis because the Owner has a contract pending to sell the five Hotels to an affiliate of Apple Suites, Inc., a real estate investment trust established to acquire equity interests in hotel properties. The statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission for inclusion in a filing by Apple Suites, Inc.

     The corporate owner pays income taxes on taxable income of the company as a whole and does not allocate income taxes to individual properties. Accordingly, the combined financial statements have been presented on a pretax basis.

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES

     Property -- The Hotel properties are recorded at cost. Depreciation has been recorded straight-line using the following lives:

                                                          LIFE
                                                      ------------
       Land Improvements ..........................   10-15 Years
       Buildings and Improvements .................   15-35 Years
       Furniture, Fixtures and Equipment ..........    3-10 Years


     Major renewals, betterments and improvements are capitalized, while ongoing maintenance and repairs are expensed as incurred. Building costs include interest capitalized during the construction period. Construction in progress represents Hotel

                      HOMEWOOD SUITES ACQUISITION HOTELS

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                    DECEMBER 31, 1998 AND 1997-- (CONTINUED)

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

properties under construction. At the point construction is completed and the Hotels are ready to be placed in service, the costs are reclassified to investment in Hotel properties for financial statement presentation.

     Estimates -- The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosures related thereto. Actual results could differ from those estimates.

     Annually, management of the Hotels reviews the carrying value and remaining depreciable lives of the Hotel properties and related assets. Management does not believe there are any current indications of impairment. However, it is possible that estimates of the remaining useful lives will change in the near term.

     Accounts receivable are recorded net of an allowance for doubtful accounts based on management's historical experience in estimating credit losses. Actual uncollectible balances written off may be more or less than the allowance recorded.

     Cash -- Cash includes all highly liquid investments with a maturity date of three months or less when purchased.

     Advertising -- Advertising costs are expensed in the period incurred.

     Pre-opening Expenses -- Pre-opening expenses represent operating expenses incurred prior to initial opening of the Hotels. In 1998, pre-opening expenses of $148,131 and $201,830 were expensed as incurred for the Clearwater and Baltimore/BWI Hotels, respectively. In 1997, pre-opening expenses of $64,588,
$111,225 and $37,595 were expensed as incurred for the Clearwater, Salt Lake and Baltimore/BWI Hotels, respectively.

     Inventories -- The Hotels maintain supplies of room linens and food and beverages. However, due to the ongoing routine replacement of these items and the difficulty in establishing market values, management has chosen to expense these items at point of purchase.

NOTE 3 -- RELATED PARTY TRANSACTIONS

     The Owner allocates a monthly accounting fee of $1,000 to each hotel. These fees totaled $56,000 in 1998 and $27,000 in 1997. The Owner also charges each Hotel a fee for corporate advertising, training and reservations equal to four percent of net suite revenue. These fees totaled $432,749 in 1998 and $186,386 in 1997. In 1998, the Owner charged a franchise fee of $432,494 to these Hotels, also computed at four percent of suite revenue. No franchise fee was charged in 1997. Effective in 1999, the Owner will be charging a "base management fee" of three percent of suite revenue to each Hotel.

     The acquisition costs of the properties and related furnishings and equipment was financed by the Owner. For all properties, excluding Salt Lake, which was a purchased project, the Owner allocated interest to each property on monies advanced to fund the

                      HOMEWOOD SUITES ACQUISITION HOTELS

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                    DECEMBER 31, 1998 AND 1997-- (CONTINUED)

NOTE 3 -- RELATED PARTY TRANSACTIONS -- (CONTINUED)

construction costs. The interest costs have been capitalized and depreciated in accordance with the Hotels' normal depreciation policy. During 1998, interest capitalized and included in the cost basis of the hotels totaled $484,495.

     On   most   property   and   equipment   purchases,  excluding  base  Hotel
construction  contracts,  the  following  fees  have been paid to Promus Hotels,
Inc.:

     Purchase Fee -- 4% of Asset Cost

     Project Management Fee -- 4.5% and 5.5.% of labor portion of capitalized asset costs in 1998 and 1997, respectively.

     Each Hotel maintains a depository bank account into which customer revenues have been deposited. The bulk of each Hotel's operating expenditures are paid through the Owner's corporate accounts. Funds are transferred from the Hotel's depository bank accounts to the Owner periodically. The transfers to the Owner and expenditures made on behalf of the Hotels by the Owner are accounted for through various intercompany accounts. No interest has been charged on these intercompany advances from ongoing operations. There is no intention to repay any advances to or from the Owner. Accordingly, the net amounts have been included in shareholders' equity, with 1998 and 1997 intercompany/intracompany transfers being reflected as net capital contributions or distributions.

                      HOMEWOOD SUITES ACQUISITION HOTELS

                            COMBINED BALANCE SHEET
                          AUGUST 31, 1999 (UNAUDITED)

ASSETS
CURRENT ASSETS
 Cash .................................................    $    247,392
 Accounts Receivable, Net .............................         472,340
 Prepaids and Other ...................................          25,892
                                                           ------------
   Total Current Assets ...............................         745,624
                                                           ------------
INVESTMENT IN HOTEL PROPERTIES
 Land and Improvements ................................       5,378,751
 Buildings and Improvements ...........................      29,280,084
 Furniture, Fixtures and Equipment ....................       8,352,742
                                                           ------------
   Total ..............................................      43,011,577
   Less: Accumulated Depreciation .....................      (7,884,812)
                                                           ------------
 Net Investment in Hotel Properties ...................      35,126,765
                                                           ------------
   Total Assets .......................................    $ 35,872,389
                                                           ============
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
 Accounts Payable .....................................    $    314,045
 Accrued Taxes ........................................         433,300
 Accrued Expenses -- Other ............................         233,596
                                                           ------------
   Total Current Liabilities ..........................         980,941
                                                           ------------
SHAREHOLDERS' EQUITY
 Contributed Capital ..................................      26,576,118
 Retained Earnings ....................................       8,315,330
                                                           ------------
   Total Shareholders' Equity .........................      34,891,448
                                                           ------------
   Total Liabilities and Shareholders' Equity .........    $ 35,872,389
                                                           ============

The accompanying notes are an integral part of this financial statement.

                      HOMEWOOD SUITES ACQUISITION HOTELS

                  COMBINED STATEMENT OF SHAREHOLDERS' EQUITY
      FOR THE PERIOD JANUARY 1, 1999 THROUGH AUGUST 31, 1999 (UNAUDITED)

                                                                               TOTAL
                                         CONTRIBUTED        RETAINED       SHAREHOLDERS'
                                           CAPITAL          EARNINGS          EQUITY
                                       ---------------   -------------   ----------------
Balances, January 1, 1999 ..........    $ 30,113,336      $6,309,548       $ 36,422,884
Net Income .........................              --       2,005,782          2,005,782
Capital Distributions, Net .........      (3,537,218)             --         (3,537,218)
                                        ------------      ----------       ------------
Balances, August 31, 1999 ..........    $ 26,576,118      $8,315,330       $ 34,891,448
                                        ============      ==========       ============

The accompanying notes are an integral part of this financial statement.

                      HOMEWOOD SUITES ACQUISITION HOTELS

                           COMBINED INCOME STATEMENT
      FOR THE PERIOD JANUARY 1, 1999 THROUGH AUGUST 31, 1999 (UNAUDITED)

GROSS OPERATING REVENUE
 Suite Revenue ...........................................................    $8,787,181
 Other Customer Revenue ..................................................       515,811
                                                                              ----------
   Total Revenue .........................................................     9,302,992
EXPENSES
 Property and Operating ..................................................     3,541,888
 General and Administrative ..............................................       218,472
 Advertising and Promotion ...............................................       422,228
 Utilities ...............................................................       400,988
 Real Estate and Personal Property Taxes, and Property Insurance .........       470,709
 Depreciation Expense ....................................................     1,612,457
 Franchise and Management Fees ...........................................       630,468
                                                                              ----------
   Total Expenses ........................................................     7,297,210
                                                                              ----------
   Net Income ............................................................    $2,005,782
                                                                              ==========

The accompanying notes are an integral part of this financial statement.

                      HOMEWOOD SUITES ACQUISITION HOTELS

                        COMBINED STATEMENT OF CASH FLOWS
      FOR THE PERIOD JANUARY 1, 1999 THROUGH AUGUST 31, 1999 (UNAUDITED)

CASH FLOWS FROM (TO) OPERATING ACTIVITIES
 Net Income .......................................................................    $  2,005,782
                                                                                       ------------
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities: .
 Depreciation .....................................................................       1,612,457
Change in:
   Accounts Receivable ............................................................         (83,988)
   Prepaids and Other Current Assets ..............................................          40,778
   Accounts Payable ...............................................................         (54,242)
   Accrued Taxes ..................................................................         326,028
   Accrued Expenses -- Other ......................................................         (14,171)
                                                                                       ------------
   Net Adjustments ................................................................       1,826,862
                                                                                       ------------
   Net Cash flows from Operating Activities .......................................       3,832,644
CASH FLOWS (TO) FINANCING ACTIVITIES
 Net Equity Distributions .........................................................      (3,884,233)
                                                                                       ------------
   Net Decrease in Cash ...........................................................         (51,589)
   Cash, January 1, 1999 ..........................................................         298,981
                                                                                       ------------
   Cash, August 31, 1999 ..........................................................    $    247,392
                                                                                       ============
SUPPLEMENTAL DISCLOSURES:
 Noncash Financing and Investing Activities .......................................

     During the period January 1, 1999 through August 31, 1999, additions to Investment in Hotel Properties totaling $347,015 were financed with capital contributions.

The accompanying notes are an integral part of this financial statement.

                      HOMEWOOD SUITES ACQUISITION HOTELS

            NOTES TO THE COMBINED FINANCIAL STATEMENTS (UNAUDITED) FOR THE PERIOD JANUARY 1, 1999 THROUGH AUGUST 31, 1999

NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION

     The Homewood Suites Acquisition Hotels (the Hotels) consist of the following:

          PROPERTY                    HOTEL LOCATION            DATE OPENED      # OF SUITES
----------------------------   ---------------------------   ----------------   ------------
Detroit/Warren .............   Warren, Michigan                March, 1990            76
Atlanta/Peachtree ..........   Corners Norcross, Georgia     February, 1990           92
Clearwater .................   Clearwater, Florida           February, 1998          112
Salt Lake ..................   Midvale, Utah                 November, 1996           98
Baltimore/BWI ..............   Linthicum, Maryland             March, 1998           147

     The Owner purchased the Salt Lake hotel October 1, 1997. The financial statements include the results of the Salt Lake Hotel operations from this date forward.

     Economic conditions in the localities in which the individual Hotels are located impact revenues and the ability to collect accounts receivable.

     The Hotels specialize in providing extended stay lodging to business or leisure travelers. While customers may rent rooms for a night, terms of up to a month or longer are available. Services offered, which are particularly attractive to the extended stay traveler, include laundry services, 24 hour on-site convenience stores and grocery shopping services.

     The Hotels have been owned and managed by various affiliates of Promus Hotels, Inc. (the Owner) throughout the financial statement period. The accompanying combined financial statements of the Hotels have been presented on a combined basis because the Owner has a contract pending to sell the five Hotels to an affiliate of Apple Suites, Inc., a real estate investment trust established to acquire equity interests in hotel properties. The statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission for inclusion in a filing by Apple Suites, Inc.

     The corporate owner pays income taxes on taxable income of the company as a whole and does not allocate income taxes to individual properties. Accordingly, the combined financial statements have been presented on a pretax basis.

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES

     Property -- The Hotel properties are recorded at cost. Depreciation has been recorded straight-line using the following lives:

                                                          LIFE
                                                      ------------
       Land Improvements ..........................   10-15 Years
       Buildings and Improvements .................   15-35 Years
       Furniture, Fixtures and Equipment ..........    3-10 Years

     Major   renewals,  betterments  and  improvements  are  capitalized,  while ongoing maintenance and repairs are expensed as incurred. Building costs include interest capitalized during the construction period.

                      HOMEWOOD SUITES ACQUISITION HOTELS

            NOTES TO THE COMBINED FINANCIAL STATEMENTS (UNAUDITED)
     FOR THE PERIOD JANUARY 1, 1999 THROUGH AUGUST 31, 1999 -- (CONTINUED)

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

     Estimates -- The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosures related thereto. Actual results could differ from those estimates.

     Annually, management of the Hotels reviews the carrying value and remaining depreciable lives of the Hotel properties and related assets. Management does not believe there are any current indications of impairment. However, it is possible that estimates of the remaining useful lives will change in the near term.

     Accounts receivable are recorded net of an allowance for doubtful accounts based on management's historical experience in estimating credit losses. Actual uncollectible balances written off may be more or less than the allowance recorded.

     Cash -- Cash includes all highly liquid investments with a maturity date of three months or less when purchased.

     Advertising -- Advertising costs are expensed in the period incurred.

     Inventories -- The Hotels maintain supplies of room linens and food and beverages. However, due to the ongoing routine replacement of these items and the difficulty in establishing market values, management has chosen to expense these items at point of purchase.

NOTE 3 -- RELATED PARTY TRANSACTIONS

     During the period January 1, 1999 through August 31, 1999, the following Owner related fees were expensed.

                FEE TYPE                     BASIS FOR DETERMINATION      TOTAL EXPENSE
---------------------------------------   ----------------------------   --------------
       Accounting Fees                    $1,000 per hotel per month        $ 40,000
       Corporate Advertising, Training
        and Reservations                  4% of net suite revenue            351,487
       Franchise Fees                     4% of net suite revenue            351,487
       Management Fees                    3% of net suite revenue            278,981

     The acquisition costs of the properties and related furnishings and equipment was financed by the Owner. For all properties, excluding Salt Lake, which was a purchased project, the Owner allocated interest to each property on monies advanced to fund the construction costs. The interest costs have been capitalized and depreciated in accordance with the Hotels' normal depreciation policy.

                      HOMEWOOD SUITES ACQUISITION HOTELS

            NOTES TO THE COMBINED FINANCIAL STATEMENTS (UNAUDITED)
     FOR THE PERIOD JANUARY 1, 1999 THROUGH AUGUST 31, 1999 -- (CONTINUED)

NOTE 3 -- RELATED PARTY TRANSACTIONS -- (CONTINUED)

     On   most   property   and   equipment   purchases,  excluding  base  Hotel
construction  contracts,  the  following  fees  have been paid to Promus Hotels,
Inc.:

     Purchase Fee -- 4% of Asset Cost

     Project  Management Fee -- 4.5% of labor portion of capitalized asset costs

     Each Hotel maintains a depository bank account into which customer revenues have been deposited. The bulk of each Hotel's operating expenditures are paid through the Owner's corporate accounts. Funds are transferred from the Hotel's depository bank accounts to the Owner periodically. The transfers to the Owner and expenditures made on behalf of the Hotels by the Owner are accounted for through various intercompany accounts. No interest has been charged on these intercompany advances from ongoing operations. There is no intention to repay any advances to or from the Owner. Accordingly, the net amounts have been included in shareholders' equity, with intercompany/intracompany transfers being reflected as net capital distributions.

                       [L.P. MARTIN & COMPANY LETTERHEAD]


                         INDEPENDENT AUDITORS' REPORT


Apple Suites, Inc.
Richmond, Virginia

     We have audited the accompanying balance sheets of the Homewood Suites Hotel -- Jackson as of December 31, 1998 and 1997, and the related statements of income, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the management of the hotel. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion. The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 to the financial statements and are not intended to be a complete presentation of the Homewood Suites Hotel -- Jackson.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Homewood Suites Hotel -- Jackson as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                                /s/ L.P. Martin & Co., P.C.

November 7, 1999

                       HOMEWOOD SUITES HOTEL -- JACKSON

                                BALANCE SHEETS

                                                                  DECEMBER 31,
                                                          -----------------------------
                                                               1998            1997
                                                          -------------   -------------
ASSETS
CURRENT ASSETS
 Cash .................................................    $   34,756      $   13,970
 Accounts Receivable, Net .............................       148,205         104,456
 Prepaids and Other ...................................        25,350          25,350
                                                           ----------      ----------
   Total Current Assets ...............................       208,311         143,776
                                                           ----------      ----------
INVESTMENT IN HOTEL PROPERTY
 Land and Improvements ................................       749,969         749,969
 Buildings and Improvements ...........................     5,284,823       5,161,652
 Furniture, Fixtures and Equipment ....................     1,197,181       1,182,151
                                                           ----------      ----------
   Total ..............................................     7,231,973       7,093,772
   Less: Accumulated Depreciation .....................      (797,849)       (380,298)
                                                           ----------      ----------
 Net Investment in Hotel Property .....................     6,434,124       6,713,474
                                                           ----------      ----------
   Total Assets .......................................    $6,642,435      $6,857,250
                                                           ==========      ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
 Accounts Payable .....................................    $   98,225      $  144,491
 Accrued Taxes ........................................        87,475          43,165
 Accrued Expenses -- Other ............................        41,034          39,523
                                                           ----------      ----------
   Total Current Liabilities ..........................       226,734         227,179
                                                           ----------      ----------
SHAREHOLDERS' EQUITY
 Contributed Capital ..................................     6,046,570       6,734,271
 Retained Earnings (Accumulated Deficit) ..............       369,131        (104,200)
                                                           ----------      ----------
   Total Shareholders' Equity .........................     6,415,701       6,630,071
                                                           ----------      ----------
   Total Liabilities and Shareholders' Equity .........    $6,642,435      $6,857,250
                                                           ==========      ==========

The accompanying notes are an integral part of these financial statements.

                       HOMEWOOD SUITES HOTEL -- JACKSON

                      STATEMENTS OF SHAREHOLDERS' EQUITY

                                                           RETAINED
                                                           EARNINGS           TOTAL
                                         CONTRIBUTED     (ACCUMULATED     SHAREHOLDERS'
                                           CAPITAL         DEFICIT)          EQUITY
                                        -------------   --------------   --------------
Balances, January 1, 1997 ...........    $4,638,129       $  (70,003)      $4,568,126
Net Loss ............................            --          (34,197)         (34,197)
Capital Contributions, Net ..........     2,096,142               --        2,096,142
                                         ----------       ----------       ----------
Balances, December 31, 1997 .........     6,734,271         (104,200)       6,630,071
Net Income ..........................            --          473,331          473,331
Capital Distributions, Net ..........      (687,701)              --         (687,701)
                                         ----------       ----------       ----------
Balances, December 31, 1998 .........    $6,046,570       $  369,131       $6,415,701
                                         ==========       ==========       ==========

                               INCOME STATEMENTS

                                                           YEARS ENDED DECEMBER 31,
                                                         -----------------------------
                                                              1998            1997
                                                         -------------   -------------
GROSS OPERATING REVENUE
 Suite Revenue .......................................    $2,115,861      $1,390,347
 Other Customer Revenue ..............................       161,811         130,494
                                                          ----------      ----------
   Total Revenue .....................................     2,277,672       1,520,841
                                                          ----------      ----------
EXPENSES
 Property and Operating ..............................       927,878         700,874
 General and Administrative ..........................        69,009          56,870
 Advertising and Promotion ...........................       128,067          87,703
 Utilities ...........................................        87,815          73,585
 Real Estate and Personal Property Taxes, and Property
   Insurance .........................................        89,387          43,959
 Depreciation Expense ................................       417,551         380,298
 Franchise Fees ......................................        84,634              --
 Pre-Opening Expenses ................................            --         211,749
                                                          ----------      ----------
   Total Expenses ....................................     1,804,341       1,555,038
                                                          ----------      ----------
   Net Income (Loss) .................................    $  473,331      $  (34,197)
                                                          ==========      ==========


The accompanying notes are an integral part of these financial statements.

                       HOMEWOOD SUITES HOTEL -- JACKSON

                           STATEMENTS OF CASH FLOWS

                                                           YEARS ENDED DECEMBER 31,
                                                         -----------------------------
                                                             1998            1997
                                                         ------------   --------------
CASH FLOWS FROM (TO) OPERATING ACTIVITIES
 Net Income (Loss) ...................................    $  473,331      $  (34,197)
                                                          ----------      ----------
Adjustments to Reconcile Net Income (Loss) to Net Cash
 Provided by Operating Activities:
 Depreciation ........................................       417,551         380,298
Change In:
   Accounts Receivable ...............................       (43,749)       (104,456)
   Prepaids and Other Current Assets .................            --         (25,350)
   Accounts Payable ..................................       (46,266)          7,278
   Accrued Taxes .....................................        44,310          42,292
   Accrued Expenses -- Other .........................         1,511          36,532
                                                          ----------      ----------
   Net Adjustments ...................................       373,357         336,594
                                                          ----------      ----------
   Net Cash Flows from Operating Activities ..........       846,688         302,397
CASH FLOWS TO FINANCING ACTIVITIES
 Capital Distributions, Net ..........................      (825,902)       (290,927)
                                                          ----------      ----------
   Net Increase in Cash ..............................        20,786          11,470
   Cash, Beginning of Year ...........................        13,970           2,500
                                                          ----------      ----------
   Cash, End of Year .................................    $   34,756      $   13,970
                                                          ==========      ==========
SUPPLEMENTAL DISCLOSURES:
NONCASH FINANCING AND INVESTING ACTIVITIES

YEAR ENDED DECEMBER 31, 1998

     Investments in hotel properties in the amount of $138,201 were financed with capital contributions.

YEAR ENDED DECEMBER 31, 1997

     Investments in hotel properties in the amount of $7,093,772, were financed with capital contributions.

     Construction in progress in the amount of $5,186,984 was reclassified to investment in hotel properties.

     Accounts payable for construction costs totaling $480,281 was curtailed with capital contributions.

The accompanying notes are an integral part of these financial statements.

                        HOMEWOOD SUITES HOTEL -- JACKSON

                       NOTES TO THE FINANCIAL STATEMENTS
                          DECEMBER 31, 1998 AND 1997

NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION

     The Homewood Suites Hotel -- Jackson is a 91 suite hotel, located in Ridgeland, Mississippi, which opened for business on February 20, 1997. The Hotel specializes in providing extended stay lodging to business or leisure travelers. While customers may rent rooms for a night, terms of up to a month or longer are available. Services offered, which are particularly attractive to the extended stay traveler, include laundry services, 24 hour on-site convenience stores and grocery shopping services.

     Economic conditions in the area in which the Hotel is located impact revenues and the ability to collect accounts receivable.

     The Hotel has been owned and managed by an affiliate of Promus Hotels, Inc. (the Owner) throughout the financial statement periods. The Owner has a contract pending to sell the Hotel to an affiliate of Apple Suites, Inc., a real estate investment trust established to acquire equity interests in hotel properties. The statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission for inclusion in a filing by Apple Suites, Inc.

     The  corporate  owner pays income taxes on taxable income of the company as
a   whole   and  does  not  allocate  income  taxes  to  individual  properties.
Accordingly, the financial statements have been presented on a pretax basis.

NOTE 2 -- SIGNIFICANT ACCOUNTING POLCIIES

     Property -- The hotel property is recorded at cost. Depreciation has been recorded straight-line using the following lives:

                                                          LIFE
                                                      ------------
       Land Improvements ..........................   10-15 Years
       Buildings and Improvements .................   15-35 Years
       Furniture, Fixtures and Equipment ..........    3-10 Years

     Major renewals, betterments and improvements are capitalized, while ongoing maintenance and repairs are expensed as incurred. Building costs include interest capitalized during the construction period. Construction in progress represents Hotel assets under construction. At the point construction is completed and the Hotel is ready to be placed in service, the costs are reclassified to investment in Hotel property for financial statement presentation. Construction in progress totaling $5,186,984 was reclassified to investment in hotel property during 1997.

     Estimates -- The preparation of financial statements in accordance with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosures related thereto. Actual results could differ from those estimates.

                       HOMEWOOD SUITES HOTEL -- JACKSON

                       NOTES TO THE FINANCIAL STATEMENTS
                   DECEMBER 31, 1998 AND 1997 -- (CONTINUED)

NOTE 2 -- SIGNIFICANT ACCOUNTING POLCIIES -- (CONTINUED)

     Annually, management of the hotel reviews the carrying value and remaining depreciable lives of the Hotel property and related assets. Management does not believe there are any current indications of impairment. However, it is possible that estimates of the remaining useful lives will change in the near term.

     Accounts receivable are recorded net of an allowance for doubtful accounts based on management's historical experience in estimating credit losses. Actual uncollectible balances written off may be more or less than the allowance recorded.

     Cash -- Cash includes all highly liquid investments with a maturity date of three months or less when purchased.

     Advertising -- Advertising costs are expensed in the period incurred.

     Pre-Opening Expenses -- Pre-opening expenses represent operating expenses incurred prior to initial opening of the Hotel. In 1997, pre-opening expenses of $211,749, were expensed as incurred.

     Inventories -- The Hotel maintains supplies of room linens and food and beverages. However, due to the ongoing routine replacement of these items and the difficulty in establishing market values, management has chosen to expense these items at point of purchase.

NOTE 3 -- RELATED PARTY TRANSACTIONS

     The Owner allocates a monthly accounting fee of $1,000 to the Hotel. These fees totaled $12,000 in 1998 and $10,338 in 1997. The Owner also charges the Hotel a fee for corporate advertising, training and reservations equal to four percent of net suite revenue. These fees totaled $84,634 in 1998 and $53,614 in 1997. In 1998, the Owner charged a franchise fee of $84,634 to the Hotel, also computed at four percent of suite revenue. No franchise fee was charged in 1997. Effective in 1999, the Owner will be charging a "base management fee" of three percent of suite revenue to the hotel.

     The acquisition cost of the property and related furnishings and equipment was financed by the Owner. The Owner allocated interest to the property on monies advanced to fund the construction costs. The interest costs have been capitalized and depreciated in accordance with the Hotel's normal depreciation policy. Interest capitalized and included in the cost basis of the Hotel totaled $235,723 in 1997.

     On   most   property   and   equipment   purchases,  excluding  base  hotel
construction contracts, the following fees paid to Promus Hotels, Inc. have been capitalized:

     Purchase Fee -- 4% of Asset Cost

     Project Management Fee -- 4.5% and 5.5.% of labor portion of capitalized asset costs in 1998 and 1997, respectively.

                       HOMEWOOD SUITES HOTEL -- JACKSON

                       NOTES TO THE FINANCIAL STATEMENTS
                   DECEMBER 31, 1998 AND 1997 -- (CONTINUED)

NOTE 3 -- RELATED PARTY TRANSACTIONS -- (CONTINUED)

     The Hotel maintains a depository bank account into which customer revenues have been deposited. The bulk of the Hotel's operating expenditures are paid through the Owner's corporate accounts. Funds are transferred from the Hotel's depository bank accounts to the Owner periodically. The transfers to the Owner and expenditures made on behalf of the Hotel by the Owner are accounted for through various intercompany accounts. No interest has been charged on these intercompany advances from ongoing operations. There is no intention to repay any advances to or from the Owner. Accordingly, the net amounts have been included in shareholders' equity with 1998 and 1997 intercompany/intracompany transfers being reflected as net capital contributions or distributions.

                       HOMEWOOD SUITES HOTEL -- JACKSON

                           BALANCE SHEET (UNAUDITED)
                                AUGUST 31, 1999

ASSETS
CURRENT ASSETS
 Cash .................................................    $     43,476
 Accounts Receivable, Net .............................         227,188
 Prepaids and Other ...................................          25,350
                                                           ------------
   Total Current Assets ...............................         296,014
                                                           ------------
INVESTMENT IN HOTEL PROPERTY
 Land and Improvements ................................         754,803
 Buildings and Improvements ...........................       5,278,927
 Furniture, Fixtures and Equipment ....................       1,197,295
                                                           ------------
   Total ..............................................       7,231,025
   Less: Accumulated Depreciation .....................      (1,082,506)
                                                           ------------
 Net Investment in Hotel Property .....................       6,148,519
                                                           ------------
   Total Assets .......................................    $  6,444,533
                                                           ============
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
 Accounts Payable .....................................    $      1,626
 Accrued Taxes ........................................          69,100
 Accrued Expenses -- Other ............................          47,842
                                                           ------------
   Total Current Liabilities ..........................         118,568
                                                           ------------
SHAREHOLDERS' EQUITY ..................................
 Contributed Capital ..................................       5,625,316
 Retained Earnings ....................................         700,649
                                                           ------------
   Total Shareholders' Equity .........................       6,325,965
                                                           ------------
   Total Liabilities and Shareholders' Equity .........    $  6,444,533
                                                           ============

The acompanying notes are an integral part of these financial statements.

                       HOMEWOOD SUITES HOTEL -- JACKSON

                       STATEMENT OF SHAREHOLDERS' EQUITY
       FOR THE PERIOD JANUARY 1, 1999 THROUGH AUGUST 31, 1999(UNAUDITED)

                                                                         TOTAL
                                        CONTRIBUTED     RETAINED     SHAREHOLDERS'
                                          CAPITAL       EARNINGS        EQUITY
                                       -------------   ----------   --------------
Balances, January 1, 1999 ..........    $6,046,570      $369,131      $6,415,701
Net Income .........................            --       331,518         331,518
Capital Distributions, Net .........      (421,254)           --        (421,254)
                                        ----------      --------      ----------
Balances, August 31, 1999 ..........    $5,625,316      $700,649      $6,325,965
                                        ==========      ========      ==========

                               INCOME STATEMENT
      FOR THE PERIOD JANUARY 1, 1999 THROUGH AUGUST 31, 1999 (UNAUDITED)

GROSS OPERATING REVENUE
 Suite Revenue ...........................................................    $1,487,301
 Other Customer Revenue ..................................................       112,292
                                                                              ----------
   Total Revenue .........................................................     1,599,593
                                                                              ==========
EXPENSES
 Property and Operating ..................................................       636,068
 General and Administrative ..............................................        51,587
 Advertising and Promotion ...............................................        75,268
 Utilities ...............................................................        50,426
 Real Estate and Personal Property Taxes, and Property Insurance .........        62,589
 Depreciation Expense ....................................................       284,657
 Franchise and Management Fees ...........................................       107,480
                                                                              ----------
   Total Expenses ........................................................     1,268,075
                                                                              ----------
   Net Income ............................................................    $  331,518
                                                                              ==========

The accompanying notes are an integral part of this financial statement.

                       HOMEWOOD SUITES HOTEL -- JACKSON

                            STATEMENT OF CASH FLOWS
      FOR THE PERIOD JANUARY 1, 1999 THROUGH AUGUST 31, 1999 (UNAUDITED)

CASH FLOWS FROM (TO) OPERATING ACTIVITIES
 Net Income .....................................................................    $  331,518
                                                                                     ----------
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
 Depreciation ...................................................................       284,657
Change in:
 Accounts Receivable ............................................................       (78,983)
 Accounts Payable ...............................................................       (96,599)
 Accrued Taxes ..................................................................       (18,375)
 Accrued Expenses -- Other ......................................................         6,808
                                                                                     ----------
 Net Adjustments ................................................................        97,508
                                                                                     ----------
 Net Cash Flows from Operating Activities .......................................       429,026
CASH FLOWS FROM INVESTING ACTIVITIES
 Net Disposal of Investment in Hotel Property ...................................           948
CASH FLOWS TO FINANCING ACTIVITIES
 Net Equity Distributions .......................................................      (421,254)
                                                                                     ----------
   Net Increase in Cash .........................................................         8,720
   Cash, January 1, 1999 ........................................................        34,756
                                                                                     ----------
   Cash, August 31, 1999 ........................................................    $   43,476
                                                                                     ==========

The accompanying notes are an integral part of this financial statement.

                       HOMEWOOD SUITES HOTEL -- JACKSON

                 NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)
            FOR THE PERIOD JANUARY 1, 1999 THROUGH AUGUST 31, 1999

NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION

     The Homewood Suites Hotel -- Jackson is a 91 suite hotel, located in Ridgeland, Mississippi, which opened in February, 1997. The Hotel specializes in providing extended stay lodging to business or leisure travelers. While customers may rent rooms for a night, terms of up to a month or longer are available. Services offered, which are particularly attractive to the extended stay traveler, include laundry services, 24 hour on-site convenience stores and grocery shopping services.

     Economic conditions in the area in which the Hotel is located impact revenues and the ability to collect accounts receivable.

     The Hotel has been owned and managed by an affiliate of Promus Hotels, Inc. (the Owner) throughout the financial statement period. The Owner has a contract pending to sell the Hotel to an affiliate of Apple Suites, Inc., a real estate investment trust established to acquire equity interests in hotel properties. The statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission for inclusion in a filing by Apple Suites, Inc.

     The  corporate  owner pays income taxes on taxable income of the company as
a   whole   and  does  not  allocate  income  taxes  to  individual  properties.
Accordingly, the financial statements have been presented on a pretax basis.

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES

     Property -- The Hotel property is recorded at cost. Depreciation has been recorded straight-line using the following lives:

                                                          LIFE
                                                      ------------
       Land Improvements ..........................   10-15 Years
       Buildings and Improvements .................   15-35 Years
       Furniture, Fixtures and Equipment ..........    3-10 Years

     Major   renewals,  betterments  and  improvements  are  capitalized,  while ongoing maintenance and repairs are expensed as incurred. Building costs include interest capitalized during the construction period.

     Estimates -- The preparation of financial statements in accordance with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosures related thereto. Actual results could differ from those estimates.

     Annually, management of the Hotel reviews the carrying value and remaining depreciable lives of the Hotel property and related assets. Management does not believe there are any current indications of impairment. However, it is possible that estimates of the remaining useful lives will change in the near term.

                       HOMEWOOD SUITES HOTEL -- JACKSON

                 NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)
     FOR THE PERIOD JANUARY 1, 1999 THROUGH AUGUST 31, 1999 -- (CONTINUED)

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

     Accounts receivable are recorded net of an allowance for doubtful accounts based on management's historical experience in estimating credit losses. Actual uncollectible balances written off may be more or less than the allowance recorded.

     Cash -- Cash includes all highly liquid investments with a maturity date of three months or less when purchased.

     Advertising -- Advertising costs are expensed in the period incurred.

     Inventories -- The Hotel maintains supplies of room linens and food and beverages. However, due to the ongoing routine replacement of these items and the difficulty in establishing market values, management has chosen to expense these items at point of purchase.


NOTE 3 -- RELATED PARTY TRANSACTIONS

     During the period January 1, 1999 through August 31, 1999, the following Owner related fees were expensed.

            FEE TYPE                 BASIS FOR DETERMINATION     TOTAL EXPENSE
--------------------------------   --------------------------   --------------
Accounting Fees                    $1,000 per month                 $ 8,000
Corporate Advertising, Training
 and Reservations                  4% of net suite revenue           59,492
Franchise Fees                     4% of net suite revenue           59,492
Management Fees                    3% of net suite revenue           47,988

     The acquisition cost of the property and related furnishings and equipment was financed by the Owner. The Owner allocated interest to the property on monies advanced to fund the construction costs. The interest costs have been capitalized and depreciated in accordance with the Hotel's normal depreciation policy.

     On   most   property   and   equipment   purchases,  excluding  base  hotel
construction contracts, the following fees paid to Promus Hotels, Inc. have been capitalized:

     Purchase Fee -- 4% of Asset Cost

     Project  Management Fee -- 4.5% of labor portion of capitalized asset costs

     The Hotel maintains a depository bank account into which customer revenues have been deposited. The bulk of the Hotel's operating expenditures are paid through the Owner's corporate accounts. Funds are transferred from the Hotel's depository bank accounts to the Owner periodically. The transfers to the Owner and expenditures made on behalf of the Hotel by the Owner are accounted for through various intercompany accounts. No interest has been charged on these intercompany advances from ongoing operations. There is no intention to repay any advances to or from the Owner. Accordingly, the net amounts have been included in shareholders' equity with intercompany/intracompany transfers being reflected as net capital distributions.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders
Apple Suites, Inc.

     We  have  audited  the  accompanying  consolidated  balance sheets of Apple
Suites, Inc. (the "Company") as of December 31, 1999 and March 26, 1999, and the related consolidated statements of operations, shareholders' equity, and cash flows for the period from March 26, 1999 through December 31, 1999. Our audits also included the financial statement schedule listed in the Index at
Item 36. These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimate made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Apple Suites, Inc. at December 31, 1999 and March 26, 1999, and the consolidated results of its operations and its cash flows for the period from March 26, 1999 through December 31, 1999, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                        /s/ Ernst & Young LLP

Richmond, Virginia
February 28, 2000

                          CONSOLIDATED BALANCE SHEETS

                                                                           DECEMBER 31, 1999   MARCH 26, 1999
                                                                          ------------------- ---------------
ASSETS
Investment in hotels (net of $496,209 accumulated depreciation)..........    $ 93,719,632             --
Cash and cash equivalents ...............................................         581,344          $ 100
Restricted cash .........................................................       1,023,721             --
Rent receivable from Apple Suites Management, Inc. ......................       2,123,136             --
Notes and other receivables from Apple Suites Management, Inc. ..........         717,019             --
Capital improvements reserve ............................................         753,927             --
Prepaid expenses ........................................................         270,229             --
Other assets ............................................................         300,000             --
                                                                             ------------          -----
   Total Assets .........................................................    $ 99,489,008          $ 100
                                                                             ============          =====
LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
Notes payable -- secured ................................................    $ 68,569,500             --
Interest payable ........................................................         466,140             --
Accounts payable ........................................................          65,214             --
Accrued expenses ........................................................         868,668             --
Accounts payable -- affiliates ..........................................         708,751             --
Distributions payable ...................................................         712,735             --
                                                                             ------------          -----
   Total Liabilities ....................................................    $ 71,391,008             --
                                                                             ============          =====
SHAREHOLDERS' EQUITY
Common Stock, no par value, authorized 200,000,000 shares; issued and
 outstanding 3,429,414 shares and 10 shares, respectively ...............    $ 28,591,260          $ 100
Class B Convertible Stock, no par value, authorized 240,000 shares;
 issued and outstanding 240,000 shares ..................................          24,000             --
Distributions greater than net income ...................................        (517,260)            --
                                                                             ------------          -----
 Total Shareholders' Equity .............................................    $ 28,098,000            100
                                                                             ------------          -----
 Total Liabilities and Shareholders' Equity .............................    $ 99,489,008          $ 100
                                                                             ============          =====

See accompanying notes to consolidated financial statements.

                     CONSOLIDATED STATEMENT OF OPERATIONS

For the Period March 26, 1999 through December 31, 1999(a)

       REVENUES
        Lease revenue ......................................     $  2,518,031
        Interest income and other revenue ..................          169,086
       EXPENSES
        Taxes, insurance, and other ........................          426,592
        General and administrative .........................          153,807
        Depreciation of real estate owned ..................          496,209
        Interest ...........................................        1,245,044
                                                                 ------------
          Total expenses ...................................        2,321,652
                                                                 ------------
       Net income ..........................................     $    365,465
                                                                 ============
       Basic and diluted earnings per common share .........     $       0.14
                                                                 ============


                CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

For the Period March 26, 1999 through December 31, 1999(a)

                                                                                         COMMON STOCK
                                                                                   ------------------------
                                                                                    NUMBER OF
                                                                                      SHARES       AMOUNT
-----------------------------------------------------------------------------------------------------------
Balance at March 26, 1999 ........................................................         10   $       100
Issuance of Class B
 Convertible Stock ...............................................................         --            --
Net proceeds from the sale
 of common shares ................................................................  3,420,110    28,507,514
Net income .......................................................................         --            --
Cash distributions declared
 to shareholders ($.33 per
 share) ..........................................................................         --            --
Common stock issued
 through reinvestment of
 distributions ...................................................................      9,294        83,646
                                                                                    ---------   -----------
Balance at December 31,
 1999 ............................................................................  3,429,414   $28,591,260
-----------------------------------------------------------------------------------------------------------

                                                                                          CLASS B
                                                                                     CONVERTIBLE STOCK
                                                                                   ----------------------
                                                                                                           DISTRIBUTIONS
                                                                                    NUMBER OF               GREATER THAN
                                                                                      SHARES     AMOUNT      NET INCOME
------------------------------------------------------------------------------------------------------------------------
Balance at March 26, 1999 ........................................................        --         --             --
Issuance of Class B
 Convertible Stock ...............................................................   240,000    $24,000             --
Net proceeds from the sale
 of common shares ................................................................        --         --             --
Net income .......................................................................        --         --     $  365,465
Cash distributions declared
 to shareholders ($.33 per
 share) ..........................................................................        --         --       (882,725)
Common stock issued
 through reinvestment of
 distributions ...................................................................        --         --             --
                                                                                     -------    -------     ----------
Balance at December 31,
 1999 ............................................................................   240,000    $24,000     $ (517,260)
-----------------------------------------------------------------------------------------------------------------------

                                                                                       TOTAL
                                                                                    SHARHOLDERS'
                                                                                       EQUITY
------------------------------------------------------------------------------------------------
Balance at March 26, 1999 ........................................................   $       100
Issuance of Class B
 Convertible Stock ...............................................................        24,000
Net proceeds from the sale
 of common shares ................................................................    28,507,514
Net income .......................................................................       365,465
Cash distributions declared
 to shareholders ($.33 per
 share) ..........................................................................      (882,725)
Common stock issued
 through reinvestment of
 distributions ...................................................................        83,646
                                                                                     -----------
Balance at December 31,
 1999 ............................................................................   $28,098,000
------------------------------------------------------------------------------------------------

(a)  The  company  was  initially   capitalized  on  March  26,  1999;  however,
     operations did not commence until September 1, 1999.

See accompanying notes to consolidated financial statements.

                     CONSOLIDATED STATEMENT OF CASH FLOWS

For the period March 26, 1999 through December 31, 1999 (a)

 CASH FLOW FROM OPERATING ACTIVITIES:
  Net income ..........................................................................  $     365,465
  Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation of real estate owned ...................................................        496,209
  Changes in operating assets and liabilities:
  Prepaid expenses ....................................................................       (270,229)
  Due from Apple Suites Management, Inc. ..............................................     (2,152,203)
  Accounts payable ....................................................................         65,214
  Accounts payable--affiliates ........................................................        708,751
  Accrued expenses ....................................................................        868,668
  Interest payable ....................................................................        466,140
                                                                                         -------------
    Net cash provided by operating activities .........................................        548,015
 CASH FLOW FROM INVESTING ACTIVITIES:
  Payments received on notes receivable ...............................................          1,748
  Cash paid for acquisitions of hotels ................................................    (26,045,300)
  Capital improvements ................................................................       (290,741)
  Restricted cash for property improvement plan .......................................     (1,023,721)
  Capital improvements reserve held by third-party manager ............................       (753,927)
  Earnest deposit money for pending acquisitions ......................................       (300,000)
                                                                                         -------------
    Net cash used in investing activities .............................................    (28,411,941)
 CASH FLOW FROM FINANCING ACTIVITIES:
  Payment from officer-shareholder for Class B Convertible Stock ......................         24,000
  Net proceeds from issuance of common stock ..........................................     28,591,160
  Cash distributions paid to shareholders .............................................       (169,990)
                                                                                         -------------
    Net cash provided by financing activities .........................................     28,445,170
    Increase in cash and cash equivalents .............................................        581,244
  Cash and cash equivalents, beginning of period ......................................            100
                                                                                         -------------
  Cash and cash equivalents, end of period ............................................  $     581,344
                                                                                         =============
 SUPPLEMENTAL CASH FLOW INFORMATION:
 Interest paid ........................................................................  $     550,147
 Non-cash transaction:
  Notes payable--secured issued by seller in connection with hotel acquisitions .......  $  68,569,500


(a) The   company   was  initially  capitalized  on  March  26,  1999;  however, operations did not commence until September 1, 1999.

See accompanying notes to consolidated financial statements.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- GENERAL INFORMATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization -- Apple Suites, Inc., together with its subsidiaries (the "company"), is a Virginia corporation formed in March of 1999, which commenced operations as a hotel real estate investment trust on September 1, 1999, the effective date of its first four hotel acquisitions. The accompanying consolidated financial statements include the accounts of the company along with its subsidiaries. All significant intercompany transactions and balances have been eliminated.

     The company operates in one defined business segment consisting of extended-stay hotels. The hotels are located throughout the United States and operate as Homewood Suites(Reg. TM) by Hilton. The company leased to Apple Suites Management, Inc. or its subsidiary (the "lessee") all of its hotels acquired during 1999.

     The lessee is wholly owned by Glade M. Knight, Chairman and Chief Executive Officer of the company.

     The lessee hired Promus Hotels, Inc. ("Promus"), a wholly owned subsidiary of Hilton Hotels Corporation ("Hilton") to manage the company's hotels under the terms of a management agreement between Promus and the lessee.

     Relationship with Lessee -- The company must rely on the lessee to generate sufficient cash flow from the operation of the hotels to enable the lessee to meet its rent obligation to the company under the master hotel lease agreements ("Percentage Leases"). At December 31, 1999, the lessee's rent payable to the company amounted to $2,123,136. The original terms under the Percentage Leases allow monthly base rent to be paid in arrears and quarterly percentage rent to be paid 15 days following the quarter-end.

     Refinancing -- The company has $68.6 million in notes payable with Hilton with principal payments of $34 million due on October 1, 2000, $30.2 million due on November 1, 2000 and $4.4 million due on January 1, 2001. The company plans to pay these notes with the proceeds from its continuous "best efforts" offering of common shares. However, based on the current rate at which equity is being raised by the offering, the company may have to seek other measures to repay these loans. The company is currently holding discussions with several lenders to obtain financing for its hotels and is exploring both unsecured and secured financing arrangements. Although no firm financing commitments have been received, the company believes that based on discussions with lenders and other market indicators it can obtain sufficient financing prior to maturity of the notes. Obtaining refinancing is dependent upon a number of factors, including: (1) continued operation of the hotels at or near current occupancy and room rate levels as the company's leases are based on a percentage of hotel suite income, (2) general level of interest rates including credit spreads for real estate based lending, and (3) general economic conditions. For each of the notes payable, all of the Company's 11 hotels serve as collateral.

NOTE  1  -- GENERAL INFORMATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -
           (CONTINUED)

     Cash and Cash Equivalents -- Cash equivalents include highly liquid investments with original maturities of three months or less. The fair market value of cash and cash equivalents approximate their carrying value.

     Restricted Cash -- Restricted cash consists of cash restricted for property improvements.

     Investment in Hotels -- The hotels are stated at cost, net of depreciation, and including real estate brokerage commissions paid to Apple Suites Realty Group, Inc., a related party (see Note 6). Repair and maintenance costs are expensed as incurred while significant improvements, renovations, and replacements are capitalized. Depreciation is computed using the straight-line method over estimated useful lives of the assets, which are 39 years for buildings and major improvements and 5 to 7 years for furniture and equipment.

     The carrying values of each hotel are evaluated periodically to determine if circumstances exist indicating an impairment in the carrying value of the investment in the hotel. Adjustments are made based on fair value of the underlying property if impairment is indicated. No impairment losses have been recorded to date.

     Revenue Recognition -- Lease revenue is reported as income over the lease term as it becomes due from the lessee according to the provisions of the Percentage Lease agreements. At December 31, 1999, the lessee is in compliance with its rental obligations under the Percentage Leases.

     Stock Incentive Plans -- The company elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations in accounting for its employee stock options. As discussed in Note 5, the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation," (FASB 123) requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

     Earnings Per Common Share -- Basic earnings per common share is computed based upon the weighted average number of shares outstanding during the year. Diluted earnings per share is calculated after giving effect to all potential common shares that were dilutive and outstanding for the year. Class B Convertible Shares are not included in earnings per common share calculations until such time it becomes probable that such shares can be converted to common shares (see Note 4).

     Federal Income Taxes -- The company is operated as, and will annually elect to be taxed as, a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). Generally, a real estate investment trust which complies with

NOTE  1  -- GENERAL INFORMATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -
           (CONTINUED)

the provisions of the Code and distributes at least 95% of its taxable income to its shareholders does not pay federal income taxes on its distributed income. Accordingly, no provision has been made for federal income taxes.

     For federal income tax purposes, distributions paid to shareholders consist of ordinary income and return of capital or a combination thereof. Distributions declared per share were $.33 for the period ended December 31, 1999. In 1999, of the total distribution, 68% was taxable as ordinary income, and 32% was a non-taxable return of capital.

     Use of Estimates -- The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates.

     Comprehensive Income -- The company does not currently have any items of comprehensive income requiring separate reporting and disclosure.

NOTE 2 -- INVESTMENT IN HOTELS

     At  December 31, 1999, the company owned the following Homewood Suites(Reg.
TM) by Hilton:

                               ACQUISITION     CARRYING      ACCUMULATED   FIRST MORTGAGE        DATE
           LOCATION                COST         VALUE*      DEPRECIATION    ENCUMBRANCES       ACQUIRED
----------------------------- ------------- -------------- -------------- ---------------- ---------------
Dallas/Addison, Texas          $ 9,500,000   $ 9,780,937      $ 70,349       $ 7,141,500   September 1999
Dallas/Las Colinas, Texas       11,200,000    11,555,748        80,052         8,383,500   September 1999
Dallas/Plano, Texas              5,400,000     5,558,623        46,204         4,050,000   September 1999
Richmond, Virginia               9,400,000     9,667,166        80,046         7,050,000   September 1999
Atlanta/Cumberland, Georgia      9,800,000    10,199,600        55,013         7,350,000    October 1999
Baltimore, Maryland             16,348,000    16,857,511        65,349        12,261,000    November 1999
Clearwater, Florida             10,416,000    10,712,279        34,082         7,812,000    November 1999
Detroit, Michigan                4,330,000     4,466,485        17,209         3,247,500    November 1999
Atlanta/Peachtree, Georgia       4,033,000     4,137,785        13,728         3,024,750    November 1999
Salt Lake City, Utah             5,153,000     5,314,389        21,546         3,864,750    November 1999
Jackson, Mississippi             5,846,000     5,965,318        12,631         4,384,500    December 1999
                               -----------   -----------      --------       -----------
                               $91,426,000   $94,215,841      $496,209       $68,569,500

* Includes   real   estate   commissions   (see  Note  6),  closing  costs,  and
  improvements capitalized since the date of acquisition for hotels acquired to date.

     Investment in hotels at December 31, 1999 consist of the following:

       Land ...................................    $15,683,084
       Building and improvements ..............     77,165,860
       Furniture and equipment ................      1,366,897
                                                   -----------
                                                   $94,215,841
       Less accumulated depreciation ..........       (496,209)
                                                   -----------
       Investments in hotels, net .............    $93,719,632

NOTE 3 -- NOTES PAYABLE

     On April 20, 1999, the company obtained a line of credit in a principal amount of $1 million with a commercial bank. The line of credit was guaranteed by Mr. Knight, Chairman and Chief Executive Officer. The line required interest at LIBOR plus 1.50%. The principal balance and all accrued interest were paid in full by September 30, 1999.

     In conjunction with the purchase of 11 hotels, notes were executed by the company made payable to the order of Hilton in the amount of $68,569,500. The notes bear a fixed interest rate of 8.5% per annum and are cross-collateralized by the 11 hotels owned by the company. Interest payments are due monthly. Notes amounting to $64,185,000 mature during the fourth quarter of 2000, and the remaining $4,384,500 note matures in January 2001. Principal payments are to be made to the extent of net equity proceeds from the offering of common shares. Hilton has agreed to defer principal payments until the earlier of April 29, 2000 or such time as two additional hotels have been purchased by the company. The company paid $550,147 in interest for the period ended December 31, 1999. The company's borrowings were $68,569,500 at December 31, 1999. The carrying value of the notes at December 31, 1999 approximates fair value.

NOTE 4 -- SHAREHOLDERS' EQUITY

     The company is raising equity capital through a "best-efforts" offering of shares by David Lerner Associates, Inc. (the "Managing Dealer"), which will receive selling commissions of 7.5% and a marketing expense allowance of 2.5% based on proceeds of the shares sold. The company received gross proceeds of $32,627,476 from the sale of 1,666,667 shares at $9 per share and 1,762,747 shares at $10 per share during 1999. The net proceeds of the offering, after deducting selling commissions and other offering costs were $28,591,260.

     The company provides a plan which allows shareholders to reinvest distributions in the purchase of additional shares of the company ("Additional Share Option"). Of the total proceeds raised from common shares during the year ended December 31, 1999, $92,940 (net $83,646) was provided through the reinvestment of distributions.

     The company issued 240,000 Class B Convertible Shares, consisting of 202,500 shares to Mr. Knight, and a combined 37,500 Class B Convertible Shares to two other individuals. The Class B Convertible Shares were issued by the company before the initial closing of the minimum offering of $15,000,000, in exchange for payment of $.10 per Class B Convertible Share, or an aggregate of $24,000. There will be no dividend payable on the Class B Convertible Shares. On liquidation of the company, the holders of the Class B Convertible Shares will be entitled to a liquidation payment of $.10 per share before any distributions of liquidation proceeds to holders of the common shares. Holders of more than two-thirds of the Class B Convertible Shares must approve any proposed amendment to the Articles of Incorporation that would adversely affect the

Class B Convertible Shares or create a new class of stock senior to, or on a parity with, the Class B Convertible Shares. The Class B Convertible Shares may not be redeemed by the company.

     Each holder of outstanding Class B Convertible Shares shall have the right to convert any of such shares into common shares of the company upon and for 180 days following the occurrence of either of the following conversion events:
(1) the sale or transfer of substantially all of the company's assets, stock or business, whether through sale, exchange, merger, consolidation, lease, share exchange or otherwise, or (2) the termination or expiration without renewal of the Advisory Agreement with Apple Suites Advisors, Inc., and if the company ceases to use Apple Suites Realty Group, Inc. to provide substantially all of its property acquisition and disposition services.

     Upon the occurrence of either conversion event, each of the Class B Convertible Shares may be converted into a number of common shares based upon the gross proceeds raised through the date of conversion in the public offering or offerings of the company's common shares made by the company's prospectus according to the following formula:

 GROSS PROCEEDS RAISED FROM SALES OF COMMON SHARES         NUMBER OF COMMON SHARES THROUGH CONVERSION OF EACH
             THROUGH DATE OF CONVERSION                CLASS B CONVERTIBLE SHARE (THE INITIAL "CONVERSION RATIO")
---------------------------------------------------   -----------------------------------------------------------
  $ 50 million                                                                     1.0
  $100 million                                                                     2.0
  $150 million                                                                     3.5
  $200 million                                                                     5.3
  $250 million                                                                     6.7
  $300 million                                                                     8.0

     No additional consideration is due upon the conversion of the Class B Convertible Shares. Upon the probable occurrence of a conversion event, the company will record expense for the difference between the market value of the company's common stock and issue price of the Class B Convertible Shares.

     The Company has authorized 15 million shares of preferred stock. There were no shares issued and outstanding at December 31, 1999.

NOTE 5 -- STOCK INCENTIVE PLANS

     In  July  1999,  the  Board  of Directors approved a Non-Employee Directors
Stock Option Plan (the "Directors Plan") whereby Directors, who are not employees of the company or affiliates (see Note 6), automatically receive options to purchase stock for 10 years from the adoption of the plan. Under the Directors Plan, the number of shares to be issued is equal to 45,000 plus 1.8% of the number of shares sold in excess of 1,666,667. This plan currently relates to the initial public offering of 30,166,667 shares; therefore the maximum number of shares to be issued under the Directors Plan currently is 558,000. The options expire ten years from the date of grant. As of December 31, 1999, 76,729 had been reserved for issuance.

     In July 1999, the Board of Directors approved an Incentive Stock Option Plan (the "Incentive Plan") whereby incentive awards may be granted to certain employees of the company or affiliates. Under the Incentive Plan, the number of shares to be issued is equal to 35,000 plus 4.625% of the number of shares sold in excess of 1,666,667. This plan also currently relates to the initial public offering of 30,166,667 shares; therefore, the maximum number of shares that can be issued under the Incentive Plan currently is 1,353,125. As of December 31, 1999, 116,527 shares had been reserved for issuance.

     Both plans generally provide, among other things, that options be granted at exercise prices not lower than the market value of the shares on the date of grant. Under the Incentive Plan, at the earliest, options become exercisable at the date of grant. The optionee has up to 10 years from the date on which the options first become exercisable during which to exercise the options. In 1999, the company granted 22,000 options to purchase shares under the Directors Plan and no options under the Incentive Plan. Activity in the company's share option plan during 1999 is summarized in the following table:

                                                                     1999
                                                 --------------------------------------------
                                                  OPTIONS     WEIGHTED-AVERAGE EXERCISE PRICE
                                                 ---------   --------------------------------
Outstanding, beginning of period .............        --                      --
Granted ......................................    22,000                  $ 9.00
Exercised ....................................        --                      --
Forfeited ....................................        --                      --
Outstanding, end of year .....................    22,000                  $ 9.00
Exercisable at end of year ...................    22,000                  $ 9.00
Weighted-average fair value of options granted
 during the year .............................                            $  .31

     Pro forma information regarding net income and earnings per share is required by FASB 123, under the fair value method described in that statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 1999: risk-free interest rates of 5.6%; a dividend yield of 10.0%; and volatility factor of the expected market price of the company's common stock of .208; and a weighted average expected life of the options of 10 years.

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility.

     For purposes of FASB 123 pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. As the options are exercisable within six months of the date of grant, the full impact of the pro forma adjustment to net income is disclosed below.

                                                   1999
                                              -------------
Net income available to common shareholders
Pro forma .................................     $ 358,645
As reported ...............................     $ 365,465
Earnings per common share -- diluted
Pro forma .................................     $     .14
As reported ...............................     $     .14

NOTE 6 -- COMMITMENTS AND RELATED PARTIES

     The company receives rental income from the lessee under the Percentage Leases which expire in 2009 subject to earlier termination by the company with 30 days notice. The Leases contain two optional five-year extensions. The rent due under the Percentage Lease is the sum of base rent and percentage rent. Percentage rent is calculated by multiplying fixed percentages by the total amounts of suite revenues with reference to specified threshold amounts. Both the base rent and the revenue thresholds used in computing percentage rents are subject to annual adjustments based on increases in the Consumer Price Index ("CPI"). The company earned rents of $2,518,031 for the period ended December 31, 1999.

     Minimum future rental income (i.e. base rents) payable to the company under the Percentage Leases in effect at December 31, 1999 are as follows:

  2000 .....................    $ 6,583,400
  2001 .....................      6,583,400
  2002 .....................      6,583,400
  2003 .....................      6,583,400
  2004 .....................      6,583,400
  Thereafter ...............     31,564,507
                                -----------
                                $64,481,507
                                ===========


     Under the Percentage Leases, the company is obligated to pay the costs of real estate and personal property taxes, property insurance, maintenance of underground utilities and structural elements of the hotels. The company is committed under certain agreements to fund 5% of suite revenues per month for capital expenditures to include periodic replacement or refurbishment of furniture, fixtures, and equipment. At December 31, 1999, $753,927 was held by Promus for capital improvement reserves. In addition in accordance with the franchise agreements, $1,023,721 was held for the property improvement plan with a financial institution and treated as restricted cash.

     The company loaned the lessee $567,900 for franchise fees and $121,800 for hotel supplies for the 11 hotels. The debt agreements are evidenced by promissory notes bearing interest at a rate of 9% per annum. Principal and interest payments are due monthly. The promissory notes have various maturity dates through January 2010.

     The company has contracted with Apple Suites Realty Group, Inc. ("ASRG") to acquire and dispose of real estate assets for the company. In accordance with the contract ASRG is to be paid a fee of 2% of the purchase price of any acquisitions or sale price of any dispositions of real estate investments, subject to certain conditions. During 1999, ASRG earned $1,828,520 under the agreement of which $849,628 was payable at December 31, 1999.

     The company has contracted with Apple Suites Advisors, Inc. ("ASA") to advise and provide day to day management services to the company. In accordance with the contract, the company will pay ASA a fee equal to .1% to .25% of total equity contributions received by the company in addition to certain reimbursable expenses. During 1999, ASA earned $23,574 under this agreement of which $18,513 was payable at December 31, 1999.

     The lessee, ASRG and ASA are 100% owned by Mr. Knight. ASRG and ASA may purchase in the "best efforts" offering up to 2.5% of the total number of shares of the company sold in the "best efforts" offering.

     Mr. Knight also serves as the Chairman and Chief Executive Officer of Cornerstone Realty Income Trust, Inc., an apartment REIT. During 1999, Cornerstone Realty Income Trust, Inc. provided the company with services and rental space and was paid approximately $55,000.

NOTE 7 -- WARRANTS

     The company has agreed to sell to the Managing Dealer for an aggregate of $100, warrants (the "warrants") to purchase 10% of the shares sold in this offering, up to 3,000,000 common shares, at an exercise price of $16.50 per common share (165% of the public offering price per common share). The Warrants may not be sold, transferred, assigned or hypothecated for one year from the date of issuance, except to the officers and employees of the Managing Dealer and are exercisable at any time and from time to time, in whole or in part, during the five-year period commencing on the date of the final closing after the termination of the offering (the "Warrant Exercise Term"). At the company's expense, the company may be required to register the Warrants under the Securities Act during the Warrant Exercise Term.

NOTE 8 -- EARNINGS PER SHARE

     The following table sets forth the computation of basic and diluted earnings per share:

                                                                                              YEAR ENDED
                                                                                           DECEMBER 31, 1999
                                                                                          ------------------
NUMERATOR:
Net income and numerator for basic and diluted earnings .................................    $   365,465
DENOMINATOR:
Denominator for basic earnings per share-weighted-average shares ........................      2,648,196
EFFECT OF DILUTIVE SECURITIES:
Stock options ...........................................................................          2,200
Denominator for diluted earnings per share -- adjusted weighted -- average shares and
 assumed conversions ....................................................................      2,650,396
Basic and diluted earnings per common share .............................................    $       .14

NOTE 9 -- LESSEE

     All of the company's lease revenue is derived from the Percentage Leases with the lessee. Certain information, related to the lessee's financial statements, is as follows:

                                             AS OF DECEMBER 31, 1999
                                            ------------------------
       BALANCE SHEET INFORMATION:
        Cash and cash equivalents .........        $2,395,000
        Total assets ......................         3,826,155
        Due to Apple Suites, Inc. .........         2,123,136
        Shareholders' Deficit .............          (141,004)


                                                         FOR THE PERIOD
                                                       SEPTEMBER 1 THROUGH
                                                        DECEMBER 31, 1999
                                                      --------------------
       STATEMENT OF OPERATIONS INFORMATION:
       Total revenue ..............................        $5,671,075
       Rent expense -- Apple Suites, Inc. .........         2,518,031
       Total expenses .............................         5,812,179
       Net loss ...................................          (141,104)


     At December 31, 1999, the company owned 11 hotels operating as Homewood Suites(Reg. TM) by Hilton. The hotels operate pursuant to franchise license agreements which require the payment of fees based on a percentage of suite revenue and sundry revenue. These fees are paid by the lessee.

     The lessee engages Promus as a third-party manager to operate the hotels leased by it and pays the manager a 4% management fee based on a percentage of adjusted gross revenue. During the first two years of the management agreement, a portion of the management fee equal to 1% of adjusted gross revenues is subordinated to the lessee's receipt of a return equal to 11% of the purchase price of each hotel. The lessee pays the manager a franchise fee and a marketing fee, equal to 4% of gross revenues, respectively.

NOTE 10 -- QUARTERLY AND FINANCIAL DATA (UNAUDITED)

     The following is a summary of quarterly results of operations for the year ended December 31, 1999:

                                                                1999
                                                  --------------------------------
                                                   THIRD QUARTER*   FOURTH QUARTER
                                                  ---------------- ---------------
       Revenues .................................     $481,676        $2,205,441
       Net income ...............................       38,708           326,757
       Basic and diluted ........................          .02               .12
       Distributions declared per share .........           --               .33

* Operations commenced on September 1, 1999.

NOTE 11 -- PRO FORMA INFORMATION (UNAUDITED)

     The following unaudited pro forma information for the period ended December 31, 1999 is presented as if the acquisition of the 11 hotels occurred on January 1, 1999. The pro forma information does not purport to represent what the company's results of operations would actually have been if such transaction, in fact, had occurred on January 1, 1999, nor does it purport to represent the results of operations for future periods.

                                                              TWELVE MONTHS
                                                              ENDED 12/31/99
                                                             ---------------
       Lease revenue .....................................    $ 14,102,040
       Net income ........................................    $  3,828,096
       Net income per share -- basic and diluted .........    $       1.31

     The pro forma information reflects adjustments for actual lease revenue and expenses of the 11 hotels acquired in 1999 for the respective period in 1999 prior to acquisition by the company. Net income has been adjusted as follows: (1) depreciation has been adjusted based on the company's basis in the hotels; (2) advisory expenses have been adjusted based on the company's contractual arrangements; (3) interest expense has been adjusted to reflect the acquisition as of January 1, 1999; and (4) common stock raised during 1999 to purchase these hotels has been adjusted to reflect issuance as of January 1, 1999.

NOTE 12 -- SUBSEQUENT EVENTS

     During January and February of 2000, the company closed the sale to investors of 335,487 shares at $10 per share representing net proceeds to the company of $3,019,377.

     The company has entered into contracts to purchase two additional hotels from Hilton on or before April 28, 2000 for a total purchase price of $30.4 million. The purchase is subject to a number of customary closing conditions. In addition, the ability of the company to purchase the hotels is contingent upon its obtaining sufficient funds, either through the sale of sufficient common shares under the company's "best efforts" offering or through alternate financing sources. Therefore, there can be no assurance that the proposed purchase will occur as scheduled, or at all. There is a required deposit with Hilton of $400,000 against the aggregate purchase price. If the company does not complete the purchase, it could lose the monies deposited.

SCHEDULE  III  --  REAL  ESTATE AND ACCUMULATED DEPRECIATION (AS OF DECEMBER 31,
1999)

                                                 INITIAL COST
                                         ----------------------------
                               ENCUM-
        DESCRIPTION           BRANCES         LAND      BLDG. & IMP.
-------------------------- ------------- ------------- --------------
1. Addison, Texas           $ 7,141,500   $ 2,090,000   $ 7,410,000
2. Las Colinas, Texas         8,383,500     2,800,000     8,400,000
3. Plano, Texas               4,050,000       594,000     4,806,000
4. Richmond, Virginia         7,050,000       846,000     8,554,000
5. Atlanta, Georgia
   (Galleria)                 7,350,000     2,254,000     7,546,000
6. Baltimore, Maryland       12,261,000     1,634,800    14,713,200
7. Clearwater, Florida        7,812,000     2,395,680     8,020,320
8. Detroit, Michigan          3,247,500       412,240     3,917,760
9. Atlanta, Georgia
   Peachtree                  3,024,750       519,600     3,513,400
10. Salt Lake City, Utah      3,864,750     1,048,580     4,104,420
11. Jackson, Mississippi      4,384,500       467,680     5,378,320
TOTALS                      $68,569,500   $15,062,580   $76,363,420

                                            GROSS AMOUNT CARRIED
                                        ----------------------------
                            SUBSEQUENT
                            CAPITALIZED
        DESCRIPTION            IMP.          LAND      BLDG. & IMP.           TOTAL
-------------------------- ------------ ------------- -------------- ----------------------
1. Addison, Texas           $  280,937   $ 2,117,035   $ 7,663,902       $   9,780,937
2. Las Colinas, Texas          355,748     2,835,140     8,720,608          11,555,748
3. Plano, Texas                158,623       600,481     4,958,142           5,558,623
4. Richmond, Virginia          267,166       858,975     8,808,191           9,667,166
5. Atlanta, Georgia
   (Galleria)                  399,600     2,282,915     7,916,685          10,199,600
6. Baltimore, Maryland         509,511     1,671,050    15,186,461          16,857,511
7. Clearwater, Florida         296,279     2,853,277     7,859,002          10,712,279
8. Detroit, Michigan           136,485       526,858     3,939,627           4,466,485
9. Atlanta, Georgia
   Peachtree                   104,785     1,051,850     3,085,935           4,137,785
10. Salt Lake City, Utah       161,389       415,557     4,898,832           5,314,389
11. Jackson, Mississippi       119,318       469,946     5,495,372           5,965,318
TOTALS                      $2,789,840   $15,683,084   $78,532,757       $  94,215,841 (1)

                                                 DATE           DATE
                              ACC. DEPR.     CONSTRUCTED      ACQUIRED     DEP. LIFE
                             ------------   -------------   -----------   ----------
1. Addison, Texas              $ 70,349         1990        Sept 1999       39 yrs.
2. Las Colinas, Texas            80,052         1990        Sept 1999       39 yrs.
3. Plano, Texas                  46,204         1997        Sept 1999       39 yrs.
4. Richmond, Virginia            80,046         1998        Sept 1999       39 yrs.
5. Atlanta, Georgia
  (Galleria)                     55,013         1990        Oct 1999        39 yrs.
6. Baltimore, Maryland           65,349         1998        Nov 1999        39 yrs.
7. Clearwater, Florida           34,082         1998        Nov 1999        39 yrs.
8. Detroit, Michigan             17,209         1990        Nov 1999        39 yrs.
9. Atlanta, Georgia
 (Peachtree)                     13,728         1990        Nov 1999        39 yrs.
10. Salt Lake City,
 Utah                            21,546         1996        Nov 1999        39 yrs.
11. Jackson, Mississippi         12,631         1997        Dec 1999        39 yrs.
TOTALS                         $496,209

(1) Represents the aggregate cost for federal income tax purposes.

(2) The reconciliation of the carrying amount of real estate owned is as follows:


CARRYING VALUE:

       Beginning balance ........................   $        --
       Acquisition of hotel properties ..........    91,426,000
       Subsequent costs capitalized .............     2,789,841
                                                    -----------
       Balance at December 31, 1999 .............   $94,215,841
                                                    ===========

                         INDEPENDENT AUDITOR'S REPORT

The Management
Apple Suites Management, Inc.

     We have audited the accompanying consolidated balance sheet of Apple Suites Management, Inc. (the "Company") as of December 31, 1999, and the related consolidated statements of operations and retained deficit and cash flows for the period from March 11, 1999 (date of inception) through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimate made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Apple Suites Management, Inc. at December 31, 1999, and the consolidated results of its operations and its cash flows for the period from March 11, 1999 (date of inception) through December 31, 1999, in conformity with accounting principles generally accepted in the United States.

                                        /s/ Ernst & Young LLP

Richmond, Virginia
February 28, 2000

                         APPLE SUITES MANAGEMENT, INC.

                          CONSOLIDATED BALANCE SHEET

                                                                                             AS OF
                                                                                       DECEMBER 31, 1999
                                                                                      ------------------
CURRENT ASSETS
 Cash and cash equivalents ..........................................................     $2,395,000
 Net receivables ....................................................................        738,361
 Inventories ........................................................................        121,801
 Other assets .......................................................................          8,142
                                                                                          ----------
   Total current assets .............................................................      3,263,304
Deferred franchise fees .............................................................        562,851
                                                                                          ----------
Total assets ........................................................................     $3,826,155
                                                                                          ==========
LIABILITIES AND SHAREHOLDERS' DEFICIT
CURRENT LIABILITIES
 Accounts payable ...................................................................     $   48,586
 Rent payable to Apple Suites, Inc. .................................................      2,123,136
 Due to third party manager .........................................................        454,147
 Due to Apple Suites, Inc. ..........................................................         28,991
 Accrued expenses ...................................................................        624,346
 Current portion of long-term notes payable to Apple Suites, Inc. ...................         56,939
                                                                                          ----------
   Total current liabilities ........................................................      3,336,145
Long-term notes payable to Apple Suites, Inc. .......................................        631,014
                                                                                          ----------
Total liabilities ...................................................................      3,967,159
SHAREHOLDERS' DEFICIT
 Common stock, no par value, 5,000 authorized; 10 shares issued and outstanding .....            100
 Retained deficit ...................................................................       (141,104)
                                                                                          ----------
   Total shareholders' deficit ......................................................       (141,004)
                                                                                          ----------
   Total Liabilities and Shareholders' Deficit ......................................     $3,826,155
                                                                                          ==========

See accompanying notes to consolidated financial statements.

                         APPLE SUITES MANAGEMENT, INC.

           CONSOLIDATED STATEMENT OF OPERATIONS AND RETAINED DEFICIT

                                                       FOR THE PERIOD
                                                       MARCH 11, 1999
                                                          THROUGH
                                                    DECEMBER 31, 1999(A)
REVENUE
 Suite revenue .................................        $5,335,925
 Other revenue and interest income .............           335,150
                                                        ----------
   Total revenue ...............................         5,671,075
EXPENSES
 Rent expense--Apple Suites, Inc. ..............         2,518,031
 Operating expense .............................         1,656,540
 General and administrative ....................           494,377
 Advertising and promotion .....................           472,787
 Utilities .....................................           199,907
 Franchise fees ................................           213,437
 Management fees ...............................           226,136
 Other .........................................            30,964
                                                        ----------
   Total expenses ..............................         5,812,179
 Loss before income taxes ......................          (141,104)
 Income tax benefit ............................                --
                                                        ----------
   Net loss ....................................        $ (141,104)
 Retained deficit, beginning of period .........                --
                                                        ----------
 Retained deficit, end of period ...............        $ (141,104)
                                                        ==========

(a) The Lessee commenced operations on September 1, 1999.

See accompanying notes to consolidated financial statements.

                         APPLE SUITES MANAGEMENT, INC.

                     CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                    FOR THE PERIOD
                                                                                    MARCH 11, 1999
                                                                                       THROUGH
                                                                                 DECEMBER 31, 1999(A)
                                                                                ---------------------
ASH FLOW FROM OPERATING ACTIVITIES:
Net loss ....................................................................        $ (141,104)
Adjustment to reconcile net loss to net cash provided by operating activities
 Amortization of deferred franchise fees ....................................             5,049
Changes in operating assets and liabilities:
 Receivables ................................................................          (738,361)
 Other assets ...............................................................            (8,142)
 Due to Apple Suites, Inc. ..................................................            28,991
 Rent payable to Apple Suites, Inc. .........................................         2,123,136
 Accounts payable ...........................................................            48,586
 Due to third party manager .................................................           454,147
 Accrued expenses ...........................................................           624,346
                                                                                     ----------
   Net cash provided by operating activities ................................         2,396,648
CASH FLOW FROM FINANCING ACTIVITIES:
 Repayments of notes payable ................................................            (1,748)
 Proceeds from sale of common stock .........................................               100
                                                                                     ----------
   Net cash used in financing activities ....................................            (1,648)
   Increase in cash and cash equivalents ....................................         2,395,000
 Cash and cash equivalents, beginning of period .............................                --
                                                                                     ----------
 Cash and cash equivalents, end of period ...................................        $2,395,000
                                                                                     ==========
SUPPLEMENTAL CASH FLOW INFORMATION:
NON-CASH TRANSACTIONS:
Notes payables-issued by Apple Suites, Inc. .................................        $  689,701
Payment of deferred franchise fees ..........................................        $  567,900
Acquisition of inventory ....................................................        $  121,801

(a) The Lessee commenced operations on September 1, 1999.

See accompanying notes to consolidated financial statements.

                         APPLE SUITES MANAGEMENT, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- GENERAL INFORMATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization -- Apple Suites Management, Inc. (together with its subsidiaries, the "Lessee") was formed on March 11, 1999 and is owned 100% by Glade M. Knight. Mr. Knight also serves as the Chairman and CEO of Apple Suites, Inc. (the "Company"). The Lessee commenced operations effective September 1, 1999 with the acquisition of 4 extended-stay hotels by the Company.

     The Lessee operates in one business segment. Each hotel is leased by the Company to the Lessee under a master hotel lease agreement ("Percentage Lease") having an initial term of ten years, subject to earlier termination at the option of the Company upon 30 day notice. The lease agreement provides for two optional five year extensions. The Percentage Leases require base rent payments to be made to the Company on a monthly basis and additional quarterly payments to be made based upon percentages of suite and sundry revenue. Promus Hotels, Inc. or an affiliate ("Promus") manages the hotels under a management agreement with the Lessee. Promus Hotels, Inc. is a wholly-owned subsidiary of Hilton Hotel Corporation ("Hilton"). The hotels are located throughout the United States and are licensed with Homewood Suites(Reg. TM) by Hilton.

The  accompanying  financial  statements  include the accounts of the Lessee and
its   subsidiaries.   All   significant   intercompany  transactions  have  been
eliminated in consolidation.

     Cash and Cash Equivalents -- cash equivalents include highly liquid investments with original maturities of three months or less. the fair market value of cash and cash equivalents approximate their carrying value.

     Inventories -- Inventories, consisting primarily of food and beverages and hotel supplies are stated at the lower of cost or market, with cost determined on a method that approximates the first-in, first-out basis.

     Revenue Recognition -- Revenue is recognized as earned, which is generally defined as the date upon which a guest occupies a room or utilizes the hotel's services.

     Other Revenue -- Other revenue consists of revenues derived from hotel services such as telephone, TV, valet and vending machines. These sundry revenues are recognized in the period the related services are provided.

     Advertising and Promotion Costs -- Advertising and promotion costs are expensed when incurred. Advertising and promotion costs represent the expense for franchise advertising and reservation systems under the terms of the hotel franchise agreements and general and administrative expenses that are directly attributable to advertising and promotion.

     Deferred Franchise Fees -- deferred franchise fees represent the costs incurred in connection with entering into hotel license agreements, which have a term of 20 years. deferred franchise fees are being amortized over the term of the hotel license agreements.

                         APPLE SUITES MANAGEMENT, INC.

NOTE  1  -- GENERAL INFORMATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -
           (CONTINUED)

     Rent Expense -- Rent expense is recognized as incurred by the Company under the Percentage Leases commencing on the date the lease is executed. Percentage rent is accrued prior to the Lessee achieving the baseline revenue that triggers the percentage rental expense when achievement of the baseline revenue is considered probable. Baseline revenue amounts are determined on a quarterly basis for each hotel.

     Income Taxes -- The Lessee provides for income taxes under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109 "Accounting for Income Taxes". SFAS No. 109 requires an asset and liability based approach in accounting for income taxes.

     Comprehensive Income -- The Company does not currently have any items of comprehensive income requiring separate reporting and disclosure.

     Use of Estimates -- The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates.

     Seasonality   --  The  hotel  industry  is  seasonal  in  nature.  Seasonal variations in revenues at the hotels under lease may cause quarterly fluctuations in the Company's revenues. Revenues for 1999 primarily consist of fourth quarter revenues which may not be indicative of a full year.

NOTE 2 -- PERCENTAGE LEASES

     The Percentage Leases expire in 2009, subject to earlier termination by the Company upon 30 day notice. The Percentage Leases provide for two optional five-year extensions. The rent due for each hotel is the sum of a base rent and a percentage rent. Percentage rent is calculated on a quarterly basis by multiplying fixed percentages by the total amounts of year-to-date suite revenues with reference to specified threshold amounts, known as breakpoints. Both the base rent and the breakpoints used in computing percentage rents are subject to annual adjustments based on increases in the Consumer Price Index ("CPI").

     The Lessee's future commitments to the Company for base rent in effect at December 31, 1999 are as follows:

YEAR                 AMOUNT
---------------- --------------
  2000            $ 6,583,400
  2001              6,583,400
  2002              6,583,400
  2003              6,583,400
  2004              6,583,400
  Thereafter       31,564,507
                  $64,481,507

                         APPLE SUITES MANAGEMENT, INC.

NOTE 2 -- PERCENTAGE LEASES - (CONTINUED)

     Base rent is payable to the Company in arrears and percentage rent is payable 15 days following a quarter-end. The Lessee incurred rent expense of $2,518,031 for the year ended December 31, 1999 and had rent payable of $2,123,136 at December 31, 1999.

NOTE 3 -- COMMITMENTS AND RELATED PARTY TRANSACTIONS

     On September 17, 1999, the Lessee entered into various debt agreements with the Company. The Lessee borrowed from the Company $567,900 for franchise fees and $121,800 for hotel supplies. The promissory notes relating to these debt agreements bear interest at a rate of 9% per annum. Principal and interest payments are due monthly. The Lessee incurred interest expense of $10,915 related to the promissory notes and $7,557 was payable at December 31, 1999.

     The aggregate maturities of principal for promissory notes subsequent to December 31, 1999 are as follows:

YEAR                         AMOUNT
-----------------------   -----------
  2000                     $ 56,939
  2001                       62,612
  2002                       68,485
  2003                       74,909
  2004                       79,687
  Thereafter                345,321
                           $687,953

     The Lessee has entered into license agreements with Promus to operate the hotels as Homewood Suites(Reg. TM) by Hilton properties. These agreements have terms of 20 years and expire in 2019. These agreements require the Lessee to, among other things, pay monthly franchise fees equal to 4% of suite revenue. License and franchise agreements contain specific standards for, and restrictions and limitations on, the operation and maintenance of the hotels which are established by Promus to maintain uniformity in the system for Homewood Suites(Reg. TM) by Hilton. Such standards generally regulate the appearance of the hotel, quality and type of goods and services offered, signage, and protection of marks. Compliance with such standards may from time to time require significant expenditures for capital improvements which will be borne by the Company. In addition, the agreements provide that Promus will manage the daily operations of the hotels and provide advertising and promotion to include access to the reservation system for Homewood Suites(Reg. TM) by Hilton. The Lessee pays Promus 4% of monthly suite revenue for each of these functions, respectively. Total expenses incurred by the Lessee for franchise fees, advertising and promotion fees, and management fees totaled $653,010.

NOTE 4 -- SHAREHOLDER'S EQUITY

     The Lessee requires or may require funds to capitalize its business to satisfy its obligations under Percentage Leases with the Company, dated September 17, 1999. To

                         APPLE SUITES MANAGEMENT, INC.

NOTE 4 -- SHAREHOLDER'S EQUITY - (CONTINUED)

meet these objectives, the Lessee has two funding commitment agreements (together "Payor") of $1 million each from Mr. Knight and Apple Suites Realty Group, Inc., ("ASRG"), respectively. ASRG is owned by Mr. Knight. The funding commitments are contractual obligations of the Payor to provide funds to the Lessee. Funds paid to the Lessee under the commitments are to be used to satisfy any capitalization or net worth requirements applicable to the Lessee or the Lessee's payment obligations under the lease agreements and does not represent any indebtedness. The funding commitments terminate upon the expiration of the Percentage Leases, written agreement between the Payor and the Lessee, or repayment of all amounts to the Payor. As of December 31, 1999, no contributions have been made by the Payor to the Lessee.

NOTE 5 -- INCOME TAXES

     The Lessee is subject to federal and state income taxes. The Lessee incurred a loss during the period and as such has no income tax liability at December 31, 1999. No deferred income tax asset has been recorded in the consolidated balance sheet since realization is uncertain. At December 31, 1999, the Lessee has $110,000 of net operating loss carryforwards which expire in 2020.

NOTE 6 -- CREDIT RISK

     The Lessee maintains cash on deposit with Promus in a pooled investment account that potentially subjects the Lessee to a concentration of credit risk. At December 31, 1999 the Lessee has $1,107,399 on deposit with Promus.

                              APPLE SUITES, INC.

                        PRO FORMA CONDENSED CONSOLIDATED
                            STATEMENT OF OPERATIONS
               FOR THE YEAR ENDED DECEMBER 31, 1999 (UNAUDITED)

     The  following  unaudited  Pro  Forma  Condensed  Consolidated Statement of
Operations of Apple Suites, Inc. (the "Company") are presented as if the acquisition and leasing of the eleven extended-stay hotels by the Company had occurred at the beginning of the period presented. The seller was Promus Hotels, Inc., or an affiliate. Promus Hotels, Inc. is a wholly-owned subsidiary of Hilton Hotel Corporation ("Hilton"). The hotels have been leased to Apple Suites Management, Inc. or its subsidiary (the "Lessee") pursuant to master hotel lease agreements. Such pro forma information is based in part upon the Consolidated Statement of Operations of the Company, the Pro Forma Statement of Operations of the Lessee and the historical Statements of Operations of the acquired hotels. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

     The following unaudited Pro Forma Condensed Consolidated Statement of Operations for the period presented are not necessarily indicative of what actual results of operations of the Company would have been assuming such transactions had been completed as of the beginning of the period presented, nor does it purport to represent the results of operations for future periods. The master hotel lease agreements between the Company and the Lessee were based on economic conditions existing at the time of acquisition. Application of these agreements to periods prior to the acquisition may not be meaningful. The most significant assumption which may not be indicative of future operations is the amount of financial leverage employed. This Pro Forma Statement assume 75% of the purchase price was funded with debt for the entire period presented. The Company intends to repay this debt with the proceeds from its "best efforts" offering. This repayment of debt would result in lower interest expense, higher net income, but lower earnings per share.

FOR THE YEAR ENDED DECEMBER 31, 1999 (UNAUDITED)

                                              PRO FORMA ADJUSTMENTS
                                       -----------------------------------
                                                            HOMEWOOD
                                         HISTORICAL          SUITES
                                        STATEMENT OF       ACQUISITION
                                         OPERATIONS           (A I)
                                       -------------- --------------------
Revenue:
 Percentage lease revenue ............  $ 2,518,031      $  4,510,834 (B)
 Interest income and other income.....      169,086               --
Expenses:
 Taxes and insurance .................      426,592           822,599 (C)
 General and administrative ..........      153,807            82,649 (D)
 Depreciation ........................      496,209           656,623 (E)
 Interest expense ....................    1,245,044         1,977,313 (F)
                                        -----------     --------------
Total expenses .......................    2,321,652         3,539,184
                                        -----------     --------------
Net income ...........................  $   365,465      $    971,650
                                        ===========     ==============
Earnings per common share:
Basic and diluted ....................  $      0.14
                                        ===========
Basic and diluted weighted average
 common shares outstanding ...........    2,648,196                -- (G)
                                        ===========

                                                         PRO FORMA ADJUSTMENTS
                                       ----------------------------------------------------------
                                             HOMEWOOD             HOMEWOOD
                                              SUITES               SUITES
                                            ACQUISTION           ACQUISITION           TOTAL
                                              (A II)               (A III)           PRO FORMA
                                       -------------------- -------------------- ----------------
Revenue:
 Percentage lease revenue ............    $   5,932,615 (B)       1,140,560 (B)    $ 14,102,040
 Interest income and other income.....               --                  --             169,086
Expenses:
 Taxes and insurance .................          647,225 (C)          93,884 (C)       1,990,300
 General and administrative ..........           86,636 (D)          65,659 (D)         388,751
 Depreciation ........................          821,580 (E)         140,664 (E)       2,115,076
 Interest expense ....................        2,353,863 (F)         372,683 (F)       5,948,903
                                         --------------        -------------       ------------
Total expenses .......................        3,909,304              672,890         10,443,030
                                         --------------        -------------       ------------
Net income ...........................    $   2,023,311        $     467,670       $  3,828,096
                                         ==============        =============       ============
Earnings per common share:
Basic and diluted ....................                                             $       1.31
                                                                                   ============
Basic and diluted weighted average
 common shares outstanding ...........           99,283 (G)          176,360 (G)      2,923,839
                                                                                   ============

NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(A) Represents results of operations for the eleven hotels acquired on a pro forma basis as if the eleven hotels were owned by the Company at the beginning of the period presented.





                                                                     DATE COMMENCED           DATE
                             PROPERTY                                   OPERATION           ACQUIRED
-----------------------------------------------------------------   ----------------   ------------------
I  Homewood Suites -- Dallas, TX ................................        1990          September 1, 1999
I  Homewood Suites -- Las Colinas, TX ...........................        1990          September 1, 1999
I  Homewood Suites -- Plano, TX .................................        1997          September 1, 1999
I  Homewood Suites -- Richmond. VA ..............................      May 1998        September 1, 1999
I  Homewood Suites -- Atlanta, GA ...............................        1990           October 1, 1999
---------------------------------------------------------------------------------------------------------
II  Homewood Suites -- Clearwater, FL ...........................    February 1998     November 24, 1999
II  Homewood Suites -- Salt Lake, UT ............................        1996          November 24, 1999
II  Homewood Suites -- Atlanta, GA ..............................        1990          November 24, 1999
II  Homewood Suites -- Detroit, MI ..............................        1990          November 24, 1999
II  Homewood Suites -- Baltimore, MD ............................     March 1998       November 24, 1999
---------------------------------------------------------------------------------------------------------
III Homewood Suites -- Jackson, MS ..............................    February 1997     December 22, 1999

(B) Represents lease payment from the Lessee to the Company calculated on a pro foma basis by applying the rent provisions in the master hotel lease agreements to the historical room revenue of the hotels as if the beginning of the period was the beginning of the lease year. The base rent and the percentage rent will be calculated and paid based on the terms of the lease agreement. Refer to the discussion of the master hotel lease agreement for details.

(C) Represents historical real estate and personal property taxes and insurance which will be paid by the Company pursuant to the master hotel lease agreements. Such amounts are the historical amounts paid by the respective hotels.

(D) Represents the advisory fee of .25% of accumulated capital contributions under the "best efforts" offering for the period of time not owned by the Company and anticipated legal and accounting fees, employee costs, salaries and other costs of operating as a public company.

(E) Represents the depreciation on the eleven hotels acquired based on the purchase price, excluding amounts allocated to land, of $37,450,320 for the first acquisition, $41,085,600 for the second acquisition, and $5,485,886 for the third acquisition, for the period of time not owned by the Company. The average life of the depreciable assets was 39 years. The estimated useful lives are based on management's knowledge of the properties and the hotel industry in general.

(F) Represents the interest expense for the eleven hotel acquisitions for the period in which the hotels were not owned, interest was computed using the interest rates of 8.5% on mortgage debt of $33,975,000 for the first acquisition, $30,210,000 for the second acquisition and $4,384,500 for the third acquisition that was incurred at acquisition.

(G) Represents additional common shares assuming the properties were acquired at the beginning of the period presented with the net proceeds from the "best efforts" offering of $9 per share (net $8.06 per share) for the first $15,000,000 and $10 per share (net $8.95 per share) for the remainder.

                         APPLE SUITES MANAGEMENT, INC.

                        PRO FORMA CONDENSED CONSOLIDATED
                            STATEMENT OF OPERATIONS
               FOR THE YEAR ENDED DECEMBER 31, 1999 (UNAUDITED)

     The following unaudited Pro Forma Condensed Consolidated Statement of Operations of Apple Suites Management, Inc. (the "Lessee") are presented as if the leasing of the eleven extended-stay hotels from Apple Suites, Inc. (the "Company") to the Lessee or its subsidiary had occurred at the beginning of the period presented. The Company purchased the hotels from Promus Hotels, Inc., or an affiliate. Promus Hotels, Inc. is a wholly-owned subsidiary of Hilton Hotel Corporation ("Hilton"). The hotels have been leased to the Lessee or its subsidiary pursuant to master hotel lease agreements. Further, the results of operations reflect the hotel management agreements and hotel license agreements between Promus and the Lessee or its subsidiary. The master hotel lease agreements were based on economic conditions existing at the time of acquisition. Application of these agreements to periods prior to the acquisition may not be meaningful. Such pro forma information is based in part upon the Consolidated Statement of Operations of the Lessee and the hotels and should be read in conjunction with the financials statement contained herein. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

     The following unaudited Pro Forma Condensed Consolidated Statement of Operations for the period are not necessarily indicative of what the actual results of operations of the Lessee would have been assuming such transactions had been completed as of the beginning of the period presented, nor does it purport to represent the results of operations for the future periods.

FOR THE YEAR ENDED DECEMBER 31, 1999 (UNAUDITED)

                                                   HOMEWOOD         HOMEWOOD
                                   HISTORICAL       SUITES           SUITES
                                  STATEMENT OF   ACQUISITIONS     ACQUISTIONS
                                   OPERATIONS        (A I)           (A II)
                                 -------------- -------------- -----------------
REVENUES:
 Suite revenue .................   $5,335,925     $9,818,797   $12,082,374
 Other income ..................      335,150        560,096       709,240
EXPENSES:
 Operating expenses ............    1,656,540      3,794,204     4,870,096
 General and administrative.....      494,377        250,317       300,399

 Advertising and promotion......      472,787        438,985       580,564

 Utilities .....................      199,907        354,113       551,359
 Taxes and insurance ...........           --        822,599       647,225
 Depreciation expense ..........           --      1,783,021     2,217,128
 Franchise fees ................      213,437        392,757       483,295

 Management fees ...............      226,136        311,275       383,599
                                                                 1,130,796 (K)
 Rent expense--Apple Suites,
   Inc. ........................    2,518,031             --            --
 Other .........................       30,964             --            --
                                   ----------     ----------   -----------
Total expenses .................    5,812,179      8,147,271    10,033,665
Income before income tax .......     (141,104)     2,231,622     2,757,949
Income tax expense .............           --             --            --
                                   ----------     ----------   -----------
 Net income ....................   $ (141,104)    $2,231,622   $ 2,757,949
                                   ==========     ==========   ===========

                                    HOMEWOOD
                                     SUITES
                                  ACQUISITION         PRO FORMA             TOTAL
                                    (A III)          ADJUSTMENTS          PRO FORMA
                                 ------------- ----------------------- --------------
REVENUES:
 Suite revenue .................  $2,230,952                   --       $29,468,048
 Other income ..................     168,438                   --         1,772,924
EXPENSES:
 Operating expenses ............     954,102                   --        11,274,942
 General and administrative.....      77,381      $      (107,000)(B)     1,034,510
                                                           19,036 (C)
 Advertising and promotion......     112,902             (965,290) (D)    1,605,233
                                                          965,285  (E)
 Utilities .....................      75,639                   --         1,181,018
 Taxes and insurance ...........      93,884           (1,563,708) (F)           --
 Depreciation expense ..........     426,986           (4,427,135) (G)           --
 Franchise fees ................      89,238             (965,290) (H)    1,178,722
                                                          965,285 (I)
 Management fees ...............      71,982             (766,856) (J)    1,356,932

 Rent expense--Apple Suites,
   Inc. ........................          --           11,584,009 (L)    14,102,040
 Other .........................          --                   --            30,964
                                  ----------     ----------------       -----------
Total expenses .................   1,902,114            5,869,132        31,764,361
Income before income tax .......     497,276           (5,869,132)         (523,389)
Income tax expense .............          --                   --                --
                                  ----------     ----------------       -----------
 Net income ....................  $  497,276      $    (5,869,132)      $  (523,389)
                                  ==========     ================       ===========

NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(A) Represents results of operations for the eleven Homewood Suites hotel acquisitions on a pro forma basis as if the hotels acquired were leased and operated by the Lessee at the beginning of the period presented, see below. The hotels acquired are as follows:

                                                                              DATE COMMENCED           DATE
                                 PROPERTY                                        OPERATION           ACQUIRED
--------------------------------------------------------------------------   ----------------   ------------------
I  Homewood Suites -- Dallas, TX .........................................        1990          September 1, 1999
I  Homewood Suites -- Las Colinas, TX ....................................        1990          September 1, 1999
I  Homewood Suites -- Plano, TX ..........................................        1997          September 1, 1999
I  Homewood Suites -- Richmond. VA .......................................      May 1998        September 1, 1999
I  Homewood Suites -- Atlanta, GA ........................................        1990           October 1, 1999
------------------------------------------------------------------------------------------------------------------
II  Homewood Suites -- Clearwater, FL ....................................    February 1998     November 24, 1999
II  Homewood Suites -- Salt Lake, UT .....................................        1996          November 24, 1999
II  Homewood Suites -- Atlanta, GA .......................................        1990          November 24, 1999
II  Homewood Suites -- Detroit, MI .......................................        1990          November 24, 1999
II  Homewood Suites -- Baltimore, MD .....................................     March 1998       November 24, 1999
------------------------------------------------------------------------------------------------------------------
III Homewood Suites -- Jackson, MS February ..............................        1997          December 22, 1999

(B) Represents the elimination of the historical accounting fee allocated to the hotels by the prior owner.

(C) Represents the addition of the anticipated legal and accounting and other expenses to operate as a stand alone company.

(D) Represents the elimination of the historical advertising, training and reservation fee allocated to the hotels by the prior owner.

(E) Represents the addition of the marketing fee to be incurred under the new license agreements. The marketing fee is calculated based on the terms of the license agreements which is 4% of suite revenue.

(F) Represents the elimination of the taxes and insurance. Under the terms of the lease these expenses will be incurred by the Company and, accordingly, are reflected in the Company's Pro Forma Condensed Consolidated Statement of Operations.

(G) Represents the elimination of the depreciation expense. This expense will be reflected in the Company's Pro Forma Condensed Consolidated Statement of Operations.

(H) Represents the elimination of the historical franchise fee allocated to the hotels by the prior owner.

(I) Represents the addition of franchise fees to be incurred under the new license agreements. The franchise fees are calculated based on the terms of the agreement , which is 4% of suite revenue.

(J) Represents the elimination of the historical management fees for the year ended December 31, 1999.

(K) Represents the addition of the management fees of 4% of gross revenue and the accounting fee $1,000 per hotel per month to be incurred under the new management agreements for the period presented.

(L) Represents lease payments from the Lessee to the Company calculated on a pro forma basis by applying the rent provisions in the master hotel lease agreements to the historical room revenue of the hotels as if the beginning of the period was the beginning of the lease year. The base rent and the percentage rent will be calculated and paid based on the terms of the lease agreement. Refer to the discussion of the master hotel lease agreements for details.

                      SUPPLEMENT NO. 6 DATED MAY 31, 2000
                       TO PROSPECTUS DATED AUGUST 3, 1999

                              APPLE SUITES, INC.

     The following information supplements the prospectus of Apple Suites, Inc. dated August 3, 1999 and is part of the prospectus. THIS SUPPLEMENT NO. 6 RELATES TO MATTERS THAT HAVE CHANGED OR OCCURRED SINCE MARCH 21, 2000. OTHER IMPORTANT MATTERS WERE DISCUSSED IN SUPPLEMENT NO. 5, WHICH INCORPORATED AND REPLACED ALL PRIOR SUPPLEMENTS. THIS SUPPLEMENT DOES NOT INCORPORATE OR REPLACE ANY PRIOR SUPPLEMENT.

     PROSPECTIVE INVESTORS SHOULD CAREFULLY REVIEW THE PROSPECTUS, SUPPLEMENT NO. 5 AND THIS SUPPLEMENT.

                    TABLE OF CONTENTS FOR SUPPLEMENT NO. 6

Status of the Offering ...................................................   S-2
Recent Developments ......................................................   S-2
Our Properties ...........................................................   S-3
Property Acquisition .....................................................   S-4
 Overview ................................................................   S-4
 Hotel Supplies and Franchise Fees .......................................   S-4
 Description of Financing ................................................   S-5
Summary of Material Contracts ............................................   S-7
Description of Property ..................................................   S-10
Index to Management's Discussion and Analysis and to Financial Statements    F-1

     The prospectus and the supplements contain forward-looking statements within the meaning of the federal securities laws which are intended to be covered by the safe harbors created by those laws. These statements include our plans and objectives for future operations, including plans and objectives relating to future growth and availability of funds. These forward-looking statements are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, the continuation of our offering of common shares,  our  ability  to  repay  or  refinance our significant short-term debt, future economic, competitive and market conditions and future business decisions. All of these matters are difficult or impossible to predict accurately and many of them are beyond our control. Although we believe the assumptions underlying the forward-looking statements, and the forward-looking statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved.

                            STATUS OF THE OFFERING

     We completed the minimum offering of common shares at $9 per share on August 23, 1999. We are continuing the offering at $10 per common share in accordance with the prospectus.

     As of May 19, 2000, we had closed on the following sales of our common shares:

                                                           PROCEEDS NET OF SELLING
   PRICE PER           NUMBER OF             GROSS        COMMISSIONS AND MARKETING
 COMMON SHARE     COMMON SHARES SOLD       PROCEEDS           EXPENSE ALLOWANCE
--------------   --------------------   --------------   --------------------------
$       9             1,666,666.67       $15,000,000             $13,500,000
$      10             2,862,737.00        28,627,370              25,764,633
                      ------------       -----------             -----------
       TOTAL          4,529,403.67       $43,627,370             $39,264,633
                      ============       ===========             ===========


     We have used the net proceeds of our offering to acquire, by deed or lease, a total of 12 extended-stay hotels. We hold these hotels directly or through wholly-owned subsidiaries. For simplicity, we will refer to these hotels as "our hotels." All of our hotels have franchises with Homewood Suites(Reg. TM) by Hilton, which is a registered service mark of Hilton Hotels Corporation.

                              RECENT DEVELOPMENTS

     As discussed in detail below, we have approximately $80 million in notes payable in connection with our hotels. Our goal is to pay these notes with the proceeds from our offering of common shares. Based on the current rate at which equity is being raised by the offering, we may need to seek other measures to repay these loans. We are holding discussions with several lenders to obtain financing for the hotels and are exploring both unsecured and secured financing arrangements.

     Although no firm financing commitments have been received, we believe, based on discussions with lenders and other market indicators, that we can obtain sufficient financing prior to the maturity of the notes, if necessary. Obtaining refinancing is dependent upon a number of factors, including: (a) continued operation of the hotels at or near current occupancy and room rate levels, as the hotel leases are based in part on a percentage of hotel suite income; (b) the general level of interest rates, including credit spreads for real estate based lending; and (c) general economic conditions.

     There is no assurance that we will obtain financing to repay our current outstanding debt. If we are unable to obtain such financing and if our offering proceeds are insufficient, we would be subject to a number of default remedies, including possible loss of the hotels through foreclosure. Depending on the terms of any financing we obtain and the progress of our offering, we may need to modify our borrowing policy, as described in the prospectus, of holding our properties on an all-cash basis over the long-term.

                                OUR PROPERTIES

            (Map of United States shows general location of hotels)



[GRAPHIC OMITTED]



    MONTH OF                     NAME                  TOTAL        MONTH OF                  NAME               TOTAL
    PURCHASE                   OF HOTEL               SUITES        PURCHASE                OF HOTEL             SUITES
----------------   -------------------------------   --------   ---------------   ---------------------------   -------
September 1999     Dallas - Addison                     120     November 1999     Baltimore - BWI Airport          147
September 1999     Dallas - Irving/Las Colinas          136     November 1999     Clearwater                       112
September 1999     North Dallas - Plano                  99     November 1999     Detroit - Warren                  76
September 1999     Richmond - West End                  123     November 1999     Salt Lake City - Midvale          98
October 1999       Atlanta - Galleria/Cumberland        124     December 1999     Jackson - Ridgeland               91
November 1999      Atlanta - Peachtree                   92     May 2000          Philadelphia/Great Valley        123
                                                                                                                   ---
                                                                                       TOTAL FOR ALL HOTELS      1,341
                                                                                                                 =====

                              PROPERTY ACQUISITION

OVERVIEW

     We acquired the Philadelphia/Great Valley hotel, an existing Homewood Suites(Reg. TM) by Hilton hotel, when we purchased a long-term leasehold interest in the hotel, which is substantially equivalent to acquiring ownership. This leasehold interest was purchased through an assignment and assumption of lease, dated as of May 8, 2000 with respect to a ground lease, dated as of July 1, 1996. The total purchase price was $15,489,000. We used the net proceeds from our offering of common shares to pay 25% of this total, or $3,872,250, at closing in cash. The balance of 75%, or $11,616,750, is being financed by the seller, Promus Hotels, Inc., as short-term or "bridge financing." The financing and the ground lease are described in further detail in other sections below.

     We made this purchase through a newly organized subsidiary, Apple Suites Pennsylvania Business Trust (a business trust organized under Pennsylvania law), based on business and tax planning considerations. We are the sole trustee and sole beneficiary of Apple Suites Pennsylvania Business Trust. The Philadelphia/Great Valley hotel has been leased to Apple Suites Management, Inc. under a master hotel lease agreement dated as of May 8, 2000.

     We paid a real estate commission on this purchase to Apple Suites Realty Group, Inc., as our real estate broker. This corporation is owned by Glade M. Knight, who is our president and chief executive officer. The total amount of the real estate commission was $309,780, which equals 2% of the total purchase price.

HOTEL SUPPLIES AND FRANCHISE FEES

     We have provided Apple Suites Management, Inc. with funds for the purchase of certain hotel supplies (such as sheets, towels and so forth) for the Philadelphia/Great Valley hotel. Apple Suites Management, Inc. is obligated to repay us under a promissory note made in the principal amount of $12,300. This promissory note provides for an annual interest rate of nine percent (9%), which would increase to twelve percent (12%) if a default occurs, and repayment in monthly installments. The first installment consists of interest only and has a due date of June 1, 2000. The remaining installments consist of principal and interest on an amortized basis. The maturity date is June 1, 2005.

     We have also provided Apple Suites Management, Inc. with funds for the payment of hotel franchise fees to Promus Hotels, Inc. Apple Suites Management, Inc. is obligated to repay us under a promissory note made in the principal amount of $55,350. This promissory note is substantially similar to the one described above, but has a maturity date of June 1, 2010.

DESCRIPTION OF FINANCING

     As indicated above, Promus Hotels, Inc. is financing 75% of the purchase price with respect to the Philadelphia/Great Valley hotel. This financing is substantially similar to the financing provided by Promus Hotels, Inc. when we purchased our other hotels. The amounts we owe to Promus Hotels, Inc. are evidenced by the following promissory notes:

                                   ORIGINAL
           MONTH OF                PRINCIPAL      ANNUAL RATE         DATE OF
       PROMISSORY NOTE              AMOUNT        OF INTEREST         MATURITY
-----------------------------   --------------   -------------   -----------------
     September 1999 .........    $26,625,000     8.5%             October 1, 2000
     October 1999 ...........    $ 7,350,000     8.5%             October 1, 2000
     November 1999 ..........    $30,210,000     8.5%            December 1, 2000
     December 1999 ..........    $ 4,384,500     8.5%             January 1, 2001
     May 2000 ...............    $11,616,750     8.5%             April 28, 2001
                                 -----------
  TOTAL .....................    $80,186,250
                                 ===========


     We   consider  the  financing  from  Promus  Hotels,  Inc.  to  be  "bridge financing" because of its short-term nature (that is, each promissory note reaches maturity within approximately one year of its date of execution). The promissory notes have several provisions in common, which include the following:

     o monthly interest payments, based on the actual number of days per month

     o our delivery of monthly notices to specify the net equity proceeds from our offering, which will be the intended source of principal payments, as explained below

     o our right to prepay the notes, in whole or in part, without premium or penalty

     o a late payment premium of four percent for any payment not made within 10 days of its due date

     Revenue from the hotels will be used to pay interest under the promissory notes we have made to Promus Hotels, Inc. This revenue will include lease payments made to us by Apple Suites Management, Inc. (or a subsidiary) under the master hotel lease agreements.

     The promissory notes contemplate that the "net equity proceeds" from our offering of common shares will be the source of our principal payments. As discussed above, however, we may need to seek alternate financing if the net equity proceeds are not sufficient for this purpose. The phrase "net equity proceeds" means the total proceeds from our offering of common shares, as reduced by selling commissions, a marketing expense allowance, closing costs, various fees and charges (legal, accounting, and so forth), a working capital reserve and a reserve for renovations, repairs and replacements of capital improvements.

     Under a letter agreement dated May 8, 2000, we are permitted to use such net equity proceeds to pay 25% of the purchase price for the leasehold interest in the Philadelphia/Great Valley hotel. Otherwise, to the extent that we have such net equity proceeds, we generally are obligated to make monthly principal payments under the promissory notes listed above.

     We have made all scheduled interest payments under the promissory notes. The aggregate amount of our interest payments through May 2000 is $2,948,444.

     To date, we have not made any principal payments under any of the promissory notes. There can be no assurance that the net equity proceeds from our offering of common shares will be sufficient to enable us to make all principal payments under the promissory notes when due. The following amounts would be due on the maturity dates of the promissory notes, assuming that interest payments continue to be made on schedule and that no payments of principal are made before those maturity dates:

           MONTH OF                   DATE OF           TOTAL DUE
       PROMISSORY NOTE               MATURITY          AT MATURITY
-----------------------------   ------------------   --------------
     September 1999 .........    October 1, 2000      $26,811,010
     October 1999 ...........    October 1, 2000      $ 7,401,349
     November 1999 ..........   December 1, 2000      $30,421,056
     December 1999 ..........    January 1, 2001      $ 4,415,131
     May 2000 ...............    April 28, 2001       $11,697,908
                                                      -----------
                                           TOTAL      $80,746,454
                                                      ===========


     In the event of a default under the promissory notes, various remedies are available to Promus Hotels, Inc. under certain deeds of trust, which are described below.


                  [Remainder of Page Intentionally Left Blank]

                         SUMMARY OF MATERIAL CONTRACTS

DEEDS OF TRUST AND RELATED DOCUMENTS

     Each of our hotels, including the Philadelphia/Great Valley hotel, is encumbered. In general, the encumbrances consist of a mortgage on the hotel building and its underlying real property, a security interest in any personal property and an assignment of hotel rents and revenues, all in favor of Promus Hotels, Inc. (As described above, Promus Hotels, Inc. provided financing for our hotel purchases).

     These encumbrances are created by substantially similar documents having a variety of names, many of which depend on state law. For simplicity, we will refer to each of these documents as a "deed of trust." At each closing on a purchase with respect to a hotel or group of hotels, we further encumbered our other hotels with additional deeds of trust or with negative pledges. These additional encumbrances are designed to provide additional security for the earlier promissory notes.

     Each deed of trust corresponds to one of the promissory notes we made to Promus Hotels, Inc., and secures the payment of principal and interest under that promissory note. The encumbrance created by a particular deed of trust will terminate when its corresponding promissory note is paid in full. Other encumbrances created by additional deeds of trust or by negative pledges will remain in effect until the promissory notes to which they correspond are also paid in full.

     We are subject to various requirements under the deeds of trust. For instance, we must maintain adequate insurance on the hotels and we must not grant any further encumbrances, or make any further assignments of rents or leases, with respect to the hotels.

     Each deed of trust contains a substantially similar definition of events of default. In each case, the events of default include (without limitation) any default that occurs under any of the promissory notes or under another deed of trust, and any sale of the secured property without the prior consent of Promus Hotels, Inc. Upon any event of default, various remedies are available to Promus Hotels, Inc. Those remedies include, for example (a) declaring the entire principal balance under the promissory notes, and all accrued and unpaid interest, to be due and payable immediately; (b) taking possession of the secured property, including the hotels; and (c) collecting hotel rents and revenues, or foreclosing on the hotels, to satisfy unpaid amounts under the promissory notes. Each deed of trust requires us to pay any costs that may be incurred in exercising such remedies.

     Negative pledges apply to the three hotels in Florida, Maryland and Virginia. The negative pledges prohibit any transfer or further encumbrance of the hotels, in whole or in part, without the prior written consent of Promus Hotels, Inc. The negative pledges will terminate when our promissory notes to Promus Hotels, Inc. are paid in full.

GROUND LEASE

     The Philadelphia/Great Valley hotel is subject to a ground lease dated as of July 1, 1996. We caused Apple Suites Pennsylvania Business Trust, in our capacity as its sole trustee and sole beneficiary, to become the tenant under the ground lease. This result was achieved through an assignment and assumption of lease dated as of May 8, 2000. For purposes of applicable state law, the long-term leasehold interest is substantially equivalent to ownership and we expect to be treated as the owner of the hotel building. We intend to take depreciation deductions with respect to the hotel building for federal income tax purposes.

     The ground lease applies to the hotel building, as well as the underlying real property. The ground lease has an initial term of 30 years. The tenant has the option to extend the ground lease for three additional periods of 10 years each. When the ground lease expires, or is terminated in accordance with its terms, the tenancy for the land terminates and the building and other improvements become the property of the landlord. Therefore, unless we purchase the landlord's interest, we will not own the hotel past the term of the ground lease.

     The ground lease provides for annual rent, payable by the tenant in advance in monthly installments. The annual rent is $100,000 for each of the first five years (that is, until August 1, 2000). Every five years, the annual rent will be adjusted in proportion to the Consumer Price Index for the metropolitan Philadelphia area, but will not be less than $100,000 for any year.

     The tenant has certain obligations under the ground lease. For example, the tenant must operate the premises in accordance with applicable law and must maintain general public liability insurance on the premises. For a default that involves the tenant's failure to provide insurance and that continues for 10 days after written notice to the tenant, the landlord may arrange for substitute insurance at the tenant's expense. Furthermore, because a hotel has been constructed on the premises, the permitted uses of the premises during the first 10 years under the ground lease are limited to hotel and related uses.

     Under the ground lease, the tenant has 30 days after written notice to cure any payment default under the ground lease, and 60 days after written notice to cure any other default. If the default cannot be cured in 60 days, the cure period will be extended if the tenant promptly begins to cure the default and diligently continues to do so. In general, if a default occurs and is not cured within the appropriate time period, the landlord's remedies include terminating the ground lease and requiring the tenant to vacate the premises. If the landlord terminates the ground lease following any uncured default, we will remain obligated to pay the full amount of the remaining purchase price to Promus Hotels, Inc. under the promissory note dated as of May 8, 2000, even though we will not be receiving further revenues with respect to the hotel.

     If the landlord wishes to sell the premises and the tenant is not in default, the landlord must notify the tenant in writing and grant it the first option to purchase the premises. If this option is declined, the landlord may sell the premises within six months, but the terms and conditions of the sale cannot be materially more favorable to the buyer than those offered to the tenant.

MASTER HOTEL LEASE AGREEMENT

     We have caused the tenant under the ground lease to further lease the Philadelphia/Great Valley hotel to Apple Suites Management, Inc. pursuant to a master hotel lease agreement dated as of May 8, 2000. This agreement is substantially similar to the master hotel lease agreements, dated as of September 20, 1999, that apply to our other hotels.

     The agreement provides for an initial term of 10 years. Apple Suites Management, Inc. has the option to extend the lease term for two additional five-year periods, provided it is not in default at the end of the prior term or at the time the option is exercised. The master hotel lease agreement provides that Apple Suites Management, Inc. will pay an annual base rent, a quarterly percentage rent and a quarterly sundry rent. Each type of rent is explained below.

     Annual base rent is payable in advance in equal monthly installments. Beginning in 2001, the base rent will be adjusted each year in proportion to the Consumer Price Index (based on the U.S. City Average). The annual base rent for the Philadelphia/Great Valley hotel is currently $942,375.

     Percentage rent is payable quarterly. Percentage rent depends on a formula that compares fixed "suite revenue breakpoints" with a portion of "suite revenue," which is equal to gross revenue from suite rentals less sales and room taxes, credit card fees and sundry rent (as described below). Beginning in 2001, the suite revenue breakpoints will be adjusted each year in proportion to the Consumer Price Index (based on the U.S. City Average). The suite revenue breakpoints for the second, third and fourth quarters of 2000 are $196,669, $529,219 and $861,769, respectively. Suite revenue breakpoints (before adjustment) have been determined for the first quarter of the remaining years during the initial term of the master hotel lease agreement. The suite revenue breakpoints for subsequent quarters are determined by multiplying the first quarter values by two, three or four, respectively. The following table shows the other suite revenue breakpoints for the first quarter for 2001 through 2009, before any adjustment due to the Consumer Price Index:

                SUITE REVENUE BREAKPOINTS FOR THE FIRST QUARTER

    2001          2002          2003          2004          2005          2006          2007          2008          2009
-----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------
$300,219       $309,456      $323,313      $332,550      $341,700      $351,025      $360,263      $369,500      $378,738

     Specifically, the percentage rent is equal to the sum of (a) 17% of all year-to-date suite revenue, up to the applicable suite revenue breakpoint; plus
(b) 55% of the year-to-date suite revenue in excess of the applicable suite revenue breakpoint, as reduced by base rent and the percentage rent paid year to date.

     The sundry rent is payable quarterly and equals 55% of all sundry revenue, which consists of revenue other than suite revenue, less the amount of sundry rent paid year-to-date.

OTHER AGREEMENTS

     The Philadelphia/Great Valley hotel is subject to a license agreement and a management agreement with Promus Hotels, Inc. We have entered into an environmental indemnity agreement with Promus Hotels, Inc., as well as a comfort letter agreement regarding the lease with Apple Suites Management, Inc. and certain other issues. These agreements are substantially similar to agreements that exist with respect to our other hotels.

                            DESCRIPTION OF PROPERTY

OVERVIEW

     Each of our hotels is an extended-stay hotel, and is licensed to operate under a franchise with Homewood Suites(Reg. TM) by Hilton. We believe that the majority of the guests at our hotels during the past 12 months have been business travelers. We expect this pattern to continue.

     Each suite consists of a bedroom and a living room, with an adjacent kitchen area. The basic suite is known as a "Homewood Suite," which generally has one double or king-size bed. Larger suites, known as "Master Suites" or "Extended Double Suites" are also available. These suites have larger rooms, with either one king-size bed or two smaller beds. The largest suites contain two separate bedrooms. Wheelchair-accessible suites are available at each hotel.

     The suites have many features and amenities in common. Most suites have ceiling fans and two color televisions (one in the bedroom and one in the living room). Some suites have fireplaces. Typical living room furniture includes a sofa (often a fold-out sleeper sofa), coffee table and work/dining table with chairs. Some living rooms contain a recliner and a videocassette player. The kitchens vary, but generally have a microwave, refrigerator, dishwasher, coffee maker and stove, together with basic cookware and utensils.

     The hotel are marketed, in part, through the web site for Homewood Suites(Reg. TM) by Hilton (http://www.homewood-suites.com), which is generally available 24 hours a day, seven days a week, around the world. Reservations may be made directly through the web site. The reservation system and the web site are linked to, and cross-marketed with, the reservation systems and web sites for other hotel franchises that are owned and operated by Hilton Hotels
Corporation. Such cross-marketing may affect occupancy at our hotels by directing travelers toward, or away from, Homewood Suites(Reg. TM) by Hilton.

     Our hotels were actively conducting business at the time of purchase. We believe that the purchases were conducted without materially disrupting any daily hotel operations. During the past 12 months, the hotels have been covered with property and liability insurance, and we have arranged to continue such coverage. We believe our hotels are adequately covered by insurance.

PHILADELPHIA/GREAT VALLEY

     The   Philadelphia/Great   Valley  hotel  has  a  franchise  with  Homewood
Suites(Reg. TM) by Hilton and is located on a 4.1 acre site at 12 East Swedesford Road, Malvern, Pennsylvania 19355. The hotel is approximately 22 miles from downtown Philadelphia and 25 miles from the Philadelphia International Airport.

     The hotel opened in January 1998. It was constructed with a masonry frame and has a sand stucco exterior finish. The hotel consists of a single four-story building. The hotel contains 123 suites, which have a combined rentable area of 63,600 square feet. The following types of suites are available:

TYPE OF SUITE                          NUMBER AVAILABLE   SQUARE FEET/PER SUITE
------------------------------------- ------------------ ----------------------
  Master Suite ......................         95                  500
  Homewood Suite ....................         21                  500
  Two-Bedroom Suite .................          7                  800


     The hotel offers a 40-seat breakfast/lounge area, a meeting room that accommodates 25 to 30 people, and a business center that offers guests the use of a personal computer, a photocopier and an electric typewriter. Recreational facilities include an outdoor pool, a whirlpool and an exercise room. The hotel also contains a guest convenience store and laundry. The hotel has its own parking lot with 136 spaces. The hotel provides complimentary shuttle service within a 5-mile radius.

     We believe that the hotel has been well maintained and is generally in very good condition. Over the next 12 months, we plan to spend approximately $100,000 on renovations or improvements. We expect that the principal renovations and improvements will include the addition of exterior lighting and the replacement or repair of sofas, interior doors and kitchen flooring. We expect to pay for the costs of these renovations and improvements with proceeds from our ongoing offering of common shares.

     During 2000 (through April 30), the average stay at the hotel has been approximately five nights, and approximately 59% of the guests have stayed for five nights or more. In general, occupancy at the hotel is not significantly affected by seasonal variations. The following table shows average daily occupancy rates, expressed as a percentage, since the opening of the hotel:


                         AVERAGE DAILY OCCUPANCY RATE

                                    2000
    1998          1999       (THROUGH APRIL 30)
------------   ----------   -------------------
  66.7%            76.4%            74.4%


     During 2000 (through April 30), the average daily rate per suite has been $122.01, and the average daily net revenue per suite has been $90.79. As explained above, revenues from the hotel, including lease revenue that is paid to us under the master hotel lease agreement, will be used to pay interest due under the promissory note dated as of May 8, 2000. Our goal is to use the proceeds of our offering of common shares to make principal payments. There can be no assurance, however, the proceeds of the offering will be sufficient for this purpose. Assuming that no principal payments are made until the maturity of the promissory note, and that the hotel continues to have the level of net revenue specified above, approximately 24.2% of the hotel's revenue would be needed to cover its portion of the interest payments.

     The hotel's current rate structure is based on length of stay and type of suite, as summarized below:

LENGTH OF STAY
(NUMBER OF NIGHTS)               HOMEWOOD     MASTER     TWO BEDROOM
-----------------------------   ----------   --------   ------------
   1 to 4 ...................      $145        $145         $194
   5 to 11 ..................       129         129          185
  12 to 29 ..................       124         124          179
  30 or more ................        99          99          159


     The hotel offers a weekend discount. This discount varies by type of suite and generally reduces the basic rate by 38%. The weekend discount is not available to guests who stay for five nights or more. The hotel also offers discounts to guests who stay under certain corporate accounts. These discounts are often negotiated with the corporate customer and vary from account to account. We estimate that approximately 43% of the hotel's guests during 2000 (through April 30) received a corporate discount.

     The chief corporate accounts (as designated in the hotel's records) include: SAP, Astra Zeneca, Vanguard, Shared Medical Systems, Centocor, Unisys, Wyeth, Supplyforce.com, Decision One, and SCT (Systems/Computer Training).
During 2000 (through April 30), the 10 largest corporate accounts were responsible for approximately 43% of the hotel's occupancy. There can be no assurance, however, that the hotel will continue to receive significant occupancy, or any occupancy, from the corporate accounts identified above.

     The table below shows the average effective annual rental per square foot since the opening of the hotel:

                                   2000
     1998           1999       (ANNUALIZED)
-------------   -----------   -------------
$  52.85        $ 59.58       $ 63.72


     The depreciable real property component of the hotel, based upon our long-term leasehold interest, has a currently estimated Federal tax basis of $14,898,789 and will be depreciated using the straight-line method over a life of 39 years (or less, as permitted by the Internal Revenue Code). The basis of the personal property component of the hotel will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code.

     The following table summarizes the hotel's real estate tax information for 2000:

TAX                                           ASSESSED       TAX RATE      AMOUNT
JURISDICTION                                    VALUE      (PER $1000)     OF TAX
------------------------------------------ -------------- ------------- -----------
         School District .................  $14,248,760   11.670         $166,283
         County of Chester ...............   14,248,760    3.014           42,946
         East Whiteland Township .........   14,248,760    0.445            6,341
                                                                         --------
                                                              TOTAL      $215,570
                                                                         ========


     We estimate that the annual property tax on the expected improvements will be approximately $1,600 or less.

     At least seven competing hotels are located within eight miles of the hotel. (The names of the competing franchises, as listed below, may be registered as service marks or trade names.) Of these competing hotels, two are newer than the hotel. The newer competing hotels have franchises with Choice Hotels and Hampton Inn. The other competing hotels have franchises with Marriott (in two cases), Sheraton, Summerfield Suites and Wyndham. We believe that the rates charged by our hotel are generally competitive with the rates charged by these other hotels. We are aware of ongoing or proposed construction for two other extended-stay hotels within approximately six miles of the hotel. We expect these new hotels to be franchised with Residence Inn and Springhill Suites.

                              APPLE SUITES, INC.

                   INDEX TO FINANCIAL STATEMENTS (UNAUDITED)

                                                                                              PAGE
                                                                                             -----
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
 AND RESULTS OF OPERATIONS ...............................................................   F-2
APPLE SUITES, INC.
   Consolidated Balance Sheets as of March 31, 2000 and December 31, 1999 ................   F-5
   Consolidated Statement of Operations for the three months ended March 31, 2000 ........   F-6
   Consolidated Statement of Shareholders' Equity for the three months ended March 31,       F-6
  2000.
   Consolidated Statement of Cash Flows for the three months ended March 31, 2000 ........   F-7
   Notes to Consolidated Financial Statements ............................................   F-8
APPLE SUITES MANAGEMENT, INC.
   Consolidated Balance Sheets as of March 31, 2000 and December 31, 1999 ................   F-13
   Consolidated Statement of Operations for the three months ended March 31, 2000 ........   F-14
   Consolidated Statement of Cash Flows for the three months ended March 31, 2000 ........   F-14
   Notes to Consolidated Financial Statements ............................................   F-15


                     MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
        (By Apple Suites, Inc. for the Dates or Periods, as Applicable,
               Addressed by the Following Financial Statements)

GENERAL

     During 1999, we acquired 11 hotels with 1,218 suites from Promus Hotels, Inc. (or its affiliates), which is now a wholly-owned subsidiary of Hilton Hotels Corporation. All of our hotels are leased to Apple Suites Management, Inc. or its subsidiary (the "Lessee") pursuant to two master hotel lease agreements. Each master hotel lease agreement obligates the Lessee to pay rent equal to the sum of an annual base rent, a quarterly percentage rent and a quarterly sundry rent. The Lessee's ability to make these rent payments to us is dependent primarily upon the operations of the hotels. See Note 5 to our consolidated financial statements for further lease information.

     The hotels are licensed to operate under the Homewood Suites(Reg. TM) by Hilton franchise pursuant to separate license agreements. The Lessee engages Promus Hotels, Inc. to manage and operate the hotels under separate hotel management agreements. We are externally advised and have contracted with Apple Suites Advisors, Inc. (the "Advisor") to manage our day-to-day operations and to make investment decisions. We have contracted with Apple Suites Realty Group, Inc. ("ASRG") to provide brokerage and acquisition services in connection with our hotel acquisitions. The Lessee, the Advisor, and ASRG are all owned by Mr. Glade Knight, our Chairman. See Note 5 to our consolidated financial statements for further information on related-party transactions.

RESULTS OF OPERATIONS APPLE SUITES, INC.

     Revenues: Because we commenced operations effective September 1, 1999, a comparison to the first quarter of 1999 is not possible. During the three months ended March 31, 2000, we had revenues of $3,454,685. All of our lease revenue is derived from the master hotel lease agreements.

     Our other income consists of $32,732 of interest income earned from the investments of cash and cash reserves and $15,275 of interest on the promissory notes payable by the Lessee to us for our funding of franchise fees and hotel supplies.

     Expenses: Our expenses consist of property taxes, insurance, general and administrative expenses, interest on notes payable and depreciation on the hotels. Total expenses, exclusive of interest and depreciation, for the three months ended March 31, 2000 were $946,311 or 27% of total revenue. The interest expense was $1,453,110 for the three months ended March 31, 2000 and represented interest on short-term notes payable to Promus Hotels, Inc. at an interest rate of 8.5%.

     The depreciation expense was $549,201 for the three months ended March 31, 2000. Taxes, insurance, and other was $691,575 for the three months ended March 31, 2000 or 20% of total revenue. The general and administrative expense totaled 7% of total revenues. These expenses represent our administrative expenses. We expect these percentages to decrease as our asset base grows.

APPLE SUITES MANAGEMENT, INC.

     Revenues: As operations commenced effective September 1, 1999, a comparison to the first quarter of 1999 is not possible. Total revenues were $8,103,171. Total revenues consist primarily of suite revenue, which was $7,682,355 for the three months ended March 31, 2000

     For the three months ended March 31, 2000 the average occupancy rate was 78%, the average daily rate was $89, and the revenue per available room was $69.

     Expenses: Total expenses for the three months ended March 31, 2000 were $8,060,470. Rent expense represents $3,406,678 or 42% of total revenue. The Lessee has agreed to pay Promus Hotels, Inc. a fee of 4% of suite revenue for management of the hotels. The Lessee also has agreed to pay Promus Hotels, Inc. a fee of 4% of suite revenue to cover fees for the Homewood Suites(Reg. TM) by Hilton franchise and to participate in its reservation system. Total expenses for these services were $937,354 during the period.

LIQUIDITY AND CAPITAL RESOURCES

     During the first quarter of 2000, we sold 493,509 of our common shares, at $10 per share, to investors. The total gross sale proceeds were $4,935,083, which netted $4,393,756 to us after the payment of selling commissions and other offering costs. The Lessee's obligations under the master hotel lease agreements are unsecured. The Lessee has limited capital resources, and, accordingly its ability to make rent payments is substantially dependent on the ability of the Lessee to generate sufficient cash flow from operations of the hotels. We have certain rights to cancel a master hotel lease agreement if the Lessee does not perform under the applicable terms. To support the Lessee's obligations, the Lessee has received two funding commitments of $1 million each from Mr. Knight and ASRG, respectively (together "Payor"). The funding commitments are contractual obligations of the Payor to pay funds to the Lessee. Funds paid to the Lessee under the commitments are to be used to satisfy any capitalization or net worth requirements applicable to the Lessee or the Lessee's payment obligations under the master hotel lease agreements, do not represent indebtedness, and are not subject to interest. The funding commitments terminate upon the expiration of the master hotel lease agreements, a written agreement between the Payor and the Lessee, or the payment of all commitment amounts by the Payor to the Lessee. As of March 31, 2000, no contributions had been made by the Payor to the Lessee under the funding commitments.

     Notes payable: In conjunction our purchase of the 11 hotels, we made promissory notes payable to the order of Promus Hotels, Inc. in the aggregate amount of $68,569,500. The notes provide for an effective interest rate of 8.5% per annum. Interest payments are due monthly. Principal payments are to be made from net proceeds of our offering of common shares. The holder of the notes has agreed to defer principal payments until the earlier of June 30, 2000 or such time as we purchase two additional hotels. At March 31, 2000, we had not made any principal payments under these promissory notes.

     The   promissory   notes  have  various  maturity  dates.  The  approximate
principal amounts and their due dates are as follows: $34 million due on October 1, 2000, $30.2 million due on November 1, 2000, and $4.4 million due on January 1, 2001. Our goal is to pay these notes with the proceeds from our continuous "best efforts" offering of common shares. Based on the current rate at which equity is being raised by the offering, we may need to seek other measures to repay these loans. We are holding discussions with several lenders to obtain financing for the hotels and are exploring both unsecured and secured financing arrangements.

     Although no firm financing commitments have been received, we believe, based on discussions with lenders and other market indicators, that we can obtain sufficient financing prior to the maturity of the notes. Obtaining refinancing is dependent upon a number of factors, including: (1) continued operation of the hotels at or near current occupancy and room rate levels, as the master hotel lease agreements are based in part on a percentage of hotel suite income; (2) the general level of interest rates, including credit spreads for real estate based lending; and (3) general economic conditions. In general, for each of the notes payable, all of our 11 hotels serve as collateral.

     Cash and cash equivalents: Cash and cash equivalents totaled $3,781,922 at March 31, 2000.

     Capital requirements: We have an ongoing capital commitment to fund our capital improvements. We are required under the master hotel lease agreements to make an amount equal to 5% of suite revenue available monthly to the Lessee for the repair, replacement, or refurbishing of furniture, fixtures, and equipment on a cumulative basis, provided that such amount may be used for capital expenditures made by us with respect to the hotels. We expect that this amount will be adequate to fund the required repair, replacement, and refurbishments and to maintain our hotels in a competitive condition. We capitalized improvements of $280,532 in 2000. At March 31, 2000, a total of $696,869 was held for funding of these improvements.

     We expect to acquire additional hotels during 2000. We plan to have monthly equity closings in 2000, until the offering is fully funded, or until such time as we may opt to discontinue the offering. We anticipate that the equity funds will be invested in additional hotels and will be used to make principal payments on the notes incurred in conjunction with the our current hotels.

     Capital resources are expected to grow with the future sale of our common shares. Approximately 46% of the 2000 common share dividend distribution, or $329,215, was reinvested in additional common shares. In general, our liquidity and capital resources are believed to be more than adequate to meet our cash requirements during 2000, given current and anticipated financing arrangements.

     Seasonality: The hotel industry historically has been seasonal in nature, reflecting higher occupancy rates primarily during the first three quarters of the year. Seasonal variations in occupancy at our hotels may cause quarterly fluctuations in the our lease revenues, particularly during the fourth quarter, to the extent that we receive percentage rent. To the extent that cash flow from operations is insufficient during any quarter, due to temporary or seasonal fluctuations in lease revenue, we expect to utilize cash on hand or funds from equity raised through our "best efforts" offering to make distributions.

                              APPLE SUITES, INC.

                    CONSOLIDATED BALANCE SHEETS (UNAUDITED)

                                                                           MARCH 31, 2000   DECEMBER 31, 1999
                                                                          ---------------- ------------------
ASSETS
Investment in hotel-net of accumulated depreciation of $1,045,410 and
 $496,209, respectively..................................................   $ 93,450,963      $93,719,632
Cash and cash equivalents ...............................................      3,781,922          581,344
Restricted cash .........................................................        696,869        1,023,721
Rent receivable from Apple Suites Management, Inc. ......................      2,641,141        2,123,136
Notes and other receivables from Apple Suites Management, Inc. ..........        694,766          717,019
Capital improvement reserve .............................................        753,927          753,927
Prepaid expenses ........................................................        263,781          270,229
Other assets ............................................................        531,470          300,000
                                                                            ------------      -----------
   Total Assets .........................................................   $102,814,839      $99,489,008
                                                                            ============      ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
Notes payable -- secured ................................................   $ 68,569,500      $68,569,500
Interest payable ........................................................             --          466,140
Accounts payable ........................................................        161,258           65,214
Accrued expenses ........................................................        554,977          868,668
Account payable -- affiliate ............................................        531,285          708,751
Distributions payable ...................................................             --          712,735
                                                                            ------------      -----------
   Total Liabilities ....................................................   $ 69,817,020      $71,391,008
                                                                            ============      ===========
SHAREHOLDERS' EQUITY
Common stock, no par value, authorized 200,000,000 shares; issued and
 outstanding 3,922,923 shares and 3,429,414, respectively ...............   $ 32,985,016      $28,591,260
Class B convertible stock, no par value, authorized 240,000 shares;
 issued and outstanding 240,000 shares ..................................         24,000           24,000
Distributions greater than net income ...................................        (11,197)        (517,260)
                                                                            ------------      -----------
 Total Shareholders' Equity .............................................     32,997,819       28,098,000
                                                                            ------------      -----------
 Total Liabilities and Shareholders' Equity .............................   $102,814,839      $99,489,008
                                                                            ============      ===========

See accompanying notes to consolidated financial statements.

                               APPLE SUITES INC.

               CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

                                                              MARCH 31, 2000
                                                             ---------------
       REVENUES:
        Lease revenue ......................................   $ 3,406,678
        Interest income and other revenue ..................        48,007
       EXPENSES:
        Taxes, insurance and other .........................       691,575
        General and administrative .........................       254,736
        Depreciation of real estate owned ..................       549,201
        Interest ...........................................     1,453,110
                                                               -----------
          Total expenses ...................................     2,948,622
                                                               -----------
       Net income ..........................................   $   506,063
                                                               ===========
       Basic and diluted earnings per common share .........   $      0.14
                                                               ===========


          CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY (UNAUDITED)

                                                                                          COMMON STOCK
                                                                                   --------------------------
                                                                                    NUMBER OF
                                                                                      SHARES       AMOUNT
--------------------------------------------------------------------------------
Balance at December 31, 1999                                                        3,429,414   $28,591,260
Net proceeds from the sale of
 common shares ...................................................................    456,873     4,064,541
Net income .......................................................................         --            --
Common stock issued through
 reinvestment of distribution                                                          36,636       329,215
                                                                                    ---------   -----------
Balance at March 31, 2000 ........................................................  3,922,923   $32,985,016
                                                                                    =========   ===========

                                                                                          CLASS B
                                                                                     CONVERTIBLE STOCK
                                                                                   ----------------------
                                                                                                           DISTRIBUTIONS
                                                                                    NUMBER OF               GREATER THAN
                                                                                      SHARES     AMOUNT      NET INCOME
--------------------------------------------------------------------------------
Balance at December 31, 1999                                                         240,000    $24,000     $ (517,260)
Net proceeds from the sale of
 common shares ...................................................................        --         --             --
Net income .......................................................................        --         --        506,063
Common stock issued through
 reinvestment of distribution                                                             --         --             --
                                                                                     -------    -------     ----------
Balance at March 31, 2000 ........................................................   240,000    $24,000     $  (11,197)
                                                                                     =======    =======     ==========

                                                                                        TOTAL
                                                                                    SHAREHOLDERS'
                                                                                       EQUITY
--------------------------------------------------------------------------------
Balance at December 31, 1999                                                        $28,098,000
Net proceeds from the sale of
 common shares ...................................................................    4,064,541
Net income .......................................................................      506,063
Common stock issued through
 reinvestment of distribution                                                           329,215
                                                                                    -----------
Balance at March 31, 2000 ........................................................  $32,997,819
                                                                                    ===========

See accompanying notes to consolidated financial statements.

                              APPLE SUITES, INC.

               CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

                                                                                     THREE MONTHS ENDED
                                                                                       MARCH 31, 2000
                                                                                    -------------------
CASH FLOW FROM OPERATING ACTIVITIES:
 Net income .......................................................................     $  506,063
 Adjustments to reconcile net income to net cash provided by operating activities:
 Depreciation of real estate owned ................................................        549,201
 Changes in operating assets and liabilities:
 Prepaid expenses .................................................................          6,448
 Rent and notes receivable from Apple Suites Management, Inc. .....................       (509,566)
 Other assets .....................................................................        (31,395)
 Accounts payable .................................................................         96,044
 Accounts payable -- affiliates ...................................................       (177,466)
 Accrued expenses .................................................................       (313,691)
 Interest payable .................................................................       (466,140)
                                                                                        ----------
   Net cash used in operating activities ..........................................       (340,502)
CASH FLOW FROM INVESTING ACTIVITIES:
 Payments received on notes receivable ............................................         13,739
 Capital improvements .............................................................       (280,532)
 Restricted cash for property improvement plan ....................................        326,852
 Earnest deposit money for pending acquisitions ...................................       (200,000)
                                                                                        ----------
   Net cash used in investing activities ..........................................       (139,941)
CASH FLOW FROM FINANCING ACTIVITIES:
 Net proceeds from issuance of common shares ......................................      4,394,265
 Cash distributions paid to shareholders ..........................................       (713,244)
                                                                                        ----------
   Net cash provided by financing activities ......................................      3,681,021
   Increase in cash and cash equivalents ..........................................      3,200,578
 Cash and cash equivalents, beginning of period ...................................        581,344
                                                                                        ----------
 Cash and cash equivalents, end of period .........................................     $3,781,922
                                                                                        ==========


See accompanying notes to consolidated financial statements.

                              APPLE SUITES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)
                                MARCH 31, 2000

(1)  GENERAL INFORMATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Basis of Presentation -- The accompanying unaudited consolidated financial statements have been prepared in accordance with the instructions for Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information required by generally accepted accounting principles. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 2000 are not necessarily indicative of the results that may be expected for the period ended December 31, 2000. These consolidated financial statements should be read in conjunction with the Company's December 31, 1999 Annual Report on Form 10-K.

     The   Company   commenced   operations   in   September   1999,  therefore,
consolidated statements of operations and cash flows for the three month period ended March 31, 1999 are not presented.

     Apple Suites, Inc., (the "Company") leased to Apple Suites Management, Inc. or its subsidiary (the "Lessee") all of its hotels acquired during 1999.

     The Lessee hired Promus Hotels, Inc. ("Promus"), a wholly owned subsidiary of Hilton Hotels Corporation ("Hilton") to manage the Company's hotels under the terms of a management agreement between Promus and the Lessee.

     Relationship with Lessee -- The Company must rely on the Lessee to generate sufficient cash flow from the operation of the hotels to enable the Lessee to meet its rent obligation to the Company under the master hotel lease agreement ("Percentage Leases"). At March 31, 2000, the Lessee's rent payable to the Company amounted to $2,641,141. The original terms under the Percentage Leases allow monthly base rent to be paid in arrears and quarterly percentage rent to be paid 15 days following the quarter-end.

     The Company did not have any items of comprehensive income requiring separate reporting and disclosure for the periods presented.

(2) INVESTMENT IN HOTELS

     At March 31, 2000, the Company owned 11 hotels. Investment in hotels at March 31, 2000 consist of the following:

        Land ...................................  $ 15,687,640
        Building ...............................    77,336,538
        Furniture and equipment ................     1,472,195
                                                  ------------
                                                  $ 94,496,373
        Less accumulated depreciation ..........    (1,045,410)
                                                  ------------
                                                  $ 93,450,963
                                                  ------------

                              APPLE SUITES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          (UNAUDITED) -- (CONTINUED )


(3) NOTES PAYABLE

     In conjunction with the purchase of 11 hotels, notes were executed by the Company made payable to the order of Hilton in the amount of $68,569,500. The notes bear a fixed interest rate of 8.5% per annum and are cross-collateralized by the 11 hotels owned by the Company. Interest payments are due monthly. Notes amounting to $64,185,000 mature during the fourth quarter of 2000, and the remaining $4,384,500 note matures in January 2001. Principal payments are to be made to the extent of net equity proceeds from the offering of common shares. Hilton has agreed to defer principal payments until the earlier of June 30, 2000 or such time as two additional hotels have been purchased by the Company. The Company paid $1,453,110 in interest for the period ended March 31, 2000.

(4) SHAREHOLDERS' EQUITY

     The Company is raising equity capital through a "best-efforts" offering of shares by David Lerner Associates, Inc. (the "Managing Dealer"), which will receive selling commissions and a marketing expense allowance based on proceeds of the shares sold. The Company received gross proceeds of $4,568,723 from the sale of 456,873 shares at $10 per share during the three month period ended March 31, 2000. The net proceeds of the offering, after deducting selling commissions and other offering costs were $4,064,541 for the period.

     The Company provides a plan which allows shareholders to reinvest distributions in the purchase of additional shares of the Company ("Additional Share Option"). Of the total proceeds raised from common shares during the period ended March 31, 2000, $366,360 (net $329,215) was provided through the reinvestment of distributions.

(5) COMMITMENTS AND RELATED PARTIES

     The Company receives rental income from the Lessee under the Percentage Leases which expire in 2009, subject to earlier termination by the Company with 30 days notice. The Leases contain two optional five-year extensions. The rent due under the Percentage Leases is the sum of base rent and percentage rent. Percentage rent is calculated by multiplying fixed percentages by the total amounts of suite revenues with reference to specified threshold amounts. Both the base rent and the revenue thresholds used in computing percentage rents are subject to annual adjustments based on increases in the Consumer Price Index ("CPI"). The Company earned rents of $3,406,678 for the three month period ended March 31, 2000.

     Under the Percentage Leases, the Company is obligated to pay the costs of real estate and personal property taxes, property insurance, maintenance of underground utilities and structural elements of the hotels. The Company is committed under certain agreements to fund 5% of suite revenues per month for capital expenditures to include periodic replacement or refurbishment of furniture, fixtures, and equipment. At

                              APPLE SUITES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           (UNAUDITED) -- (CONTINUED)

(5)  COMMITMENTS AND RELATED PARTIES -- (CONTINUED)


March 31, 2000, $753,927 was held by Promus for these capital improvement reserves. In addition, in accordance with the franchise agreements, $696,869 was held for the property improvement plan with a financial institution and treated as restricted cash.

     The Lessee engages Promus as a third-party manager to operate the hotels leased by it and pays the manager based on a percentage fee of 4% of adjusted gross revenues. During the first two years of the management agreement, a portion of the management fee equal to 1% of adjusted gross revenues is subordinated to the Lessee's receipt of a return equal to 11% of the purchase price of each hotel. The Lessee pays the manager a franchise fee and a marketing fee, equal to 4% of gross revenues, respectively.

     The Company loaned the Lessee $567,900 for franchise fees and $121,800 for hotel supplies for the 11 hotels. The debt agreements are evidenced by promissory notes bearing interest at a rate of 9% per annum. Principal and interest payments are due monthly. The promissory notes have various maturity dates through January 2010.

     The Company has contracted with Apple Suites Realty Group, Inc. ("ASRG") to acquire and dispose of real estate assets for the Company. In accordance with the contract ASRG is to be paid a fee of 2% of the purchase price of any acquisitions or sale price of any dispositions of real estate investments, subject to certain conditions. At March 31, 2000, the Company owed ASRG $490,238.

     The Company has contracted with Apple Suites Advisors, Inc. ("ASA") to advise and provide day to day management services to the Company. In accordance with the contract, the Company will pay ASA a fee equal to .1% to .25% of total equity contributions received by the Company in addition to certain reimbursable expenses. For the three months ended March 31, 2000, ASA earned $22,533 under this agreement and $41,046 was payable at March 31, 2000.

     The Lessee, ASRG and ASA are 100% owned by Glade M. Knight, Chairman and President of the Company. ASRG and ASA may purchase in the "best efforts" offering up to 2.5% of the total number of shares of the Company sold in the offering.

                              APPLE SUITES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          (UNAUDITED) -- (CONTINUED )


(6) EARNINGS PER SHARE

     The following table sets forth the computation of basic and diluted earnings per share in accordance with FAS 128:

                                                                            THREE MONTHS
                                                                               ENDED
                                                                              3/31/00
                                                                           -------------
     Numerator:
      Net Income
      Numerator for basic and diluted earnings ...........................  $   506,063
     Denominator:
      Denominator for basic earnings per share-weighted-average shares ...    3,607,458
     Effect of dilutive securities:
      Stock options ......................................................        2,200
                                                                            -----------
      Denominator for diluted earnings per share-adjusted weighted-average
        shares and assumed conversions ...................................    3,609,658
                                                                            -----------
      Basic and diluted earnings per common share ........................  $      0.14
                                                                            -----------

(7) ACQUISITIONS

     The following unaudited pro forma information for the three months ended March 31, 1999 is presented as if the acquisition of the 11 hotels occurred on January 1, 1999. The pro forma information does not purport to represent what the Company's results of operations would actually have been if such transactions, in fact, had occurred on January 1, 1999, nor does it purport to represent the results of operations for future periods.

                                                        THREE MONTHS
                                                           ENDED
                                                          3/31/99
                                                      ---------------
     Lease revenue ..................................   $ 3,398,637
     Net income .....................................       748,633
     Net income per share-basic and diluted .........   $       .22

     The pro forma information applies the Company's Percentage Lease Agreements to actual suite revenue and expenses of the 11 hotels acquired in 1999 for the respective period in 1999 prior to acquisition by the Company. Net income has been adjusted as follows: (1) depreciation has been adjusted based on the Company's basis in the hotels; (2) advisory expenses have been adjusted based on the Company's contractual arrangements; (3) interest expense has been adjusted to reflect the acquisition as of the beginning of the periods; and (4) common stock raised during 1999 to purchase these hotels has been adjusted to reflect issuances as of January 1, 1999.

(8) SUBSEQUENT EVENTS

     In April, 2000 the Company distributed to its shareholders approximately $904,918 ($.25 per share) of which approximately $448,641 was reinvested in the purchase of additional shares. On April 18, 2000, the Company closed the sale to investors of 301,514 shares at $10 per share representing net proceeds to the Company of $2,350,227.

                              APPLE SUITES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           (UNAUDITED) -- (CONTINUED)

(8)  SUBSEQUENT EVENTS -- (CONTINUED)


     On May 8, 2000, the Company acquired a Homewood Suites(Reg. TM) hotel in Malvern, Pennsylvania for $15,489,000. The hotel was purchased through a combination of equity proceeds from the equity offering and a note in the amount of $11,616,750 made payable to the order of Promus. The note has a fixed interest rate of 8.5% per annum. Interest payments are due monthly and the maturity date is May, 2001. This hotel will be leased by the Lessee and managed by Promus in substantially the same manner as the other 11 Homewood Suites(Reg.
TM) hotels owned at March 31, 2000.

                         APPLE SUITES MANAGEMENT, INC.

                    CONSOLIDATED BALANCE SHEET (UNAUDITED)

                                                                        MARCH 31,      DECEMBER 31,
                                                                           2000            1999
                                                                      -------------   -------------
CURRENT ASSETS
 Cash and cash equivalents ........................................    $2,329,310      $2,395,000
 Accounts receivables, net ........................................     1,514,431         738,361
 Inventories ......................................................       125,970         121,801
 Other assets .....................................................         2,188           8,142
                                                                       ----------      ----------
   Total Current Assets ...........................................     3,971,899       3,263,304
NON-CURRENT ASSETS
Deferred franchise fees ...........................................       555,753         562,851
                                                                       ----------      ----------
   Total Assets ...................................................    $4,527,652      $3,826,155
                                                                       ==========      ==========
LIABILITIES AND SHAREHOLDERS' DEFICIT
CURRENT LIABILITIES
 Account payable ..................................................    $  105,247      $   48,586
 Rent payable to Apple Suites, Inc. ...............................     2,641,141       2,123,136
 Due to third party manager .......................................       482,084         454,147
 Due to Apple Suites, Inc. ........................................        20,552          28,991
 Accrued expenses .................................................       704,153         624,346
 Current portion of note payable to Apple Suites, Inc. ............        58,350          56,939
                                                                       ----------      ----------
   Total Current liabilities ......................................     4,011,527       3,336,145
NON-CURRENT LIABILITIES
Note payable to Apple Suites, Inc. ................................       615,864         631,014
                                                                       ----------      ----------
   Total Liabilities ..............................................     4,627,391       3,967,159
SHAREHOLDERS' DEFICIT
 Common Stock, no par value, 5,000 authorized; 10 shares issued and
   outstanding ....................................................           100             100
 Retained deficit .................................................       (99,839)       (141,104)
                                                                       ----------      ----------
   Total Shareholders' deficit ....................................       (99,739)       (141,004)
                                                                       ----------      ----------
   Total Liabilities and Shareholders' Deficit ....................    $4,527,652      $3,826,155
                                                                       ==========      ==========

See accompanying notes to financial statements.

                         APPLE SUITES MANAGEMENT, INC.

               CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

                                                  THREE MONTHS
                                                     ENDED
                                                 MARCH 31, 2000
                                                ---------------
REVENUE
 Suite revenue ..............................      $7,682,355
 Other revenue ..............................         420,816
                                                   ----------
   Total revenue ............................       8,103,171
EXPENSES
 Operating expense ..........................       2,295,392
 General and administrative .................         670,943
 Advertising and promotion ..................         662,647
 Utilities ..................................         283,263
 Franchise fees .............................         307,294
 Management fees ............................         322,766
 Rent expense -- Apple Suites, Inc. .........       3,406,678
 Interest expense ...........................          15,275
 Other ......................................          96,212
                                                   ----------
   Total expenses ...........................       8,060,470
 Income before income taxes .................          42,701
 Income tax expense .........................              --
                                                   ----------
   Net income ...............................      $   42,701
                                                   ==========


               CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

                                                                                THREE MONTHS ENDED
                                                                                  MARCH 31, 2000
                                                                               -------------------
CASH FLOW FROM OPERATING ACTIVITIES:
Net income .................................................................       $   42,701
Adjustments to reconcile net income to net cash used in operating activities
 Amortization of deferred franchise fees ...................................            7,098
Changes in operating assets and liabilities:
 Receivables ...............................................................         (776,070)
 Other assets ..............................................................              349
 Due to Apple Suites, Inc. .................................................           (8,439)
 Rent payable to Apple Suites, Inc. ........................................          518,005
 Accounts payable ..........................................................           56,661
 Due to third party manager ................................................           27,937
 Accrued expenses ..........................................................           79,807
                                                                                   ----------
   Net cash used in operating activities ...................................          (51,951)
CASH FLOW FROM FINANCING ACTIVITIES:
 Repayments of notes payable ...............................................          (13,739)
                                                                                   ----------
   Net cash used in financing activities ...................................          (13,739)
   Decrease in cash and cash equivalents ...................................          (65,690)
 Cash and cash equivalents, beginning of period ............................        2,395,000
                                                                                   ----------
 Cash and cash equivalents, end of period ..................................       $2,329,310
                                                                                   ==========


See accompanying notes to consolidated financial statements.

                         APPLE SUITES MANAGEMENT, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

                                MARCH 31, 2000

(1)  GENERAL INFORMATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

     Apple Suites Management, Inc. (the "Lessee") operates in one business segment. Each hotel is leased by the Company to the Lessee under a master hotel lease agreement ("Percentage Lease") having an initial term of ten years, subject to earlier termination at the option of the Company upon 30 days notice. The lease agreement provides for two optional five-year extensions. The Percentage Leases require base rent payments to be made to the Company on a monthly basis and additional quarterly payments to be made based upon percentages of suite and sundry revenue. Promus Hotels, Inc. or an affiliate ("Promus") manages the hotels under a management agreement with the Lessee. Promus Hotels, Inc. is a wholly-owned subsidiary of Hilton Hotel Corporation ("Hilton"). The hotels are located throughout the United States and are licensed with Homewood Suites(Reg. TM) by Hilton.

     The Lessee commenced operations in September 1999, therefore, consolidated statements of operations and cash flows for the three month period ended March 31, 1999 are not presented.

(2) PERCENTAGE LEASES

     The Percentage Leases expire in 2009, subject to earlier termination by the Company upon 30 days notice. The Percentage Leases provide for two optional five-year extensions. The rent due for each hotel is the sum of a base rent and a percentage rent. Percentage rent is calculated on a quarterly basis by multiplying fixed percentages by the total amounts of year-to-date suite revenues with reference to specified threshold amounts known as breakpoints. Both the base rent and the breakpoints used in computing percentage rents are subject to annual adjustments based on increases in the Consumer Price Index ("CPI").

     The Lessee has entered into license agreements with Promus to operate the hotels as Homewood Suites(Reg. TM) by Hilton properties. These agreements have terms of 20 years and expire in 2019. These agreements require the Lessee to, among other things, pay monthly franchise fees equal to 4% of suite revenue. License and franchise agreements contain specific standards for, and restrictions and limitations on, the operation and maintenance of the hotels which are established by Promus to maintain uniformity in the system for Homewood Suites(Reg. TM) by Hilton. Such standards generally regulate the appearance of the hotel, quality and type of goods and services offered, signage, and protection of marks. Compliance with such standards may from time to time require significant expenditures for capital improvements which will be borne by the Company. In addition, the agreements provide that Promus will manage the daily operations of the hotels and provide advertising and promotion to include access to the reservation

                         APPLE SUITES MANAGEMENT, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           (UNAUDITED) -- (CONTINUED)

(2) PERCENTAGE LEASES -- (CONTINUED)


system for Homewood Suites(Reg. TM) by Hilton. The Lessee pays Promus 4% of monthly suite revenue for each of these functions, respectively. Total expenses incurred by the Lessee for franchise fees, advertising and promotion fees, and management fees for the three months ended March 31, 2000 totaled $937,354.

(3) SHAREHOLDER'S EQUITY

     The Lessee requires or may require funds to capitalize its business to satisfy its obligations under Percentage Leases with the Company. To meet these objectives, the Lessee has two funding commitment agreements of $1 million each from Mr. Knight and Apple Suites Realty Group, Inc., ("ASRG"), respectively, (together "Payor"). ASRG is owned by Mr. Knight. The funding commitments are contractual obligations of the Payor to provide funds to the Lessee. Funds paid to the Lessee under the commitments are to be used to satisfy any capitalization or net worth requirements applicable to the Lessee or the Lessee's payment obligations under the lease agreements and does not represent any indebtedness. The funding commitments terminate upon the expiration of the Percentage Leases, written agreement between the Payor and the Lessee, or payment of all commitments amounts by the Payor to the Lessee. As of March 31, 2000, no contributions have been made by the Payor to the Lessee.

(4) SUBSEQUENT EVENTS

     Effective May 8, 2000, the Company acquired a hotel property in Malvern, Pennsylvania. This hotel will be leased by the Lessee and managed by Promus in substantially the same manner as the other 11 Homewood Suites(Reg. TM) hotels.

                     SUPPLEMENT NO. 7 DATED JUNE 20, 2000
                      TO PROSPECTUS DATED AUGUST 3, 1999


                              APPLE SUITES, INC.

     The following information supplements the prospectus of Apple Suites, Inc. dated August 3, 1999 and is part of the prospectus. THIS SUPPLEMENT NO. 7 RELATES TO MATTERS THAT HAVE CHANGED OR OCCURRED SINCE MAY 31, 2000. OTHER IMPORTANT MATTERS WERE DISCUSSED IN SUPPLEMENT NO. 6 AND IN SUPPLEMENT NO. 5, WHICH INCORPORATED AND REPLACED ALL PRIOR SUPPLEMENTS. THIS SUPPLEMENT DOES NOT INCORPORATE OR REPLACE ANY PRIOR SUPPLEMENT.

     PROSPECTIVE INVESTORS SHOULD CAREFULLY REVIEW THE PROSPECTUS, SUPPLEMENT NO. 5, SUPPLEMENT NO. 6 AND THIS SUPPLEMENT NO. 7.


                    TABLE OF CONTENTS FOR SUPPLEMENT NO. 7


                 Status of the Offering .................. S-2
                 Recent Developments ..................... S-2
                  Potential Refinancing .................. S-2
                  Status of Payments ..................... S-3
                 Probable Hotel Acquisition .............. S-4
                  Overview ............................... S-4
                  Description of Hotel ................... S-4
                 Property Description Updates ............ S-7
                 Selected Financial Information .......... S-13
                 Experts ................................. S-14
                 Index to Financial Statements ........... F-1


     The prospectus and the supplements contain forward-looking statements within the meaning of the federal securities laws which are intended to be covered by the safe harbors created by those laws. These statements include our plans and objectives for future operations, including plans and objectives relating to future growth and availability of funds. These forward-looking statements are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, the continuation of our offering of common shares,  our  ability  to  repay  or  refinance our significant short-term debt, future economic, competitive and market conditions and future business decisions. All of these matters are difficult or impossible to predict accurately and many of them are beyond our control. Although we believe the assumptions underlying the forward-looking statements, and the forward-looking statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved.

                            STATUS OF THE OFFERING

     We completed the minimum offering of common shares at $9 per share on August 23, 1999. We are continuing the offering at $10 per common share in accordance with the prospectus.

     As of June 19, 2000, we had closed on the following sales of our common shares:




                                                             PROCEEDS NET OF SELLING
    PRICE PER           NUMBER OF             GROSS         COMMISSIONS AND MARKETING
  COMMON SHARE     COMMON SHARES SOLD        PROCEEDS           EXPENSE ALLOWANCE
 --------------   --------------------   ---------------   --------------------------
 $   9                 1,666,666.67      $ 15,000,000             $  13,500,000
 $  10                 3,278,875.00        32,788,750                29,509,875
                       ------------      ------------             -------------
        TOTAL          4,945,541.67      $ 47,788,750             $  43,009,875
                       ============      ============             =============


     We have used the net proceeds of our offering to acquire, by deed or lease, a total of 12 extended-stay hotels, which collectively have 1,341 suites. We hold these hotels directly or through wholly-owned subsidiaries. For simplicity, we will refer to these hotels as "our hotels." All of our hotels have franchises with Homewood Suites(Reg. TM) by Hilton, which is a registered service mark of Hilton Hotels Corporation.



                              RECENT DEVELOPMENTS


POTENTIAL REFINANCING

     We have five notes payable in connection with our hotel purchases in the total amount of approximately $80 million. These notes are payable to Promus Hotels, Inc., which is a wholly-owned subsidiary of Hilton Hotels Corporation. The maturity dates for these notes occur on different dates ranging from October 1, 2000 to April 28, 2001. Our goal is to use the net proceeds from our offering of common shares to make full or partial payments of principal on the various maturity dates. Our ability to achieve this goal depends on the rate at which our common shares are sold.

     We are negotiating to refinance these notes on commercially reasonable terms and conditions. We have applied for a commercial loan from a national bank in the amount of $58 million to be secured by the 11 hotels we purchased in 1999. There can be no assurance that the loan will occur in accordance with the terms of the loan application or at all. If the loan occurs in accordance with the application, repayment would be made in monthly installments over 10 years, on an amortized basis, at a fixed annual interest rate of 9.17%.

     If the loan closes, we expect the lender to impose additional conditions or requirements that are customary for loans of this type. The loan would represent a change to our borrowing policy, as originally described in the prospectus, because we would no longer hold our properties over the long-term on an all-cash basis.

     We have made an aggregate deposit of $1 million in connection with our loan application. If the closing on the loan does not occur within 90 days after the date of the application (June 9, 2000), we may be required to forfeit some or all of our deposit. We also have entered into an agreement, dated as of June 5, 2000, with the prospective lender, which guarantees the interest rate and provides for our payment of certain fees if we terminate our loan application.

     We have entered into a letter agreement, dated May 8, 2000, with Promus Hotels, Inc. in regard to potential refinancing. This letter agreement pertains to the latest promissory note regarding the Philadelphia/Great Valley hotel and any new promissory note regarding a hotel in Boulder, which we are negotiating to purchase. (The probable acquisition of the Boulder hotel is described in detail in another section below). Under this letter agreement, if we obtain refinancing, repay our initial four promissory notes in full, and are not in default under the other promissory notes, the first 11 hotels we purchased would be released as collateral. Furthermore, if our refinancing has both senior and junior levels of priority, and if the junior level does not exceed $13 million, we would be permitted to apply the net equity proceeds from our "best efforts" to the principal amount of such junior debt, rather than to our promissory notes with respect to the Philadelphia/Great Valley hotel and the Boulder hotel (if acquired).


STATUS OF PAYMENTS

     We have made all scheduled interest payments under the promissory notes payable to Promus Hotels, Inc. The aggregate amount of our interest payments from acquisition through June 19, 2000 is $3,499,851.

     To date, we have not made any principal payments under any of these promissory notes. The following amounts would be due on the maturity dates of the promissory notes, assuming that we do not obtain refinancing, that interest payments continue to be made on schedule and that no payments of principal are made before those maturity dates:




 MONTH OF PROMISSORY NOTE      DATE OF MATURITY     TOTAL DUE AT MATURITY
 --------------------------   ------------------   ----------------------
   September 1999             October 1, 2000            $26,811,010
   October 1999               October 1, 2000              7,401,349
   November 1999              December 1, 2000            30,421,056
   December 1999              January 1, 2001              4,415,131
   May 2000                   April 28, 2001              11,697,908
                                                         -----------
                                         TOTAL           $80,746,454
                                                         ===========


     In the event of a default under the promissory notes, various remedies are available to Promus Hotels, Inc. under certain deeds of trust, which are described in Supplement No. 6.

     We have advanced a total of $960,000 to the lessees of the hotels under the master hotel lease agreements (Apple Suites Management, Inc. or its subsidiary). We made this advance to assist the lessees in satisfying working capital account requirements that have been established by Promus Hotels, Inc., as licensor with respect to our 12 hotels. At one time, the lessees contemplated funding the working capital requirements with rental income from the hotels. It was determined, however, that an advance from us would be more administratively convenient.

     The total advance was based on an allocation of $80,000 per hotel. To evidence the repayment obligation of the lessees, we have received 12 substantially identical promissory notes, each of which relates to a particular hotel and is made in the principal amount of $80,000. Each note provides for an annual interest rate of 9% and for repayment in monthly installments of principal and interest, on an amortized basis, over a 10-year period.


                          PROBABLE HOTEL ACQUISITION


OVERVIEW

     We are negotiating to purchase an extended-stay hotel in Boulder, Colorado. This hotel is currently in operation and is owned by Promus Hotels, Inc., which is a wholly-owned subsidiary of Hilton Hotels Corporation. We purchased all of our other hotels from Promus Hotels, Inc. (or an affiliate). Like our other hotels, the Boulder hotel operates under a franchise with Homewood Suites(Reg. TM) by Hilton.

     Under a letter agreement dated May 8, 2000 with Promus Hotels, Inc. (and affiiliates), we are permitted to use the net equity proceeds from our "best efforts" offering to pay 25% of the purchase price for the Boulder hotel. This permission will expire if we do not purchase the Boulder hotel on or before June 30, 2000. If we purchase the Boulder hotel, we would expect Promus Hotels, Inc. to finance 75% of any purchase price, as it did with our other hotels. We currently expect that the total purchase price for the Boulder hotel would be approximately $14,885,000.

     There can be no assurance, however, that we will purchase the Boulder hotel at this price or at all, or that any financing will be similar to our existing financing. If we decline to purchase the Boulder hotel, we will forfeit a deposit in the amount of $200,000. The Boulder hotel is described in more detail below.

DESCRIPTION OF HOTEL

     The Boulder hotel has a franchise with Homewood Suites(Reg. TM) by Hilton and is located on a 3.0 acre site at 4950 Baseline Road, Boulder, Colorado 80303. The hotel is approximately 3 miles from downtown Boulder and 52 miles from the Denver International Airport.

     The hotel opened in January 1991. It has wood frame construction, with an exterior of brick veneer and stucco . The hotel consists of four buildings, each with three stories. The hotel contains 112 suites, which have a combined rentable area of 57,040 square feet. The following types of suites are available:




 TYPE OF SUITE                 NUMBER AVAILABLE     SQUARE FEET PER SUITE
 --------------------------   ------------------   ----------------------
   Master Suite                       28                    560
   Homewood Suite                     76                    440
   Two-Bedroom Suite                   8                    990


     The hotel offers a 40-seat breakfast/lounge area, a meeting room that accommodates 25 to 30 people, and a business center that offers guests the use of a personal computer, a photocopier and an electric typewriter. Recreational facilities include an outdoor pool, a whirlpool and an exercise room. The hotel also contains a guest convenience store and laundry. The hotel has a parking lot with 114 spaces. The hotel provides complimentary shuttle service within a five mile radius.

     We believe that the hotel has been well maintained and is generally in very good condition. If we purchase the hotel, we plan to spend approximately $287,450 on renovations or improvements over the subsequent 12 months. We expect that the principal renovations and improvements will include interior painting and the replacement of exterior lights, carpet and kitchen flooring. If we purchase the hotel, we would expect to pay for the costs of these renovations and improvements with the proceeds from our offering of common shares.

     During 2000 (through May), the average stay at the hotel has been approximately 3.2 nights, and approximately 49.6% of the guests have stayed for five nights or more. In general, occupancy at the hotel is not significantly affected by seasonal variations. The following table shows average daily occupancy rates, expressed as a percentage, since 1995:


                 AVERAGE DAILY OCCUPANCY RATE (CALENDAR YEAR)




                                                                        2000
     1995          1996         1997         1998         1999       THROUGH MAY
 ------------   ----------   ----------   ----------   ----------   ------------
   79.7%            80.3%        80.4%        79.8%        77.5%         74.9%


     During 2000 (through May), the average daily rate per suite has been $115.32, and the average daily net revenue per suite has been $86.38. As with our other properties, revenue from the hotel, including lease revenue that is paid to us under any master hotel lease agreement for the hotel, would be used to pay interest due under any promissory note we execute in connection with a purchase of the hotel. Our goal would be to use the proceeds of our offering of common shares to make principal payments. There can be no assurance, however, the proceeds of the offering would be sufficient for this purpose.

     The hotel's current rate structure is based on length of stay and type of suite, as summarized below:




 LENGTH OF STAY
 (NUMBER OF NIGHTS)      HOMEWOOD     MASTER     TWO BEDROOM
 --------------------   ----------   --------   ------------
    1 to  4                $159        $169         $235
    5 to 11                 144         154          225
   12 to 29                 144         154          225
   30 or more               124         134          225


     The hotel offers a weekend discount. This discount varies by type of suite and generally reduces the basic rate by approximately 30%. The weekend discount is not available to guests who stay for five nights or more. The hotel also offers discounts to guests who stay under certain corporate accounts. These discounts are often negotiated with the corporate customer and vary from account to account. We estimate that, through May 2000, approximately 70% of the hotel's guests received a corporate discount.

     The chief corporate accounts (as designated in the hotel's records) include: IBM, Micro Motion, Dieterich Standard, Printrak, SCC, Valleylab, NCAR/UCAR, Ball Aerospace, Sybase, Sun Microsystems, US West, Xilinx, and Storagetek. During 2000 (through May), the 10 largest corporate accounts were responsible for approximately 37% of the hotel's occupancy. There can be no assurance, however, that the hotel will continue to receive significant occupancy, or any occupancy, from the corporate accounts identified above.

     The table below shows the average effective annual rental per square foot since 1995:




                                                                              2000
      1995           1996          1997          1998          1999       (ANNUALIZED)
 -------------   -----------   -----------   -----------   -----------   -------------
 $  55.80          $ 62.25       $ 65.26       $ 66.84       $ 63.64        $ 68.94


     The depreciable real property component of the hotel has a currently estimated Federal tax basis of $11,461,450 and would be depreciated by us, if we purchase the hotel, using the straight-line method over a life of 39 years (or less, as permitted by the Internal Revenue Code). The basis of the personal property component of the hotel would be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code.

     The following table summarizes the hotel's real estate tax information for 2000:




                               ASSESSED        TAX RATE        AMOUNT
 TAX JURISDICTION               VALUE        (PER $1000)       OF TAX
 ------------------------   -------------   -------------   -----------
      County of Boulder      $2,500,590          75.767      $189,462


     We estimate that the annual tax for 2000 on the expected improvements will be approximately $11,000 or less.

     At least five competing hotels are located within three miles of the hotel. (The names of the competing franchises, as listed below, may be registered as service marks or trade names.) Of these competing hotels, one is newer than the hotel. The newer competing hotel has a franchise with Marriott. The other competing hotels have franchises with Courtyard by Marriott, Residence Inn by Marriott and Regal (the fourth hotel is a local, unfranchised property). We believe that the rates charged by the Boulder hotel are generally competitive with the rates charged by these other hotels. We are not aware of any ongoing or proposed construction for other extended-stay hotels.







                  [REMAINDER OF PAGE IS INTENTIONALLY BLANK]

                         PROPERTY DESCRIPTION UPDATES

     The following sections provide updated information about our hotels. The selected hotel information relates to the period from January 1, 2000 through May 31, 2000 (unless indicated to the contrary). Please refer to Supplement No. 5 and Supplement No. 6 for additional information about the hotels.


                             1. DALLAS -- ADDISON


                          SELECTED HOTEL INFORMATION


    Total Expected Cost of Improvements or Renovation .........   $ 424,000
    Improvement Funds Committed Since Hotel Acquisition .......   $ 283,376
    Occupancy Rate ............................................      81.78%
    Average Effective Rental per Square Foot (annualized) .....   $  51.42
    Average Daily Rate per Suite ..............................   $  88.24
    Average Daily Revenue per Available Suite .................   $  72.16

                                RATE STRUCTURE


 LENGTH OF STAY
 (NUMBER OF NIGHTS)      HOMEWOOD     MASTER (KING)     MASTER (DOUBLE)     TWO BEDROOM
 --------------------   ----------   ---------------   -----------------   ------------
    1 to  4                $139            $149               $149             $181
    5 to 11                 119             129                129              169
   12 to 29                  99             109                109              149
   30 or more                89              99                 99              139


     Real estate tax information for 2000 is not currently available from the local taxing authorities.


                        2. DALLAS -- IRVING/LAS COLINAS


                          SELECTED HOTEL INFORMATION


    Total Expected Cost of Improvements or Renovation ......... $507,000
    Improvement Funds Committed Since Hotel Acquisition ....... $344,180
    Occupancy Rate ............................................   75.22 %
    Average Effective Rental per Square Foot (annualized) ..... $ 44.41
    Average Daily Rate per Suite .............................. $ 95.37
    Average Daily Revenue per Available Suite ................. $ 71.73

                                RATE STRUCTURE


 LENGTH OF STAY
 (NUMBER OF NIGHTS)      HOMEWOOD     MASTER     TWO BEDROOM
 --------------------   ----------   --------   ------------
    1 to  4                $139        $139         $199
    5 to 12                 119         119          159
   13 to 29                 109         109          149
   30 or more                89          89          129

     Real estate tax information for 2000 is not currently available from the local taxing authorities.

                           3. NORTH DALLAS -- PLANO


                          SELECTED HOTEL INFORMATION


    Total Expected Cost of Improvements or Renovation ..............   $27,500
    Improvement Funds Committed Since Hotel Acquisition ............   $14,979
    Occupancy Rate .................................................     86.14 %
    Average Effective Rental per Square Foot (annualized) ..........   $ 44.89
    Average Daily Rate per Suite ...................................   $ 72.33
    Average Daily Revenue per Available Suite ......................   $ 62.30

                                RATE STRUCTURE


 LENGTH OF STAY
 (NUMBER OF NIGHTS)      HOMEWOOD     EXTENDED DOUBLE     TWO BEDROOM
 --------------------   ----------   -----------------   ------------
    1 to  4                $129             $129             $159
    5 to 12                 109              109              139
   13 to 29                  99               99              129
   30 or more                79               79              119


     Real estate tax information for 2000 is not currently available from the local taxing authorities.


                            4. RICHMOND -- WEST END


                          SELECTED HOTEL INFORMATION


    Total Expected Cost of Improvements or Renovation .........   $ 106,500
    Improvement Funds Committed Since Hotel Acquisition .......     none
    Occupancy Rate ............................................       76.12%
    Average Effective Rental per Square Foot (annualized) .....   $  44.14
    Average Daily Rate per Suite ..............................   $  82.19
    Average Daily Revenue per Available Suite .................   $  62.56

                                RATE STRUCTURE


 LENGTH OF STAY           HOMEWOOD        HOMEWOOD
 (NUMBER OF NIGHTS)      (KING BED)     (DOUBLE BED)     TWO BEDROOM
 --------------------   ------------   --------------   ------------
    1 to  4                 $124            $129            $179
    5 to 29                  114             119             149
   30 or more                 89              99             129


                          REAL ESTATE TAXES FOR 2000


                               ASSESSED       TAX RATE       AMOUNT
 TAX JURISDICTION               VALUE        (PER $100)      OF TAX
 ------------------------   -------------   ------------   ----------
      County of Henrico      $5,806,300          0.94       $54,579


     We estimate that the annual tax for 2000 on the expected improvements will be approximately $500 or less.

                       5. ATLANTA -- GALLERIA/CUMBERLAND


                          SELECTED HOTEL INFORMATION


    Total Expected Cost of Improvements or Renovation ......... $435,500
    Improvement Funds Committed Since Hotel Acquisition ....... $265,666
    Occupancy Rate ............................................   66.92 %
    Average Effective Rental per Square Foot (annualized) ..... $ 33.48
    Average Daily Rate per Suite .............................. $ 94.67
    Average Daily Revenue per Available Suite ................. $ 63.35

                                RATE STRUCTURE


 LENGTH OF STAY
 (NUMBER OF NIGHTS)      HOMEWOOD     MASTER     TWO BEDROOM
 --------------------   ----------   --------   ------------
    1 to  4                $119        $129         $179
    5 to 11                  99         109          169
   12 to 29                  85          95          159
   30 or more                79          89          149


     Real estate tax information for 2000 is not currently available from the local taxing authorities.


                            6. ATLANTA -- PEACHTREE


                          SELECTED HOTEL INFORMATION


    Total Expected Cost of Improvements or Renovation .........   $ 505,500
    Improvement Funds Committed Since Hotel Acquisition .......   $ 121,400
    Occupancy Rate ............................................      85.35%
    Average Effective Rental per Square Foot (annualized) .....   $  40.59
    Average Daily Rate per Suite ..............................   $  76.45
    Average Daily Revenue per Available Suite .................   $  65.25

                                RATE STRUCTURE


 LENGTH OF STAY
 (NUMBER OF NIGHTS)      HOMEWOOD     MASTER     TWO BEDROOM
 --------------------   ----------   --------   ------------
    1 to  4                $109        $119         $159
    5 to 11                  89         109          149
   12 to 29                  84          99          139
   30 or more                79          89          129

                          REAL ESTATE TAXES FOR 2000


                             ASSESSED         TAXABLE            TAX         AMOUNT
 TAX JURISDICTION             VALUE        PORTION (40%)        RATE         OF TAX
 ----------------------   -------------   ---------------   ------------   ----------
   Gwinnett County         $5,688,440        $2,275,376         0.03225     $73,381


     We estimate that the annual tax for 2000 on the expected improvements will be approximately $3,300 or less.

                          7. BALTIMORE -- BWI AIRPORT


                          SELECTED HOTEL INFORMATION


    Total Expected Cost of Improvements or Renovation ..............   $59,500
    Improvement Funds Committed Since Hotel Acquisition ............   $52,941
    Occupancy Rate .................................................   86.59 %
    Average Effective Rental per Square Foot (annualized) ..........   $ 59.96
    Average Daily Rate per Suite ...................................   $ 97.62
    Average Daily Revenue per Available Suite ......................   $ 84.52

                                RATE STRUCTURE


 LENGTH OF STAY
 (NUMBER OF NIGHTS)      HOMEWOOD     MASTER     TWO BEDROOM
 --------------------   ----------   --------   ------------
    1 to  4                $139        $139         $179
    5 to 11                 119         119          179
   12 to 29                 109         109          179
   30 or more                95          95          179

                           REAL ESTATE TAXES FOR 2000
     (based on a formula that uses the assessed values for multiple years to determine a separate taxable amount)


                                   TAXABLE        TAX RATE        AMOUNT
 TAX JURISDICTION                   AMOUNT       (PER $100)       OF TAX
 ----------------------------   -------------   ------------   -----------
      State of Maryland/
   Anne Arundel County           $4,331,720          2.57       $111,325


     We estimate that the annual tax for 2000 on the expected improvements will be approximately $800 or less.


                                 8. CLEARWATER


                          SELECTED HOTEL INFORMATION


    Total Expected Cost of Improvements or Renovation ..............   $16,000
    Improvement Funds Committed Since Hotel Acquisition ............   $5,678
    Occupancy Rate .................................................   84.03 %
    Average Effective Rental per Square Foot (annualized) ..........   $ 58.52
    Average Daily Rate per Suite ...................................   $ 99.53
    Average Daily Revenue per Available Suite ......................   $ 83.64

                                RATE STRUCTURE


 LENGTH OF STAY          HOMEWOOD     HOMEWOOD
 (NUMBER OF NIGHTS)        KING        DOUBLE     TWO BEDROOM
 --------------------   ----------   ---------   ------------
    1 to  4                $119         $129         $159
    5 to 29                  99          109          139
   30 or more                69           79          125


     Real estate tax information for 2000 is not currently available from the local taxing authorities.

                             9. DETROIT -- WARREN


                          SELECTED HOTEL INFORMATION


    Total Expected Cost of Improvements or Renovation .........   $ 331,000
    Improvement Funds Committed Since Hotel Acquisition .......   $  23,831
    Occupancy Rate ............................................      70.57%
    Average Effective Rental per Square Foot (annualized) .....   $  60.71
    Average Daily Rate per Suite ..............................   $  97.81
    Average Daily Revenue per Available Suite .................   $  69.02

                                RATE STRUCTURE


 LENGTH OF STAY
 (NUMBER OF NIGHTS)      HOMEWOOD     MASTER     TWO BEDROOM
 --------------------   ----------   --------   ------------
    1 to  4                $114        $139         $169
    5 to 12                 104         129          149
   13 to 29                  99         119          149
   30 or more                89         109          149

                          REAL ESTATE TAXES FOR 2000


                              ASSESSED          TAX RATE          AMOUNT
 TAX JURISDICTION              VALUE           (PER $100)         OF TAX
 -----------------------   -------------   ------------------   ----------
   City of Warren          $1,152,900              1.605         $18,504
   County of Macomb        $1,152,900              2.86          $32,973
   School District         $1,152,900              0.497         $ 5,730
                                                                 -------
                                                 TOTAL           $57,207
                                                                 =======

     We estimate that the annual tax for 2000 on the expected improvements will be approximately $8,200 or less.


                         10. SALT LAKE CITY -- MIDVALE


                          SELECTED HOTEL INFORMATION


    Total Expected Cost of Improvements or Renovation ..............     $ 72,000
    Improvement Funds Committed Since Hotel Acquisition ............     $  9,592
    Occupancy Rate .................................................       65.03%
    Average Effective Rental per Square Foot (annualized) ..........     $ 35.02
    Average Daily Rate per Suite ...................................     $ 90.49
    Average Daily Revenue per Available Suite ......................     $ 58.85

                                RATE STRUCTURE


 LENGTH OF STAY          HOMEWOOD     HOMEWOOD
 (NUMBER OF NIGHTS)       (KING)      (DOUBLE)     MASTER     TWO BEDROOM
 --------------------   ----------   ----------   --------   ------------
    1 to  4                 $99          $99        $109         $179
    5 to 12                  89           89          99          169
   13 to 29                  79           79          89          159
   30 or more                69           69          79          149

     Real estate tax information for 2000 is not currently available from the local taxing authorities.

                           11. JACKSON -- RIDGELAND


                          SELECTED HOTEL INFORMATION




    Total Expected Cost of Improvements or Renovation ..............   $58,500
    Improvement Funds Committed Since Hotel Acquisition ............   $2,805
    Occupancy Rate .................................................     74.07%
    Average Effective Rental per Square Foot (annualized) ..........   $ 49.98
    Average Daily Rate per Suite ...................................   $ 84.82
    Average Daily Revenue per Available Suite ......................   $ 62.83


                                RATE STRUCTURE




 LENGTH OF STAY
 (NUMBER OF NIGHTS)      HOMEWOOD     MASTER     TWO BEDROOM
 --------------------   ----------   --------   ------------
    1 to  4                 $99         $99         $159
    5 to 11                  89          89          129
   12 to 28                  74          74          119
   29 or more                69          69          109


     Real estate tax information for 2000 is not currently available from the local taxing authorities.


                         12. PHILADELPHIA/GREAT VALLEY

     The depreciable real property component of the hotel, based on our leasehold interest, has a currently estimated Federal tax basis of $15,519,572 and will be depreciated using the straight-line method over a life of 39 years (or less, as permitted by the Internal Revenue Code).

     For additional 2000 information, see Supplement No. 6.







                  [REMAINDER OF PAGE IS INTENTIONALLY BLANK]

                        SELECTED FINANCIAL INFORMATION


          FOR THE THREE MONTHS ENDED MARCH 31, 2000 (EXCEPT AS NOTED)




 REVENUES:
 Lease revenue ..................................................     $   3,406,678
 Interest income and other revenue ..............................            48,007
                                                                      -------------
 Total revenue ..................................................         3,454,685
 EXPENSES:
 Taxes, insurance, and other ....................................           691,575
 General and administrative .....................................           254,736
 Depreciation ...................................................           549,201
 Interest .......................................................         1,453,110
 Total expenses .................................................         2,948,622
                                                                      -------------
 Net income .....................................................     $     506,063
                                                                      =============
 PER SHARE
 Earnings per share -- basic and diluted ........................     $        0.14
 Distributions to common shareholders ...........................     $          --
 Weighted-average common shares outstanding .....................         3,607,458
 Balance Sheet Data at March 31, 2000:
  Cash and cash equivalents .....................................     $   3,781,922
  Investment in hotels, net .....................................     $  93,450,963
  Total assets ..................................................     $ 102,814,839
  Notes payable -- secured ......................................     $  68,569,500
  Shareholders Equity ...........................................     $  32,997,819
 OTHER DATA
 Cash flow from:
  Operating activities ..........................................     $    (340,502)
  Investing activities ..........................................     $    (139,941)
  Financing activities ..........................................     $   3,681,021
 Number of hotels owned at March 31, 2000 .......................                11
 Number of hotel rooms (suites) owned at March 31, 2000 .........             1,218
 FUNDS FROM OPERATIONS CALCULATION
 Net income .....................................................     $     506,063
  Depreciation of real estate owned .............................           549,201
 Funds from Operations (a) ......................................     $   1,055,264
                                                                      =============

     (a) "Funds from operations" is defined as income before gains (losses) on investments and extraordinary items (computed in accordance with generally accepted accounting principles) plus real estate depreciation and after adjustment for significant nonrecurring items, if any. We consider funds from operations in evaluating property acquisitions and operating performance, and believe that funds from operations should be considered along with, but not as an alternative to, net income and cash flows as a measure of our operating performance and liquidity. Funds from operations, which may not be comparable to other similarly titled measures of other REITs, does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs.

                                    EXPERTS

     The combined financial statements for the Philadelphia/Great Valley and Boulder hotels are set forth below. These financial statements have been included herein in reliance on the report of L.P. Martin & Company, P.C., independent certified public accountants, which is also included herein, and upon the authority of that firm as an expert in accounting and auditing.












                  [REMAINDER OF PAGE IS INTENTIONALLY BLANK]

                              APPLE SUITES, INC.

                         INDEX TO FINANCIAL STATEMENTS





                                                                                        Page
 PROPERTY FINANCIAL STATEMENTS                                                         -----
 Philadelphia/Great Valley and Boulder Hotels
    Independent Auditors' Report ...................................................   F-3
    Combined Balance Sheets -- December 31, 1999 and December 31, 1998 .............   F-4
    Combined Statements of Shareholders' Equity -- Years ended December 31, 1999 and
     December 31, 1998 .............................................................   F-5
    Combined Income Statements -- Years ended December 31, 1999 and December 31,
     1998 ..........................................................................   F-5
    Combined Statements of Cash Flows -- Years ended December 31, 1999 and
     December 31, 1998 .............................................................   F-6
    Notes to the Combined Financial Statements -- December 31, 1999 and December 31,
     1998 ..........................................................................   F-7
                                        *  *  *
    Combined Balance Sheet -- March 31, 2000 (unaudited) ...........................   F-11
    Combined Statement of Shareholders' Equity -- For the Period January 1, 2000
     through March 31, 2000 (unaudited) ............................................   F-12
    Combined Income Statement -- For the Period January 1, 2000 through March 31,
     2000 (unaudited) ..............................................................   F-12
    Combined Statement of Cash Flows -- For the Period January 1, 2000 through
     March 31, 2000 (unaudited) ....................................................   F-13
    Notes to the Combined Financial Statements -- For the Period January 1, 2000
     through March 31, 2000 (unaudited) ............................................   F-14


                                                                                       PAGE
 PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)                                           ------
 Apple Suites, Inc.
    Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2000 ...........   F-18
    Notes to Pro Forma Condensed Consolidated Balance Sheet .......................   F-19
    Pro Forma Condensed Consolidated Statements of Operations for the Year Ended
     December 31, 1999 and the Three Months Ended March 31, 2000 ..................   F-20
    Notes to Pro Forma Condensed Consolidated Statements of Operations ............   F-22
 Apple Suites Management, Inc.
    Pro Forma Condensed Consolidated Statements of Operations for the Year Ended
     December 31, 1999 and the Three Months Ended March 31, 2000 ..................   F-23
    Notes to Pro Forma Condensed Consolidated Statements of Operations ............   F-25


                                      L.P. MARTIN & COMPANY
                                   A PROFESSIONAL CORPORATION
            MEMBERS               CERTIFIED PUBLIC ACCOUNTANTS                  MEMBERS
        VIRGINIA SOCIETY OF            4132 INNSLAKE DRIVE               AMERICAN INSTITUTE OF
 CERTIFIED PUBLIC ACCOUNTANTS      GLEN ALLEN, VIRGINIA 23060        CERTIFIED PUBLIC ACCOUNTANTS

 LEE P. MARTIN, JR., C.P.A.           PHONE: (804) 345-2626              ROBERT C. JOHNSON, C.P.A.
 WILLIAM L. GRAHAM, C.P.A.             FAX: (804) 346-9311         LEE P. MARTIN, C.P.A. (1948-76)
 BERNARD G. KINZIE, C.P.A.
 W. BARCLAY BRADSHAW, C.P.A.


                         INDEPENDENT AUDITORS' REPORT


Apple Suites, Inc.
Richmond, Virginia

     We have audited the accompanying combined balance sheets of the Homewood Suites Acquisition Hotels (described in Note 1) as of December 31, 1999 and 1998, and the related combined statements of income, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the management of the hotels. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion. The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 to the financial statements and are not intended to be a complete presentation of the Homewood Suites Acquisition Hotels.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Homewood Suites Acquisition Hotels as of December 31, 1999 and 1998, and the combined results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


                                        /s/ L.P. Martin & Co, P.C.

Richmond, Virginia
May 31, 2000

                      HOMEWOOD SUITES ACQUISITION HOTELS

                            COMBINED BALANCE SHEETS




                                                          DECEMBER 31, 1999   DECEMBER 31, 1998
                                                         ------------------- ------------------
 ASSETS
 CURRENT ASSETS
  Cash .................................................    $    231,297        $    142,363
  Accounts Receivable, Net .............................         207,653             157,754
  Prepaids and Other ...................................          85,403              15,751
                                                            ------------        ------------
    Total Current Assets ...............................         524,353             315,868
                                                            ------------        ------------
 INVESTMENT IN HOTEL PROPERTIES
  Land and Improvements ................................       1,911,918           1,911,918
  Buildings and Improvements ...........................      13,078,590          13,078,407
  Furniture, Fixtures and Equipment ....................       4,362,527           4,091,364
                                                            ------------        ------------
    Total ..............................................      19,353,035          19,081,689
  Less: Accumulated Depreciation .......................      (4,170,565)         (3,473,189)
                                                            ------------        ------------
    Net Investment in Hotel Properties .................      15,182,470          15,608,500
                                                            ------------        ------------
    Total Assets .......................................    $ 15,706,823        $ 15,924,368
                                                            ============        ============
 LIABILITIES AND SHAREHOLDERS' EQUITY
 CURRENT LIABILITIES
  Accounts Payable .....................................    $     17,104        $     44,353
  Accrued Taxes ........................................         277,595             358,676
  Accrued Expenses - Other .............................         105,781             109,590
                                                            ------------        ------------
    Total Current Liabilities ..........................         400,480             512,619
                                                            ------------        ------------
 SHAREHOLDERS' EQUITY
  Contributed Capital ..................................       2,364,469           5,303,463
  Retained Earnings ....................................      12,941,874          10,108,286
                                                            ------------        ------------
    Total Shareholders' Equity .........................      15,306,343          15,411,749
                                                            ------------        ------------
    Total Liabilities and Shareholders' Equity .........    $ 15,706,823        $ 15,924,368
                                                            ============        ============


The accompanying notes are an integral part of these financial statements.

                      HOMEWOOD SUITES ACQUISITION HOTELS

                  COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY




                                                                                TOTAL
                                           CONTRIBUTED        RETAINED      SHAREHOLDERS'
                                             CAPITAL          EARNINGS         EQUITY
                                         ---------------   -------------   --------------
 Balances, January 1, 1998 ...........    $  6,640,591     $ 7,475,355      $ 14,115,946
 Net Income ..........................              --       2,632,931         2,632,931
 Capital Distributions, Net ..........      (1,337,128)             --        (1,337,128)
                                          ------------     -----------      ------------
 Balances, December 31, 1998 .........       5,303,463      10,108,286        15,411,749
 Net Income ..........................              --       2,833,588         2,833,588
 Capital Distributions, Net ..........      (2,938,994)             --        (2,938,994)
                                          ------------     -----------      ------------
 Balances, December 31, 1999 .........    $  2,364,469     $12,941,874      $ 15,306,343
                                          ============     ===========      ============

                          COMBINED INCOME STATEMENTS




                                                                             YEARS ENDED DECEMBER 31,
                                                                            ---------------------------
                                                                                 1999          1998
                                                                            ------------- -------------
 GROSS OPERATING REVENUE
  Suite Revenue ...........................................................  $7,419,101    $7,173,338
  Other Customer Revenue ..................................................     398,812       437,197
                                                                             ----------    ----------
    Total Revenue .........................................................   7,817,913     7,610,535
                                                                             ----------    ----------
 EXPENSES
  Property and Operating ..................................................   2,491,119     2,400,823
  General and Administrative ..............................................     105,719        95,694
  Advertising and Promotion ...............................................     328,070       325,398
  Utilities ...............................................................     270,080       291,153
  Real Estate and Personal Property Taxes, and Property Insurance .........     444,162       338,054
  Land Rent ...............................................................     100,000       100,000
  Depreciation Expense ....................................................     714,411     1,003,928
  Franchise and Management Fees ...........................................     530,764       286,933
  Pre-Opening Expenses ....................................................          --       135,621
                                                                             ----------    ----------
    Total Expenses ........................................................   4,984,325     4,977,604
                                                                             ----------    ----------
    Net Income ............................................................  $2,833,588    $2,632,931
                                                                             ==========    ==========


The accompanying notes are an integral part of these financial statements.

                      HOMEWOOD SUITES ACQUISITION HOTELS

                       COMBINED STATEMENTS OF CASH FLOWS




                                                           YEARS ENDED DECEMBER 31,
                                                        -------------------------------
                                                              1999            1998
                                                        --------------- ---------------
 CASH FLOWS FROM (TO) OPERATING ACTIVITIES
  Net Income ..........................................  $  2,833,588    $  2,632,931
                                                         ------------    ------------
  Adjustments to reconcile net income to net cash
    Provided by operating activities:
    Depreciation ......................................       714,411       1,003,928
    Change In:
     Accounts receivable ..............................       (49,899)        (96,807)
     Prepaids and other current assets ................       (69,652)        (15,751)
     Accounts payable .................................       (27,249)       (491,258)
     Accrued taxes ....................................       (81,081)        158,299
     Accrued expenses - other .........................        (3,809)         46,124
                                                         ------------    ------------
 Net adjustments ......................................       482,721         604,535
                                                         ------------    ------------
       Net cash flows from operating activities .......     3,316,309       3,237,466
                                                         ------------    ------------
 CASH FLOWS TO FINANCING ACTIVITIES
  Capital distributions, net ..........................    (3,227,375)     (3,139,575)
                                                         ------------    ------------
    Net increase in cash ..............................        88,934          97,891
    Cash, beginning of year ...........................       142,363          44,472
                                                         ------------    ------------
    Cash, end of year .................................  $    231,297    $    142,363
                                                         ============    ============


SUPPLEMENTAL DISCLOSURES:

NONCASH FINANCING AND INVESTING ACTIVITIES

     Year Ended December 31, 1999

      Investments in hotel properties in the amount of $288,381 were financed with capital contributions.

     Year Ended December 31, 1998

    Investments in hotel properties in the amount of $1,802,447 were financed with capital contributions.

    Construction in progress in the amount of $7,510,072 was reclassified to investment in hotel properties.

The accompanying notes are an integral part of these financial statements.

                       HOMEWOOD SUITES ACQUISITION HOTELS

                  NOTES TO THE COMBINED FINANCIAL STATEMENTS
                          DECEMBER 31, 1999 AND 1998


NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION

     The Homewood Suites Acquisition Hotels (the Hotels) consist of the following:




 PROPERTY                             HOTEL LOCATION       DATE OPENED    # OF SUITES
 ------------------------------  ----------------------- --------------- ------------
      Boulder                       Boulder, Colorado    January, 1991       112
      Philadelphia/Great Valley   Malvern, Pennsylvania  January, 1998       123


     Economic conditions in the localities in which the individual hotels are located impact revenues and the ability to collect accounts receivable.

     The Hotels specialize in providing extended stay lodging to business or leisure travelers. While customers may rent rooms for a night, terms of up to a month or longer are available. Services offered, which are particularly attractive to the extended stay traveler, include laundry services, 24 hour on-site convenience stores and grocery shopping services.

     The Hotels were owned and managed by affiliates of Promus Hotels, Inc. (the Owner) through November 30, 1999. Promus Hotels, Inc. and the affiliated entities owning the Hotels were acquired by Hilton Hotels Corporation effective November 30, 1999. Hilton Hotels Corporation has managed the Hotels since that date. The accompanying combined financial statements of the Hotels have been presented on a combined basis because the Owner sold the Philadelphia/Great Valley Hotel to an affiliate of Apple Suites, Inc. on May 8, 2000 and has a contract pending to sell the Boulder Hotel property to an affiliate of Apple Suites, Inc. Apple Suites, Inc., is a real estate investment trust established to acquire equity interests in hotel properties. The statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission for inclusion in a filing by Apple Suites, Inc.

     The corporate owner pays income taxes on taxable income of the company as a whole and does not allocate income taxes to individual properties. Accordingly, the combined financial statements have been presented on a pretax basis.


NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES

     Property -- The Hotel properties are recorded at cost. Depreciation through August 1999 has been recorded straight-line using the following lives:




                                                      LIFE
                                                  ------------
     Land Improvements ..........................  5-12 Years
     Buildings and Improvements ................. 15-35 Years
     Furniture, Fixtures and Equipment ..........  3-10 Years


     Major renewals, betterments and improvements are capitalized, while ongoing maintenance and repairs are expensed as incurred. Building costs include interest capitalized during the construction period. Construction in progress represents Hotel

                      HOMEWOOD SUITES ACQUISITION HOTELS

                  NOTES TO THE COMBINED FINANCIAL STATEMENTS
                    DECEMBER 31, 1999 AND 1998 - (CONTINUED)
NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

properties under construction. At the point construction is completed and the Hotels are ready to be placed in service, the costs are reclassified to investment in Hotel properties for financial statement presentation.

     Estimates -- The preparation of financial statements in accordance with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosures related thereto. Actual results could differ from those estimates.

     Annually, management of the hotels reviews the carrying value and remaining depreciable lives of the Hotel properties and related assets. During 1999, the Owner identified the Philadelphia/Great Valley and Boulder Hotel properties as held for disposal. In accordance with Statement of Financial Accounting Standards number 121, management discontinued depreciating the assets at this time. Accordingly, the 1999 income statement includes only eight months depreciation. Sales proceeds received from the sale of the Philadelphia/Great Valley property on May 8, 2000 and anticipated sales proceeds for the pending sale of the Boulder Hotel property both exceed the net carrying values of the properties reflected in these financial statements.

     Accounts receivable are recorded net of an allowance for doubtful accounts based on management's historical experience in estimating credit losses. Actual uncollectible balances written off may be more or less than the allowance recorded.

     Cash -- Cash includes all highly liquid investments with a maturity date of three months or less when purchased.

     Advertising -- Advertising costs are expensed in the period incurred.

     Pre-Opening Expenses -- Pre-opening expenses represent operating expenses incurred prior to initial opening of the hotels. In 1998, pre-opening expenses of $135,621 were expensed as incurred for the Philadelphia/Great Valley hotel.

     Inventories -- The Hotels maintain supplies of room linens and food and beverages. However, due to the ongoing routine replacement of these items and the difficulty in establishing market values, management has chosen to expense these items at point of purchase.


NOTE 3 -- RELATED PARTY TRANSACTIONS

     During the years ended December 31, 1999 and 1998, the following owner related fees were expensed.

                      HOMEWOOD SUITES ACQUISITION HOTELS

                  NOTES TO THE COMBINED FINANCIAL STATEMENTS
                    DECEMBER 31, 1999 AND 1998 - (CONTINUED)
NOTE 3 -- RELATED PARTY TRANSACTIONS - (CONTINUED)


                                                                            TOTAL EXPENSE
                                                                       -----------------------
 FEE TYPE                                  BASIS FOR DETERMINATION        1999         1998
 ------------------------------------   ----------------------------   ----------   ----------
 Accounting Fees ....................   $1,000 per hotel per month      $ 24,000     $ 24,000
 Corporate Advertising,
  Training and Reservations .........   4% of Net Suite Revenue         $296,764     $286,934
 Franchise Fees .....................   4% of Net Suite Revenue         $296,764     $286,933
 Management Fees ....................   3% of Total Revenue             $234,000     $     --

     The acquisition cost of the properties and related furnishings and equipment was financed by the Owner. The Owner allocated interest to each property on monies advanced to fund the construction costs. The interest costs have been capitalized and depreciated in accordance with the Hotels' normal depreciation policy. Interest capitalized and included in the cost basis of the hotels totaled $242,065 in 1998.

     On   most   property   and   equipment   purchases,  excluding  base  hotel
construction contracts, the following fees paid to the Owner have been capitalized:

       Purchase Fee -- 3.0% to 4.0% of Asset Cost
       Project Management Fee -- 4.0% to 4.5% of labor portion of capitalized asset costs


     Each Hotel maintains a depository bank account into which customer revenues have been deposited. The bulk of each Hotel's operating expenditures are paid through the Owner's corporate accounts. Funds are transferred from the Hotel's depository bank accounts to the Owner periodically. The transfers to the Owner and expenditures made on behalf of the Hotels by the Owner are accounted for through various intercompany accounts. No interest has been charged on these intercompany advances from ongoing operations. There is no intention to repay any advances to or from the Owner. Accordingly, the net amounts have been included in shareholders' equity with 1999 and 1998 intercompany/intracompany transfers being reflected as net capital distributions.


NOTE 4 -- LAND LEASE

     The land on which the Philadelphia/ Great Valley hotel is located is leased. The lease is for a 30 year term beginning May 1, 1997 and includes three 10 year renewal options. Scheduled rent is $100,000 annually, payable in monthly installments. Rent can be increased but not decreased, every 5 years by the CPI change, not to exceed 15%.

     Below are scheduled minimum lease payments for each of the next 5 years.




   2000 .................    $100,000
   2001 .................     100,000
   2002 .................     100,000
   2003 .................     100,000
   2004 .................     100,000
                             --------
                             $500,000
                             ========


                      HOMEWOOD SUITES ACQUISITION HOTELS

                  NOTES TO THE COMBINED FINANCIAL STATEMENTS
                    DECEMBER 31, 1999 AND 1998 - (CONTINUED)
NOTE 4 -- LAND LEASE - (CONTINUED)

     Rent expense for each of the years ended December 31, totaled $100,000.


NOTE 5 -- CONCENTRATIONS OF CREDIT RISK

     At December 31, 1999, financial instruments that subject the Company to concentrations of credit risk consist of cash deposits in a single financial institution which exceed maximum amounts insurable by FDIC by $52,977.

                      HOMEWOOD SUITES ACQUISITION HOTELS

                      COMBINED BALANCE SHEET (UNAUDITED)




                                                          MARCH 31, 2000
                                                         ---------------
 ASSETS
 CURRENT ASSETS
  Cash .................................................  $    154,617
  Accounts receivable, net .............................       334,193
  Prepaids and other ...................................        37,509
                                                          ------------
    Total current assets ...............................       526,319
                                                          ------------
 INVESTMENT IN HOTEL PROPERTIES
  Land and improvements ................................     1,911,918
  Buildings and Improvements ...........................    13,078,590
  Furniture, fixtures and equipment ....................     4,362,527
                                                          ------------
    Total ..............................................    19,353,035
  Less: Accumulated depreciation .......................    (4,170,565)
                                                          ------------
    Net investment in hotel properties .................    15,182,470
                                                          ------------
    Total assets .......................................  $ 15,708,789
                                                          ============
 LIABILITIES AND SHAREHOLDERS' EQUITY
 CURRENT LIABILITIES
  Accounts payable .....................................  $      1,679
  Accrued taxes ........................................       223,311
  Accrued expenses -- Other ............................       101,583
                                                          ------------
    Total current liabilities ..........................       326,573
                                                          ------------
 SHAREHOLDERS' EQUITY
 Contributed capital ...................................     1,595,274
  Retained earnings ....................................    13,786,942
                                                          ------------
    Total Shareholders' Equity .........................    15,382,216
                                                          ------------
    Total Liabilities and Shareholders' Equity .........  $ 15,708,789
                                                          ============


The accompanying notes are an integral part of this financial statement.

                      HOMEWOOD SUITES ACQUISITION HOTELS

                  COMBINED STATEMENT OF SHAREHOLDERS' EQUITY
       FOR THE PERIOD JANUARY 1, 2000 THROUGH MARCH 31, 2000 (UNAUDITED)




                                                                              TOTAL
                                         CONTRIBUTED       RETAINED       SHAREHOLDERS'
                                           CAPITAL         EARNINGS          EQUITY
                                        -------------   --------------   --------------
 Balances, January 1, 2000 ..........    $2,364,469      $12,941,874      $15,306,343
 Net Income .........................            --          845,068          845,068
 Capital Distributions, Net .........      (769,195)              --         (769,195)
                                         ----------      -----------      -----------
 Balances, March 31, 2000 ...........    $1,595,274      $13,786,942      $15,382,216
                                         ==========      ===========      ===========

                           COMBINED INCOME STATEMENT

       FOR THE PERIOD JANUARY 1, 2000 THROUGH MARCH 31, 2000 (UNAUDITED)




 GROSS OPERATING REVENUE
  Suite Revenue ...........................................................    $1,841,936
  Other Customer Revenue ..................................................        93,150
                                                                               ----------
    Total Revenue .........................................................     1,935,086
                                                                               ----------
 EXPENSES
  Property and Operating ..................................................       633,274
  General and Administrative ..............................................        33,287
  Advertising and Promotion ...............................................        82,781
  Utilities ...............................................................        65,361
  Real Estate and Personal Property Taxes, and Property Insurance .........       118,585
  Land Rent ...............................................................        25,000
  Franchise and Management Fees ...........................................       131,730
                                                                               ----------
    Total Expenses ........................................................     1,090,018
                                                                               ----------
    Net Income ............................................................    $  845,068
                                                                               ==========


The accompanying notes are an integral part of this financial statement.

                      HOMEWOOD SUITES ACQUISITION HOTELS

                       COMBINED STATEMENT OF CASH FLOWS
       FOR THE PERIOD JANUARY 1, 2000 THROUGH MARCH 31, 2000 (UNAUDITED)




 CASH FLOWS FROM (TO) OPERATING ACTIVITIES
  Net Income ......................................................................    $  845,068
                                                                                       ----------
  Adjustments to reconcile net income to net cash provided by operating activities:
    Change in:
     Accounts receivable ..........................................................      (126,540)
     Prepaids and other current assets ............................................        47,894
     Accounts payable .............................................................       (15,425)
     Accrued taxes ................................................................       (54,284)
     Accrued expenses - other .....................................................        (4,198)
                                                                                       ----------
 Net Adjustments ..................................................................      (152,553)
                                                                                       ----------
     Net cash flows from operating activities .....................................       692,515
 CASH FLOWS TO FINANCING ACTIVITIES:
  Net equity distributions ........................................................      (769,195)
                                                                                       ----------
     Net decrease in cash .........................................................       (76,680)
     Cash, January 1, 2000 ........................................................       231,297
                                                                                       ----------
     Cash, March 31, 2000 .........................................................    $  154,617
                                                                                       ==========


The accompanying notes are an integral part of this financial statement.

                      HOMEWOOD SUITES ACQUISITION HOTELS

                  NOTES TO THE COMBINED FINANCIAL STATEMENTS
       FOR THE PERIOD JANUARY 1, 2000 THROUGH MARCH 31, 2000 (UNAUDITED)


NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION

     The Homewood Suites Acquisition Hotels (the Hotels) consist of the following:




 PROPERTY                              HOTEL LOCATION       DATE OPENED    # OF SUITES
 -------------------------------- ----------------------- --------------- ------------
      Boulder                        Boulder, Colorado    January, 1991       112
      Philadelphia/Great Valley    Malvern, Pennsylvania  January, 1998       123


     Economic conditions in the localities in which the individual hotels are located impact revenues and the ability to collect accounts receivable.

     The Hotels specialize in providing extended stay lodging to business or leisure travelers. While customers may rent rooms for a night, terms of up to a month or longer are available. Services offered, which are particularly attractive to the extended stay traveler, include laundry services, 24 hour on-site convenience stores and grocery shopping services.

     The Hotels have been owned and managed by Hilton Hotels Corporation (the Owner) throughout the financial statement period. The accompanying combined financial statements of the Hotels have been presented on a combined basis because the Owner sold the Philadelphia/Great Valley Hotel to an affiliate of Apple Suites, Inc. on May 8, 2000 and has a contract pending to sell the Boulder Hotel property to an affiliate of Apple Suites, Inc. Apple Suites, Inc. is a real estate investment trust established to acquire equity interests in hotel properties. The statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission for inclusion in a filing by Apple Suites, Inc.

     The corporate owner pays income taxes on taxable income of the company as a whole and does not allocate income taxes to individual properties. Accordingly, the combined financial statements have been presented on a pretax basis.


NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES

     Property -- The Hotel properties are recorded at cost. Depreciation through August, 1999 has been recorded straight-line using the following lives:





                                                     LIFE
                                                 ------------
    Land Improvements ..........................  5-12 Years
    Buildings and Improvements ................. 15-35 Years
    Furniture, Fixtures and Equipment ..........  3-10 Years


                      HOMEWOOD SUITES ACQUISITION HOTELS

                  NOTES TO THE COMBINED FINANCIAL STATEMENTS
FOR  THE PERIOD JANUARY 1, 2000 THROUGH MARCH 31, 2000 (UNAUDITED) - (CONTINUED)

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

     Major   renewals,  betterments  and  improvements  are  capitalized,  while ongoing maintenance and repairs are expensed as incurred. Building costs include interest capitalized during the construction period.

     Estimates -- The preparation of financial statements in accordance with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosures related thereto. Actual results could differ from those estimates.

     Annually, management of the hotels reviews the carrying value and remaining depreciable lives of the Hotel properties and related assets. During 1999, the Owner identified the Philadelphia/Great Valley and Boulder Hotel properties as held for disposal. In accordance with Statement of Financial Accounting Standards number 121, management discontinued depreciating the assets at this time. Accordingly, the January 1, 2000 through March 31, 2000 income statement does not include depreciation expense. Sales proceeds received from the sale of the Philadelphia/Great Valley property on May 8, 2000 and anticipated sales proceeds for the pending sale of the Boulder Hotel property both exceed the net carrying values of the properties reflected in these financial statements.

     Accounts receivable are recorded net of an allowance for doubtful accounts based on management's historical experience in estimating credit losses. Actual uncollectible balances written off may be more or less than the allowance recorded.

     Cash -- Cash includes all highly liquid investments with a maturity date of three months or less when purchased.

     Advertising -- Advertising costs are expensed in the period incurred.

     Inventories -- The Hotels maintain supplies of room linens and food and beverages. However, due to the ongoing routine replacement of these items and the difficulty in establishing market values, management has chosen to expense these items at point of purchase.

                      HOMEWOOD SUITES ACQUISITION HOTELS

                  NOTES TO THE COMBINED FINANCIAL STATEMENTS
FOR THE  PERIOD JANUARY 1, 2000 THROUGH MARCH 31, 2000 (UNAUDITED) - (CONTINUED)


NOTE 3 -- RELATED PARTY TRANSACTIONS

     During the period January 1, 2000 through March 31, 2000, the following Owner related fees were expensed.




 FEE TYPE                             BASIS FOR DETERMINATION      TOTAL EXPENSE
 -------------------------------   ----------------------------   --------------
 Accounting Fees ...............   $1,000 per hotel per month         $ 6,000
 Corporate Advertising, Training
  and Reservations .............   4% of net suite revenue             73,677
 Franchise Fees ................   4% of net suite revenue             73,677
 Management Fees ...............   3% of net suite revenue             58,053

     The acquisition cost of the properties and related furnishings and equipment was financed by the Owner. The Owner allocated interest to each property on monies advanced to fund the construction costs. The interest costs have been capitalized and depreciated in accordance with the Hotels' normal depreciation policy.

     On   most   property   and   equipment   purchases,  excluding  base  hotel
construction contracts, the following fees paid to Hilton Hotels Corporation have been capitalized:


       Purchase Fee -- 4% of Asset Cost
       Project Management Fee -- 4.0 % to 4.5% of labor portion of capitalized asset costs

     Each Hotel maintains a depository bank account into which customer revenues have been deposited. The bulk of each Hotel's operating expenditures are paid through the Owner's corporate accounts. Funds are transferred from the Hotel's depository bank accounts to the Owner periodically. The transfers to the Owner and expenditures made on behalf of the Hotels by the Owner are accounted for through various intercompany accounts. No interest has been charged on these intercompany advances from ongoing operations. There is no intention to repay any advances to or from the Owner. Accordingly, the net amounts have been included in shareholders' equity with intercompany/intracompany transfers being reflected as net capital distributions.

                      HOMEWOOD SUITES ACQUISITION HOTELS

                  NOTES TO THE COMBINED FINANCIAL STATEMENTS
FOR  THE PERIOD JANUARY 1, 2000 THROUGH MARCH 31, 2000 (UNAUDITED) - (CONTINUED)


NOTE 4 -- LAND LEASE

     The land on which the Philadelphia/Great Valley hotel is located is leased. The lease is for a 30 year term beginning May 1, 1997 and includes three 10 year renewal options. Scheduled rent is $100,000 annually, payable in monthly installments. Rent can be increased but not decreased, every 5 years by the CPI change, not be exceed 15%.

     Below are scheduled minimum lease payments for each of the next 5 years.




   2000 .................    $100,000
   2001 .................     100,000
   2002 .................     100,000
   2003 .................     100,000
   2004 .................     100,000
                             --------
                             $500,000
                             ========


     Rent expense for the period January 1, 2000 through March 31, 2000 totaled $25,000.

                              APPLE SUITES, INC.

                        PRO FORMA CONDENSED CONSOLIDATED
                BALANCE SHEET AS OF MARCH 31, 2000 (UNAUDITED)

     The following unaudited Pro Forma Condensed Consolidated Balance Sheet of Apple Suites, Inc. (the "Company") is presented as if the acquisition of the Homewood Suites -- Malvern, PA hotel on May 8, 2000 and the probable acquisition of the Homewood Suites -- Boulder, CO hotel from Promus Hotels, Inc. or its affiliates ("Promus"), which is now a wholly-owned subsidiary of Hilton Hotels Corporation, had occurred on March 31, 2000. See Note A for individual hotel details. Such information is based in part upon the historical Consolidated Balance Sheet of the Company as of March 31, 2000. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

     The following unaudited Pro Forma Condensed Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of March 31, 2000, nor does it purport to represent the future financial position of the Company.




                                                                                       HOMEWOOD
                                                                                        SUITES
                                                                HISTORICAL            ACQUISITION
                                                                  BALANCE               (A IV)                TOTAL
                                                                   SHEET              ADJUSTMENTS           PRO FORMA
                                                             ----------------   ----------------------   ---------------
 ASSETS
  Investment in hotel properties .........................     $ 93,450,963         $  30,981,480 (A)     $124,432,443
  Cash and cash equivalents ..............................        3,781,922            (2,772,886)(D)        1,009,036
  Restricted cash ........................................          696,869                    --              696,869
  Rent receivable from Apple Suites Management, Inc. .....        2,641,141                    --            2,641,141
  Notes and other receivable from Apple Suites
    Management, Inc. .....................................          694,766                    --              694,766
  Capital improvement reserve ............................          753,927                    --              753,927
  Prepaid expenses .......................................          263,781                    --              263,781
  Other assets ...........................................          531,470                    --              531,470
                                                               ------------         -------------         ------------
    Total Assets .........................................     $102,814,839         $  28,208,594         $131,023,433
                                                               ============         =============         ============
 LIABILITIES AND SHAREHOLDERS' EQUITY
 LIABILITIES
  Notes payable-secured ..................................     $ 68,569,500         $  22,780,500 (B)     $ 91,350,000
  Accounts payable .......................................          161,258                    --              161,258
  Accounts payable-affiliate .............................          531,285                    --              531,285
  Distributions payable ..................................               --                    --                   --
  Accrued expenses .......................................          554,977                    --              554,977
                                                               ------------         -------------         ------------
    Total Liabilities ....................................       69,817,020            22,780,500           92,597,520
 SHAREHOLDERS' EQUITY
  Common stock, no par value, authorized 200,000,000
    shares; issued and outstanding 3,922,923 shares ......       32,985,016             5,428,094 (C)       38,413,110
  Class B convertible stock, no par value, authorized
    240,000 shares; issued and outstanding 240,000 shares.           24,000                    --               24,000
  Distributions greater than net income ..................          (11,197)                   --              (11,197)
                                                               ------------         -------------         ------------
    Total Shareholders' Equity ...........................       32,997,819             5,428,094           38,425,913
                                                               ------------         -------------         ------------
    Total Liabilities and Shareholders' Equity ...........     $102,814,839         $  28,208,594         $131,023,433
                                                               ============         =============         ============


NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
(A) Increase represents the purchase of 2 hotels, including the 2% acquisition fee payable to Apple Suites Realty Group, Inc. The hotels acquired are as follows:





                                                     DATE
                                                   COMMENCED
                       PROPERTY                   OPERATIONS
      ----------------------------------------- --------------
 IV   Homewood Suites -- Malvern, PA .......... January 1998
 IV   Homewood Suites -- Boulder, CO .......... January 1991
 --------------------------------------------------------------




                                         2%
           DATE        PURCHASE     ACQUISITION                      DEBT
         ACQUIRED        PRICE          FEE           TOTAL        INCURRED
      ------------- -------------- ------------- -------------- --------------
 IV   May 8, 2000    15,489,000     309,780       15,798,780     11,616,750
 IV     PENDING      14,885,000     297,700       15,182,700     11,163,750
 ------------------------------------------------------------------------------

         Total      $30,374,000    $607,480      $30,981,480    $22,780,500

(B) Represents the debt incurred at acquisition. The notes bear interest of 8.5% per annum. The maturity date for the one note in the amount of $11,616,750 is May, 2001, the maturity date for the second note in the amount of $11,163,750 will be one year from the date of purchase.

(C) Increase to common stock to reflect the net proceeds from the sale of 606,491 common shares from the Company's continuous offering, issued subsequent to March 31, 2000.

(D) Reflects the use of cash on hand to purchase the hotels.

                              APPLE SUITES, INC.

                        PRO FORMA CONDENSED CONSOLIDATED
                           STATEMENTS OF OPERATIONS
                    FOR THE YEAR ENDED DECEMBER 31, 1999 AND
               THE THREE MONTHS ENDED MARCH 31, 2000 (UNAUDITED)

     The following unaudited Pro Forma Condensed Consolidated Statements of Operations of the Company are presented as if the acquisition and pending acquisition of the Homewood Suites hotels from Promus Hotels, Inc. or its affiliates ("Promus"), which is now a wholly-owned subsidiary of Hilton Hotels Corporation, had occurred at the beginning of the periods presented for the respective periods prior to acquisition by the Company, and all of the hotels had been leased to Apple Suites Management, Inc. or its subsidiary (the
"Lessee") pursuant to the master hotel lease agreements. Such pro forma information is based in part upon the Consolidated Statements of Operations of the Company, the Pro Forma Statements of Operations of the Lessee and the historical Statements of Operations of the acquired hotels. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

     The following unaudited Pro Forma Condensed Consolidated Statements of Operations for the periods presented are not necessarily indicative of what actual results of operations of the Company would have been assuming such transactions had been completed as of the beginning of the periods presented, nor does it purport to represent the results of operations for future periods. The lease agreements between the Company and the Lessee were based on economic conditions existing at the time of acquisition. Application of these agreements to periods prior to the acquisition may not be meaningful.

     The  Company's  historical  Statement  of  Operations  for  the  year ended
December 31, 1999 reflect only four months of operations, as the first four hotels were purchased on September 1, 1999.


FOR THE YEAR ENDED DECEMBER 31, 1999 (UNAUDITED)

                                         HISTORICAL
                                        STATEMENT OF
                                         OPERATIONS
                                       --------------
 Revenue:
  Lease revenue ......................  $ 2,518,031
  Interest income and other
   revenue ...........................      169,086
 Expenses:
  Taxes, insurance and other .........      426,592
  General and administrative .........      153,807
  Depreciation of real estate
   owned .............................      496,209
  Interest ...........................    1,245,044
  Rent expense .......................           --
                                        -----------
 Total expenses ......................    2,321,652
                                        -----------
 Net income ..........................  $   365,465
                                        ===========
 Earnings per common share:
 Basic and Diluted ...................  $      0.14
                                        ===========
 Basic and diluted weighted average
  common shares outstanding ..........    2,648,196
                                        ===========


                                                                    PRO FORMA ADJUSTMENTS
                                       -------------------------------------------------------------------------------
                                             HOMEWOOD            HOMEWOOD            HOMEWOOD            HOMEWOOD
                                              SUITES              SUITES              SUITES              SUITES
                                           ACQUISITION         ACQUISITION         ACQUISITION         ACQUISITION
                                              (A I)               (A II)             (A III)              (A IV)
                                       ------------------- ------------------- ------------------- -------------------
 Revenue:
  Lease revenue ......................    $  4,162,371(B)     $  5,480,272(B)     $  1,035,841(B)     $  3,487,608(B)
  Interest income and other
   revenue ...........................              --                  --                  --                  --
 Expenses:
  Taxes, insurance and other .........         822,599(C)          647,225(C)           93,884(C)          444,162(C)
  General and administrative .........         247,028(D)          251,015(D)          230,037(D)          246,594(D)
  Depreciation of real estate
   owned .............................         656,623(E)          821,580(E)          140,664(E)          688,654(E)
  Interest ...........................       1,977,313(F)        2,353,863(F)          372,683(F)        1,936,343(F)
  Rent expense .......................              --                  --                  --             100,000(H)
                                          ------------        ------------        ------------        ------------
 Total expenses ......................       3,703,563           4,073,683             837,268           3,415,753
                                          ------------        ------------        ------------        ------------
 Net income ..........................         458,808           1,406,589             198,573              71,855
                                          ============        ============        ============        ============
 Earnings per common share:
 Basic and Diluted ...................
 Basic and diluted weighted average
  common shares outstanding ..........              --(G)          604,857(G)          176,360(G)          916,311(G)

                                             TOTAL
                                           PRO FORMA
                                       ----------------
 Revenue:
  Lease revenue ......................   $ 16,684,123
  Interest income and other
   revenue ...........................        169,086
 Expenses:
  Taxes, insurance and other .........      2,434,462
  General and administrative .........      1,128,481
  Depreciation of real estate
   owned .............................      2,803,730
  Interest ...........................      7,885,246
  Rent expense .......................        100,000
                                         ------------
 Total expenses ......................     14,351,919
                                         ------------
 Net income ..........................      2,501,290
                                         ============
 Earnings per common share:
 Basic and Diluted ...................   $       0.58
                                         ============
 Basic and diluted weighted average
  common shares outstanding ..........      4,345,724
                                         ============

                              APPLE SUITES, INC.

                        PRO FORMA CONDENSED CONSOLIDATED
                    STATEMENTS OF OPERATIONS -- (CONTINUED)


FOR THE THREE MONTHS ENDED MARCH 31, 2000 (UNAUDITED)




                                                                  PRO FORMA ADJUSTMENTS
                                                                 ----------------------
                                                                        HOMEWOOD
                                                  HISTORICAL             SUITES
                                                 STATEMENT OF          ACQUISITION             TOTAL
                                                  OPERATIONS             (A IV)              PRO FORMA
                                                --------------   ----------------------   ---------------
 Revenue:
  Lease revenue .............................    $ 3,406,678         $   861,236 (B)        $ 4,267,914
  Interest income and other revenue .........         48,007             (19,919) (I)            28,088
 Expenses:
  Taxes, insurance and other ................        691,575             118,585 (C)            810,160
  General and administrative ................        254,736               5,126 (D)            259,862
  Depreciation of real estate owned .........        549,201             244,159 (E)            793,360
  Interest ..................................      1,453,110             484,086 (F)          1,937,196
  Rent expense ..............................             --              25,000 (H)             25,000
                                                 -----------         -----------            -----------
 Total expenses .............................      2,948,622             876,956              3,825,578
 Net income .................................    $   506,063             (35,639)           $   470,424
                                                 ===========         ===========            ===========
 Earnings per common share:
 Basic and Diluted ..........................    $      0.14                                $      0.11
                                                 ===========                                ===========
 Basic and diluted weighted average common
  shares outstanding ........................      3,607,458             738,266 (G)          4,345,724
                                                 ===========         ===========            ===========

APPLE SUITES, INC.


NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(A) Represents results of operations for the hotels acquired on a pro forma basis as if the hotels were owned by the Company at the beginning of the periods presented for the respective periods prior to acquisition by the Company. See below.




                                                      DATE COMMENCED         DATE
                          PROPERTY                      OPERATIONS         ACQUIRED
       --------------------------------------------- ---------------- ------------------
 I     Homewood Suites -- Dallas, TX ...............      1990        September 1, 1999
 I     Homewood Suites -- Las Colinas, TX ..........      1990        September 1, 1999
 I     Homewood Suites -- Plano, TX ................      1997        September 1, 1999
 I     Homewood Suites -- Richmond, VA .............    May 1998      September 1, 1999
 I     Homewood Suites -- Atlanta, GA ..............      1990         October 1, 1999
 --------------------------------------------------------------------------------

 II    Homewood Suites -- Clearwater, FL ...........  February 1998   November 24, 1999
 II    Homewood Suites -- Salt Lake, UT ............      1996        November 24, 1999
 II    Homewood Suites -- Atlanta, GA ..............      1990        November 24, 1999
 II    Homewood Suites -- Detroit, MI ..............      1990        November 24, 1999
 II    Homewood Suites -- Baltimore, MD ............   March 1998     November 24, 1999
 --------------------------------------------------------------------------------

 III   Homewood Suites -- Jackson, MS ..............  February 1997   December 22, 1999
 --------------------------------------------------------------------------------

 IV    Homewood Suites -- Malvern, PA ..............  January 1998       May 8, 2000
 IV    Homewood Suites -- Boulder, CO ..............  January 1991         PENDING

(B) Represents lease payment from the Lessee to the Company calculated on a pro forma basis by applying the rent provisions in the master hotel lease agreement to the historical room revenue of the hotels as if the beginning of the period was the beginning of the lease year. The base rent and the percentage rent will be calculated and paid based on the terms of the lease agreement.

(C) Represents historical real estate and personal property taxes and insurance which will be paid by the Company pursuant to the master hotel lease agreement. Such amounts are the historical amounts paid by the respective hotels.

(D) Represents the advisory fee of .25% of accumulated capital contributions under the "best efforts" offering for the period of time not owned by the Company (for the year ended December 31, 1999 and the three months ended March 31, 2000) plus and anticipated legal and accounting fees, employee costs, salaries and other costs of operating as a public company (for the year ended December 31, 1999).

(E) Represents the depreciation on the hotels acquired based on the purchase price, excluding amounts allocated to land, of $37,450,320 for the first acquisition group, $34,954,481 for the second acquisition group, $5,485,886 for the third acquisition group, and $30,500,611 for the fourth acquisition group for the period of time not owned by the Company. The weighted average life of the depreciable assets was 39 years. The estimated useful lives are based on management's knowledge of the properties and the hotel industry in general.

(F) Represents the interest expense for the hotel acquisitions for the period in which the hotels were not owned. Interest was computed using the interest rates of 8.5% on mortgage debt that was incurred at acquisition of $33,975,000 for the first acquisition group, $30,210,000 for the second acquisition group, $4,384,500 for the third acquisition group, and $22,780,500 for the fourth acquisition group.

(G) Represents additional common shares assuming the properties were acquired at the beginning of the periods presented with the net proceeds from the "best efforts" offering of $9 per share (net $8.06 per share) for the first $15,000,000 and $10 per share (net $8.95 per share) for the remainder.

(H) Represents rent expense on the land lease at the Malvern, PA hotel. The Company accounts for the land lease as a operating lease.

(I) Represents reduction in interest income associated with the $1.6 million of cash used to purchase hotels at an interest rate of 5%.

                         APPLE SUITES MANAGEMENT, INC.

                        PRO FORMA CONDENSED CONSOLIDATED
                           STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
             AND THE THREE MONTHS ENDED MARCH 31, 2000 (UNAUDITED)

     The following unaudited Pro Forma Condensed Consolidated Statements of Operations of Apple Suites Management, Inc. (the "Lessee") are presented as if the hotels purchased or to be purchased from Promus Hotels, Inc. or its affiliates ("Promus"), which is now a wholly-owned subsidiary of Hilton Hotels Corporation, had been leased from Apple Suites, Inc. (the "Company") pursuant to the master hotel lease agreements from the beginning of periods presented for the respective periods prior to acquisition by the Company. Further, the results of operations reflect the Management Agreement and License Agreement entered into between Promus and the Lessee or an affiliate to operate the acquired hotels. The lease agreements between the Company and the Lessee were based on economic conditions existing at the time of acquisition. Application of these agreements to periods prior to the acquisition may not be meaningful. Such pro forma information is based in part upon the historical Consolidated Statements of Operations of the Lessee and the Homewood Suites Hotels and should be read in conjunction with such financials statement. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

     The following unaudited Pro Forma Condensed Consolidated Statements of Operations are not necessarily indicative of what the actual results of operations of the Lessee would have been assuming such transactions had been completed as of the beginning of the periods presented, nor do they purport to represent the results of operations for future periods.

FOR THE YEAR ENDED DECEMBER 31, 1999 (UNAUDITED)




                                                         HOMEWOOD       HOMEWOOD
                                         HISTORICAL       SUITES         SUITES
                                        STATEMENT OF   ACQUISITIONS   ACQUISITIONS
                                         OPERATIONS        (A I)         (A II)
                                       -------------- -------------- --------------
 Revenues:
  Suite revenue ......................   $5,335,925     $9,818,797    $12,082,374
  Other income .......................      335,150        560,096        709,240
 Expenses:
  Operating expenses .................    1,656,540      3,794,204      4,870,096
  General and administrative .........      494,377        250,317        300,399

  Advertising and promotion ..........      472,787        438,985        580,564

  Utilities ..........................      199,907        354,113        551,359
  Taxes and insurance ................           --        822,599        647,225
  Depreciation expense ...............           --      1,783,021      2,217,128
  Franchise fees .....................      213,437        392,757        483,295

  Management fees ....................      226,136        311,275        383,599

  Rent expense-Apple Suites, Inc.         2,518,031             --             --
  Other ..............................       30,964             --             --
                                         ----------     ----------    -----------
 Total expenses ......................    5,812,179      8,147,271     10,033,665
 Income before income tax ............     (141,104)     2,231,622      2,757,949
 Income tax expense ..................           --             --             --
                                         ----------     ----------    -----------
 Net income ..........................   $ (141,104)    $2,231,622    $ 2,757,949
                                         ==========     ==========    ===========


                                          HOMEWOOD      HOMEWOOD
                                           SUITES        SUITES
                                        ACQUISITION   ACQUISITION         PRO FORMA             TOTAL
                                          (A III)        (A IV)          ADJUSTMENTS          PRO FORMA
                                       ------------- ------------- ----------------------- --------------
 Revenues:
  Suite revenue ......................  $2,230,952    $7,419,101                   --       $36,887,149
  Other income .......................     168,438       398,812                   --         2,171,736
 Expenses:
  Operating expenses .................     954,102     2,491,119                   --        13,766,061
  General and administrative .........      77,381       105,719      $      (131,000)(B)
                                                                               50,000 (C)     1,147,193
  Advertising and promotion ..........     112,902       328,070           (1,262,049)(D)
                                                                            1,262,049 (E)     1,933,308
  Utilities ..........................      75,639       270,079                   --         1,451,097
  Taxes and insurance ................      93,884       444,161           (2,007,869) (F)           --
  Depreciation expense ...............     426,986       714,411           (5,141,546)(G)            --
  Franchise fees .....................      89,238       296,764           (1,262,049)(H)
                                                                            1,262,049 (I)     1,475,491
  Management fees ....................      71,982       234,000           (1,000,856)(J)
                                                                            1,467,512 (K)     1,693,648
  Rent expense-Apple Suites, Inc.               --            --           14,166,092 (L)    16,684,123
  Other ..............................          --       100,000             (100,000)(M)        30,964
                                        ----------    ----------      ---------------       -----------
 Total expenses ......................   1,902,114     4,984,323            7,302,333        38,181,885
 Income before income tax ............     497,276     2,833,590           (7,302,333)          877,000
 Income tax expense ..................          --            --              350,800 (N)       350,800
                                        ----------    ----------      ---------------       -----------
 Net income ..........................  $  497,276    $2,833,590      $    (7,653,133)      $   526,200
                                        ==========    ==========      ===============       ===========

                         APPLE SUITES MANAGEMENT, INC.

                        PRO FORMA CONDENSED CONSOLIDATED
                    STATEMENTS OF OPERATIONS -- (CONTINUED)


FOR THE THREE MONTHS ENDED MARCH 31, 2000 (UNAUDITED)




                                                                  HOMEWOOD
                                                HISTORICAL         SUITES
                                               STATEMENT OF     ACQUISITION         PRO FORMA           TOTAL
                                                OPERATIONS         (A IV)          ADJUSTMENTS        PRO FORMA
                                              --------------   -------------   ------------------   -------------
 Revenues:
  Suite revenue ...........................     $7,682,355      $1,841,936                 --        $9,524,291
  Other income ............................        420,816          93,150                 --           513,966
 Expenses:
  Operating expenses ......................      2,295,392         633,274                 --         2,928,666
  General and administrative ..............        670,943          33,287        $    (6,000)(B)
                                                                                       12,500 (C)       710,730
  Advertising and promotion ...............        662,647          82,781            (73,677)(D)
                                                                                       73,677 (E)       745,428
  Utilities ...............................        283,263          65,361                 --           348,624
  Taxes and insurance .....................             --         118,585           (118,585)(F)            --
  Franchise fees ..........................        307,294          73,677            (73,677)(H)
                                                                                       73,677 (I)       380,971
  Management fees .........................        322,766          58,053            (58,053)(J)
                                                                                       83,403 (K)       406,169
  Rent expense-Apple Suites, Inc. .........      3,406,678              --            861,236 (L)     4,267,914
  Interest expense ........................         15,275              --                 --            15,275
  Other ...................................         96,212          25,000            (25,000)(M)        96,212
                                                ----------      ----------        -----------        ----------
 Total expenses ...........................      8,060,470       1,090,018            749,501         9,899,989
 Income before income tax .................         42,701         845,068           (749,501)          138,268
 Income tax expense .......................             --              --             55,307 (N)        55,307
                                                ----------      ----------        -----------        ----------
 Net income ...............................     $   42,701      $  845,068        $  (804,808)       $   82,961
                                                ==========      ==========        ===========        ==========

APPLE SUITES MANAGEMENT, INC.


NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(A) Represents results of operations for the hotels acquired on a pro forma basis as if the hotels were leased and operated by the Lessee at the beginning of the periods presented for the respective periods prior to acquisition by the Company. See below.





                                                      DATE COMMENCED         DATE
                          PROPERTY                      OPERATIONS         ACQUIRED
       --------------------------------------------- ---------------- ------------------
 I     Homewood Suites -- Dallas, TX ...............      1990        September 1, 1999
 I     Homewood Suites -- Las Colinas, TX ..........      1990        September 1, 1999
 I     Homewood Suites -- Plano, TX ................      1997        September 1, 1999
 I     Homewood Suites -- Richmond. VA .............    May 1998      September 1, 1999
 I     Homewood Suites -- Atlanta, GA ..............      1990         October 1, 1999
 --------------------------------------------------------------------------------

 II    Homewood Suites -- Clearwater, FL ...........  February 1998   November 24, 1999
 II    Homewood Suites -- Salt Lake, UT ............      1996        November 24, 1999
 II    Homewood Suites -- Atlanta, GA ..............      1990        November 24, 1999
 II    Homewood Suites -- Detroit, MI ..............      1990        November 24, 1999
 II    Homewood Suites -- Baltimore, MD ............   March 1998     November 24, 1999
 --------------------------------------------------------------------------------

 III   Homewood Suites -- Jackson, MS ..............  February 1997   December 22, 1999
 --------------------------------------------------------------------------------

 IV    Homewood Suites -- Malvern, PA ..............  January 1998       May 8, 2000
 IV    Homewood Suites -- Boulder, CO ..............  January 1991         PENDING

(B) Represents the elimination of the historical accounting fee allocated to the hotels by the prior owner.
(C) Represents the addition of the anticipated legal and accounting and other expenses to operate as a stand alone company.
(D) Represents the elimination of the historical advertising, training and reservation fee allocated to the hotels by the prior owner.
(E) Represents the addition of the marketing fee to be incurred under the new license agreements. The marketing fee is calculated based on the terms of the license agreements which is 4% of suite revenue.
(F) Represents the elimination of the taxes and insurance. Under the terms of the lease these expenses will be incurred by the Company and, accordingly, are reflected in the Company's Pro Forma Condensed Consolidated Statement of Operations.
(G) Represents the elimination of the depreciation expense. This expense will be reflected in the Company's Pro Forma Condensed Consolidated Statement of Operations.
(H) Represents the elimination of the historical franchise fee allocated to the hotels by the prior owner.
(I) Represents the addition of franchise fees to be incurred under the new license agreements. The franchise fees are calculated based on the terms of the agreement , which is 4% of suite revenue.
(J) Represents the elimination of the historical management fees allocated to the hotels by the prior owner.
(K) Represents the addition of the management fees of 4% of suite and other revenue and the accounting fee $1,000 per hotel per month to be incurred under the new management agreements for the period presented.
(L) Represents lease payments from the Lessee to the Company calculated on a pro forma basis by applying the rent provisions in the Percentage Leases to the historical room revenue of the hotels as if the beginning of the period was the beginning of the lease year. The base rent and the percentage rent will be calculated and paid based on the terms of the lease agreement.
(M) Represents the elimination of rent expense for the land lease. The rent expense related to the land lease will be reflected on the Company's Pro Forma Condensed Consolidated Statement of Operations.
(N) Represents the combined state and federal income tax expense estimated on a combined rate of 40%.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following are estimates of the expenses to be incurred in connection with the issuance and distribution of the securities to be registered:

           SEC registration fee .......................    $   83,400
           NASD filing fee ............................        30,500
           Printing and engraving fees ................       300,000
           Legal fees and expenses ....................       350,000
           Accounting fees and expenses ...............       100,000
           Blue Sky fees and expenses .................        45,000
           Transfer Agent and Registrar fees ..........        10,000
           Registrant travel expense ..................        30,000
           Marketing Expense Allowance ................     7,500,000
           Expense reserve ............................       551,100
                                                           ----------
  Total ...............................................    $9,000,000
                                                           ==========


ITEM 32. SALES TO SPECIAL PARTIES.

     On March 5, 1999, the Registrant sold 10 Common Shares to Apple Suites Advisors, Inc. ("ASA") for $100 cash.

ITEM 33. RECENT SALES OF UNREGISTERED SECURITIES.

     The following table sets forth information concerning the offering and the use of proceeds from the offering as of March 31, 2000:


  Common Shares Registered:
             1,666,666.67        Common Shares     $ 9 per Common Share     $ 15,000,000
            28,500,000.00        Common Shares     $10 per Common Share     $285,000,000
            -------------
Totals:     30,166,666.67        Common Shares
            -------------
    Common Shares Sold:
             1,666,666.67        Common Shares     $ 9 per Common Share     $ 15,000,000
             2,256,256.00        Common Shares     $10 per Common Share     $ 22,562,559
            -------------                                                   ------------
Totals:      3,922,922.67        Common Shares                              $ 37,562,559
            -------------

     Expenses of Issuance and Distribution of Common Shares
      1. Underwriting discounts and commissions                      $ 3,756,246
      2. Expenses of underwriters                                    $        --
      3. Direct or indirect payments to directors or officers of the Company or their associates, to ten percent
        shareholders, or to affiliates of the Company                $        --
      4. Fees and expenses to third parties                          $   821,297
                                                                     -----------
      Total Expenses of Issuance and Distribution of Common
        Shares                                                       $ 4,577,543

Net Proceeds to the Company                                           $32,985,016
  1. Purchase of real estate (including repayment of indebtedness
    incurred to purchase real estate)                                 $22,856,500
  2. Interest on indebtedness                                         $ 2,698,154
  3. Working capital                                                  $ 5,555,735
  4. Fees to the following (all affiliates of officers of the
    Company):
    a. Apple Suites Advisors, Inc.                                    $    46,107
    b. Apple Suites Realty Group, Inc.                                $ 1,828,520
  5. Fees and expenses of third parties:
    a. Legal                                                          $        --
    b. Accounting                                                     $        --
  6. Other (specify _____)                                            $        --
                                                                      -----------
  Total of Application of Net Proceeds to the Company                 $32,985,016

ITEM 34. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company will obtain, and pay the cost of, directors' and officers' liability insurance coverage which insures (i) the directors and officers of the Company from any claim arising out of an alleged wrongful act by the directors and officers of the Company in their respective capacities as directors and officers of the Company, and (ii) the Company to the extent that the Company has indemnified the directors and officers for such loss.

     The Virginia Stock Corporation Act (the "Virginia Act") permits, and the Registrant's Articles of Incorporation and Bylaws require, indemnification of the Registrant's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933. Under Section 13.1-697 of the Virginia Act, a Virginia corporation generally is authorized to indemnify its directors in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The Registrant's Articles of Incorporation and Bylaws require indemnification of officers and directors with respect to any action except in the case of willful misconduct, bad faith, reckless disregard of duties or violations of the criminal law. In addition, the Registrant may carry insurance on behalf of directors, officers, employees or agents that may cover liabilities under the Securities Act of 1933. The Registrant's Articles of Incorporation, as permitted by the Virginia Act, eliminate the damages that may be assessed against a director or officer of the Registrant in a shareholder or derivative proceeding. This limit on liability will not apply in the event of willful misconduct or a knowing violation of the criminal law or of federal or state securities laws. Reference also is made to the indemnification provisions set forth in the form of Agency Agreement filed as Exhibit 1 hereto.

ITEM 35. TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

     None of the proceeds will be credited to an account other than the appropriate capital share account.

ITEM 36. FINANCIAL STATEMENTS, FINANCIAL STATEMENT SCHEDULES AND EXHIBITS.

     (a) Financial Statements. See Index to Balance Sheet in Prospectus, and the Index to Financial Statements set forth in each of Supplement No. 5, Supplement No. 6 and Supplement No. 7.

     (b) Financial Statement Schedules. Schedule III -- Real Estate and Accumulated Depreciation (as of December 31, 1999), included in Supplement No. 5.

     (c) Exhibits. Except as expressly noted otherwise, the following Exhibits have been filed previously under the indicated Exhibit Numbers as part of the Registrant's previous filing on Form S-11 (File No. 333-77055), as amended, and are hereby incorporated herein by this reference.

 EXHIBIT
 NUMBER                                        DESCRIPTION OF DOCUMENT
--------   -----------------------------------------------------------------------------------------------
1.1        Agency Agreement between the Registrant and David Lerner Associates, Inc. with form of
           Selected Dealer Agreement attached as Exhibit A thereto.

1.2        Escrow Agreement.

3.1        Articles of Incorporation of the Registrant.

3.2        Bylaws of the Registrant.

3.3        Amended and Restated Bylaws of the Registrant.

4.1        Credit Agreement between the Registrant and First Union National Bank.

4.2        Promissory Note to First Union National Bank.

4.3        Guaranty of Glade M. Knight.

4.4        Note dated September 20, 1999 in the principal amount of $ 26,625,000 made payable by
           Apple Suites, Inc. to the order of Promus Hotels, Inc. (Incorporated by reference to Exhibit
           4.1 to Current Report on Form 8-K filed October 5, 1999 by Apple Suites, Inc.; SEC File No.
            333-77055).

4.5        Fee and Leasehold Deed of Trust, Assignment of Lease and Rents and Security Agreement
           dated September 20, 1999 from Apple Suites, Inc. and Apple Suites Management, Inc. for the
           benefit of Promus Hotels, Inc. pertaining to the Richmond - West End hotel. (Incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K filed October 5, 1999 by Apple
           Suites, Inc.; SEC File No. 333-77055).

4.6        Fee and Leasehold Deed of Trust, Assignment of Leases and Rents and Security Agreement
           dated September 20, 1999 from Apple Suites REIT Limited Partnership and Apple Suites
           Services Limited Partnership for the benefit of Promus Hotels, Inc. pertaining to the Dallas -
           Addison hotel. (Incorporated by reference to Exhibit 4.3 to Current Report on Form 8-K filed
           October 5, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

4.7        Fee and Leasehold Deed of Trust, Assignment of Leases and Rents and Security Agreement
           dated September 20, 1999 from Apple Suites REIT Limited Partnership and Apple Suites
           Services Limited Partnership for the benefit of Promus Hotels, Inc. pertaining to the Dallas -
           Irving/Las Colinas hotel. (Incorporated by reference to Exhibit 4.4 to Current Report on
           Form 8-K filed October 5, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

 EXHIBIT
 NUMBER                                        DESCRIPTION OF DOCUMENT
--------   ----------------------------------------------------------------------------------------------
4.8        Fee and Leasehold Deed of Trust, Assignment of Leases and Rents and Security Agreement
           dated September 20, 1999 from Apple Suites REIT Limited Partnership and Apple Suites
           Services Limited Partnership for the benefit of Promus Hotels, Inc. pertaining to the North
           Dallas - Plano hotel. (Incorporated by reference to Exhibit 4.5 to Current Report on Form
           8-K filed October 5, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

4.9        Note dated October 5, 1999 in the principal amount of $ 7,350,000 made payable by Apple
           Suites, Inc. to the order of Promus Hotels, Inc. (Incorporated by reference to Exhibit 4.1 to
           Current Report on Form 8-K/A filed October 21, 1999 by Apple Suites, Inc.; SEC File No.
            333-77055).

4.10       Fee and Leasehold Deed to Secure Debt, Assignment of Leases and Rents and Security
           Agreement dated October 5, 1999 from Apple Suites, Inc. and Apple Suites Management, Inc.
           for the benefit of Promus Hotels, Inc. encumbering the Atlanta - Galleria/Cumberland hotel.
           (Incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K/A filed October 21,
           1999 by Apple Suites, Inc.; SEC File No. 333-77055).

4.11       Fee and Leasehold Deed of Trust, Assignment of Leases and Rents and Security Agreement
           dated October 5, 1999 from Apple Suites REIT Limited Partnership and Apple Suites
           Services Limited Partnership for the benefit of Promus Hotels, Inc. imposing a second lien on the Dallas - Addison and Dallas - Irving/Las Colinas hotels. (Incorporated by reference to
           Exhibit 4.3 to Current Report on Form 8-K/A filed October 21, 1999 by Apple Suites, Inc.;
           SEC File No. 333-77055).

4.12       Fee and Leasehold Deed of Trust, Assignment of Leases and Rents and Security Agreement
           dated October 5, 1999 from Apple Suites REIT Limited Partnership and Apple Suites
           Services Limited Partnership for the benefit of Promus Hotels, Inc. imposing a second lien on the North Dallas - Plano hotel. (Incorporated by reference to Exhibit 4.4 to Current Report on Form 8-K/A filed October 21, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

4.13       Negative Pledge Agreement dated October 5, 1999 between Apple Suites, Inc. and Promus
           Hotels, Inc. pertaining to the Richmond - West End hotel. (Incorporated by reference to
           Exhibit 4.5 to Current Report on Form 8-K/A filed October 21, 1999 by Apple Suites, Inc.;
           SEC File No. 333-77055).

4.14       Note dated November 29, 1999 in the principal amount of $ 30,210,000 made payable by
           Apple Suites, Inc. to the order of Promus Hotels, Inc. (Incorporated by reference to Exhibit
           4.1 to Current Report on Form 8-K filed December 14, 1999 by Apple Suites, Inc.; SEC File
           No. 333-77055).

4.15       Fee and Leasehold Deed to Secure Debt, Assignment of Leases and Rents and Security
           Agreement dated November 29, 1999 from Apple Suites, Inc. and Apple Suites Management,
           Inc. for the benefit of Promus Hotels, Inc. pertaining to the Atlanta - Peachtree hotel.
           (Incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K filed December 14,
           1999 by Apple Suites, Inc.; SEC File No. 333-77055).

4.16       Fee and Leasehold Deed to Secure Debt, Assignment of Leases and Rents and Security
           Agreement dated November 29, 1999 from Apple Suites, Inc. and Apple Suites Management,
           Inc. for the benefit of Promus Hotels, Inc., constituting a second lien on the Atlanta -
           Galleria/Cumberland hotel. (Incorporated by reference to Exhibit 4.3 to Current Report on
           Form 8-K filed December 14, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

 EXHIBIT
 NUMBER                                        DESCRIPTION OF DOCUMENT
--------   ----------------------------------------------------------------------------------------------
4.17       Purchase Money Fee and Leasehold Deed of Trust, Assignment of Leases and Rents and
           Security Agreement dated November 29, 1999 from Apple Suites, Inc. and Apple Suites
           Management, Inc. for the benefit of Promus Hotels, Inc. pertaining to the Baltimore - BWI
           Airport hotel. (Incorporated by reference to Exhibit 4.4 to Current Report on Form 8-K filed
           December 14, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

4.18       Fee and Leasehold Mortgage, Assignment of Leases and Rents and Security Agreement dated
           November 29, 1999 from Apple Suites, Inc. and Apple Suites Management, Inc. for the benefit of Promus Hotels, Inc. pertaining to the Clearwater hotel. (Incorporated by reference to
           Exhibit 4.5 to Current Report on Form 8-K filed December 14, 1999 by Apple Suites, Inc.;
           SEC File No. 333-77055).

4.19       Fee and Leasehold Mortgage, Assignment of Leases and Rents and Security Agreement dated
           November 29, 1999 from Apple Suites, Inc. and Apple Suites Management, Inc. for the benefit of Promus Hotels, Inc. pertaining to the Detroit - Warren hotel. (Incorporated by reference to Exhibit 4.6 to Current Report on Form 8-K filed December 14, 1999 by Apple Suites, Inc.;
           SEC File No. 333-77055).

4.20       Fee and Leasehold Deed of Trust, Assignment of Leases and Rents and Security Agreement
           and Fixture Filing dated November 29, 1999, from Apple Suites, Inc. and Apple Suites
           Management, Inc., for the benefit of Promus Hotels, Inc. pertaining to the Salt Lake City -
           Midvale hotel. (Incorporated by reference to Exhibit 4.7 to Current Report on Form 8-K filed
           December 14, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

4.21       Deed of Trust Modification Agreement dated November 29, 1999, among Promus Hotels, Inc.,
           Apple Suites REIT Limited Partnership and Apple Suites Services Limited Partnership
           pertaining to the North Dallas - Plano hotel. (Incorporated by reference to Exhibit 4.8 to
           Current Report on Form 8-K filed December 14, 1999 by Apple Suites, Inc.; SEC File No.
            333-77055).

4.22       Deed of Trust Modification Agreement dated November 29, 1999, among Promus Hotels, Inc.,
           Apple Suites REIT Limited Partnership and Apple Suites Services Limited Partnership
           pertaining to the Dallas - Addison and Dallas - Irving/Las Colinas hotels. (Incorporated by reference to Exhibit 4.9 to Current Report on Form 8-K filed December 14, 1999 by Apple
           Suites, Inc.; SEC File No. 333-77055).

4.23       Note dated December 22, 1999 in the principal amount of $ 4,384,500 made payable by Apple
           Suites, Inc. to the order of Promus Hotels, Inc. (Incorporated by reference to Exhibit 4.1 to
           Current Report on Form 8-K filed January 6, 2000 by Apple Suites, Inc.; SEC File No.
            333-77055).

4.24       Fee and Leasehold Deed of Trust, Assignment of Leases and Rents and Security Agreement
           dated December 22, 1999 from Apple Suites, Inc. and Apple Suites Management, Inc. for the
           benefit of Promus Hotels, Inc. pertaining to the Jackson, Mississippi hotel. (Incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K filed January 6, 2000 by Apple Suites,
           Inc.; SEC File No. 333-77055).

4.25       Fee and Leasehold Deed to Secure Debt, Assignment of Leases and Rents and Security
           Agreement dated December 22, 1999 from Apple Suites, Inc. and Apple Suites Management,
           Inc. for the benefit of Promus Hotels, Inc., constituting a second lien on the Atlanta -
           Peachtree hotel (Incorporated by reference to Exhibit 4.3 to Current Report on Form 8-K filed January 6, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

 EXHIBIT
 NUMBER                                        DESCRIPTION OF DOCUMENT
--------   -----------------------------------------------------------------------------------------------
4.26       Deed to Secure Debt Modification Agreement dated December 22, 1999, among Promus
           Hotels, Inc., Apple Suites, Inc. and Apple Suites Management, Inc. pertaining to the Atlanta
           - Galleria/Cumberland hotel (Incorporated by reference to Exhibit 4.4 to Current Report on
           Form 8-K filed January 6, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

4.27       Fee and Leasehold Mortgage, Assignment of Leases and Rents and Security Agreement dated
           December 22, 1999 from Apple Suites, Inc. and Apple Suites Management, Inc. for the benefit of Promus Hotels, Inc. constituting a second lien on the Detroit - Warren hotel (Incorporated by reference to Exhibit 4.5 to Current Report on Form 8-K filed January 6, 2000 by Apple
           Suites, Inc.; SEC File No. 333-77055).

4.28       Fee and Leasehold Deed of Trust, Assignment of Leases and Rents and Security Agreement
           and Fixture Filing dated December 22, 1999, from Apple Suites, Inc. and Apple Suites
           Management, Inc. for the benefit of Promus Hotels, Inc. constituting a second lien on the Salt
           Lake City - Midvale hotel (Incorporated by reference to Exhibit 4.6 to Current Report on
           Form 8-K filed January 6, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

4.29       Second Deed of Trust Modification Agreement dated December 22, 1999, among Promus
           Hotels, Inc., Apple Suites REIT Limited Partnership and Apple Suites Services Limited
           Partnership pertaining to the North Dallas - Plano hotel (Incorporated by reference to
           Exhibit 4.7 to Current Report on Form 8-K filed January 6, 2000 by Apple Suites, Inc.; SEC
           File No. 333-77055).

4.30       Second Deed of Trust Modification Agreement dated December 22, 1999, among Promus
           Hotels, Inc., Apple Suites REIT Limited Partnership and Apple Suites Services Limited
           Partnership pertaining to the Dallas - Addison and Dallas - Irving/Las Colinas hotels
           (Incorporated by reference to Exhibit 4.8 to Current Report on Form 8-K filed January 6, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

4.31       Note dated May 8, 2000 in the principal amount of $11,616,750 made payable by Apple Suites,
           Inc. to the order of Promus Hotels, Inc. (Incorporated by reference to Exhibit 4.1 to Current
           Report on Form 8-K filed May 23, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

4.32       Leasehold and Subleasehold Mortgage, Assignment of Leases and Rents and Security
           Agreement dated May 8, 2000 from Apple Suites, Inc., as Trustee for Apple Suites
           Pennsylvania Business Trust, and Apple Suites Management, Inc. for the benefit of Promus
           Hotels, Inc. pertaining to the Malvern, Pennsylvania hotel. (Incorporated by reference to
           Exhibit 4.2 to Current Report on Form 8-K filed May 23, 2000 by Apple Suites, Inc.; SEC File
           No. 333-77055).

4.33       Fee and Leasehold Deed of Trust, Assignment of Leases and Rents and Security Agreement
           dated May 8, 2000 from Apple Suites, Inc. and Apple Suites Management, Inc. for the benefit of Promus Hotels, Inc., constituting a second lien on the Jackson, Mississippi hotel.
           (Incorporated by reference to Exhibit 4.3 to Current Report on Form 8-K filed May 23, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

4.34       Deed to Secure Debt Modification Agreement dated May 8, 2000, among Promus Hotels, Inc.,
           Apple Suites, Inc. and Apple Suites Management, Inc. pertaining to the Atlanta - Peachtree hotel. (Incorporated by reference to Exhibit 4.4 to Current Report on Form 8-K filed May 23,
           2000 by Apple Suites, Inc.; SEC File No. 333-77055).

4.35       Second Deed to Secure Debt Modification Agreement dated May 8, 2000, among Promus
           Hotels, Inc., Apple Suites, Inc. and Apple Suites Management, Inc. pertaining to the Atlanta
           - Galleria/Cumberland hotel. (Incorporated by reference to Exhibit 4.5 to Current Report on
           Form 8-K filed May 23, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

 EXHIBIT
 NUMBER                                         DESCRIPTION OF DOCUMENT
--------   ------------------------------------------------------------------------------------------------
 4.36      Mortgage Modification Agreement dated May 8, 2000 from Apple Suites, Inc. and Apple
           Suites Management, Inc. for the benefit of Promus Hotels, Inc. constituting a second lien on the Detroit - Warren hotel. (Incorporated by reference to Exhibit 4.6 to Current Report on
           Form 8-K filed May 23, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

 4.37      Deed of Trust Modification Agreement dated May 8, 2000, from Apple Suites, Inc. and Apple
           Suites Management, Inc. for the benefit of Promus Hotels, Inc. constituting a second lien on the Salt Lake City - Midvale hotel. (Incorporated by reference to Exhibit 4.7 to Current
           Report on Form 8-K filed May 23, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

 4.38      Third Deed of Trust Modification Agreement dated May 8, 2000, among Promus Hotels, Inc.,
           Apple Suites REIT Limited Partnership and Apple Suites Services Limited Partnership
           pertaining to the North Dallas - Plano hotel. (Incorporated by reference to Exhibit 4.8 to
           Current Report on Form 8-K filed May 23, 2000 by Apple Suites, Inc.; SEC File No.
            333-77055).

 4.39      Third Deed of Trust Modification Agreement dated May 8, 2000, among Promus Hotels, Inc.,
           Apple Suites REIT Limited Partnership and Apple Suites Services Limited Partnership
           pertaining to the Dallas - Addison and Dallas - Irving/Las Colinas hotels. (Incorporated by reference to Exhibit 4.9 to Current Report on Form 8-K filed May 23, 2000 by Apple Suites,
           Inc.; SEC File No. 333-77055).

 4.40      Note dated May 1, 2000 in the principal amount of $ 80,000 made payable by Apple Suites
           Management, Inc. to the order of Apple Suites, Inc. with respect to the Richmond - West End hotel. (FILED HEREWITH)

 4.41      Schedule setting forth information on 11 substantially identical notes dated May 1, 2000 in the principal amount of $ 80,000 made payable by Apple Suites Management, Inc. (or a subsidiary) to the order of Apple Suites, Inc. (FILED HEREWITH)

  5        Opinion of McGuire, Woods, Battle & Boothe LLP as to the legality of the securities being registered.

  8        Opinion of McGuire, Woods, Battle & Boothe LLP as to certain tax matters.

10.1       Advisory Agreement between the Registrant and Apple Suites Advisors, Inc.

10.2       Property Acquisition/Disposition Agreement between the Registrant and Apple Suites Realty
           Group, Inc.

10.3       Apple Suites, Inc. 1999 Incentive Plan.

10.4       Apple Suites, Inc. 1999 Non-Employee Directors Stock Option Plan.

10.5       Indemnity dated September 20, 1999 from Apple Suites, Inc. to Promus Hotels, Inc. pertaining to the Richmond - West End hotel. (Incorporated by reference to Exhibit 10.1 to Current
           Report on Form 8-K filed October 5, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.6       Indemnity dated September 20, 1999 from Apple Suites, Inc. to Promus Hotels, Inc. pertaining to the Dallas - Addison hotel. (Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed October 5, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.7       Indemnity dated September 20, 1999 from Apple Suites, Inc. to Promus Hotels, Inc. pertaining to the Dallas - Irving/Las Colinas hotel. (Incorporated by reference to Exhibit 10.3 to Current
           Report on Form 8-K filed October 5, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

 EXHIBIT
 NUMBER                                         DESCRIPTION OF DOCUMENT
--------   ------------------------------------------------------------------------------------------------
10.8       Indemnity dated September 20, 1999 from Apple Suites, Inc. to Promus Hotels, Inc. pertaining to the to the North Dallas - Plano hotel. (Incorporated by reference to Exhibit 10.4 to Current
           Report on Form 8-K filed October 5, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.9       Master Hotel Lease Agreement dated September 20, 1999 between Apple Suites, Inc. (as lessor) and Apple Suites Management, Inc. (as lessee). (Incorporated by reference to Exhibit
           10.5 to Current Report on Form 8-K filed October 5, 1999 by Apple Suites, Inc.; SEC File No.
            333-77055).

10.10      Master Hotel Lease Agreement dated September 20, 1999 between Apple Suites REIT
           Limited Partnership (as lessor) and Apple Suites Services Limited Partnership (as lessee).
           (Incorporated by reference to Exhibit 10.6 to Current Report on Form 8-K filed October 5,
           1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.11      Homewood Suites License Agreement dated September 20, 1999 between Promus Hotels, Inc.
           and Apple Suites Management, Inc. pertaining to the Richmond - West End hotel.
           (Incorporated by reference to Exhibit 10.7 to Current Report on Form 8-K filed October 5,
           1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.12      Homewood Suites License Agreement dated September 20, 1999 between Promus Hotels, Inc.
           and Apple Suites Services Limited Partnership pertaining to the Dallas - Addison hotel.
           (Incorporated by reference to Exhibit 10.8 to Current Report on Form 8-K filed October 5,
           1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.13      Homewood Suites License Agreement dated September 20, 1999 between Promus Hotels, Inc.
           and Apple Suites Services Limited Partnership pertaining to the Dallas - Irving/Las Colinas hotel. (Incorporated by reference to Exhibit 10.9 to Current Report on Form 8-K filed
           October 5, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.14      Homewood Suites License Agreement dated September 20, 1999 between Promus Hotels, Inc.
           and Apple Suites Services Limited Partnership pertaining to the North Dallas - Plano hotel.
           (Incorporated by reference to Exhibit 10.10 to Current Report on Form 8-K filed October 5,
           1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.15      Management Agreement dated September 20, 1999 between Apple Suites Management, Inc.
           and Promus Hotels, Inc. pertaining to the Richmond - West End hotel. (Incorporated by reference to Exhibit 10.11 to Current Report on Form 8-K filed October 5, 1999 by Apple
           Suites, Inc.; SEC File No. 333-77055).

10.16      Management Agreement dated September 20, 1999 between Apple Suites Services Limited
           Partnership and Promus Hotels, Inc. pertaining to the Dallas - Addison hotel. (Incorporated by reference to Exhibit 10.12 to Current Report on Form 8-K filed October 5, 1999 by Apple
           Suites, Inc.; SEC File No. 333-77055).

10.17      Management Agreement dated September 20, 1999 between Apple Suites Services Limited
           Partnership and Promus Hotels, Inc. pertaining to the Dallas - Irving/Las Colinas hotel.
           (Incorporated by reference to Exhibit 10.13 to Current Report on Form 8-K filed October 5,
           1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.18      Management Agreement dated September 20, 1999 between Apple Suites Services Limited
           Partnership and Promus Hotels, Inc. pertaining to the North Dallas - Plano hotel.
           (Incorporated by reference to Exhibit 10.14 to Current Report on Form 8-K filed October 5,
           1999 by Apple Suites, Inc.; SEC File No. 333-77055).

  EXHIBIT
  NUMBER                                         DESCRIPTION OF DOCUMENT
----------   -----------------------------------------------------------------------------------------------
10.19        Comfort Letter dated September 20, 1999 among Promus Hotels, Inc., Apple Suites, Inc. and
             Apple Suites Management, Inc. pertaining to the Richmond - West End hotel. (Incorporated by reference to Exhibit 10.15 to Current Report on Form 8-K filed October 5, 1999 by Apple
             Suites, Inc.; SEC File No. 333-77055).

10.20        Comfort Letter dated September 20, 1999 among Promus Hotels, Inc., Apple Suites REIT
             Limited Partnership and Apple Suites Services Limited Partnership pertaining to the Dallas
             - Addison hotel. (Incorporated by reference to Exhibit 10.16 to Current Report on Form 8-K filed October 5, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.21        Comfort Letter dated September 20, 1999 among Promus Hotels, Inc., Apple Suites REIT
             Limited Partnership and Apple Suites Services Limited Partnership pertaining to the Dallas
             - Irving/Las Colinas hotel. (Incorporated by reference to Exhibit 10.17 to Current Report on
             Form 8-K filed October 5, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.22        Comfort Letter dated September 20, 1999 among Promus Hotels, Inc., Apple Suites REIT
             Limited Partnership and Apple Suites Services Limited Partnership pertaining to the North
             Dallas - Plano hotel. (Incorporated by reference to Exhibit 10.18 to Current Report on Form
             8-K filed October 5, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.23        Promissory Note dated September 17, 1999 in the amount of $215,550 made payable by Apple
             Suites Management, Inc. and Apple Suites Services Limited Partnership to the order of Apple
             Suites, Inc. (Incorporated by reference to Exhibit 10.19 to Current Report on Form 8-K filed
             October 5, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.24        Promissory Note dated September 17, 1999 in the amount of $47,800 made payable by Apple
             Suites Management, Inc. and Apple Suites Services Limited Partnership to the order of Apple
             Suites, Inc. (Incorporated by reference to Exhibit 10.20 to Current Report on Form 8-K filed
             October 5, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.25        Articles of Incorporation of Apple Suites General, Inc. (Incorporated by reference to Exhibit
             10.21 to Current Report on Form 8-K filed October 5, 1999 by Apple Suites, Inc.; SEC File
             No. 333-77055).

10.26        Bylaws of Apple Suites General, Inc. (Incorporated by reference to Exhibit 10.22 to Current
             Report on Form 8-K filed October 5, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.27        Articles of Incorporation of Apple Suites LP, Inc. (Incorporated by reference to Exhibit 10.23 to Current Report on Form 8-K filed October 5, 1999 by Apple Suites, Inc.; SEC File No.
              333-77055).

10.28        Bylaws of Apple Suites LP, Inc. (Incorporated by reference to Exhibit 10.24 to Current
             Report on Form 8-K filed October 5, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.29        Certificate of Limited Partnership of Apple Suites REIT Limited Partnership. (Incorporated
             by reference to Exhibit 10.25 to Current Report on Form 8-K filed October 5, 1999 by Apple
             Suites, Inc.; SEC File No. 333-77055).

10.30        Agreement of Limited Partnership of Apple Suites REIT Limited Partnership. (Incorporated
             by reference to Exhibit 10.26 to Current Report on Form 8-K filed October 5, 1999 by Apple
             Suites, Inc.; SEC File No. 333-77055).

10.31        Indemnity dated October 5, 1999 from Apple Suites, Inc. to Promus Hotels, Inc. pertaining to the Atlanta - Galleria/Cumberland hotel. (Incorporated by reference to Exhibit 10.1 to
             Current Report on Form 8-K/A filed October 21, 1999 by Apple Suites, Inc.; SEC File No.
              333-77055).

  EXHIBIT
  NUMBER                                          DESCRIPTION OF DOCUMENT
----------   -------------------------------------------------------------------------------------------------
10.32        Homewood Suites License Agreement dated October 5, 1999 between Promus Hotels, Inc.
             and Apple Suites Management, Inc. pertaining to the Atlanta - Galleria/Cumberland hotel.
             (Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K/A filed October
             21, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.33        Management Agreement dated October 5, 1999 between Apple Suites Management, Inc. and
             Promus Hotels, Inc. pertaining to the Atlanta - Galleria/Cumberland hotel. (Incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K/A filed October 21, 1999 by Apple
             Suites, Inc.; SEC File No. 333-77055).

10.34        Comfort Letter dated October 5, 1999 among Promus Hotels, Inc., Apple Suites, Inc. and
             Apple Suites Management, Inc. pertaining to the Atlanta-Galleria/Cumberland hotel.
             (Incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K/A filed October
             21, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.35        Promissory Note dated October 5, 1999 in the amount of $55,800 made payable by Apple
             Suites Management, Inc. and Apple Suites Services Limited Partnership to the order of Apple
             Suites, Inc. (Incorporated by reference to Exhibit 10.5 to Current Report on Form 8-K/A filed
             October 21, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.36        Promissory Note dated October 5, 1999 in the amount of $12,400 made payable by Apple
             Suites Management, Inc. and Apple Suites Services Limited Partnership to the order of Apple
             Suites, Inc. (Incorporated by reference to Exhibit 10.6 to Current Report on Form 8-K/A filed
             October 21, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.37        Indemnity dated November 29, 1999 from Apple Suites, Inc. to Promus Hotels, Inc. pertaining to the Atlanta - Peachtree hotel. (Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed December 14, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.38        Indemnity dated November 29, 1999 from Apple Suites, Inc. to Promus Hotels, Inc. pertaining to the Baltimore - BWI Airport hotel. (Incorporated by reference to Exhibit 10.2 to Current
             Report on Form 8-K filed December 14, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.39        Indemnity dated November 29, 1999 from Apple Suites, Inc. to Promus Hotels, Inc. pertaining to the Clearwater hotel. (Incorporated by reference to Exhibit 10.3 to Current Report on
             Form 8-K filed December 14, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.40        Indemnity dated November 29, 1999 from Apple Suites, Inc. to Promus Hotels, Inc. pertaining to the to the Detroit - Warren hotel. (Incorporated by reference to Exhibit 10.4 to Current
             Report on Form 8-K filed December 14, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.41        Indemnity dated November 29, 1999 from Apple Suites, Inc. to Promus Hotels, Inc. pertaining to the Salt Lake City - Midvale hotel. (Incorporated by reference to Exhibit 10.5 to Current
             Report on Form 8-K filed December 14, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.42        Exhibits A-3, A-4, A-5, A-6 and A-7, Schedules 2.1(c), 2.1(d), 2.1(e), 2.1(f) and 2.1(g),
             Schedules 3.1(a)-3, 3.1(a)-4, 3.1(a)-5, 3.1(a)-6 and 3.1(a)-7, and Schedules 3.1(b)-3, 3.1(b)-4,
             3.1(b)-5, 3.1(b)-6 and 3.1(b)-7 to the Master Hotel Lease Agreement dated September 20,
             1999 between Apple Suites, Inc. (as lessor) and Apple Suites Management, Inc. (as lessee).
             (Incorporated by reference to Exhibit 10.6 to Current Report on Form 8-K filed December 14,
             1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.43        Homewood Suites License Agreement dated November 29, 1999 between Promus Hotels, Inc.
             and Apple Suites Management, Inc. pertaining to the Atlanta - Peachtree hotel.
             (Incorporated by reference to Exhibit 10.7 to Current Report on Form 8-K filed December 14,
             1999 by Apple Suites, Inc.; SEC File No. 333-77055).

  EXHIBIT
  NUMBER                                        DESCRIPTION OF DOCUMENT
----------   ---------------------------------------------------------------------------------------------
10.44        Homewood Suites License Agreement dated November 29, 1999 between Promus Hotels, Inc.
             and Apple Suites Management, Inc. pertaining to the Baltimore - BWI Airport hotel.
             (Incorporated by reference to Exhibit 10.8 to Current Report on Form 8-K filed December 14,
             1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.45        Homewood Suites License Agreement dated November 29, 1999 between Promus Hotels, Inc.
             and Apple Suites Management, Inc. pertaining to the Clearwater hotel. (Incorporated by reference to Exhibit 10.9 to Current Report on Form 8-K filed December 14, 1999 by Apple
             Suites, Inc.; SEC File No. 333-77055).

10.46        Homewood Suites License Agreement dated November 29, 1999 between Promus Hotels, Inc.
             and Apple Suites Management, Inc. pertaining to the Detroit - Warren hotel. (Incorporated by reference to Exhibit 10.10 to Current Report on Form 8-K filed December 14, 1999 by
             Apple Suites, Inc.; SEC File No. 333-77055).

10.47        Homewood Suites License Agreement dated November 29, 1999 between Promus Hotels, Inc.
             and Apple Suites Management, Inc. pertaining to the Salt Lake City - Midvale hotel.
             (Incorporated by reference to Exhibit 10.11 to Current Report on Form 8-K filed December
             14, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.48        Management Agreement dated November 29, 1999 between Apple Suites Management, Inc.
             and Promus Hotels, Inc. pertaining to the Atlanta - Peachtree hotel. (Incorporated by reference to Exhibit 10.12 to Current Report on Form 8-K filed December 14, 1999 by Apple
             Suites, Inc.; SEC File No. 333-77055).

10.49        Management Agreement dated November 29, 1999 between Apple Suites Management, Inc.
             and Promus Hotels, Inc. pertaining to the Baltimore - BWI Airport hotel. (Incorporated by reference to Exhibit 10.13 to Current Report on Form 8-K filed December 14, 1999 by Apple
             Suites, Inc.; SEC File No. 333-77055).

10.50        Management Agreement dated November 29, 1999 between Apple Suites Management, Inc.
             and Promus Hotels Florida, Inc. pertaining to the Clearwater hotel. (Incorporated by reference to Exhibit 10.14 to Current Report on Form 8-K filed December 14, 1999 by Apple
             Suites, Inc.; SEC File No. 333-77055).

10.51        Management Agreement dated November 29, 1999 between Apple Suites Management, Inc.
             and Promus Hotels, Inc. pertaining to the Detroit - Warren hotel. (Incorporated by reference to Exhibit 10.15 to Current Report on Form 8-K filed December 14, 1999 by Apple Suites,
             Inc.; SEC File No. 333-77055).

10.52        Management Agreement dated November 29, 1999 between Apple Suites Management, Inc.
             and Promus Hotels, Inc. pertaining to the Salt Lake City - Midvale hotel. (Incorporated by reference to Exhibit 10.16 to Current Report on Form 8-K filed December 14, 1999 by Apple
             Suites, Inc.; SEC File No. 333-77055).

10.53        Comfort Letter dated November 29, 1999 among Promus Hotels, Inc., Apple Suites, Inc. and
             Apple Suites Management, Inc. pertaining to the Atlanta - Peachtree hotel. (Incorporated by reference to Exhibit 10.17 to Current Report on Form 8-K filed December 14, 1999 by Apple
             Suites, Inc.; SEC File No. 333-77055).

10.54        Comfort Letter dated November 29, 1999 among Promus Hotels, Inc., Apple Suites, Inc. and
             Apple Suites Management, Inc. pertaining to the Baltimore - BWI Airport hotel.
             (Incorporated by reference to Exhibit 10.18 to Current Report on Form 8-K filed December
             14, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

  EXHIBIT
  NUMBER                                         DESCRIPTION OF DOCUMENT
----------   -----------------------------------------------------------------------------------------------
10.55        Comfort Letter dated November 29, 1999 among Promus Hotels, Inc., Promus Hotels Florida,
             Inc. Apple Suites, Inc. and Apple Suites Management, Inc. pertaining to the Clearwater hotel.
             (Incorporated by reference to Exhibit 10.19 to Current Report on Form 8-K filed December
             14, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.56        Comfort Letter dated November 29, 1999 among Promus Hotels, Inc., Apple Suites, Inc. and
             Apple Suites Management, Inc. pertaining to the Detroit - Warren hotel. (Incorporated by reference to Exhibit 10.20 to Current Report on Form 8-K filed December 14, 1999 by Apple
             Suites, Inc.; SEC File No. 333-77055).

10.57        Comfort Letter dated November 29, 1999 among Promus Hotels, Inc., Apple Suites, Inc. and
             Apple Suites Management, Inc. pertaining to the Salt Lake City - Midvale hotel.
             (Incorporated by reference to Exhibit 10.21 to Current Report on Form 8-K filed December
             14, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.58        Promissory Note dated November 29, 1999 in the amount of $ 251,500 made payable by Apple
             Suites Management, Inc. to the order of Apple Suites, Inc. (Incorporated by reference to
             Exhibit 10.22 to Current Report on Form 8-K filed December 14, 1999 by Apple Suites, Inc.;
             SEC File No. 333-77055).

10.59        Promissory Note dated November 29, 1999 in the amount of $ 52,500 made payable by Apple
             Suites Management, Inc. to the order of Apple Suites, Inc. (Incorporated by reference to
             Exhibit 10.23 to Current Report on Form 8-K filed December 14, 1999 by Apple Suites, Inc.;
             SEC File No. 333-77055).

10.60        Negative Pledge Agreements dated November 29, 1999 between Apple Suites, Inc. and
             Promus Hotels, Inc. pertaining to the Richmond - West End hotel. (Incorporated by reference to Exhibit 10.24 to Current Report on Form 8-K filed December 14, 1999 by Apple Suites,
             Inc.; SEC File No. 333-77055).

10.61        Indemnity dated December 22, 1999 from Apple Suites, Inc. to Promus Hotels, Inc. pertaining to the Jackson, Mississippi hotel (Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed January 6, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

10.62        Schedules 2.1(h), 3.1(a)-8, and 3.1(b)-8 to the Master Hotel Lease Agreement dated
             September 20, 1999 between Apple Suites, Inc. (as lessor) and Apple Suites Management, Inc.
             (as lessee) (Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed
             January 6, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

10.63        Homewood Suites License Agreement dated December 22, 1999 between Promus Hotels, Inc.
             and Apple Suites Management, Inc. pertaining to the Jackson, Mississippi hotel (Incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed January 6, 2000 by Apple
             Suites, Inc.; SEC File No. 333-77055).

10.64        Management Agreement dated December 22, 1999 between Apple Suites Management, Inc.
             and Promus Hotels, Inc. pertaining to the Jackson, Mississippi hotel (Incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K filed January 6, 2000 by Apple
             Suites, Inc.; SEC File No. 333-77055).

10.65        Letter dated December 22, 1999 interpreting Management Agreement dated December 22,
             1999 among Apple Suites, Inc., Promus Hotels, Inc., Promus Hotels Florida, Inc. and
             Hampton Inns, Inc. pertaining to the Jackson, Mississippi hotel (Incorporated by reference to
             Exhibit 10.5 to Current Report on Form 8-K filed January 6, 2000 by Apple Suites, Inc.; SEC
             File No. 333-77055).

  EXHIBIT
  NUMBER                                             DESCRIPTION OF DOCUMENT
----------   ------------------------------------------------------------------------------------------------------
10.66        Comfort Letter dated December 22, 1999 among Promus Hotels, Inc., Apple Suites, Inc. and
             Apple Suites Management, Inc. pertaining to the Jackson, Mississippi hotel (Incorporated by reference to Exhibit 10.6 to Current Report on Form 8-K filed January 6, 2000 by Apple
             Suites, Inc.; SEC File No. 333-77055).

10.67        Negative Pledge Agreements dated December 22, 1999 between Apple Suites, Inc. and
             Promus Hotels, Inc (Incorporated by reference to Exhibit 10.7 to Current Report on Form
             8-K filed January 6, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

10.68        Promissory Note dated December 22, 1999 in the amount of $ 45,000 made payable by Apple
             Suites Management, Inc. to the order of Apple Suites, Inc. (Hotel Franchise Fees)
             (Incorporated by reference to Exhibit 10.8 to Current Report on Form 8-K filed January 6,
             2000 by Apple Suites, Inc.; SEC File No. 333-77055).

10.69        Promissory Note dated December 22, 1999 in the amount of $ 9,100 made payable by Apple
             Suites Management, Inc. to the order of Apple Suites, Inc. (Incorporated by reference to
             Exhibit 10.9 to Current Report on Form 8-K filed January 6, 2000 by Apple Suites, Inc.; SEC
             File No. 333-77055).

10.70        Indemnity dated May 8, 2000 from Apple Suites, Inc. to Promus Hotels, Inc. pertaining to the
             Malvern, Pennsylvania hotel. (Incorporated by reference to Exhibit 10.1 to Current Report on
             Form 8-K filed May 23, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

10.71        Master Hotel Lease Agreement dated May 8, 2000 between Apple Suites, Inc., as Trustee for
             Apple Suites Pennsylvania Business Trust (as lessor) and Apple Suites Management, Inc. (as lessee). (Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed May
             23, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

10.72        Homewood Suites License Agreement between Promus Hotels, Inc. and Apple Suites
             Management, Inc. pertaining to the Malvern, Pennsylvania hotel. (Incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed May 23, 2000 by Apple Suites, Inc.; SEC
             File No. 333-77055).

10.73        Management Agreement dated May 8, 2000 between Apple Suites Management, Inc. and
             Promus Hotels, Inc. pertaining to the Malvern, Pennsylvania hotel. (Incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K filed May 23, 2000 by Apple Suites, Inc.; SEC
             File No. 333-77055).

10.74        Letter dated May 8, 2000 among Apple Suites, Inc., Hampton Inns, Inc., Promus Hotels
             Florida, Inc. and Promus Hotels, Inc. pertaining to the repayment of notes made by Apple
             Suites, Inc. in connection with the purchase of all of its Homewood Suites(Reg. TM) by Hilton hotels.
             (Incorporated by reference to Exhibit 10.5 to Current Report on Form 8-K filed May 23, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

10.75        Letter dated May 8, 2000 between Apple Suites, Inc. and Promus Hotels, Inc. pertaining to the release of certain hotel properties as security upon the repayment of certain debt by Apple
             Suites, Inc. (Incorporated by reference to Exhibit 10.6 to Current Report on Form 8-K filed
             May 23, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

10.76        Comfort Letter dated May 8, 2000 among Promus Hotels, Inc., Apple Suites, Inc., as Trustee for Apple Suites Pennsylvania Business Trust and Apple Suites Management, Inc. pertaining to the Malvern, Pennsylvania hotel. (Incorporated by reference to Exhibit 10.7 to Current
             Report on Form 8-K filed May 23, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

  EXHIBIT
  NUMBER                                        DESCRIPTION OF DOCUMENT
----------   ---------------------------------------------------------------------------------------------
10.77        Negative Pledge Agreement dated May 8, 2000 between Apple Suites, Inc. and Promus
             Hotels, Inc. (Incorporated by reference to Exhibit 10.8 to Current Report on Form 8-K filed
             May 23, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

10.78        Promissory Note dated May 8, 2000 in the amount of $55,350 made payable by Apple Suites
             Management, Inc. to the order of Apple Suites, Inc. (Hotel Franchise Fees). (Incorporated by
             reference to Exhibit 10.9 to Current Report on Form 8-K filed May 23, 2000 by Apple Suites,
             Inc.; SEC File No. 333-77055).

10.79        Promissory Note dated May 8, 2000 in the amount of $12,300 made payable by Apple Suites
             Management, Inc. to the order of Apple Suites, Inc. (Hotel Supplies). (Incorporated by
             reference to Exhibit 10.10 to Current Report on Form 8-K filed May 23, 2000 by Apple Suites,
             Inc.; SEC File No. 333-77055).

10.80        Declaration of Trust of Apple Suites Pennsylvania Business Trust. (Incorporated by reference to Exhibit 10.11 to Current Report on Form 8-K filed May 23, 2000 by Apple Suites, Inc.; SEC
             File No. 333-77055).

10.81        Ground Lease dated July 1, 1996 between named Landlords and Promus Hotels, Inc. as
             Tenant, as amended by Amendment to Ground Lease dated as of July 1, 1996 and Second
             Amendment to Ground Lease and Amendment to Short Form Lease dated as of March 6,
             2000. (Incorporated by reference to Exhibit 10.12 to Current Report on Form 8-K filed May
             23, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

10.82        Assignment and Assumption of Lease dated May 8, 2000 by and among named Landlords,
             Promus Hotels, Inc. as Assignor and Apple Suites, Inc., as Trustee for Apple Suites
             Pennsylvania Business Trust, as Assignee. (Incorporated by reference to Exhibit 10.13 to
             Current Report on Form 8-K filed May 23, 2000 by Apple Suites, Inc.; SEC File No.
              333-77055).

23.1         Consent of McGuire, Woods, Battle & Boothe LLP (included in Exhibits 5, 8).

23.2         Consent of Ernst & Young, LLP (regarding prospectus).

23.3         Consent of Lisa B. Kern, Prospective Director.

23.4         Consent of Bruce H. Matson, Prospective Director.

23.5         Consent of Michael S. Waters, Prospective Director.

23.6         Consent of Robert M. Wily, Prospective Director.

23.7         Consent of L.P. Martin & Company. (FILED HEREWITH)

23.8         Consent of Ernst & Young, LLP. (FILED HEREWITH)

24.1         Power of Attorney of Lisa B. Kern.

24.2         Power of Attorney of Bruce H. Matson.

24.3         Power of Attorney of Michael S. Waters.

24.4         Power of Attorney of Robert M. Wily.

ITEM 37. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) That all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed.

     (d) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The Registrant undertakes to send to each Shareholder at least on an annual basis a detailed statement of any transactions with the Advisor or its Affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Advisor or its Affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

     The Registrant undertakes to provide to the Shareholders the financial statements required by Form 10-K for the first full fiscal year of operations of the Registrant.

     The Registrant undertakes to file during the offering period a sticker supplement pursuant to Rule 424(b)(3) under the Act describing each property not identified in the Prospectus at such time as there arises a reasonable probability of investment in such property by the Registrant and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing Shareholders. Each sticker supplement will also disclose all compensation and fees received by the Advisor or its Affiliates in connection with any such investment. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

     The Registrant undertakes to file, after the end of the offering period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment not previously disclosed in the Prospectus or a supplement thereto involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Shareholders at least once each quarter after the end of the offering period.

     Offers and sales of the interests may continue after the filing of a post-effective amendment containing information previously disclosed in sticker supplements to the prospectus, as long as the information disclosed in a current sticker supplement accompanying the prospectus is as complete as the information contained in the most recently filed post-effective amendment.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to officers, directors and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for expenses incurred in a successful defense) is asserted by such officer, director or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

ITEM 38.

  TABLE VI: ACQUISITIONS OF PROPERTIES BY CORNERSTONE AND APPLE RESIDENTIAL

     The following is a summary of rental property acquired by Cornerstone Realty Income Trust, Inc. as of December 31, 1999. All properties are residential communities. As of that date, Cornerstone Realty Income had not disposed of any properties since inception. Cornerstone subsequently sold 16 properties as of March 10, 2000 (identified below with + notation). Purchasers of our shares will not have any interest in any of the properties listed below.

                                      INITIAL                                                    AVERAGE
                                    ACQUISITION        TOTAL           DATE         NUMBER      SQUARE FT.
           DESCRIPTION                  COST        INVESTMENT*      ACQUIRED      OF UNITS      OF UNITS
--------------------------------   -------------   -------------   ------------   ----------   -----------
NORTH CAROLINA
 Raleigh/Durham, North Carolina
   The Hollows +                   $4,200,000      $6,344,761         Jun-93         176            903
   The Trestles                    10,350,000      11,674,666         Dec-94         280            776
   The Landing                      8,345,000      10,273,739         May-96         200            960
   Highland Hills                  12,100,000      14,777,352         Sep-96         264          1,000
   Parkside at Woodlake            14,663,886      15,363,983         Sep-96         266            865
   Deerfield                       10,675,000      11,434,772         Nov-96         204            888
   Paces Arbor +                    5,588,219       6,061,500         Mar-97         101            899
   Paces Forest +                   6,473,481       7,061,353         Mar-97         117            883
   Clarion Crossing                10,600,000      11,199,362         Sep-97         228            769
   St. Regis                        9,800,000      10,313,631         Oct-97         180            840
   Remington Place                  7,900,000       8,742,446         Oct-97         136          1,098
   The Timbers                      8,100,000       8,973,326         Jun-98         176            745
 Charlotte, North Carolina
   Hanover Landing +                5,725,000       7,688,461         Aug-95         192            832
   Sailboat Bay +                   9,100,000      13,760,358         Nov-95         358            906
   Bridgetown Bay                   5,025,000       5,978,562         Apr-96         120            867
   Meadow Creek                    11,100,000      12,846,737         May-96         250            860
   Beacon Hill                     13,579,203      14,977,670         May-96         349            734
   Summerwalk                       5,660,000       7,811,259         May-96         160            963
   Paces Glen                       7,425,000       8,283,569         Jul-96         172            907
   Heatherwood                     17,630,457      25,678,852              **        476          1,186
   Charleston Place                 9,475,000      10,479,833         May-97         214            806
   Stone Point                      9,700,000      10,340,351         Jan-98         192            848
 Winston-Salem, North Carolina
   Mill Creek                       8,550,000       9,756,845         Sep-95         220            897
   Glen Eagles                      7,300,000       8,387,218         Oct-95         166            952
 Wilmington, North Carolina
   Wimbledon Chase +                3,300,000       5,792,212         Feb-94         192            818
   Chase Mooring +                  3,594,000       7,033,468         Aug-94         224            867
   Osprey Landing +                 4,375,000       7,568,285         Nov-95         176            981
 Other North Carolina
   Wind Lake +                      8,760,000      11,513,608         Apr-95         299            727
   The Meadows                      6,200,000       7,499,248         Jan-96         176          1,068
   Signature Place                  5,462,948       7,490,089         Aug-96         171          1,037
   Pinnacle Ridge                   5,731,150       6,421,295         Apr-98         168            885

                                     INITIAL                                                   AVERAGE
                                   ACQUISITION        TOTAL           DATE        NUMBER      SQUARE FT.
          DESCRIPTION                  COST        INVESTMENT*      ACQUIRED     OF UNITS      OF UNITS
-------------------------------   -------------   -------------   -----------   ----------   -----------
GEORGIA
 Atlanta, Georgia
   Ashley Run                     $18,000,000     $19,972,413      Apr-97          348          1,150
   Carlyle Club                    11,580,000      13,251,328      Apr-97          243          1,089
   Dunwoody Springs                15,200,000      19,090,735      Jul-97          350            948
   Stone Brooke                     7,850,000       8,872,988      Oct-97          188            937
   Spring Lake                      9,000,000       9,866,697      Aug-98          188          1,009
 Other Georgia
   West Eagle Greens +              4,020,000       6,426,900      Mar-96          165            796
   Savannah West +                  9,843,620      14,048,274      Jul-96          450            877

VIRGINIA
 Richmond, Virginia
   Ashley Park                    $12,205,000     $13,271,520      Mar-96          272            765
   Trolley Square                  10,242,575      13,717,622       ***            325            589
   Hampton Glen                    11,599,931      13,008,010      Aug-96          232            788
   The Gables                      11,500,000      12,710,802      Jul-98          224            700
 Virginia Beach, Virginia
   Mayflower Seaside                7,634,144      10,786,692      Oct-93          263            698
   Harbour Club                     5,250,000       6,543,804      May-94          214            813
   BayWatch Pointe +                3,372,525       5,156,962      Jul-95          160            911
   Tradewinds                      10,200,000      11,781,289      Nov-95          284            930
   Arbor Trace                      5,000,000       6,141,118      Mar-96          148            850
 Other Virginia
   County Green +                   3,800,000       5,496,059      Dec-93          180          1,000
   Trophy Chase                    12,628,991      16,648,166       ****           185            803
   Greenbrier                      11,099,525      12,606,881      Oct-96          258            251

SOUTH CAROLINA
 Greenville, South Carolina
   Polo Club +                    $ 4,300,000     $ 7,866,907      Jun-93          365            807
   Breckinridge +                   5,600,000       7,208,834      Jun-95          236            726
   Magnolia Run +                   5,500,000       7,009,512      Jun-95          212            993
 Columbia, South Carolina
   Stone Ridge                      3,325,000       6,019,560      Dec-93          191          1,047
   The Arbors at Windsor Lake      10,875,000      11,701,117      Jan-97          228            966
 Other South Carolina
   Westchase                       11,000,000      13,212,319      Jan-97          352            806
   Hampton Pointe                  12,225,000      14,667,288      Mar-98          304          1,035
   Cape Landing                    17,100,000      19,233,648      Oct-98          288            933

                                INITIAL                                                     AVERAGE
                              ACQUISITION          TOTAL           DATE        NUMBER      SQUARE FT.
       DESCRIPTION                COST          INVESTMENT*      ACQUIRED     OF UNITS      OF UNITS
-------------------------   ---------------   ---------------   ----------   ----------   -----------
TEXAS
 Dallas, Texas
   Brookfield                $  8,014,533      $  8,161,716      Jul-99         232            714
   Toscana                      7,334,023         7,365,639      Jul-99         192            601
   Pace Cove                   11,712,879        11,971,802      Jul-99         328            670
   Timberglen                  13,220,605        13,584,884      Jul-99         304            728
   Summertree                   7,724,156         8,229,667      Jul-99         232            575
   Devonshire                   7,564,892         7,891,678      Jul-99         144            876
   Courts at Pear Ridge        11,843,691        11,946,254      Jul-99         242            774
 Irving, Texas
   Eagle Crest               $ 21,566,317      $ 21,656,922      Jul-99         484            887
   Remington Hills             20,921,219        21,404,019      Jul-99         362            957
   Estrada Oaks                10,786,882        11,012,434      Jul-99         248            771
 Arlington, Texas
   Aspen Hills                  7,223,722         7,358,975      Jul-99         240            671
   Mill Crossing                5,269,792         5,338,858      Jul-99         184            691
   Polo Run                     7,556,647         8,352,311      Jul-99         224            854
   Cottonwood                   6,271,756         6,768,671      Jul-99         200            751
   Burney Oaks                  9,965,236        10,224,472      Jul-99         240            794
 Fort Worth, Texas
   Copper Crossing             11,776,983        12,005,817      Jul-99         400            739
 Bedford, Texas
   The Arbors                   9,573,954         9,617,764      Jul-99         210            804
   Park Village                 8,224,541         8,582,259      Jul-99         238            647
 Euless, Texas
   Wildwood                     4,471,294         4,524,238      Jul-99         120            755
 Duncanville, Texas
   Main Park                    9,082,967         9,201,464      Jul-99         192            939
 Lewisville, Texas
   Paces Point                 12,980,245        13,167,942      Jul-99         300            762
 Grand Prairie, Texas
   Silverbrooke I              15,709,893        16,505,257      Jul-99         472            842
   Silverbrooke II              5,808,250         6,022,167      Jul-99         170            741
 Grapevine, Texas
   Grayson Square I             9,948,959        10,238,037      Jul-99         200            840
   Grayson Square II           12,210,121        12,437,775      Jul-99         250            850
 Austin, Texas
   The Meridian                 7,539,224         7,742,932      Jul-99         200            741
   Canyon Hills                12,512,502        12,586,448      Jul-99         229            799
 Richardson, Texas
   Cutters Point                9,859,840        10,367,834      Jul-99         196          1,010
 San Antonio, Texas
   Sierra Ridge                 6,624,666         7,014,246      Jul-99         230            751
                             ------------      ------------
    TOTAL                    $799,739,444      $919,128,738
                             ============      ============


----------
  * Includes real estate commissions, closing costs, and improvements capitalized since the date of acquisition for properties acquired to date, excluding the Apple properties. The Apple properties include the allocated purchase price at the time of the merger and improvements capitalized since the merger.

  ** Heatherwood Apartments is comprised of Heatherwood and Italian Village/Villa Marina Apartments acquired in September 1996 and August 1997, respectively, at a cost of $10,205,457 and $7,425,000. They are adjoining properties and are operated as one apartment community.

 *** Trolley Square Apartments is comprised of Trolley Square East and Trolley Square West Apartments acquired in June 1996 and December 1996, respectively, at a cost of $6,000,000 and $4,242,575. They are adjacent properties and are operated as one apartment community.

**** Trophy Chase Apartments is comprised of Trophy Chase and Hunter's Creek acquired in April 1996 and July 1999, respectively, at a cost of $3,710,000 and $8,918,991. They are adjacent properties and are operated as one apartment community.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on June 20, 2000.

                                 APPLE SUITES, INC.

                                 By: /s/ Glade M. Knight
                                     ------------------------------------------

                                     Glade M. Knight

                                     President, and as President, the
                                     Registrant's Principal Executive Officer,
                                     Principal Financial Officer and Principal
                                     Accounting Officer


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to this Registration Statement has been signed by the following person on behalf of the Registrant and in the capacities and on the date indicated.


          SIGNATURE                             CAPACITIES                       DATE
-----------------------------   -----------------------------------------   --------------
       /s/ Glade M. Knight      Director and President, and As              June 20, 2000
---------------------------     President, the Registrant's Principal
          Glade M. Knight


                                Executive Officer, Principal Financial
               *                Officer and Principal Accounting Officer    June 20, 2000
---------------------------     Director
         Lisa B. Kern

               *                Director                                    June 20, 2000
---------------------------
          Bruce H. Matson

               *                Director                                    June 20, 2000
---------------------------
        Michael S. Waters

               *                Director                                    June 20, 2000
---------------------------
          Robert M. Wily

* By: /s/ Glade M. Knight
    ----------------------
    Glade M. Knight, as
    attorney-in-fact for the
    above-named persons